As filed with the Securities and Exchange Commission on November 9, 2007

Registration No. 333-144256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 9

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6282	26-0354783
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 West 57th Street

New York, New York 10019

(212) 790-0041

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey C. Blockinger

Chief Legal Officer

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

(212) 790-0041

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Matthew J. Mallow Jennifer A. Bensch Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Jay Clayton Glen T. Schleyer Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 9, 2007

PROSPECTUS

36,000,000 Class A Shares

Representing Class A Limited Liability Company Interests

This is the initial public offering of our Class A shares representing Class A limited liability company interests. Prior to this offering, there has been no public market for our Class A shares. It is currently estimated that the initial public offering price per Class A share will be between $30.00 and $33.00. Our Class A shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol “OZM”.

We have entered into an agreement with Dubai International Capital LLC, which we refer to as “DIC,” and DIC Sahir Limited, a wholly owned subsidiary of DIC, which we refer to as “DIC Sahir,” pursuant to which we will sell to DIC Sahir 38,138,571 Class A shares, such that DIC Sahir will beneficially own 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as if our existing owners had exchanged all of their interests in our business for Class A shares but disregarding any Class A restricted share units). These shares will be purchased by DIC Sahir at a purchase price per share equal to the lesser of (i) the price per Class A share paid by the underwriters in this offering and (ii) $1.259 billion divided by the number of Class A shares representing 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as set forth above). The sale of Class A shares to DIC Sahir is conditioned upon, and will close concurrently with, the closing of this offering. However, this offering is not conditioned upon the closing of the sale of Class A shares to DIC Sahir.

We intend to use all of the proceeds to us from this offering and the sale of Class A shares to DIC Sahir to acquire interests in our business from our existing owners, including members of our senior management. Our existing partners will reinvest all of their after-tax proceeds into certain of our funds.

	Per Class A Share	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$

To the extent that the underwriters sell more than 36,000,000 Class A shares, the underwriters have the option to purchase up to an additional 5,400,000 Class A shares from us at the initial public offering price less the underwriting discount.

Investing in our Class A shares involves risks. See “ Risk Factors” beginning on page 34 to read about factors you should consider before buying our Class A shares. These risks include:

•

Our founder, Daniel Och, will initially control all matters requiring shareholder approval and has certain approval rights with respect to certain actions of our Board of Directors. Mr. Och also will initially designate five of the seven nominees for election to our Board of Directors. These approval and designation rights as well as this control of voting power by Mr. Och could cause or prevent us from engaging in certain transactions, which could adversely affect the market price of the Class A shares or deprive our Class A shareholders of an opportunity to receive a premium as part of a sale of our company.

•	We are dependent on the investment performance of our funds, which may be adversely affected by difficult market conditions and other events and circumstances beyond our control.
•

The success of our business depends on the efforts, judgment and personal reputations of our key partners, particularly Mr. Och, and our future success and growth depends on our ability to retain our professionals and attract additional partners and managing directors.

•

Our operating agreement contains provisions that reduce fiduciary duties of our directors and officers with respect to potential conflicts of interest and limit remedies available to our Class A shareholders against such individuals for actions that might otherwise constitute a breach of duty. Our operating agreement also contains provisions limiting the liabilities of our officers and directors to us, which also reduces remedies available to our Class A shareholders for certain acts by such persons.

•

As discussed in “Material U.S. Federal Tax Considerations,” Och-Ziff Capital Management Group LLC will be treated as a partnership for U.S. federal income tax purposes and you may therefore be subject to taxation on your allocable share of items of income, gain, loss, deduction and credit of Och-Ziff Capital Management Group LLC. You may not receive cash distributions equal to your allocable share of our net taxable income or even in an amount sufficient to pay the tax liability that results from that income.

•

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability, which could result in a reduction in the value of our Class A shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A shares against payment in New York, New York on                     , 2007.

Goldman, Sachs & Co.	Lehman Brothers

Merrill Lynch & Co.	Morgan Stanley	Citi	Deutsche Bank Securities	JPMorgan

Credit Suisse	Keefe, Bruyette & Woods
Bear, Stearns & Co. Inc.	BOC International
Macquarie Securities (USA) Inc.	Ramirez & Co., Inc.
Nomura Securities International, Inc.	Utendahl Capital Partners, L.P.

Prospectus dated                      , 2007.

i

Through and including                  , 2007 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligations to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus includes certain information regarding the historical performance of our funds. An investment in our Class A shares is not an investment in our funds. In considering the performance information relating to our funds contained herein, prospective Class A shareholders should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

This is the initial public offering of Class A shares representing limited liability company interests of Och-Ziff Capital Management Group LLC, a Delaware limited liability company that will be the holding company for the public’s ownership in the Och-Ziff Operating Group (defined below). Except where the context requires otherwise, in this prospectus:

•

“Assets under management” or “AUM” refers to the assets we manage. Our assets under management equal the sum of the NAV (defined below) of our private investment funds and our managed accounts. Our calculation of AUM may differ from the calculations of other asset managers and, as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of AUM is not based on any definition of assets under management that is set forth in the agreements governing the investment funds that we manage. Assets under management presented in this prospectus include AUM relating to deferred balances payable by our funds to OZ Management (“Deferred Balances”) and investments in our funds by us, our partners and certain other affiliated parties on which we have not charged management fees or received incentive income.

•

“Class B Shareholder Committee” refers to a committee of holders of our Class B shares, which initially shall consist solely of our founder, Daniel Och, which shall have the rights and authority with respect to voting, approval, board nomination and other rights as delegated to it by the Class B shareholders as set forth under “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights,” “—Board Representation” and “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities.”

•

“existing owners” refer, collectively, to our founder, Daniel Och, our 17 other existing partners and the Ziffs, who together own 100% of the interests in our business prior to the completion of this offering. The Ziffs’ equity interest in our business upon consummation of this offering will be economically identical to our existing partners’ equity interests. The Ziffs will not hold any of our Class B shares. References in this prospectus to the ownership of our existing owners include the ownership of current and future personal planning entities of those owners who are individuals and immediate family members of such persons.

•

“existing partners,” “partners” or “executive managing directors” refer to our existing owners other than the Ziffs. Our partners, in their capacity as limited partners of the Och-Ziff Operating Group, are not officers or directors of Och-Ziff Capital Management Group LLC.

•	“fund investors” or “investors in our funds” refer to the shareholders and limited partners of the Och-Ziff funds.

•	“NAV” or “net asset value” refers to, with respect to any of our funds or portfolios as of any given date, the assets minus the liabilities of such fund or portfolio.

•

“Och-Ziff,” “our company,” “we,” “us” or “our” refer (1) prior to the consummation of this offering and related Reorganization described under “Our Structure,” to the Och-Ziff Operating Group entities and their respective subsidiaries and our interest and the interests of our existing owners in our affiliated real estate business and (2) after the consummation of this offering and the related formation transactions, to Och-Ziff Capital Management Group LLC and its consolidated subsidiaries, including the Och-Ziff Operating Group (which will acquire our existing owners’ interests in the real estate business). Completion of the Reorganization will occur prior to the completion of this offering.

•	“Och-Ziff Corp” refers to Och-Ziff Holding Corporation, a Delaware corporation, a wholly owned subsidiary of Och-Ziff and the sole general partner of OZ Management and OZ Advisors I.

•	“Och-Ziff funds” or “our funds” refer to the private investment funds and managed accounts that are managed by the Och-Ziff Operating Group.

•	“Och-Ziff Holding” refers to Och-Ziff Holding LLC, a Delaware limited liability company, a wholly owned subsidiary of Och-Ziff and the sole general partner of OZ Advisors II.

•

“Och-Ziff Operating Group” refers to OZ Management, OZ Advisors I and OZ Advisors II, which are owned and operated by our existing owners prior to the completion of this offering and any future entity that is controlled by Och-Ziff Corp, Och-Ziff Holding or any future intermediate holding company. Upon consummation of this offering, Och-Ziff Holding will be the sole general partner of OZ Advisors II and Och-Ziff Corp will be the sole general partner of OZ Management and OZ Advisors I.

•

“operating agreement” refers to the Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC that will be in effect upon consummation of this offering and a form of which is included in this prospectus as Appendix A.

•

“operating group limited partnership agreements” refer, collectively, to the limited partnership agreements of each of OZ Management, OZ Advisors I and OZ Advisors II that will be in effect upon consummation of this offering, each of which will be substantially similar in form.

•	“OZ Advisors I” refers to OZ Advisors LP, a Delaware limited partnership and one of the Och-Ziff Operating Group entities.

•	“OZ Advisors II” refers to OZ Advisors II LP, a Delaware limited partnership and one of the Och-Ziff Operating Group entities.

•	“OZ Management” refers to OZ Management LP, a Delaware limited partnership and one of the Och-Ziff Operating Group entities.

•

“Partner Management Committee” refers to a committee of seven partners of each Och-Ziff Operating Group entity, which initially shall consist of Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown. For a description of the Partner Management Committee and its authority, see “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Partner Management Committee.”

•

“Partner Performance Committee” refers to a committee of six partners of each Och-Ziff Operating Group entity, which initially shall consist of Messrs. Och, Windreich, Frank, Cohen, Varga and Kelly. For a description of the Partner Performance Committee and its authority see “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Partner Performance Committee.”

•

“Reorganization” refers to the formation of Och-Ziff Capital Management Group LLC and the intermediate holding companies, the related reorganization of the Och-Ziff Operating Group, the contribution of the interests in our real estate business and the deconsolidation of the Och-Ziff funds, in each case as described under “Our Structure—The Transactions—The Reorganization.”

•

“Transactions” refers to the Reorganization, this offering, the sale of Class A shares to DIC Sahir and the related transactions, as discussed in “Our Structure—The Transactions,” and the Special Distributions.

•	“Ziffs” refer to Ziff Brothers Investments, L.L.C. and certain of its affiliates and control persons, which, together with Mr. Och, founded our business in 1994.

Unless indicated otherwise, the information included in this prospectus assumes:

•	no exercise by the underwriters of their option to purchase up to an additional 5,400,000 Class A shares from us;

•

that the Class A shares to be sold in this offering are sold at $31.50 per Class A share, which is the midpoint of the price range indicated on the front cover of this prospectus, and that the underwriting discount is $1.73 per share;

•

that the 14,761,905 Class A restricted share units that may be settled, at our option, in Class A shares or cash that we intend to grant at the time of this offering to our managing directors and other employees will be settled in Class A shares; and

•

that 38,138,571 Class A shares will be sold to DIC Sahir at a price per share equal to $29.77, based on an estimate of the price paid to us by the underwriters in this offering and assuming an offering price equal to the midpoint of the price range indicated on the front cover of this prospectus and an underwriting discount of $1.73 per share.

In addition, except where the context requires otherwise, references in this prospectus to the percentage ownership of interests in the Och-Ziff Operating Group entities or similar references (i) refer to the ownership of the common equity interests in each such entity and not the Class C Non-Equity Interests (as defined under “Prospectus Summary—Our Structure”) and (ii) do not include the 14,761,905 Class A restricted share units that we intend to grant at the time of this offering to our managing directors and other employees, which will accrue distributions to be paid when the underlying Class A restricted share units vest as more fully described under “Management—IPO Date Awards.”

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Class A shares. You should read this entire prospectus carefully, especially the risks of investing in our Class A shares discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. The information in this prospectus gives effect to the Reorganization and the other transactions described under “Our Structure.” We are a holding company and, upon completion of this offering, we will hold substantially all of our assets and conduct substantially all of our business through the Och-Ziff Operating Group.

Overview

We are a leading international, institutional alternative asset management firm and one of the largest alternative asset managers in the world, with approximately $30.1 billion of assets under management for over 700 fund investors as of September 30, 2007. We have a strong track record spanning over 13 years, which we believe places us among the longest standing alternative asset managers globally.

We were founded in 1994 by Daniel Och, together with the Ziffs, with the goal of building an enduring, world class investment management business. Prior to founding our company, Mr. Och spent over 11 years at Goldman, Sachs & Co. Mr. Och instilled the team-based culture he experienced at Goldman Sachs into our firm, and this approach has helped us become a leader in the alternative asset management industry. Today, we have over 350 personnel, with over 135 investment professionals, including 18 partners. We have been a leader in international expansion in our industry with headquarters in New York and offices in London, Hong Kong, Tokyo, Bangalore and Beijing.

Our funds seek to deliver consistent positive, risk-adjusted returns throughout market cycles, with a focus on risk management and capital preservation. “Risk-adjusted returns” are based on the income generated from primary investment positions, net of expenses associated with hedges intended to limit the risks associated with market changes, interest rate fluctuations, currency movements, geopolitical events and other risks. Our diversified, multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, private equity and real estate. We base our investment decisions on detailed, research-based analysis and thorough due diligence. Our investment philosophy focuses on opportunities for long-term value. Our investment processes are designed to incorporate risk management into every investment decision: our portfolio managers meet with our analysts daily to review the risks related to their positions and the inherent risks associated with these positions, and we have a risk management committee that conducts regular oversight of portfolio risk. Risk management has been a core foundation of our business since inception and remains a critical part of our investment process today.

We believe our deeply embedded, team-based culture differentiates us from our competitors. Our partners, whom we also refer to as our executive managing directors, and our managing directors derive virtually all of their income payments from participation in the profits of our entire business. Our compensation system helps minimize the potential for asymmetric risk profiles between fund investors and our partners and employees and fosters a strong culture of internal cooperation and sharing of ideas. Additionally, all of our professional employees have the opportunity to eventually become managing directors and executive managing directors, providing a compelling incentive and retention mechanism. At the time of this offering, we intend to grant to all of our managing directors and other employees 14,761,905 Class A restricted share units in the aggregate under our 2007 equity incentive plan which will vest over a four-year period.

Our operations, including our growth and expansion, have been financed primarily from cash flows generated by our operations. Our primary sources of revenues are management fees and incentive income. Management fees are based on assets under management. Incentive income, which is primarily earned on an annual basis, is based on realized and unrealized gains generated by the funds that we manage. Accordingly, for any given fiscal period our revenues will be heavily influenced by the combination of assets under management and the investment performance of our funds. The investment performance of our funds is pivotal to the long-term success of our business. To increase assets under management our funds must attract new investment capital, realize gains that they can reinvest and maintain low redemption rates, all of which are dependent upon the performance of our funds.

The long-term interests of our fund investors have always been, and will always be, of paramount importance and have driven, and will continue to drive, our growth strategy. This growth has been based on building and expanding investment platforms and geographic capabilities to enable us to provide the best possible investment services to our fund investors.

Our assets under management have grown from approximately $5.8 billion as of December 31, 2002 to approximately $30.1 billion as of September 30, 2007, representing a 41% compound annual growth rate. We have continued to expand internationally, and today invest more than 50% of our AUM in foreign markets. We take a measured approach to growth, accepting new investor capital commensurate with investment opportunities and our goal of delivering positive, risk-adjusted returns.

Our Total Historical AUM(1)

(dollars in billions)

(1)	Includes Deferred Balances and investments in our funds by us, our partners and certain other affiliated parties on which we have not charged management fees or received incentive income. As of September 30, 2007, our AUM relating to these amounts was approximately $1.9 billion, or 6.3%, of our AUM. We will charge management fees and receive incentive income on investments made by our partners (but not by us or the other affiliated parties) in our funds on and after the closing date of this offering, other than in respect of investments made with Deferred Income Distributions and Investment Distributions (as defined under “—Distributions and Other Payments to Our Existing Owners”).

Investment Performance

We believe one of the principal drivers of our growth has been the investment performance of our flagship global multi-strategy fund, OZ Master Fund, Ltd. Performance for OZ Master Fund, Ltd. is provided for illustrative purposes only. OZ Master Fund, Ltd. includes every strategy and geography in which our funds invest and constituted approximately 63% of our AUM as of September 30, 2007. Our other funds implement geographical or strategy focused investment programs. The performance metrics for our other funds vary from those of OZ Master Fund, Ltd., and such variance may be material. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Information Overview—Assets Under Management and Fund Performance” and “Business—Investment Performance” for information regarding the performance of our other funds.

In considering the performance information contained in this prospectus, prospective Class A shareholders should bear in mind that such performance information (including that reflected in the following table) is not indicative of the possible performance of our Class A shares. An investment in our Class A shares is not an investment in any of the Och-Ziff funds, including OZ Master Fund, Ltd. Moreover, OZ Master Fund, Ltd. and most of our other funds will not be consolidated in our financial statements for periods following June 30, 2007 as a result of the deconsolidation of most of our funds as of June 30, 2007. The performance reflected in the following table is also not necessarily indicative of the future results of OZ Master Fund, Ltd. There can be no assurance that OZ Master Fund, Ltd. will continue to achieve, or that our other existing and future funds will achieve, comparable results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Information Overview—Assets Under Management and Fund Performance” and “Business—Investment Performance” for additional information regarding the limitations of this information.

The following table sets forth, as of September 30, 2007, comparative performance measures for OZ Master Fund, Ltd. and the S&P 500 Index:

	1 Year	3 Years	5 Years	Strategy Inception
Net Annualized Return(1)
OZ Master Fund, Ltd.(2)	13.4%	12.5%	13.9%	16.6%
S&P 500 Index(3)	16.4%	13.1%	15.5%	11.5%
Correlation of OZ Master Fund, Ltd. to S&P 500 Index(4)	0.53	0.60	0.42	0.45
Volatility
Master Fund Standard Deviation (Annualized)(5)	3.4	3.0	3.4	5.0
S&P 500 Index Standard Deviation (Annualized)(5)	8.3	7.5	9.7	14.0
Sharpe Ratio(6)
Master Fund	2.27	2.64	3.14	2.43
S&P 500 Index	1.31	1.14	1.26	0.50

(1)	Net Annualized Return represents a composite of the average annual return of the feeder funds that comprise OZ Master Fund, Ltd. Net Annualized Return is presented on a total return basis, net of all fees and expenses, and includes the reinvestment of all dividends and income.
(2)	Performance from inception includes actual total return for the partial year beginning in April 1994. For the period from April 1994 through December 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of OZ Master Fund, Ltd. In addition, during this period performance was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis. Starting from January 1998, performance has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of OZ Master Fund, Ltd.

(3)	The returns of the S&P 500 Index are presented for the limited purpose of providing a comparison to the broader equity market. You should not assume that there is any material overlap between those securities in the portfolio of OZ Master Fund, Ltd. and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, and its value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq.
(4)	Correlation to the returns of the S&P 500 Index represents a statistical measure of the degree to which the return of one portfolio is correlated to the return of another. It is expressed as a factor that ranges from -1.0 (perfectly inversely correlated) to +1.0 (perfectly positively correlated).
(5)	Standard deviation is a statistical measure of the degree to which an individual value in a distribution tends to vary from the mean of the distribution.
(6)	Sharpe Ratio represents a measure of the investment returns as adjusted for risk. The Sharpe Ratio is calculated by subtracting a “risk-free” rate from the composite returns, and dividing that amount by the standard deviation of returns. A higher Sharpe Ratio indicates a portfolio that generates a return that is higher than would be expected for the level of risk in the portfolio as compared to the risk-free rate. The risk-free rate used is three-month LIBOR.

Recent Developments

The following information has been provided to our fund investors with respect to estimated performance for the month ended October 31, 2007.

Fund	October 2007 Performance Estimate (1)(2)
OZ Master Fund, Ltd.	2.01%
OZ Europe Master Fund, Ltd.	1.27%
OZ Asia Master Fund, Ltd.	2.75%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.	1.05%
OZ Global Special Investments Master Fund, L.P.	3.22%

(1)	Performance data are based on management’s estimates as of the date hereof and may change upon completion of our month-end valuation procedures; such changes could be material.
(2)	Reflects a composite of the monthly return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund, and includes the reinvestment of all dividends and income. Includes gains and losses attributable to certain private equity and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

Why We Are Going Public

•	To enable us to implement our growth strategy and continue to attract and retain the finest talent in the world.

•	To continue to develop new investment strategies as we identify strategic opportunities around the world.

•	To offer existing and prospective partners and employees direct participation in our success, which will align the interests of our partners and employees with those of our investors.

•

Each of our existing partners will invest 100% of the after-tax proceeds received by him in connection with this offering and the sale of Class A shares to DIC Sahir in certain of our funds, including funds we may offer in the future. Not only will this more closely align the interests of our partners with our fund investors, but we believe this will also assist us in building a track record and ultimately raising additional capital for our funds.

Industry Overview

The asset management business involves managing investments on behalf of third parties in exchange for contracted fees and other income. The industry manages trillions of dollars of assets, and can be broadly divided into two categories: traditional asset management and alternative asset management.

Traditional Asset Management

Traditional asset managers, such as large mutual funds and separate account managers, typically manage portfolios of actively traded equity, fixed income and/or derivative securities. The investment objectives of such portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. The investment strategies of traditional asset managers typically involve long-only portfolios. Such portfolios may include investment companies registered under the Investment Company Act of 1940, or the “1940 Act,” (such as mutual funds, closed-end funds or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are compensated, in general, on a monthly or quarterly basis, at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. Managers of such portfolios in the United States are typically registered with the U.S. Securities and Exchange Commission, or the “SEC,” under the Investment Advisers Act of 1940, or the “Advisers Act.”

Alternative Asset Management

Alternative asset management, in general, involves a variety of investment strategies where the common element is the manager’s goal of delivering, within certain risk parameters, investment performance that is typically measured on an absolute return basis, meaning that performance is measured not by how well a fund performs relative to a benchmark index, but by how well the fund performs in absolute terms. Examples of alternative asset managers are managers of hedge and private equity funds. These managers typically manage pooled investment vehicles which are not subject to the investment limitations of traditional mutual funds and separate account managers. The investment vehicles managed by alternative asset managers may employ a wide variety of investment strategies. Alternative asset managers strive to produce investment returns that have a lower correlation to the broader market than do traditional asset management strategies. Alternative asset managers typically earn management fees based on the value of the investments they manage and earn incentive income based on the performance of such investments. Alternative investment funds are typically exempt from registration with regulatory authorities. Advisers of such funds in the United States may or may not be registered with the SEC under the Advisers Act. Investment vehicles employing alternative investment strategies are commonly referred to as hedge funds, among other things.

Hedge Funds

The term “hedge funds” generally refers to privately held and unregistered collective investment vehicles. Because they are not subject to the investment limitations imposed by the 1940 Act, hedge funds differ from traditional investment vehicles, such as mutual funds, by the strategies they employ and the asset classes in which they invest. Asset classes in which hedge funds may invest are very broad and include liquid and illiquid securities, derivative instruments, asset-backed securities and a variety of other non-traditional assets, such as distressed securities and infrastructure investments, among others.

The increasing demand for hedge fund products by institutional investors is one of the main drivers of the hedge fund industry’s growth. According to McKinsey & Company, institutional investors accounted for approximately 40% to 50% of all new flows into hedge funds in 2006. Higher institutional demand is driven by several factors, including the pursuit of higher returns compared to those generated by traditional equity and fixed income strategies, the desire to diversify investment portfolios by investing in assets with low correlation to traditional asset classes, and an increased level of comfort with hedge fund investments as the industry continues to mature.

Historical Hedge Fund AUM and Net Asset Flows

(dollars in billions)

Source: HFR Industry Reports © HFR Inc. 2007

Despite the rapid expansion in institutional inflows, alternative investment strategies still account for a relatively small portion of all institutional assets, signifying potential opportunity for continued growth. The increased role of institutional investors has resulted in a greater focus on risk management and investment operations throughout the industry.

Our Competitive Strengths

Leading Institutional Alternative Asset Management Firm.    We are one of the leading alternative asset managers in the world and have become a widely respected brand name in the industry. We believe that the strength and breadth of our franchise, supported by our people, investment approach and track record of success, provide a distinct advantage for raising capital, attracting and retaining talent, generating investment opportunities and maximizing long-term value for our shareholders.

Diversified, Global Alternative Investment Platform.    During our 13-year history, we have grown by launching new funds that complement our existing strategies and capitalizing on opportunities to deploy our financial and intellectual capital internationally. We believe that there is significant potential for us to continue to develop our investment strategies in additional markets and that our ability to identify and quickly respond to opportunities to enter new growth areas is a key competitive advantage.

Our Culture.    Our team-based culture is deeply embedded and emphasizes the success of our company as a whole, enforced by our company-wide compensation structure. We believe this unique culture is a key differentiator of our company and has helped us attract and retain highly talented, results-driven people.

Experienced Global Investment Team.    We have a team of over 135 investment professionals, led by Daniel Och, David Windreich, Michael Cohen, Zoltan Varga and Harold Kelly, each of whom has been with our company for at least nine years. Building on their many years of industry experience, the team provides a deep knowledge of the global capital markets and has developed long-term relationships with financial leaders and businesses in the asset management industry which are critical to the success of our company.

Research-Driven Investment Process.    Over our 13-year history, we have developed and refined a rigorous, research-driven investment process based on extensive qualitative and quantitative analysis. We generally make investments where our analytical processes lead us to believe we have expertise and a competitive advantage, and then only in positions for which we believe the related risks are reasonable and manageable.

Record of Positive, Risk-Adjusted Returns.    We believe that our investment professionals have an exceptional record of generating positive, risk-adjusted returns, consistent with our funds’ investment objectives. We believe that our investment track record across a broad and expanding range of alternative asset classes and through varying economic conditions and market cycles is a key driver of our success.

Risk Management Expertise.    Risk management is a core element of our investment philosophy and process, and plays a crucial role in the strategy and operation of our business. Our risk management process is implemented at both the individual position and total portfolio levels and our Chief Executive Officer is responsible for managing overall portfolio risk.

Our Record of Growth.    We were established in 1994 with one professional located in an office in New York. Over time, we have grown our company with the goal of creating an enduring business. This growth has been systematic and methodical. We have been among the pioneers in international expansion, and we believe that our international platform is among the strongest in our industry.

Alignment of Interests.    One of our fundamental philosophies is to align our interests with those of our fund investors. Each of our existing partners will invest all of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds. These investments may be transferred to other Och-Ziff funds or new opportunities, but will otherwise not be redeemable by them for a period of five years following this offering, without the approval of the general partner or board of directors of such funds, as applicable. In addition, we intend to grant 14,761,905 Class A restricted share units to all of our managing directors and other employees at the time of this offering, which will vest over a four-year period.

Diverse Investor Base.    Our funds have a diverse and sophisticated investor base consisting of more than 700 investors, including many of the largest pension funds, university endowments and financial institutions. No single investor in our funds accounted for more than 4% of our assets under management as of September 30, 2007.

Sources of Liquidity.    We believe the use of leverage in our funds’ investments has been conservative. For this reason, we have been able to secure access to pools of capital at fixed terms over several years. We may increase our use of leverage in the future in a manner that is consistent with our growth strategy and investment and risk management processes.

Our Growth Strategy

Continue to Deliver Positive, Risk-Adjusted Returns.    We believe that our fundamental research-driven analysis, diversified and dynamic investment process, and highly disciplined risk management processes will provide opportunities for us to continue to deliver positive, risk-adjusted returns to our growing investor base.

Continue to Broaden Our Leading Global Alternative Investment Platform.    We believe we have been a leader in establishing global investment capabilities in local markets outside of the United

States, as evidenced by our activities in Europe and Asia. As capital markets develop and opportunities arise around the world, we expect to continue to open new offices and develop local teams to take advantage of those opportunities.

Pursue New Investment Strategies.    To maximize our flexibility, we manage our investment capital such that we are poised to pursue investment opportunities as they arise, whether due to specific corporate events or general market or economic changes or trends. We seek to diversify our investment platform and capabilities to better identify investment opportunities in existing and new geographies, strategies and asset classes.

Develop New Products.    We seek to develop and broaden our investment strategies and capabilities in areas around the world. We launch new products only after a thorough vetting process based upon our internal capabilities and risk assessments, providing our funds with opportunities to deploy capital and enabling us to diversify our product offerings and sources of revenue.

Continue to Broaden Our Investor Base.    Many institutional investors have allocated significant amounts of capital to our multi-strategy and other product offerings, motivated, we believe, by our positive, risk-adjusted returns and our diversified, international risk-managed investment discipline and well-developed infrastructure. We intend to continue to attract new capital, while striving to continue to deliver positive, risk-adjusted returns.

Develop New Distribution Channels.    As we expand our investment platform, we believe our reputation and market position will attract new investors in developing global markets. Furthermore, new distribution channels for alternative asset management products are opening, and we believe we are well positioned to take advantage of these opportunities.

Our Structure

We conduct our business through the Och-Ziff Operating Group, which consists of separate entities owned and operated by our existing owners, and through our real estate business, which is a joint venture among us, entities owned and operated by our existing owners, and a third party. We have historically operated our business through these separate entities with no single holding company owned by the existing owners. Our existing owners include Mr. Och, our 17 other existing partners and the Ziffs. For accounting purposes in our historical financial statements, Mr. Och is treated as the sole equity owner of our business prior to this offering, our 17 other existing partners are treated as non-equity partners and the Ziffs are treated as having a right to receive certain payments based on management fees and incentive income earned by us. Distributions to the existing owners have been treated in our historical financial statements as follows: distributions on equity for Mr. Och, compensation expense for our 17 other existing partners and profit sharing expense for the Ziffs.

Prior to the completion of this offering, we will reorganize our company through the transactions described below and in “Our Structure,” and we will acquire the interests in the real estate business held by our existing owners. The real estate business will become a subsidiary of the Och-Ziff Operating Group, and the third party who currently owns the remaining interests in the real estate business will continue to directly own a 25% interest therein. As more fully described below and under “Our Structure,” each of our existing owner’s interest in our business will be reclassified, for financial accounting purposes, into an equity interest in our business. Thus, despite the different financial accounting treatment of such interests prior to the Transactions as described above, upon completion of the Reorganization, each of the existing owners will hold the same type of equity interests in the Och-Ziff Operating Group, as well as the other interests described below. In addition, upon completion of the Transactions, Och-Ziff Capital Management Group LLC will be a holding company and its primary assets will be its ownership interest in the Och-Ziff Operating Group entities, which will be held indirectly through two intermediate holding companies: Och-Ziff Corp and Och-Ziff Holding. We will hold substantially all of our assets and conduct substantially all of our business through the Och-Ziff Operating Group. Having a holding company structure rather than a group of separate entities will facilitate our ability to offer interests in our business to the public.

The Reorganization

Och-Ziff Operating Group Entities.    The Och-Ziff Operating Group currently consists of OZ Management, OZ Advisors I and OZ Advisors II. Upon the completion of the Reorganization, all of our interests in OZ Management and OZ Advisors I will be held through Och-Ziff Corp, which will be taxed as a corporation. As a result, we anticipate that we will have significantly higher income tax expense after the Reorganization and that our effective income tax rate will increase substantially. All of our interests in OZ Advisors II will be held through Och-Ziff Holding, which will be a disregarded entity for U.S. federal income tax purposes. Each intermediate holding company will be the sole general partner of the applicable Och-Ziff Operating Group entity and will, therefore, generally control the business and affairs of such entity.

We intend to continue to conduct all of our material business activities through the Och-Ziff Operating Group. Historically, we have used more than one Och-Ziff Operating Group entity to segregate operations for business, financial, tax and other reasons. Going forward, we may increase or decrease the number of our Och-Ziff Operating Group entities and intermediate holding companies based on our views as to the appropriate balance between administrative convenience and continued business, financial, tax and other considerations. We expect that we will continue to conduct our fee-generating businesses, our domestic fund business and our domestic real estate fund business through OZ Management and OZ Advisors I. We expect that we will hold our interests in our offshore funds through OZ Advisors II.

Following the Reorganization, the operating entities of the Och-Ziff Operating Group will continue to be entitled to all of the management fees and incentive income earned with respect to our funds.

Och-Ziff Operating Group Units

Class A operating group units.    As described above, our existing owners currently hold interests in our business that are treated differently for financial accounting purposes. However, for all other purposes of our business, we treat all of our partners as the current owners of our business. Each of our partners holds the same proportionate interest in each Och-Ziff Operating Group entity, whether treated as equity or non-equity for financial accounting purposes. Prior to completion of this offering, each existing partner’s interest in each Och-Ziff Operating Group entity will be reclassified as Class A operating group units, which will represent common equity interests in the respective Och-Ziff Operating Group entity. Each of Mr. Och and our 17 other partners will receive an amount of Class A operating group units in each Och-Ziff Operating Group entity equal to such partner’s then-existing income allocation percentage under the applicable limited partnership agreement in effect immediately prior to such reclassification. In addition, as part of the reclassification, each partner will also receive a Class C non-equity interest (the “Class C Non-Equity Interests”), which will not represent a common equity interest in our business. The Class C Non-Equity Interests will represent non-equity interests on which discretionary income allocations may be made to our existing and future partners, as described below, although we currently do not intend to make any such distributions. The Ziffs’ existing interest in our business will also be reclassified as Class A operating group units, representing an approximately

10% interest in the common equity of each Och-Ziff Operating Group entity immediately prior to this offering, which will proportionately reduce each partner’s common equity interest in the respective Och-Ziff Operating Group entity. The Ziffs will not hold any Class C Non-Equity Interests. As a result, upon completion of the Reorganization and prior to this offering, Mr. Och, the 17 other partners and the Ziffs will own in the aggregate 100% of the common equity in each Och-Ziff Operating Group entity.

One Class A operating group unit in each Och-Ziff Operating Group entity collectively represents one “Och-Ziff Operating Group A Unit.” Och-Ziff Operating Group A Units will be exchangeable for our Class A shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions, as described below. Upon completion of this offering and the sale of Class A shares to DIC Sahir, including the use of proceeds therefrom, Mr. Och, our 17 other existing partners and the Ziffs will hold Och-Ziff Operating Group A Units representing 39.2%, 33.5% and 8.1%, respectively, of the equity in our business (or 38.5%, 32.9% and 7.9%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full).

Class B operating group units.    As described below under “—Offering Transactions and Sale to DIC Sahir—Public Offering of Class A Shares,” after completion of the Reorganization and in connection with the consummation of this offering and the sale of Class A shares to DIC Sahir, we will contribute the proceeds to us from this offering and the sale of Class A shares to DIC Sahir to the intermediate holding companies, which will in turn contribute such proceeds to the Och-Ziff Operating Group entities in exchange for Class B operating group units in each such entity. Each intermediate holding company will hold Class B operating group units in each Och-Ziff Operating Group entity that it controls. Och-Ziff Corp will hold 100% of the Class B operating group units in each of OZ Management and OZ Advisors I, and Och-Ziff Holding will hold 100% of the Class B operating group units in OZ Advisors II. The Class B operating group units will be economically identical to the Class A operating group units held by our existing owners, representing common equity interests in our business, but will not be exchangeable for Class A shares and will not be subject to vesting, forfeiture or minimum retained ownership requirements.

One Class B operating group unit in each Och-Ziff Operating Group entity collectively represents one “Och-Ziff Operating Group B Unit.” In this prospectus, we refer to the Och-Ziff Operating Group A Units and the Och-Ziff Operating Group B Units, which together represent all of the common equity interests in the Och-Ziff Operating Group entities, collectively as the “Operating Group Equity Units.” The Operating Group Equity Units will have no preference or priority over other securities of the Och-Ziff Operating Group and, upon liquidation, dissolution or winding up, will be entitled to any assets remaining after payment of all debts and liabilities of the Och-Ziff Operating Group.

Class C Non-Equity Interests.    As described above, our existing partners will also receive Class C Non-Equity Interests in the Reorganization. The Class C Non-Equity Interests will represent non-equity interests in our business which the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote), in conjunction with our compensation committee, may from time to time use to make discretionary income allocations to our partners, including new partners, and will not represent common equity interests in the Och-Ziff Operating Group entities. We currently do not intend to make any such distributions on the Class C Non-Equity Interests. However, in the future, the Chairman of the Partner Management Committee (or the full committee as described above) and our compensation committee may determine that for competitive or other reasons, distributions on the Class C Non-Equity Interests are advisable and in keeping with our compensation philosophy of rewarding performance that increases long-term shareholder value and attracting and retaining the highest quality professionals. In such case, distributions may be made to one or more holders of the Class C Non-Equity Interests as and to the extent determined appropriate by the Chairman of the Partner Management Committee (or the full committee as described above) and our compensation committee and need not be made to all such holders on a pro rata basis or otherwise. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. Any discretionary income allocations made pursuant to the Class C Non-Equity Interests would be treated as an expense for financial reporting purposes and would therefore reduce amounts available for distribution to us (and, in turn, our Class A shareholders), our partners and the Ziffs as owners of the equity interests in the Och-Ziff Operating Group after this offering.

Deconsolidation of Och-Ziff Funds.    In accordance with GAAP, most of our funds have historically been consolidated into our combined financial statements notwithstanding the fact that we have had only a minority interest in these funds. As a result, our historical combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these funds on a gross basis rather than reflecting only the value of our investments in such funds. As of December 31, 2006, the assets of the Och-Ziff funds consolidated on our balance sheet were $36.0 billion, while the net asset value of our investments in these consolidated funds was approximately $414.5 million. In addition, all management fees and incentive income earned by us from these funds were eliminated as a result of the consolidation of these funds and are reflected on our historical financial statements as an increase in our allocated share of the net income from these funds.

In December 2006, we granted substantive “kick-out” rights to the unaffiliated limited partners of most of our domestic funds enabling them to remove the respective general partner with a simple majority vote. These rights became effective on January 1, 2007. In June 2007, we granted similar rights to the unaffiliated shareholders of each of our offshore funds, enabling them to replace the respective investment manager by replacing one or more members of the respective boards of directors. These rights became effective on June 30, 2007. As a result, most of our domestic funds and all of our offshore funds have been deconsolidated as of the relevant effective dates of such rights. Funds with only affiliated investors will continue to be consolidated for financial reporting periods as of and after June 30, 2007. These funds comprised approximately $139.0 million or 0.5% of our assets under management as of September 30, 2007.

We granted these rights to our fund investors for no consideration in order to enable us to deconsolidate these funds. We believe the deconsolidation allows us to present financial information in a manner that more clearly reflects our business, financial condition and results of operations because, among other things:

•	We will include the management fees and incentive income earned from our deconsolidated funds on our statements of income rather than eliminating the revenue in consolidation.

•

We will not record on our balance sheets or statements of income the gross assets, liabilities, revenues, expenses and other income or the related non-controlling interests of our fund investors in our deconsolidated funds.

•	We will not reflect cash flows of our deconsolidated funds on our statements of cash flows.

Despite the above changes to certain aspects of our combined financial statements, the deconsolidation of our funds will not have any effect on our net income or equity.

Furthermore, because management makes operating decisions and allocates resources based on financial information that, among other things, shows our results of operations after giving effect to the deconsolidation of our funds, our financial reporting is now presented in a manner that is consistent with how our management evaluates our business and the related risks thus providing shareholders with a better method of understanding our business.

Offering Transactions and Sale to DIC Sahir

Public Offering of Class A Shares.    Och-Ziff Capital Management Group LLC will issue 36,000,000 Class A shares in this offering (or 41,400,000 Class A shares if the underwriters exercise their option to purchase additional Class A shares in full). The Class A shares will entitle the holders to one vote per share. Purchasers of our Class A shares in this offering will be deemed to become party to, and will be bound by, our operating agreement, a form of which is included as Appendix A hereto.

Sale of Class A Shares to DIC Sahir.    We have entered into an agreement with Dubai International Capital LLC, which we refer to as “DIC,” and DIC Sahir Limited, a wholly owned subsidiary of DIC, which we refer to as “DIC Sahir,” pursuant to which we will sell to DIC Sahir 38,138,571 Class A shares, such that DIC Sahir will beneficially own 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). The exercise of the underwriters’ option to purchase additional Class A shares will have no effect on the number or percentage of Class A shares purchased by DIC Sahir. The Class A shares will be purchased by DIC Sahir at a purchase price per share equal to the lesser of (i) the price per Class A share paid by the underwriters in this offering and (ii) $1.259 billion divided by the number of Class A shares representing 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as set forth above). The Class A shares will entitle DIC Sahir to one vote per share. DIC will unconditionally guarantee the obligations of DIC Sahir under the agreement relating to the purchase of Class A shares by DIC Sahir. The sale of Class A shares to DIC Sahir is conditioned upon, and will close concurrently with, the closing of this offering. However, this offering is not conditioned upon the closing of the sale of Class A shares to DIC Sahir. DIC is a wholly owned subsidiary of Dubai Holding LLC, which is majority owned by certain members of the Ruling Family of Dubai in their private capacity.

DIC Sahir and DIC and its controlled affiliates will be restricted in the future from purchasing Class A shares in excess of 9.9% of our outstanding Class A shares (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). Subject to the exceptions described below, DIC Sahir will be restricted from transferring any of its Class A shares prior to the fifth anniversary of this offering. DIC Sahir will be permitted to transfer Class A shares to any of its controlled affiliates at any time, and on each of the second, third, fourth and fifth anniversaries of the consummation of this offering, the transfer restrictions with respect to 25% of its Class A shares will terminate. In addition, during the five-year period following this offering, and subject to certain limitations, if Mr. Och or our other existing partners are permitted to transfer or sell at least 10% of the Class A shares owned by Mr. Och as of the closing of this offering or at least 10% of the Class A shares owned by Mr. Och and our other existing partners in the aggregate as of the closing of this offering (in all cases calculated on a cumulative basis and as set forth above), the transfer restrictions applicable to DIC Sahir will be waived with respect to its Class A shares on a pro rata basis to the extent that it would cause there to be an increase in the percentage of its Class A shares as to which transfer restrictions have lapsed. Also, the transfer restrictions applicable to DIC Sahir (i) will be waived in full in the event that we are required to make an indemnification payment of at least $100 million under the agreement relating to DIC Sahir’s purchase of Class A shares, (ii) may be waived in whole or in part at any time by our Chief Executive Officer and (iii) will not prohibit the pledge of the shares of DIC Sahir or DIC Sahir’s Class A shares as security for a short-term bridge loan.

We will enter into a registration rights agreement with DIC Sahir pursuant to which, on and after the second anniversary of the closing of DIC Sahir’s purchase of Class A shares, we will grant DIC Sahir certain “piggyback” registration rights with respect to the Class A shares purchased by it.

We have also agreed to provide DIC Sahir with the opportunity to join, on a pro rata basis, in any transfer exempt from registration under the securities laws by our existing partners of at least 9.9% of our outstanding equity securities (calculated on a fully diluted basis) prior to the fifth anniversary of the date of consummation of this offering. In addition, if our existing partners propose to sell at least 50% of our outstanding equity securities (calculated on a fully diluted basis) to a third party prior to the fifth anniversary of the date of consummation of this offering, our existing partners will have the option to require DIC Sahir and any of its affiliates to sell a pro rata portion of their Class A shares to such third party on the same terms and conditions as long as all of our existing partners are participating in such sale.

In addition, for so long as DIC Sahir or its permitted transferees beneficially own at least 50% of the Class A shares purchased by it on the date of consummation of this offering, we and DIC will seek to provide each other with the opportunity to co-invest in each other’s investment opportunities in such amounts and at such times as the originator of the investment deems appropriate. Co-investments by DIC will be on the same terms and conditions with respect to fees, incentive income, expenses and indemnities as are applicable to the investors in our fund that are participating in such investment with DIC. In the event an investor in such fund enjoys more favorable terms with respect to fees, incentive income or expenses, we will offer such more favorable terms to DIC with respect to that co-investment. In the event that we offer co-investment opportunities to other third parties, DIC will be offered the right to invest on terms no less favorable than those offered to such third parties. Also, DIC has agreed that it and its controlled affiliates will obtain our written consent prior to making any investment in any other firm primarily engaged in the sponsorship or management of hedge funds or similar alternative asset funds or vehicles for a year following the date of the agreement relating to DIC Sahir’s purchase of Class A shares (except in the case of (i) open market purchases of up to 4.99% in the aggregate of publicly traded securities of any such firm and (ii) investments in firms other than certain specified firms).

Use of Proceeds From This Offering and From the Sale of Class A Shares to DIC Sahir. Och-Ziff will contribute the proceeds from this offering, less underwriting discounts and commissions, of approximately $1.1 billion and the proceeds from the sale of Class A shares to DIC Sahir, less related fees, of approximately $1.1 billion to its intermediate holding companies, based on the relative value of those entities. The intermediate holding companies will then contribute all of the proceeds received from us to the Och-Ziff Operating Group in exchange for newly issued Och-Ziff Operating Group B Units such that the intermediate holding companies will hold a number of Och-Ziff Operating Group B Units that will be equal in number to the number of Class A shares issued in this offering and issued to DIC Sahir. As a result, our existing owners’ percentage ownership of the common equity interests in the Och-Ziff Operating Group will be correspondingly reduced. Och-Ziff Operating Group B Units held by the intermediate holding companies will be economically identical in all respects to Och-Ziff Operating Group A Units that our existing owners will hold, but will not be exchangeable for Class A shares and will not be subject to vesting, forfeiture or minimum retained ownership requirements. The Och-Ziff Operating Group will then immediately use all of such proceeds to purchase an aggregate of 74,138,571 Och-Ziff Operating Group A Units from our existing owners for an aggregate purchase price equal to $2.2 billion, and such units will be cancelled. Upon such purchase, an equal number of Class B shares held by our existing partners will correspondingly be cancelled, as described below. We will pay the expenses related to this offering from cash on hand. We will not retain any of the proceeds from this offering or from the sale of Class A shares to DIC Sahir. The number of Och-Ziff Operating Group A Units purchased from each of Mr. Och, our 17 other existing partners and the Ziffs (and, therefore, the corresponding number of Class B shares to be cancelled) will equal such existing owner’s pro rata portion of the aggregate amount of such units outstanding immediately prior to such purchase.

In the event the underwriters exercise their option to purchase additional Class A shares, the proceeds will be used as described above. First, Och-Ziff will contribute the proceeds to it to the intermediate holding companies based on the relative value of those entities, and the intermediate holding companies will then contribute all of such proceeds to the Och-Ziff Operating Group in exchange for a number of newly issued Och-Ziff Operating Group B Units equal to the number of Class A shares issued pursuant to the underwriters’ option. The Och-Ziff Operating Group will then use all of the offering proceeds from the exercise of such option, assuming such option is exercised in full, to purchase 5,400,000 Och-Ziff Operating Group A Units from our existing owners on a pro rata basis for an aggregate purchase price equal to $160.7 million, and such units, as well as 4,860,000 Class B shares held by our existing partners, will be cancelled.

Reclassification of Och-Ziff Interests to Class B Shares.    All of the currently outstanding limited liability company interests of Och-Ziff Capital Management Group LLC are held by our existing partners. These interests will be reclassified as our Class B shares prior to the completion of this offering and will be adjusted so that our partners will hold a number of Class B shares upon completion of the Reorganization equal to the number of Och-Ziff Operating Group A Units then held by each such partner. Upon the purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing partners with the proceeds from this offering and the sale of Class A shares to DIC Sahir as described above, a corresponding number of Class B shares will be cancelled so that, upon completion of this offering, our existing partners will hold 279,989,556 Class B shares (or 275,129,556 Class B shares if the underwriters exercise their option to purchase additional Class A shares in full), which will equal the number of Och-Ziff Operating Group A Units then held by them. The Ziffs will not hold any of our Class B shares. The Class B shares will have no economic rights but will entitle the holders to one vote per share. The Class B shares are not expected to be registered for public sale or listed on any securities exchange and will be transferable by a holder in connection with a transfer of such holder’s Och-Ziff Operating Group A Units. The Class B shares are intended solely to provide our existing partners with a voting interest in Och-Ziff Capital Management Group LLC equal to their economic interest in our business. As a result, the number of Class B shares held by an existing partner immediately following this offering will equal the number of Och-Ziff Operating Group A Units then held by such partner. Holders of Class A shares and Class B shares will vote together as a single class on all matters submitted to a vote of our shareholders. Upon completion of this offering and the sale of Class A shares to DIC Sahir, our partners will hold Class B shares representing 79.1% of the total voting power of our company (or 77.6% if the underwriters exercise their option to purchase additional Class A shares in full). Each of our partners will grant initially to Mr. Och, as the sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of his Class B shares until the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company.

IPO Date Awards.    At the time of this offering, we intend to grant to all of our managing directors and other employees (which do not include our partners) 14,761,905 Class A restricted share units in the aggregate under our 2007 equity incentive plan. These units, which may be settled in Class A shares or cash, at the election of a majority of our Board of Directors, will vest in equal installments over a four-year period beginning on the first anniversary of this offering and will accrue distributions to be paid if and when the underlying Class A restricted share units vest. Distributions may be paid, at our option, in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest. We will recognize compensation expense over the vesting period. An employee will forfeit all unvested units and accrued distributions if an employee leaves or is terminated for any reason (other than in the event of a termination of employment resulting from death or disability, or without cause within the one-year period following a change in control of us, in which case all such restricted share units will vest). To the extent that Class A restricted share units are settled in Class A shares, we expect to issue registered Class A shares in respect of such units upon vesting. As a result, such Class A shares will be freely transferable by non-affiliates upon issuance and by affiliates under Rule 144 under the Securities Act, or “Rule 144,” without regard to holding period limitations.

Exchange and Registration Rights.    We will enter into an exchange agreement with our existing owners. Pursuant to the exchange agreement, our existing owners will be entitled to exchange their Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the Chairman of the exchange committee (or the full committee acting by majority vote if there is no Chairman) for the five-year period following this offering and quarterly thereafter. The exchange committee will consist of the members of the Partner Management Committee, with Mr. Och initially acting as Chairman. Our Board of Directors may cause the Och-Ziff Operating Group entities to elect to pay a cash equivalent in lieu of Class A shares upon any such exchange. Upon any such exchange, the corresponding Class B shares of Och-Ziff Capital Management Group LLC will be cancelled, and such exchanging owner may be entitled to certain payments under the tax receivable agreement described below. Upon any such exchange for Class A shares, the number of Och-Ziff Operating Group B Units that we hold will correspondingly increase. See “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff.” If and when an existing owner exchanges an Och-Ziff Operating Group A Unit for a Class A share and the corresponding Class B share is cancelled, then-existing Class A shareholders will be diluted with respect to their ownership of the Class A shares. However, the relative equity ownership positions of the exchanging existing owner and of the other equity owners of our business (whether held at Och-Ziff Capital Management Group LLC or at Och-Ziff Operating Group) will not be altered. In addition, other than with respect to an exchange by the Ziffs, there will be no effect on the number of voting shares outstanding, as a corresponding Class B share is cancelled for each Class A share issued upon such exchange. We intend to grant to our existing owners certain registration rights with respect to the Class A shares received by them as a result of any such exchange or otherwise. In addition to certain demand rights and piggyback registration rights, we will be required to file a shelf registration statement on or prior to the fifth anniversary of this offering covering the resale of all Class A shares held by our existing owners or issuable upon exchange of their Och-Ziff Operating Group A Units. The Och-Ziff Operating Group B Units held by our intermediate holding companies will not be exchangeable for Class A shares.

We will enter into a registration rights agreement with DIC Sahir pursuant to which, on and after the second anniversary of the closing of DIC Sahir’s purchase of Class A shares, we will grant DIC Sahir certain “piggyback” registration rights with respect to the Class A shares purchased by it.

Tax Receivable Agreement.    The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, as well as future taxable exchanges by our existing owners of Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent), is expected to result in an increase in the tax basis of the tangible and intangible assets of the Och-Ziff Operating Group that would not otherwise have been available. As a result, we expect that the amount of tax that we would otherwise have been required to pay in the future will be reduced. Accordingly, pursuant to a tax receivable agreement that will be entered into with our existing owners, Och-Ziff Corp and our other corporate taxpayers, if any (including Och-Ziff if it is treated as a corporate taxpayer), will agree to pay to our existing owners 85% of the amount of tax savings actually realized by such entities.

In connection with the purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, assuming no material change in the relevant tax law and that we will earn sufficient taxable income to realize the full tax benefit of increased amortization of our assets attributable to tax basis increases resulting from such purchase, the cash savings to our intermediate holding companies from such purchase would aggregate approximately $1.0 billion over the next 15 years (or $1.1 billion over the next 15 years if the underwriters exercise their option to purchase additional Class A shares in full). These amounts reflect that payments under the tax receivable agreement would give rise to additional tax savings, based on the foregoing assumptions. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time.

Vesting; Forfeiture; Transfer and Other Restrictions Applicable to Our Partners.    Upon completion of the Reorganization, Mr. Och and the 17 other partners will hold equity interests in our business that will, pursuant to the operating group limited partnership agreements, be subject to different vesting, forfeiture, transfer, and other restrictions and minimum retained ownership requirements as described below. Pursuant to the operating group limited partnership agreements, the Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization that are purchased with proceeds from this offering, including proceeds from any exercise by the underwriters of their option to purchase additional Class A shares, and from the sale of Class A shares to DIC Sahir will be deemed fully vested upon such purchase and thereafter will be cancelled. All other Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization will be unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by Mr. Och and our 17 other partners upon completion of this offering (including after giving effect to the exercise of the underwriters’ option to purchase additional Class A shares) will be unvested. Such units will vest, subject to our partners’ continued active involvement with us, in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary date of this offering. The unvested Och-Ziff Operating Group A Units of Mr. Och will be subject to forfeiture to the other partners only if Mr. Och voluntarily terminates his active involvement with us. The unvested Och-Ziff Operating Group A Units of any partner other than Mr. Och will be subject to forfeiture to the other partners if such partner voluntarily terminates his active involvement with us or is terminated by the partnership for cause or if the Partner Performance Committee terminates such partner for any reason. In addition, the forfeiture provisions will lapse with respect to a partner upon his death or disability. We will recognize compensation expense to the extent of the amount of Och-Ziff Operating Group A Units that vest in each year over the vesting period. In addition, the operating group limited partnership agreements will provide for restrictions on transfers by any of our partners of their interests in our business, permitting transfers of their vested Och-Ziff Operating Group A Units, including in exchange for Class A shares pursuant to the exchange agreement, generally only as permitted by the Chairman of the Partner Management Committee (or, with respect to the Chairman or in the event there is no Chairman, by the Partner Management Committee acting by majority vote); provided that after the fifth anniversary of this offering, there will be no restrictions on exchanges by any of our partners of their Och-Ziff Operating Group A Units for our Class A shares or the transfer of any such Class A shares received in any such exchange. In addition, on or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A shares held by our existing owners or issuable upon any such exchange. Any transfers will be further subject to a requirement that each partner (including Mr. Och), while he is actively involved with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, maintains a minimum ownership of 25% of the vested Och-Ziff Operating Group A Units received by him and without reduction for dispositions. The foregoing vesting and minimum retained ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) at any time. Any waiver of the vesting provisions would result in an accelerated recognition of compensation expense associated with such interests. Each of Mr. Och and our 17 other partners will also be subject to certain restrictions with respect to competing with us, soliciting our employees or fund investors and disclosing confidential information about our business. Our managing directors will be subject to similar restrictions. Each of Mr. Och and our 17 other partners will re-invest into our funds 100% of the after-tax proceeds received by him in connection with this offering and the sale of Class A shares to DIC Sahir.

Restrictions on Transfer of the Ziffs’ Interest in Our Business.    Upon completion of the Reorganization, the Ziffs will also hold equity interests in our business that will, pursuant to the operating group limited partnership agreements, be subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but will not be subject to forfeiture or minimum retained ownership requirements. The operating group limited partnership agreements will provide that the Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization that are purchased with proceeds from this offering, including proceeds from any exercise by the underwriters of their option to purchase additional Class A shares, will be deemed fully vested upon such purchase and will thereafter be cancelled. All other Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization will be unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by the Ziffs upon completion of this offering (including after giving effect to the exercise of the underwriters’ option to purchase additional Class A shares) will be unvested. Such units will vest in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary of this offering. The Ziffs will be restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs will not have any demand registration rights with respect to any Class A shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but will have “piggyback” registration rights that are the same as those granted to our existing partners and will be entitled to include their Class A shares in the shelf registration statement that we will be required to file on or prior to the fifth anniversary of this offering. In addition, following the first anniversary of this offering, the Ziffs also will generally be entitled, in any given fiscal quarter, to exchange their vested Och-Ziff Operating Group A Units for Class A shares in an amount equal to up to the lesser of (i) 3.3% of the total issued and outstanding Class A shares at the time of such exchange and (ii) 5% of the Class A shares that would have been held by them had they exchanged all of their Och-Ziff Operating Group A Units into Class A shares immediately prior to the completion of this offering. The Ziffs will generally be entitled to freely sell any such Class A shares received upon any such exchange, subject to applicable law. The Ziffs will also be permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner

Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time. The Ziffs will invest approximately 50% of the after-tax proceeds received by them in connection with this offering into our funds, which investments will be subject to the lock-up period applicable to the funds in which the Ziffs choose to invest.

Certain Co-Sale Rights.    Our partners and the Ziffs will be entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs will not be subject to this selling obligation.

Certain Committees

Partner Management Committee.    The operating group limited partnership agreements will provide for the establishment of a “Partner Management Committee.” The Partner Management Committee will be a committee comprised of seven partners, which shall consist initially of Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och serving as Chairman. The Partner Management Committee shall act by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Management Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either (1) replace Mr. Och with a partner to serve as Chairman, until such partner’s withdrawal, death, disability or removal by the other members of the Partner Management Committee or (2) reduce the size of the Partner Management Committee to the remaining members (in which event, there shall be no Chairman, and the remaining members will act by majority vote). Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. The Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote) will have authority to make determinations with respect to distributions on the Class C Non-Equity Interests, subject to the authority of our compensation committee, although we do not currently intend to make any such distributions. In addition, the Chairman (or, with respect to the Chairman or in the event there is no Chairman, the full Partner Management Committee acting by majority vote) will have authority to approve transfers of Och-Ziff Operating Group A Units in accordance with the operating group limited partnership agreements. The full Partner Management Committee acting by majority vote will also have authority to reconstitute the Class B Shareholder Committee.

Partner Performance Committee.    The operating group limited partnership agreements will provide for the establishment of a “Partner Performance Committee.” The Partner Performance Committee will be a committee comprised of six partners acting by majority vote, which shall consist initially of Messrs. Och, Windreich, Frank, Cohen, Varga and Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not serve as Chairman) until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. The Partner Performance Committee will have authority to terminate any partner, other than Mr. Och, for any reason. At all times in which there is a Chairman of the Partner Performance Committee, any such termination shall be made only upon the recommendation of the Chairman.

Class B Shareholder Committee.    The shareholders’ agreement will provide for the establishment of the “Class B Shareholder Committee.” The Class B Shareholder Committee initially will be a committee of one, consisting solely of Mr. Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by (1) appointing a new partner to serve as the sole member of the Class B Shareholder Committee until such partner’s withdrawal, death, disability or removal by the Partner Management Committee, or (2) appointing the members of the Partner Management Committee as the members of the Class B Shareholder Committee (in which event such members would act by majority vote in their capacity as the Class B Shareholder Committee). Upon a reconstitution as provided by clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. Upon a reconstitution as provided by clause (2) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee. The Class B Shareholder Committee will have certain voting, nomination, consent and approval rights, as described below.

Voting, Nomination, Consent and Approval Rights of Class B Shareholder Committee

Our Class B Shareholder Committee will have certain voting, nomination, consent and approval rights pursuant to the shareholders’ agreement. These rights include:

•

The right to vote all of the outstanding Class B shares, pursuant to irrevocable voting proxies granted by our existing partners, until the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company. Upon completion of this offering and the sale of Class A shares to DIC Sahir, the Class B shares will represent 79.1% of the total voting power of our company (or 77.6% if the underwriters exercise their option to purchase additional Class A shares in full);

•	The right initially to designate five of the seven nominees for election to our Board of Directors, with such number of nominees decreasing as the voting interest held by our partners decreases; and

•	The right to consent to or approve certain actions (so long as our existing partners continue to own more than 40% of the total combined voting power of our company), including:

¡	incurrence of indebtedness, issuance of securities or making of investments, in each case subject to monetary thresholds;

¡	entry into a new line of business;

¡	adoption of a shareholder rights plan;

¡	appointment or termination of a chief executive officer; or

¡	termination of any executive officer or partner of any of our subsidiaries without cause.

In addition, our operating agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions primarily relating to our structure so long as any Class B shares remain outstanding. Our structure is intended to ensure that we maintain exchangeability of Class A shares and Och-Ziff Operating Group A Units on a one-for-one basis. Accordingly, the Class B Shareholder Committee will have the right to approve or consent to actions that could result in an economic disparity, such as the issuance of certain securities, making certain capital contributions, owning or disposing of certain assets, incurring certain indebtedness and conducting business outside of the Och-Ziff Operating Group. Please refer to “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities” for additional information.

The diagram below depicts our organizational structure immediately following the above-described transactions:(1)

(1)	This diagram does not give effect to 14,761,905 Class A restricted share units to be granted under our 2007 equity incentive plan to all of our managing directors and our other employees in connection with this offering or the issuance of any Class A shares upon exercise of the underwriters’ option to purchase additional Class A shares. The Class A restricted share units accrue distributions to be paid when the underlying Class A restricted share units vest, as more fully described under “Management—IPO Date Awards.” Assuming the underwriters exercise in full their option to purchase additional Class A shares, and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering (assuming such units are settled in Class A shares), (i) our existing owners will hold 76.4% of the equity in our business and 74.5% of the total combined voting power of our company (see note (3) below), (ii) DIC Sahir will hold, indirectly, 9.5% of the equity in our business and 10.3% of the total combined voting power of our company and (iii) investors in this offering will hold, indirectly, 10.4% of the equity in our business and 11.2% of the total combined voting power of our company. Our real estate funds, OZ 2004 Investment Partners, L.L.C. and OZ 2004 GP, L.L.C., which are reflected as part of the Och-Ziff Operating Group in our historical financial statements, are not reflected in this diagram as these entities will become subsidiaries of the Och-Ziff Operating Group in connection with the Transactions. Because the Ziffs will not hold any voting securities upon completion of this offering, the percentage of the total combined voting power of our company held by the other existing owners, investors in this offering and DIC Sahir will exceed their respective ownership percentages of the equity in our business.

(2)	Our existing owners include Mr. Och, the 17 other existing partners and the Ziffs. Upon consummation of this offering and the sale of Class A shares to DIC Sahir, Mr. Och, the 17 other existing partners and the Ziffs will hold Och-Ziff Operating Group A Units representing 39.2%, 33.5% and 8.1%, respectively, of the equity in our business (or 37.1%, 31.7% and 7.6%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering in Class A shares). Our existing partners will hold all of the Class C Non-Equity Interests, which may be used for discretionary income allocations in the future, although we currently do not intend to make any distributions on such interests. The Ziffs will not hold any Class C Non-Equity Interests.
(3)	Upon consummation of this offering and the sale of Class A shares to DIC Sahir, Mr. Och will hold Class B shares representing 42.6% of the voting power of our company and the 17 other partners will hold Class B shares representing 36.4% of the voting power of our company (or 40.1% and 34.3%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering in Class A shares). Our existing partners will grant initially to Mr. Och, as the sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of their Class B shares. The Ziffs will not hold any of our Class B shares and, therefore, will not have any voting power upon completion of this offering.
(4)	Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units together represent all of the equity interests in the Och-Ziff Operating Group.
(5)	Held solely by existing partners for potential future discretionary income allocations.

Tax Consequences and Post-Offering Distributions

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Subject to the assumptions and other qualifications described in “Material U.S. Federal Tax Considerations—Taxation of Our Company—Federal Income Tax Opinion Regarding Partnership Status,” Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion that at the closing of this offering we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. As a result of our being treated as a partnership for U.S. federal income tax purposes, holders of Class A shares will be required to report their allocable share of our income for U.S. federal income tax purposes, regardless of whether any cash or other distributions are paid to them. Income will be allocable to holders of Class A shares as a result of dividends and interest from Och-Ziff Corp and Och-Ziff Holding’s income, which will be based on the operations of the Och-Ziff Operating Group.

The Och-Ziff Operating Group entities will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the direct holders of Operating Group Equity Units that are not taxed on a flow-through basis, including Och-Ziff Corp and our existing owners, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of the Och-Ziff Operating Group. As a result of Och-Ziff Corp being taxed as a corporation we anticipate that we will have significantly higher tax expenses after the Reorganization and that our effective tax rate will increase substantially.

After this offering, we intend to cause the Och-Ziff Operating Group to make distributions on a pro rata basis to holders of Operating Group Equity Units (including our existing owners and our intermediate holding companies) in order to fund any distributions we may declare on the Class A shares. However any such distributions will be at the sole discretion of our Board of Directors. If the Och-Ziff Operating Group makes such distributions, the holders of Operating Group Equity Units will be entitled to receive distributions pro rata, based on their partnership interests. In the event that a distribution is made on the Operating Group Equity Units solely to fund a distribution on the Class A shares, we would expect that the distribution per Class A share would equal the distribution per Operating Group Equity Unit. As a result, our existing owners would receive a distribution per Och-Ziff Operating Group A Unit equal to the per Class A share distribution. No similar distributions will be made on the corresponding Class B shares of Och-Ziff held by our partners. In addition, in accordance with the operating group limited partnership agreements, we will cause the applicable Och-Ziff Operating Group entities to distribute cash on a pro rata basis to direct holders of Operating Group Equity Units in an amount at least equal to the presumed maximum tax liabilities arising from the ownership of such units, if any. Because the purpose of such tax distributions is to enable Och-Ziff Corp and the existing owners to satisfy their respective tax liabilities, no such distribution will necessarily be required to be distributed by our intermediate holding companies to us, and we may determine not to pay cash distributions on the Class A shares. The declaration and payment of distributions on the Class A shares will be at the sole discretion of our Board of Directors. As a result, there may be instances in which our existing owners receive a distribution on their Och-Ziff Operating Group A Units but holders of Class A shares receive no distribution. A holder of Class A shares will be required to report its share of our taxable income even if the Board of Directors does not pay distributions. Distributions on Operating Group Equity Units will be made on all such units, whether or not vested.

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation were to be enacted and to apply to us, Class A shareholders would be negatively impacted because we would incur a material increase in our tax liability, which could result in a reduction in the value of our Class A shares. In addition, proposed changes to the U.S. federal tax laws and interpretations thereof could change the character or treatment of portions of our income, including, for instance, treating carried interest income as entirely ordinary income. “Carried interest” is a term often used in the marketplace as a general reference to describe a general partner’s right to receive its incentive income in the form of a profit allocation eligible for capital gains tax treatment (to the extent that the carried interest consists of capital gains).

Distributions and Other Payments to Our Existing Owners

The following is a summary of special distributions that have been or will be made to our existing owners in connection with this offering and the other transactions described in this prospectus. We refer to these distributions collectively as the “Special Distributions”:

•	Special Pre-Offering Distributions

•

Term Loan Distributions. On July 2, 2007, we entered into a new $750.0 million term loan, which we amended on October 26, 2007. We intend to use $720.8 million of the proceeds from the term loan and any interest earned on undistributed proceeds to make pro rata distributions to our existing owners prior to completion of this offering, which we refer to throughout this prospectus as the “Term Loan Distributions.” $700 million of the proceeds from the term loan have already been distributed. Our named executive officers, certain of whom are also directors, will receive Term Loan Distributions of approximately $523.7 million in the aggregate, while our other existing owners will receive Term Loan Distributions of approximately $197.1 million in the aggregate, in each case plus accrued interest.

•

Distribution of Investments in Och-Ziff Funds. We have made investments in our funds on behalf of our existing partners. We intend to declare a distribution of these investments to our partners prior to the completion of this offering. These investments, which were approximately $292.8 million at September 30, 2007, will be distributed in the form of limited partnership interests in the respective funds. We refer to these distributions as the “Investment Distributions.”

•

2007 Management Fee Distribution. Prior to completion of this offering, we intend to declare a distribution to our existing owners equal to management fees earned from January 1, 2007 through the date of this offering reduced by expenses and prior management fee distributions for such period. Such distributions are not expected to exceed $200.0 million in the aggregate and will not include any amounts in respect of incentive income that has been or may be earned for 2007. We refer to this distribution as the “2007 Management Fee Distribution” and, together with the Term Loan Distributions and the Investment Distributions, the “Pre-Offering Distributions.”

•	Offering and DIC Sahir Sale Distributions

•

In connection with our purchase of Och-Ziff Operating Group A Units with proceeds of this offering and the sale of Class A shares to DIC Sahir, our named executive officers are expected to receive approximately $1.6 billion in the aggregate (or $1.7 billion, if the underwriters exercise their option to purchase additional Class A shares in full), while our other existing owners are expected to receive approximately $597.2 million in the aggregate (or $641.1 million, if the underwriters exercise their option to purchase additional Class A shares in full). All of the net after-tax proceeds to be received by our partners in connection with this offering (and 50% of the net after-tax proceeds received by the Ziffs) will be reinvested in our funds. All of the net after-tax proceeds to be received by our partners in connection with the sale of Class A shares to DIC Sahir will also be reinvested in our funds.

•	Special Post-Offering Distributions and Payments

•	Deferred Income Distributions. We intend that the Deferred Balances, which were approximately $1.5 billion as of September 30, 2007, will be paid in the form of cash or other property to OZ Management and, in turn, distributed to our existing owners over a three-year period commencing in January 2008. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity” for additional information regarding our deferral arrangements and the termination thereof. We refer to these distributions as the “Deferred Income Distributions.”

•

Tax Receivable Payments. Commencing in 2008, our existing owners will be eligible to receive payments under the tax receivable agreement in connection with our purchase of their Och-Ziff Operating Group A Units in connection with this offering, the sale of our Class A shares to DIC Sahir and pursuant to subsequent exchanges. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity” and “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” for additional information regarding the timing and amount of such distributions. We refer to these payments as “Tax Receivable Payments.”

Additional Information

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. The telephone number of our principal executive offices is (212) 790-0041.

The Offering

Shares offered by us in this offering	Class A shares: 36,000,000

Shares sold by us to DIC Sahir	Class A shares: 38,138,571

Shares to be outstanding immediately after this offering and the sale of Class A shares to DIC Sahir	Class A shares: 74,138,571

Class B shares: 279,989,556

Shares to be held by our existing owners immediately after this offering and the sale of Class A shares to DIC Sahir	Class A shares: None

Class B shares: 279,989,556 (100% held by our partners)

Operating Group Equity Units to be held by us and our existing owners immediately after this offering and the sale of Class A shares to DIC Sahir	74,138,571 by us, or 19.2%

311,099,524 by our existing owners, or 80.8%

Voting	One vote per Class A share.

One vote per Class B share.

Holders of our Class A shares and Class B shares will vote together as a single class on all matters submitted to a vote of our shareholders. Our Class B Shareholder Committee has the right to vote all of the Class B Shares pursuant to irrevocable voting proxies.

Approval and board designation rights

Our Class B Shareholder Committee will initially have approval and consent rights with respect to certain actions of our Board of Directors and will also initially have the right to designate five of the seven nominees for election to our Board of Directors.

DIC Sahir will not be entitled to designate any of the nominees for election to our Board of Directors.

Use of proceeds

We estimate that the proceeds from the sale of our Class A shares in this offering, after deducting underwriting discounts and commissions, will be approximately $1.1 billion at an assumed initial public offering price of $31.50 per share, the midpoint of the range set forth on the cover of this prospectus. We estimate that the proceeds from the sale of our Class A shares to DIC Sahir, after deducting fees of $22.7 million, will be approximately $1.1 billion at an assumed price per share equal to $29.77, based on an estimate of the price paid to us by the underwriters in this offering and assuming an offering price equal to the midpoint of the price range indicated on the front cover of this prospectus and an underwriting discount of $1.73. All of such proceeds to us from this offering and the sale of Class A shares to DIC Sahir will be contributed to the Och-Ziff Operating Group, which in turn will apply those proceeds to purchase Och-Ziff Operating Group A Units from our existing owners at a purchase price per unit equal to the initial public offering price less underwriting discounts and commissions or the price per share to be paid by DIC Sahir less fees, as applicable. Accordingly, we will not retain any of the proceeds from this offering or from the sale of Class A shares to DIC Sahir. In addition, we will pay all of the expenses related to this offering, estimated to be approximately $20.4 million, from cash on hand.

Cash distribution policy

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of Och-Ziff Capital Management Group LLC’s net after-tax share of Och-Ziff Operating Group annual economic income in excess of amounts determined by us to be necessary or appropriate to provide for the operation and growth of our business and to provide for future distributions to our Class A shareholders. We expect that our first quarterly distribution will be paid in the first quarter of 2008 in respect of the prior quarter. Incentive income has a significant impact on our economic income but these amounts are not determinable until completion of our fiscal year. We currently anticipate that quarterly distributions in respect of the first three fiscal quarters of any given calendar year will be based on our actual performance, but will not reflect any assumption as to incentive income that may or may not be recorded at year end. Accordingly, if our performance for a given year enables us to earn incentive income, the distributions made in respect of our first three fiscal quarters will be smaller than the distribution we make in respect of our fourth fiscal quarter.

The declaration and payment of any future distributions will be at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Our ability to make distributions may be limited by legal and contractual restrictions. For example, as a Delaware limited liability company we are not permitted to make a distribution if and to the extent that after giving effect to such distribution, our liabilities would exceed the fair value of our assets. In addition, we will not be permitted to make distributions if we are in default under our new term loan, and the term loan will limit the aggregate amount of distributions we can pay during a 12-month period to our “free cash flow,” as such term is defined in the term loan. See “Description of New Term Loan.” In addition, our Board of Directors will take into account such other factors as it may deem relevant, including general economic and business conditions; our strategic plans and prospects; our business and investment opportunities; our financial condition and operating results; working capital requirements and anticipated cash needs; and contractual obligations, including payment obligations pursuant to the tax receivable agreement.

In addition, in accordance with the operating group limited partnership agreements, we will cause the applicable Och-Ziff Operating Group entities to distribute cash on a pro rata basis to direct holders of Och-Ziff Operating Group Units, including us and our existing owners, in an amount at least equal to the maximum presumed tax liabilities arising from the direct ownership of such units, if any. We will also cause the applicable Och-Ziff Operating Group Entities to distribute cash to us sufficient to fund any payments due under the tax receivable agreement and the expense allocation agreement.

The distributions to holders of Och-Ziff Operating Group Units in respect of their tax liabilities and payments under the tax receivable agreement will reduce amounts that would otherwise be available for distribution on Class A shares. The 14,761,905 Class A restricted share units that we expect to grant at the time of this offering will accrue distributions to be paid when the underlying Class A restricted share units vest, as more fully described under “Management—IPO Date Awards.”

New York Stock Exchange symbol	“OZM”

Risk factors	Please read the section entitled “Risk Factors” beginning on page 34 for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A shares.

References in this section to the number of our Class A shares and Class B shares to be outstanding after this offering and the sale of Class A shares to DIC Sahir, and the percent of our total combined voting power held, do not reflect:

•

311,099,524 Class A shares issuable upon exchange of 311,099,524 Och-Ziff Operating Group A Units (or 305,699,524 Class A shares if the underwriters exercise in full their option to purchase additional Class A shares) held by our existing owners;

•	5,400,000 Class A shares issuable on exercise of the underwriters’ option to purchase additional Class A shares in full if they sell more than 36,000,000 Class A shares in this offering; or

•	interests that may be granted under our 2007 equity incentive plan, consisting of:

•

14,761,905 Class A restricted share units that we expect to grant to all of our managing directors and other employees (which do not include our partners) at the time of this offering, which (i) will vest, subject to their continued employment (other than in the event of a termination of employment resulting from death or disability or without cause within the one-year period following a change in control of us, in which case all such restricted share units will vest) in equal installments on each anniversary date of this offering for four years, beginning on the first anniversary date of this offering, (ii) may be settled, at the election of a majority of our Board of Directors, in Class A shares or cash and (iii) will accrue distributions to be paid when the underlying Class A restricted share units vest, as more fully described under “Management—IPO Date Awards”; and

•	57,785,714 Class A shares reserved for issuance under our 2007 equity incentive plan.

SUMMARY HISTORICAL COMBINED AND

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Summary Historical Combined Financial Information

The following tables set forth certain summary financial information on a historical basis. The Och-Ziff Operating Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering. The summary historical combined financial information set forth below as of December 31, 2006 and 2005, and for the years ended December 31, 2006, 2005 and 2004, has been derived from our audited combined financial statements included elsewhere in this prospectus. The summary historical combined financial information set forth below as of December 31, 2004, 2003 and 2002, and for the years ended December 31, 2003 and 2002, has been derived from our unaudited accounting records prepared on a consistent basis with the financial statements described above.

The summary historical combined financial information set forth below as of September 30, 2007 and 2006, and for the nine months ended September 30, 2007 and 2006, has been derived from our unaudited interim combined financial statements included elsewhere in this prospectus. The unaudited interim combined financial statements include all normal and recurring adjustments that are, in the opinion of management, necessary for a fair presentation of our financial position and results of operations for the periods presented.

Effective January 1, 2004, the Och-Ziff Operating Group adopted FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, which requires us to consolidate variable interest entities in which we were determined to be the primary beneficiary. As a result, amounts presented for 2002 and 2003 are not comparable to amounts presented in subsequent periods.

In addition, as of January 1, 2007, the Och-Ziff Operating Group no longer consolidates most of its domestic funds due to changes in the substantive rights afforded to the unaffiliated limited partners of those funds. Similar changes to the rights of unaffiliated shareholders in the offshore funds were made in June 2007 and resulted in the deconsolidation of all of the offshore funds as of June 30, 2007. As a result, the financial information presented for the nine months ended September 30, 2007 is not comparable to the financial information presented for the nine months ended September 30, 2006.

In addition, incentive income, which has a significant impact on our results of operations, is determined on an annual basis at the end of our fiscal year and is not reflected in our interim financial results, other than incentive income actually earned during a given interim period as a result of investor redemptions during the period, which may or may not be significant. Accordingly, our interim results are not indicative of the results we expect for a full fiscal year.

Compensation and benefits for all periods presented does not include any income allocations to Daniel Och, which were accounted for as increases to partner’s equity, but includes income allocations to all other existing partners. For periods following the completion of the Reorganization, income allocations to all of our existing owners in respect of their Och-Ziff Operating Group A Units will be treated as increases to partners’ equity of the Och-Ziff Operating Group. Such interests will be reclassified in consolidation to Partners’ and others’ interests in consolidated subsidiaries in periods following the Transactions. After completion of this offering, compensation expense will reflect the amortization of significant non-cash equity-based compensation expense relating to the vesting of the Och-Ziff Operating Group A Units to be issued to all existing partners, including Daniel Och, over the five-year period following this offering, as well as the vesting of Class A restricted share units granted to managing directors and other employees in connection with this offering over the four-year period following this offering. In addition, we expect to recognize a significant charge associated with the purchase of Och-Ziff Operating Group A Units from our existing owners in connection with this offering and an additional charge associated with the Term Loan Distributions in the period or periods in which such distributions are made. Accordingly, compensation and benefits expense reflected in our historical results is not indicative of future compensation and benefits expense.

A portion of historical income was deferred by us and generally remains indexed to our funds. We intend to amend these deferral arrangements (with the result that no income will be deferred in future periods) and the full amount of the Deferred Balance, which was approximately $1.5 billion as of September 30, 2007, will be paid to OZ Management which amount will, in turn, be distributed to our existing owners over a three-year period commencing in 2008. In addition, Investments in Och-Ziff Funds of $333.1 million as of September 30, 2007 includes approximately $292.8 million invested in our funds by us on behalf of our partners, and we intend to declare a distribution of these investments to our partners prior to the completion of this offering. As a result, these amounts, which approximated $1.8 billion in the aggregate as of September 30, 2007, will not benefit our Class A shareholders, and the expected Deferred Income Distributions and Investment Distributions will reduce, as applicable, total partner’s equity of the Och-Ziff Operating Group with respect to distributions to Mr. Och, compensation payable with respect to distributions to our 17 other partners and profit sharing payable with respect to distributions to the Ziffs.

The information below should be read in conjunction with “Our Structure,” “Selected Combined Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements and notes thereto included elsewhere in this prospectus.

	Summary Historical Financial Information
	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(dollars in thousands)
Summary Operating Information
Revenues
Management fees, incentive income and other revenues	$197,048	$13,020	$33,391	$22,456	$18,280	$233,053	$70,089
Och-Ziff funds income	534,736	648,477	972,442	489,352	267,646	133,911	148,362

Total Revenues	731,784	661,497	1,005,833	511,808	285,926	366,964	218,451

Expenses
Compensation and benefits	550,772	186,718	446,672	239,466	153,503	125,949	46,303
Non-compensation expenses	176,745	61,929	147,675	88,962	60,825	52,145	22,848
Och-Ziff funds expenses	341,934	371,251	495,621	418,705	199,782	138,824	115,279

Total Expenses	1,069,451	619,898	1,089,968	747,133	414,110	316,918	184,430

Total Other Income	2,387,304	2,142,780	3,290,175	1,640,983	1,167,756	423,822	(29,046)

Income Before Non-Controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	2,049,637	2,184,379	3,206,040	1,405,658	1,039,572	473,868	4,975
Non-controlling interests in income of consolidated subsidiaries	(2,174,762)	(2,043,159)	(2,594,706)	(1,134,869)	(836,007)	(268,274)	19,449

(Loss) Income Before Income Taxes	(125,125)	141,220	611,334	270,789	203,565	205,594	24,424

Income taxes	15,349	6,230	23,327	9,898	9,785	7,655	3,175

Net (Loss) Income	$(140,474)	$134,990	$588,007	$260,891	$193,780	$197,939	$21,249

	As of September 30, 2007	As of December 31,
		2006	2005	2004	2003	2002
	(dollars in thousands)
Summary Balance Sheet Information
Cash and cash equivalents	$205,107	$23,590	$69,550	$27,800	$12,680	$20,824
Deferred income receivable, at fair value	$1,521,577	$—	$—	$—	$—	$—
Investments in Och-Ziff funds	$333,147	$—	$—	$—	$—	$—
Och-Ziff funds assets	$139,001	$35,967,024	$24,184,369	$16,002,932	$1,592,526	$1,670,934
Total assets	$2,316,733	$36,075,049	$24,305,342	$16,076,195	$2,139,652	$1,971,648
Och-Ziff funds liabilities	$55	$14,260,142	$9,543,812	$5,264,619	$130,183	$402,769
Total liabilities	$1,540,347	$15,050,088	$10,021,681	$5,608,569	$404,621	$546,078
Non-controlling interests in consolidated subsidiaries	$137,725	$19,777,297	$13,544,966	$9,972,112	$1,372,853	$1,230,224
Total partner’s equity(1)	$638,661	$1,247,664	$738,695	$495,514	$362,178	$195,346

(1)	Giving effect to the planned Deferred Income Distributions and Pre-Offering Distributions to Mr. Och, which as of September 30, 2007 aggregated $1.3 billion, total partner’s equity as of such date would have been a deficit of $671.0 million.

Summary Unaudited Pro Forma Financial Information

The summary unaudited pro forma financial information presented below was derived from the application of pro forma adjustments to the combined financial statements of Och-Ziff Operating Group, the predecessor for accounting purposes of Och-Ziff Capital Management Group LLC, to give effect to the Pro Forma Adjustments as defined in “Unaudited Pro Forma Financial Information.” The unaudited pro forma statements of operations information has been prepared as if the Pro Forma Adjustments occurred on January 1, 2006. The unaudited pro forma balance sheet information has been prepared as if the Pro Forma Adjustments had occurred as of September 30, 2007. The summary unaudited pro forma financial information should be read in conjunction with “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes included elsewhere in this prospectus.

The Pro Forma Adjustments are based upon available information and methodologies that we believe are reasonable. The unaudited pro forma statements of operations information and unaudited pro forma balance sheet information are presented solely for illustrative and informational purposes and are not necessarily indicative of what our actual operations or financial position would have been had the Pro Forma Adjustments taken place on the dates indicated, or during the periods presented, nor does it purport to represent our results for any future period.

	Nine Months Ended September 30,		Year Ended December 31, 2006
	2007	2006
	(in thousands, except share data)
Summary Unaudited Pro Forma Operating Information
Revenues
Management fees, incentive income and other revenues	$365,997	$230,601	$963,379
Och-Ziff funds income	6,739	6,051	8,951

Total Revenues	372,736	236,652	972,330

Expenses
Compensation and benefits	1,752,788	1,428,941	1,997,783
Non-Compensation expenses	99,500	74,187	101,738
Och-Ziff funds expenses	1,722	657	1,893

Total Expenses	1,854,010	1,503,785	2,101,414

Total Other Income	236,314	159,743	280,047

Loss Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(1,244,960)	(1,107,390)	(849,037)

Partners’ and others’ interests in loss of consolidated subsidiaries	962,566	873,277	645,724

Loss Before Income Taxes	(282,394)	(234,113)	(203,313)

Income taxes	26,679	22,118	19,208

Net Loss Before Non-Recurring Charges Directly Attributable to the Transactions	$(309,073)	$(256,231)	$(222,521)

Net Loss Per Share (Basic and Diluted)	$(3.97)	$(3.46)	$(3.00)

Weighted Average Class A Shares (Basic and Diluted)	77,814	74,139	74,139

Summary Unaudited Pro Forma Balance Sheet Information	As of September 30, 2007
	(in thousands)
Cash and cash equivalents	$163,462
Investments in Och-Ziff funds	$40,370
Och-Ziff funds assets	$139,001
Total assets(1)	$2,748,627
Och-Ziff funds liabilities	$55
Total liabilities(1)	$3,220,808
Partners’ and others’ interests in consolidated subsidiaries	$137,725
Total deficit	$(609,906)

(1)	Total assets and total liabilities are expected to be reduced in future periods by the amount of the Deferred Income Distributions and Investment Distributions to our partners and by Deferred Income Distributions to the Ziffs, which amounts aggregated approximately $1.8 billion as of September 30, 2007.

RISK FACTORS

Investing in our Class A shares involves a high degree of risk. You should carefully consider the following risks as well as other information contained in this prospectus, including our combined financial statements and the notes to those statements, before investing in our Class A shares. The occurrence of any of the following risks could materially adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case the trading price of our Class A shares could decline and you could lose all or part of your investment.

Risks Related to Our Business

Difficult market conditions can materially adversely affect our business in many ways, including by reducing the value or performance of the investments made by our funds and by reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue and cash flow and materially adversely affect our financial condition.

The success of our business is highly dependent upon conditions in the global financial markets and economic conditions throughout the world that are outside our control and difficult to predict. Factors such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls, and national and international political circumstances (including wars, terrorist acts or security operations) can have a material negative impact on the value of our funds’ portfolio investments, which in turn would reduce our revenues and profitability.

Unpredictable or unstable market conditions may result in reduced opportunities to find suitable risk-adjusted investments to deploy capital and make it more difficult to exit and realize value from our existing investments, which could materially adversely affect our ability to raise new funds and sustain our growth. In addition, during such periods, financing and merger and acquisition activity may be greatly reduced, making it harder and more competitive for asset managers to find suitable event-driven opportunities. Also, during periods of adverse economic conditions or during a tightening of global credit markets, we may have difficulty obtaining funding for additional investments at attractive rates, which would further reduce our profitability.

If we fail to react appropriately to difficult market conditions, our funds could incur material losses. Recently, there have been several well publicized failures of hedge funds to effectively mitigate their exposure to adverse conditions in the mortgage finance markets, particularly the sub-prime mortgage sector. We could suffer material adverse effects from these conditions, the overall tightening of global credit markets or other changes in market conditions.

Our revenue, net income and cash flow are all highly variable, and since we do not earn or record meaningful incentive income or incentive compensation expense on a quarterly basis, our quarterly results are not expected to be indicative of results for a completed fiscal year, which may increase the volatility of the price of our Class A shares.

Our revenue, net income and cash flow are all highly variable, primarily due to the fact that a substantial portion of our revenues historically has been and we expect will continue to be derived from incentive income from our funds, which is contingent on the funds’ annual performance. In addition, the investment return profiles of most of our funds are volatile. We may also experience fluctuations in our results from quarter to quarter due to a number of other factors, including changes in the values of our funds’ investments, changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. Such variability and unpredictability may lead to volatility in the trading price of our Class A shares and cause our results for a particular period not to be indicative of our performance in a future period or particularly meaningful as a basis of comparison against results for a prior period. It may be difficult for us to achieve steady growth in net income and cash flow on a quarterly basis, which could in turn lead to large adverse movements in the price of our Class A shares or increased volatility in our Class A share price generally.

The timing and receipt of incentive income generated by our funds is uncertain and will contribute to the volatility of our results. Given this uncertainty, we do not record incentive income on our interim financial statements other than incentive income actually earned during a given interim period as a result of investor redemptions during the period. Accordingly, our interim results are not indicative of the results we expect for a full fiscal year. In addition, incentive income depends on our funds’ performance and opportunities for realizing gains, which may be limited. We cannot predict when, or if, any realization of investments will occur. If we were to have a realization event in a particular quarter, it may have a significant impact on our results for that particular quarter which may not be replicated in subsequent quarters. We recognize revenue on investments in our funds based on our allocable share of realized and unrealized gains (or losses) reported by such funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would materially adversely affect our revenue, which could further increase the volatility of our quarterly results.

Our funds have “high water marks” whereby we do not earn incentive income during a particular year even though the fund had a positive return in such year as a result of losses in the immediately preceding year. If a fund investor experiences losses, we will not be able to earn incentive income with respect to such investor’s investment in a fund until it surpasses the previous year’s high water mark. The incentive income we earn is therefore dependent on the net asset value of each fund investor’s investment in the fund, which could lead to significant volatility in our quarterly results.

Because our revenue, net income and cash flow can be highly variable from quarter to quarter and year to year, we plan not to provide any guidance regarding our expected quarterly and annual operating results. The lack of guidance may affect the expectations of public market analysts and could cause increased volatility in our Class A share price.

The asset management business is intensely competitive.

The asset management business is intensely competitive, with competition based on a variety of factors, including investment performance, the quality of service provided to fund investors, brand recognition and business reputation. We compete for fund investors, talent and for investment opportunities with a number of hedge funds, private equity funds, specialized funds, traditional asset managers, commercial banks, investment banks and other financial institutions. A number of factors serve to increase our competitive risks:

•	a number of our competitors have greater financial, technical, marketing and other resources and more personnel than we do;

•

several of our competitors have recently raised, or are expected to raise, significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•

some of our competitors have greater capital, lower targeted returns or greater sector or investment strategy specific expertise than we do, which creates competitive disadvantages with respect to investment opportunities;

•

some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•

some of our competitors may have higher risk tolerances or different risk assessments which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make;

•

there are relatively few barriers to entry impeding new funds, including a relatively low cost of entering this business, and the successful efforts of new entrants into our business, including former “star” portfolio managers at large diversified financial institutions, major commercial and investment banks and other financial institutions, have resulted in increased competition;

•	some investors may prefer to invest with an investment manager that is not publicly traded;

•	investors may develop concerns that we will allow our business to grow to the detriment of fund performance; and

•	other industry participants will from time to time seek to recruit our investment professionals and other employees away from us.

We may lose investment opportunities in the future if we do not match investment prices, structures and terms offered by competitors. Alternatively, we may experience decreased rates of return and increased risks of loss if we match investment prices, structures and terms offered by competitors. In addition, changes in the global capital markets could diminish the attractiveness of our funds relative to investments in other investment products. This competitive pressure could materially adversely affect our ability to make successful investments and limit our ability to raise future funds, either of which would materially adversely impact our business, revenue, results of operations and cash flow.

Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. We expect this trend to continue and, thus, if our performance is not consistently above the performance of our competitors, it will become increasingly difficult for our funds to raise capital and continue to achieve growth. More significantly, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving consistent, positive returns. Competition for investors is based on a variety of factors, including:

•	investment performance;

•	investor perception of investment managers’ ability, drive, focus and alignment of interest with them;

•	quality of service provided to and duration of relationship with investors;

•	business reputation; and

•	level of fees, incentive income and expenses charged for services.

These and other factors could reduce our earnings and revenues and materially adversely affect our business. In addition, if we are forced to compete with other alternative asset managers on the basis of price, we may not be able to maintain our current management fee and incentive income structures. We have historically competed for investors primarily on the performance of our funds, and not on the level of our fees or incentive income relative to those of our competitors. However, as the alternative asset management sector matures, there is a risk that fees and incentive income will decline, without regard to the historical performance of a manager. Fee or incentive income reductions on existing or future funds, without corresponding decreases in our cost structure, could materially adversely affect our revenues and profitability.

The loss of services of any of our key partners, particularly our founder Daniel Och, would materially adversely affect our business.

The success of our business depends on the efforts, judgment and personal reputations of our key partners, particularly our founder, Daniel Och, and other members of our senior management team, including Joel Frank, David Windreich, Michael Cohen, Zoltan Varga and Harold Kelly. Our key partners’ reputations, expertise in investing, relationships with investors in our funds and relationships with third parties on whom our funds depend for investment opportunities and financing are each critical elements in operating and expanding our business. The loss of any of these individuals could harm our business and jeopardize our relationships with our fund investors and members of the business community. We believe our performance is highly correlated to the performance of these individuals. Accordingly, the retention of our key partners is crucial to our success, but none of them is obligated to remain actively involved with us. In addition, if any of our key partners were to join or form a competitor, some of our fund investors could choose to invest with that competitor rather than in our funds. The loss of the services of any of our key partners would have a material adverse effect on us, including our ability to retain and attract investors and raise new funds, and the performance of our funds. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our key partners.

Our ability to retain our professionals is critical to our success and our ability to grow depends on our ability to attract additional partners and managing directors.

Our most important asset is our people, and our continued success is highly dependent upon the efforts of all of our partners and managing directors. Our future success and growth depend to a substantial degree on our ability to retain and motivate our partners and other key personnel and to strategically recruit, retain and motivate new talent, including new partners and managing directors. However, we may not be successful in our efforts to recruit, retain and motivate the required personnel as the market for qualified investment professionals is extremely competitive. Historically, we have compensated our partners through distributions on their interests in our business and our managing directors through profit participation payments. As we grow our business as a public company, we may not be able to provide future partners with equity interests in our business to the same extent or with the same tax consequences as our existing partners. Therefore, in order to recruit and retain existing and future partners, we will need to maintain a flexible compensation program, including the ability to make cash income allocations to them and issue equity or other interests in our business including, without limitation, Class C Non-Equity Interests, with respect to which the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee by majority vote) in conjunction with our compensation committee will have the authority to declare distributions. As a result, our total compensation and benefits expense would increase and would adversely affect our profitability, and our cash available for distribution to the holders of the equity interests in our business would be reduced. In addition, any issuances of equity interests in our business to current or future personnel would dilute Class A shareholders.

Our investment professionals possess substantial experience and expertise in investing, are responsible for locating and executing our funds’ investments, have significant relationships with the institutions which are the source of many of our funds’ investment opportunities, and in certain cases have strong relationships with our fund investors. Therefore, if our investment professionals join competitors or form competing companies it could result in the loss of significant investment opportunities and certain existing investors. As a result, the loss of even a small number of our investment professionals could jeopardize the performance of our funds, which would have a material adverse effect on our results of operations.

The operating group limited partnership agreements provide that the Och-Ziff Operating Group A Units held by our partners upon completion of this offering (after giving effect to the purchase of vested units with proceeds from this offering, including any proceeds from the exercise of the underwriters’ option to purchase additional Class A shares, and from the sale of Class A shares to DIC Sahir) will be unvested and will vest, subject to their continued active involvement with us, in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary of this offering. The unvested Och-Ziff Operating Group A Units of Mr. Och will be subject to forfeiture to the other partners only if Mr. Och voluntarily terminates his active involvement with us. The unvested Och-Ziff Operating Group A Units of any partner other than Mr. Och will be subject to forfeiture to the other partners if such partner voluntarily terminates his active involvement with us or is terminated by the partnership for cause or if the Partner Performance Committee terminates such partner for any reason. In addition, the forfeiture provisions will lapse with respect to a partner upon his death or disability. However, these provisions of the operating group limited partnership agreements may be amended or waived at any time. We, our shareholders and the Och-Ziff Operating Group have no ability to enforce the forfeiture provisions of the operating group limited partnership agreements or to prevent the partners from amending those provisions or waiving any such obligations.

In addition, all of our partners will be subject to transfer restrictions and minimum retained ownership requirements with respect to their equity interests in us. The Class A restricted share units that we expect to award to our managing directors in connection with this offering will be subject to certain vesting requirements, and all of our partners and managing directors will be subject to certain restrictions with respect to competing with us, soliciting our employees and fund investors and disclosing confidential information about our business. However, these requirements and restrictions lapse over time, may not be enforceable in all cases and can be waived by us at any time. After the fifth anniversary of this offering, there will be no restrictions on our partners’ ability to exchange their Och-Ziff Operating Group A Units for Class A shares or to sell the Class A shares received in any such exchange, and we will be required to file a shelf registration statement covering the resale of all Class A shares held by our existing owners or issuable upon any such exchange. Accordingly, all of our partners will be able to freely sell their Class A shares at such time. In addition, our partners and the Ziffs will be entitled to certain co-sale rights as described under “Our Structure—Operating Group Limited Partnership Agreements and Shareholders’ Agreement—Certain Co-Sale Rights.” There is no guarantee that these requirements and agreements or the forfeiture provisions of the operating group limited partnership agreements will prevent any of these professionals from leaving us, joining our competitors or otherwise competing with us. Any of these events could have a material adverse affect on our business.

Each of our funds has special withdrawal provisions pursuant to which the failure of Daniel Och to be actively involved in the business provides investors with the right to redeem from the funds. The loss of the services of Daniel Och would have a material adverse effect on each of our funds and on us.

Investors in each of our funds are generally given a one-time special redemption right (not subject to redemption fees) if Daniel Och dies or ceases to perform his duties with respect to the fund for 90 consecutive days or otherwise ceases to be involved in the activities of the Och-Ziff Operating Group. The death or inability of Mr. Och to perform his duties with respect to any of our funds for 90 consecutive days, or termination of Mr. Och’s involvement in the activities of the Och-Ziff Operating Group for any reason, could result in substantial redemption requests from investors in each of our funds. Any such event would have a direct material adverse effect on our revenues and earnings, and would likely harm our ability to maintain or grow assets under management in existing funds or raise additional funds in the future. Such withdrawals could lead possibly to a liquidation of our funds and a corresponding elimination of our management fees and potential to earn incentive income. The loss of Mr. Och could, therefore, ultimately result in a loss of substantially all of our earnings.

We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our administrative, operational and financial resources.

Our assets under management have grown from approximately $5.8 billion as of December 31, 2002 to $30.1 billion as of September 30, 2007. Our rapid growth has caused, and if it continues will continue to cause, significant demands on our legal, accounting and operational infrastructure, and increased expenses. The complexity of these demands, and the expense required to address them, is a function not simply of the amount by which our assets under management have grown, but of significant differences in the investing strategies employed within our funds. In addition, we are required to continuously develop our systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting and regulatory developments.

Our future growth will depend on, among other things, our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	in maintaining adequate financial and business controls;

•	in implementing new or updated information and financial systems and procedures; and

•	in training, managing and appropriately sizing our work force and other components of our business on a timely and cost-effective basis.

There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to continue to grow, and any failure to do so could materially adversely affect our ability to generate revenue and control our expenses.

Operational risks may disrupt our business, result in losses or limit our growth.

We rely heavily on our financial, accounting, trading and other data processing systems to, among other things, execute, confirm, settle and record transactions across markets and geographies in a time-sensitive, efficient and accurate manner. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our business, liability to our funds, regulatory intervention or reputational damage.

In addition, we operate a business that is highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

We rely on our headquarters in New York City, where most of our personnel are located, for the continued operation of our business. We have taken precautions to limit the impact that a disruption to our New York headquarters could cause (for example, by ensuring our London office can operate independently of our other offices and establishing a SunGard “hot site” located in New Jersey, from which we could run our operations). Although these precautions have been taken, a disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Finally, although we perform and back-up all key functions of our business, including portfolio valuation, internally, we rely on third-party service providers for certain aspects of our business, including for certain information systems and technology and administration of our funds. Severe interruptions or deteriorations in the performance of these third parties or failures of their information systems and technology could impair the quality of the funds’ operations and could impact our reputation and hence materially adversely affect our business.

The historical and unaudited pro forma financial information included in this prospectus is not necessarily indicative of our future performance or of cash available for distribution.

The historical combined financial information included in this prospectus is not indicative of our future financial results, and distributions to our existing owners in prior periods are not necessarily indicative of amounts that will be available for future distributions. Our historical combined financial information consolidates a large number of our funds which will not be consolidated after this offering, as described further under “Unaudited Pro Forma Financial Information.” In addition, the historical combined financial information included in this prospectus does not reflect the added costs, including taxes, that we will incur as a public company or the impact of our change in structure. In addition, we will incur significant compensation expense associated with the vesting of the Och-Ziff Operating Group A Units being issued to our existing partners and Class A restricted share units being issued to all of our employees in connection with this offering. We will also incur significant charges in respect of the purchase of Och-Ziff Operating Group A Units from our existing owners in connection with this offering, the sale of Class A shares to DIC Sahir and the Term Loan Distributions. As a result of these expenses, we expect to report losses on our GAAP financial statements during future periods. In preparing our unaudited pro forma financial information for certain periods prior to this offering, we adjusted our historical combined financial information for the transactions described in “Our Structure—The Transactions” and, as such, this financial information does not purport to represent the results of any future periods.

Our future financial statements are also likely to be materially different as a result of:

•	the deconsolidation of most of our funds;

•	interest expense associated with borrowings of $750.0 million under our new term loan;

•	the reclassification of the Ziff profit sharing interest and the interests of our partners other than Mr. Och to common equity interests in our business;

•

the impact of the transactions occurring in connection with this offering and the sale of Class A shares to DIC Sahir on a pro forma basis, including the impact of the tax receivable agreement and an increase in our tax expense and our effective tax rate as a result of Och-Ziff Corp being taxable as a corporation, and the incremental expenses we will incur as a result of being a publicly traded company;

•	fund performance in the future which differs from the historical performance reflected in our unaudited pro forma financial information; and

•	the pace of growth of our business in the future, including the formation of new funds, which differs from the historical growth reflected in our unaudited pro forma financial information.

As a result of the foregoing, the historical financial information presented in this prospectus, including with respect to distributions to holders, is not necessarily indicative of future performance. The estimates used in our unaudited pro forma financial information are not necessarily an accurate estimate of our actual experience as a public company or indicative in any way of our future performance.

The requirements of being a public entity and sustaining our growth may strain our resources.

As a public entity, we will be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and requirements of the U.S. Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act.” These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition and operations. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which is discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers liability insurance, director fees, reporting requirements of the SEC and other regulators, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our financial condition, results of operations, business and Class A share price.

Once we become a public company, the Sarbanes-Oxley Act of 2002 and the related rules will require our management to conduct annual assessments of the effectiveness of our internal control over financial reporting and will require a report by our independent registered public accounting firm addressing these assessments, as well as an independent audit of our internal control over financial reporting, beginning with our fiscal year ending December 31, 2008. Our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act. In particular, we have not yet established and adopted all of the formal policies, processes and practices related to financial reporting that will be necessary to comply with Section 404. Such policies, processes and practices are important to ensure the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404. However, we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404. As a public company, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to our assessment concerning the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Any such event could adversely affect our financial condition, results of operations and business, and lead to a decline in the price of our Class A shares.

Our independent registered public accounting firm identified a material weakness in our internal controls, which, if not properly remediated, could result in material misstatements of our financial statements in future periods.

Our independent registered public accounting firm reported to our management a material weakness in our internal control over financial reporting as of December 31, 2006. A material weakness is defined by the standards issued by the Public Company Accounting Oversight Board as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The identified material weakness, which was unrelated to the Och-Ziff funds, relates to errors in accounting for certain historical profits interests in the company and for certain revenues and expenses for associated entities. The errors noted in the previous sentence were due to certain complex legal contracts containing ambiguous or conflicting terms and the financial statement close process as it relates to the application of the relevant accounting.

Management has developed a plan to remediate the material weakness. We have significantly expanded our legal and professional accounting staff and continue to seek additional resources to further enhance our accounting and reporting functions and document retention practices. However, if these measures fail to remediate the material weakness or if additional material weaknesses in our internal controls are discovered in the future, we may be unable to provide required financial information in a timely and reliable manner, or otherwise comply with the standards applicable to us as a public company, and our management may not be able to report that our internal control over financial reporting is effective for the year ending December 31, 2008 or thereafter, when we are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. There could also be a negative reaction in the markets due to a loss of investor confidence in us and the reliability of our financial statements and, as a result, our business may be harmed and the price of our Class A shares may decline.

We are subject to third-party litigation risk which could result in significant liabilities and reputational harm which could materially adversely affect our results of operations, financial condition and liquidity.

In general, we will be exposed to risk of litigation by our fund investors if our management of any fund is alleged to constitute negligence or dishonesty. Investors could sue us to recover amounts lost by our funds due to our alleged misconduct, up to the entire amount of loss. Furthermore, we may be subject to litigation arising from investor dissatisfaction with the performance of our funds or from allegations that we improperly exercised control or influence over companies in which our funds have large investments. In addition, we are exposed to risks of litigation or investigation relating to transactions which presented conflicts of interest that were not properly addressed. In such actions we would be obligated to bear legal, settlement and other costs (which may be in excess of available insurance coverage). In addition, although we are indemnified by our funds, our rights to indemnification may be challenged. If we are required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds or failure to obtain indemnification from our funds, our results of operations, financial condition and liquidity would be materially adversely affected.

In our funds, we are exposed to the risk of litigation if the funds suffer catastrophic losses due to the failure of a particular investment strategy or due to the trading activity of an employee who has violated market rules and regulations. Any litigation arising in such circumstances is likely to be protracted, expensive and surrounded by circumstances which are materially damaging to our reputation and our business. In addition, we face the risk of litigation from investors in our funds if we violate restrictions in such funds’ organizational documents (for example, by failing to adhere to the limits we have to set on maximum exposure by a fund to a single investment).

Certain of our funds are incorporated or formed under the laws of the Cayman Islands. Cayman Islands laws, particularly with respect to shareholders rights, partner rights and bankruptcy, differ from the laws of the United States and could change, possibly to the detriment of our funds and investment management subsidiaries.

In addition, with a workforce consisting of many very highly paid investment professionals, we face the risk of lawsuits relating to claims for compensation, which may individually or in the aggregate be significant in amount. The cost of settling such claims could materially adversely affect our results of operations.

Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus could result in additional burdens on our business. Our reputation, business and operations could be materially affected by regulatory issues.

Our business is subject to extensive regulation. We are subject to regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world. The SEC oversees our activities as a registered investment adviser under the Advisers Act. We are also subject to regulation under the Exchange Act and the U.S. Securities Act of 1933, as amended, or the “Securities Act,” and various other statutes. In addition, we are subject to regulation by the Department of Labor under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA.” In the United Kingdom, we are subject to regulation by the U.K. Financial Services Authority. Our Asian operations, and our investment activities around the globe, are subject to a variety of regulatory regimes that vary country by country, including the Financial Services Agency in Japan and the Securities and Futures Commission in Hong Kong.

Each of the regulatory bodies with jurisdiction over us has the authority to grant, and in specific circumstances to cancel, permissions to carry on our business and to conduct investigations and administrative proceedings. Such investigations can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships. For example, a failure to comply with the obligations imposed by the Advisers Act, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or a failure to maintain our funds’ exemption from compliance with the 1940 Act, could result in investigations, sanctions and reputational damage. Our funds are involved regularly in trading activities which implicate a broad number of U.S. and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing investors or fail to gain new investors.

In addition, we regularly rely on exemptions from various requirements of the Securities Act, the Exchange Act and ERISA in conducting our asset management activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our business could be materially and adversely affected. See “—Risks Related to Our Organization and Structure—If we are deemed an investment company under the Investment Company Act of 1940, our business would be subject to applicable restrictions under that Act, which could make it impracticable for us to continue our business as contemplated and would have a material adverse impact on the market price of our Class A shares.” The requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our funds and are not designed to protect holders of our Class A shares.

Various factors, including recent financial scandals, have caused investors and governmental authorities to express concerns over the integrity of the U.S. financial markets and the adequacy of the current regulation of financial institutions, including alternative asset managers. For these and other reasons, the regulatory environment relevant to our business and to investors in our funds is subject to change in a manner that may be adverse to us and fund investors. For example, we may be materially adversely affected as a result of new or revised legislation or regulations imposed by the SEC, or other U.S. or non-U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets, including developments that are not directed at alternative asset managers but nevertheless affect our business and operations. We also may be materially adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. Such changes could place limitations on the types of investors that can invest in alternative investment funds or on the conditions under which such investors may invest. Furthermore, such changes may limit the scope of investing activities that may be undertaken by alternative investment managers. It is not practicable to determine with meaningful specificity the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Any such regulations could increase our costs of doing business or materially adversely affect our profitability and materially adversely affect our ability to recruit, retain and motivate our current and future professionals.

Regulatory developments specifically designed to increase oversight or taxation of alternative investment funds may materially adversely affect our business. In recent years, there has been debate in U.S. and foreign governments about new rules and regulations for investment funds. Any new rules or regulations could negatively impact our ability to conduct our investment activities and thereby reduce the value of our Class A shares. See “—Risks Related to Taxation—Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules.”

Our failure to deal appropriately with conflicts of interest could damage our reputation and materially adversely affect our business.

As we have expanded the scope of our business, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Certain of our funds have overlapping investment objectives and potential conflicts may arise with respect to our decisions regarding how to allocate investment opportunities among those funds. For example, a decision to acquire material non-public information about a company while pursuing an investment opportunity for a particular fund gives rise to a potential conflict of interest when it results in our having to restrict the ability of other funds to buy or sell securities in the public markets. In addition, investors (or holders of Class A shares) may perceive conflicts of interest regarding investment decisions for funds in which our partners, who have and may continue to make significant personal investments, are personally invested.

It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest would have a material adverse effect on our reputation which would materially adversely affect our business in a number of ways, including an inability to raise additional funds and a reluctance of counterparties to do business with us.

Employee misconduct could harm us by impairing our ability to attract and retain investors and subjecting us to significant legal liability and reputational harm.

There is a risk that our employees could engage in misconduct that materially adversely affects our business. We are subject to a number of obligations and standards arising from our asset management business and our authority over the assets managed by our asset management business. The violation of these obligations and standards by any of our employees would materially adversely affect our investors and us. In addition, our business requires that we properly deal with confidential matters of great significance to companies in which we may invest. If our employees were improperly to use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships. It is not always possible to detect or deter employee misconduct, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If one of our employees were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be materially adversely affected.

Our organizational documents do not limit our ability to enter into new lines of business, and we may enter into new businesses, make future strategic investments or acquisitions or enter into joint ventures, each of which may result in additional risks and uncertainties in our business.

We intend, to the extent that market conditions warrant, to grow our business by increasing assets under management and creating new investment products and businesses. Accordingly, we may pursue growth through strategic investments, acquisitions or joint ventures, which may include entering into new lines of business, such as the broker-dealer or financial advisory industries. In addition, we expect opportunities will arise to acquire, or enter into joint ventures with, other alternative or traditional asset managers. To the extent we make strategic investments or acquisitions, enter into joint ventures, or enter into a new line of business, we will face numerous risks and uncertainties, including risks associated with (i) the required investment of capital and other resources, (ii) the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, (iii) combining or integrating operational and management systems and controls and (iv) loss of investors in our fund due to the perception that we are no longer focusing on our core fund management duties. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be materially adversely affected. In the case of joint ventures, we are subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control.

We may use substantial amounts of leverage to finance our business, which will expose us to substantial risks.

We may eventually use a significant amount of borrowings to finance our business operations as a public company. This will expose us to the typical risks associated with the use of substantial leverage, including those discussed below under “—Risks Related to Our Funds—Dependence on significant leverage in investments by our funds could materially adversely affect our ability to achieve positive rates of return on those investments.” These risks could be exacerbated by the use of leverage by our funds to finance investments and could cause us to suffer a decline in any credit ratings assigned to us or our debt by rating agencies. Any such decline in ratings might result in an increase in borrowing costs and could otherwise adversely affect our business in a material way. In addition, as our long-term unsecured debt and committed secured credit facilities expire, or if our lenders fail, we will need to replace them by entering into new facilities or finding other sources of liquidity, and there is no guarantee that we will be able to do so on attractive terms or at all, particularly in a liquidity or other market crisis. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical Liquidity and Capital Resources” for a further discussion of our liquidity.

An increase in our borrowing costs may adversely affect our earnings and liquidity.

Under our new term loan, we have borrowings in the amount of $750.0 million. This term loan will mature in July 2012, at which time we will be required to either refinance it by entering into new facilities, which could result in higher borrowing costs, or issuing equity, which would dilute existing shareholders. We could also repay the term loan by using cash on hand or cash from the sale of our assets. No assurance can be given that we will be able to enter into new facilities or issue equity in the future on attractive terms, or at all. Our term loan is a LIBOR-based floating-rate obligation and the interest expense we incur varies with changes in the applicable LIBOR reference rate. As indicated in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” a 10% change in LIBOR would result in a change of approximately $4.0 million in our annual interest expense associated with this term loan, assuming LIBOR in effect at September 30, 2007. We may incur additional indebtedness in the future to finance our operations. An increase in interest rates would adversely affect the market value of any fixed-rate debt investments and/or subject them to prepayment or extension risk, which may adversely affect our earnings and liquidity.

Risks Related to Our Funds

Our results of operations are dependent on the performance of our funds. Poor fund performance will result in reduced revenues and earnings. Poor performance of our funds will make it difficult for us to retain or attract investors to our funds and to grow our business. The performance of each fund we manage is subject to some or all of the following risks.

The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.

We have presented in this prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Information Overview,” “Business—Investment Performance” and elsewhere the net composite returns relating to the historical performance of our funds, and also refer to other metrics associated with historical returns, such as risk and correlation measures. The returns are relevant to us primarily insofar as they are indicative of incentive income we have been allocated in prior years. The historical and potential future returns of our funds, however, are not expected to be indicative of returns on our Class A shares. Therefore, you should not conclude that positive performance of our funds will result in positive returns on an investment in Class A shares. However, poor performance of our funds may cause a decline in our revenue, and would therefore have a negative effect on our performance and the returns on an investment in our Class A shares. An investment in our Class A shares is not an investment in any of the Och-Ziff funds. Moreover, most of our funds will not be consolidated in our financial statements for periods after June 30, 2007.

Moreover, with respect to the historical returns of our funds:

•	the historical returns of our funds should not be considered indicative of the future results that should be expected from such funds or from any future funds we may raise;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities; and

•	the rates of return reflect our historical cost structure, which may vary in the future due to factors beyond our control, including changes in law.

In addition, future returns will be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests.

Poor performance of our funds would cause a decline in our revenue, income and cash flow and could materially adversely affect our ability to raise additional capital.

In the event that any of our funds were to perform poorly, our revenue, income and cash flow would decline because the value of our assets under management would decrease, which would result in a reduction in management fees. A decrease in our investment returns would result in a reduction in incentive income and, if such decrease was substantial, could result in the elimination of incentive income for a given year. Poor performance of our funds could make it more difficult for us to raise new capital. Investors in our funds might decline to invest in future funds we raise and investors in our funds might redeem their investments as a result of poor performance of the funds in which they are invested in favor of investments which are perceived to have lower risk or greater opportunity for returns. Investors and potential investors in our funds continually assess our funds’ performance, and our ability to raise capital for existing and future funds and avoid excessive redemption levels will depend on our funds’ continued satisfactory performance.

Dependence on significant leverage in investments by our funds could materially adversely affect our ability to achieve positive rates of return on those investments.

Our funds may choose to use leverage as part of their respective investment programs and regularly borrow a substantial amount of their capital either directly or through the use of derivative instruments. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investments in our funds. Our funds may borrow money from time to time to purchase or carry securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value could also decrease faster than if there had been no borrowings. Increases in interest rates could also decrease the value of fixed-rate debt investments that our funds make. Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

Third-party investors in our funds will have the right to remove us as investment manager or general partner of the funds and investors in our funds may redeem their investments. These events would lead to a decrease in our revenues, which could be substantial.

The governing agreements of most of our funds provide that, subject to certain conditions, third-party investors in those funds will have the right, without cause, to vote to remove us as investment manager or general partner of the fund by a simple majority vote, resulting in the elimination of management fees and incentive income derived from those funds. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us.

Investors in our funds may also generally redeem their investments on an annual or quarterly basis following the expiration of a specified period of time when capital may not be redeemed (typically between five and nine fiscal quarters), subject to the applicable fund’s specific redemption provisions. In a declining market, the pace of redemptions and consequent reduction in our assets under management could accelerate. The decrease in revenues that would result from significant redemptions in our funds could have a material adverse effect on our business, net income and cash flows.

The due diligence process that we undertake in connection with investments by our funds may not reveal all facts that may be relevant in connection with an investment.

Before making investments, particularly investments in securities that are not publicly traded, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

Our funds invest in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of our principal investments.

Our funds invest in securities that are not publicly traded. In many cases, our funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time. Our funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration is available. The ability of many of our funds to dispose of such investments is heavily dependent on the public equity markets. Even if the securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the required holding period. Accordingly, under certain conditions, our funds may be forced to either sell securities at lower prices than they had expected to realize or defer—potentially for a considerable period of time—sales that they had planned to make. Contributing capital to these investments is risky, and we may lose some or all of the principal amount of such investments.

Valuation methodologies for certain assets in our funds can be subject to significant subjectivity and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

There are no readily ascertainable market prices for a large number of the illiquid investments in our funds. The value of the investments of our funds is determined periodically by us based on the fair value of such investments. The fair value of investments is determined using a number of methodologies described in the funds’ valuation policies. These policies are based on a number of factors, including the nature of the investment, the expected cash flows from the investment, bid or ask prices provided by third parties for the investment, the length of time the investment has been held, the trading price of securities (in the case of publicly traded securities), restrictions on transfer and other recognized valuation methodologies. The methodologies we use in valuing individual investments are based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investment may vary materially as a result of the inaccuracy of such assumptions or estimates. In addition, because the illiquid investments held by our funds may be in industries or sectors which are unstable, in distress, or undergoing some uncertainty, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

Because there is significant uncertainty in the valuation of or in the stability of the value of illiquid investments, the fair values of such investments as reflected in a fund’s net asset value do not necessarily reflect the prices that would actually be obtained when such investments are sold. Realizations at values significantly lower than the values at which investments have been reflected in fund net asset values would result in losses for the applicable fund, a decline in asset management fees and the loss of potential incentive income. Also, a situation where asset values turn out to be materially different from values reflected in fund net asset values will cause investors to lose confidence in us which may, in turn, result in redemptions from our funds or difficulties in our ability to raise additional capital.

Our funds make investments in companies that we do not control.

Investments by all of our funds will include investments in debt or equity of companies that we do not control. Such investments may be acquired by our funds through trading activities or through purchases of securities from the issuer. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. In addition, we may make investments in which we share control over the investment with co-investors, which may make it more difficult for us to implement our investment approach or exit the investment when we otherwise would. If any of the foregoing were to occur, the values of investments by our funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

We expect our funds to make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.

All of our funds generally invest a significant portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States. Investments in non-U.S. securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to:

•	currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;

•	less developed or efficient financial markets than in the United States, which may lead to potential price volatility and relative illiquidity;

•	the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation;

•	differences in the legal and regulatory environment;

•	difficulties in enforcing contracts and filing claims under foreign legal systems;

•	less publicly available information in respect of companies in non-U.S. markets;

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certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments; and

•	the possible imposition of non-U.S. taxes or withholding on income and gains recognized with respect to such securities.

There can be no assurance that adverse developments with respect to such risks will not materially adversely affect our funds’ investments that are held in certain countries or the returns from these investments.

Risk management activities may materially adversely affect the return on our funds’ investments.

When managing our funds’ exposure to market risks, the relevant fund (or one of our affiliates on behalf of the funds) may from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit its exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The success of any hedging or other derivative transactions generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument, the position being hedged, and the creditworthiness of the counterparty and other factors. As a result, while we may enter into a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.

Certain of our investments may be concentrated in certain asset types or in a geographic region, which could exacerbate any negative performance of those funds to the extent those concentrated investments perform poorly.

The governing agreements of our funds generally contain only limited investment restrictions and only limited requirements as to diversification of fund investments, either by geographic region or asset type. During periods of difficult market conditions or slowdowns in these regions, any decrease in revenues and difficulty in obtaining access to financing may be exacerbated by any concentration of investments, which would result in lower investment returns for our funds.

Our funds’ investments are subject to numerous additional risks.

Our funds’ investments are subject to numerous additional risks, including the following:

•	Generally, there are few limitations on the execution of our funds’ investment strategies, which are subject to the sole discretion of the investment manager or the general partner of such funds.

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The funds may engage in short-selling, which is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the fund is otherwise unable to borrow securities that are necessary to hedge its positions.

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The funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the fund to suffer a loss. Counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the fund has concentrated its transactions with a single or small group of counterparties. Generally, the funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. Moreover, the funds’ monitoring of the creditworthiness of their counterparties may prove insufficient. The absence of a regulated market to facilitate settlement may increase the potential for losses.

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Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This “systemic risk” may materially adversely affect the financial intermediaries (such as prime brokers, clearing agencies, clearing houses, banks, securities firms and exchanges) with which the funds interact on a daily basis.

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The efficacy of investment and trading strategies depends largely on the ability to establish and maintain an overall market position in a combination of financial instruments. A fund’s trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the funds might only be able to acquire some but not all of the components of the position, or if the overall position were to need adjustment, the funds might not be able to make such adjustment. As a result, the funds would not be able to achieve the market position selected by the management company or general partner of such funds, and might incur a loss in liquidating their position.

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The funds are subject to risks due to potential illiquidity of assets. The funds may make investments or hold trading positions in markets or entities that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or costly for the funds to liquidate positions rapidly in order to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time or the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise.

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Fund investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including if the fund writes a call option. Price movements of commodities, futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the price of the securities underlying them. In addition, the funds’ assets are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses or counterparties.

Most of our funds utilize distressed debt and equity investment strategies which involve significant risks and potential additional liabilities.

Most of our funds invest a portion of their assets in issuers with weak financial conditions, poor operating results, substantial financial needs, negative net worth and/or special competitive problems. These funds may also invest in issuers that are involved in bankruptcy or reorganization proceedings. In such situations, it may be difficult to obtain full information as to the exact financial and operating conditions of these issuers. Furthermore, some of our funds’ distressed investments may not be widely traded or may have no recognized market. Depending on the specific fund’s investment profile, a fund’s exposure to such investments may be substantial in relation to the market for those investments and the acquired assets are likely to be illiquid and difficult to sell or transfer. As a result, it may take a number of years for the fair value of such investments to ultimately reflect their intrinsic value as perceived by us.

A central strategy of our distressed securities investing is to predict the occurrence of certain corporate events, such as debt and/or equity offerings, restructurings, reorganizations, mergers, takeover offers and other transactions. If we do not accurately predict these events, the market price and value of our funds’ investment could decline sharply.

In addition, these investments could subject our funds to certain potential additional liabilities that may exceed the value of their original investments. Under certain circumstances, payments or distributions on certain investments may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In the case where the investment in securities of troubled companies is made in connection with an attempt to influence a restructuring proposal or plan of reorganization in bankruptcy, our funds may become involved in substantial litigation.

Our funds are subject to risks due to potential illiquidity of assets.

Our funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which we may be a party, and changes in industry and government regulations. When a fund holds a security or position, it is vulnerable to price and value fluctuations and may experience losses to the extent the value of the position decreases and it is unable to timely sell, hedge or transfer the position. Therefore, it may be impossible or costly for our funds to liquidate positions rapidly, particularly if the relevant market is moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. Alternatively, it may not be possible in certain circumstances for a position to be purchased or sold promptly, particularly if there is insufficient trading activity in the relevant market or otherwise.

If our risk management systems are ineffective, we may be exposed to material unanticipated losses.

We continue to refine our risk management techniques, strategies and assessment methods. However, our risk management techniques and strategies may not fully mitigate the risk exposure of our funds in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Some of our strategies for managing risk in our funds are based upon our use of historical market behavior statistics. We apply statistical and other tools to these observations to measure and analyze the risks to which our funds are exposed. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in the funds or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than the historical measures predict. Furthermore, our mathematical modeling does not take all risks into account. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses. See “Business—Risk Management Principles and Practices.”

We are subject to risks in using prime brokers, custodians, administrators and other agents.

All of our funds depend on the services of prime brokers, custodians, administrators or other agents to carry out certain securities transactions. In the event of the insolvency of a prime broker and/or custodian, the funds might not be able to recover equivalent assets in full as they will rank among the prime broker’s and custodian’s unsecured creditors in relation to assets which the prime broker or custodian borrows, lends or otherwise uses. In addition, the funds’ cash held with a prime broker or custodian may not be segregated from the prime broker’s or custodian’s own cash, and the funds will therefore rank as unsecured creditors in relation thereto.

Risks Related to Our Organization and Structure

Control by Mr. Och of the total combined voting power of our shares could cause or prevent us from engaging in certain transactions, which could adversely affect the market price of the Class A shares or deprive our Class A shareholders of an opportunity to receive a premium as part of a sale of our company.

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, our partners will control approximately 79.1% of the combined voting power of our Class A shares and Class B shares through their ownership of 100% of our Class B shares. In addition, each of our partners has granted to the members of the Class B Shareholder Committee, which initially consists solely of our founder, Daniel Och, an irrevocable proxy to vote all of such shares as such members may determine in their sole discretion, which proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company. Accordingly, Mr. Och initially will have the ability to elect all of the members of our Board of Directors and thereby control our management and affairs. In addition, he will be able to determine the outcome of all matters requiring shareholder approval and will be able to cause or prevent a change of control of our company or a change in the composition of our Board of Directors, and could preclude any unsolicited acquisition of our company. The control of voting power by Mr. Och could deprive Class A shareholders of an opportunity to receive a premium for their Class A shares as part of a sale of our company, and might ultimately affect the market price of the Class A shares. Upon Mr. Och’s withdrawal, death or disability, the Class B Shareholder Committee will consist of either (i) the members of the Partner Management Committee, who shall act by majority vote in such capacity, or (ii) a partner elected by majority vote of the remaining members of the Partner Management Committee to serve as the sole member of the Class B Shareholder Committee.

Because our partners control more than 50% of our voting power, we are eligible for the “controlled company” exception from NYSE requirements that our Board of Directors be comprised of a majority of independent directors and that our compensation committee and nominating, corporate governance and conflicts committee consist solely of independent directors. Although we do not currently intend to utilize this exception, we may in the future determine to do so.

In addition, the shareholders’ agreement among us and our partners, in their capacity as the Class B shareholders, will provide the Class B Shareholder Committee, so long as our partners and their permitted transferees continue to hold more than 40% of the total combined voting power of our outstanding Class A shares and Class B shares, with approval rights over a variety of significant board actions, including:

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any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

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any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of our outstanding Class A shares and Class B shares other than (1) pursuant to transactions solely among us and our wholly owned subsidiaries, (2) upon issuances of securities pursuant to our 2007 equity incentive plan, (3) upon the exchange of Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A shares pursuant to the Exchange Agreement or (4) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the shareholders’ agreement;

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any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer; or

•	the termination of the employment of an executive officer or the active involvement of a partner with us or any of our subsidiaries or controlled affiliates without cause.

In addition, our operating agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions primarily relating to our structure so long as any Class B shares are outstanding. Our structure is intended to ensure that we maintain exchangeability of Class A shares and Och-Ziff Operating Group A Units on a one-for-one basis. Accordingly, the Class B Shareholder Committee will have the right to approve or consent to actions that could result in an economic disparity, such as the issuance of certain securities, making certain capital contributions, owning or disposing of certain assets, incurring certain indebtedness and conducting business outside of the Och-Ziff Operating Group. See “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Amendment of Our Operating Agreement” and “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities.”

Our operating agreement contains provisions that reduce fiduciary duties of our directors and officers with respect to potential conflicts of interest against such individuals and limit remedies available to our Class A shareholders against such individuals for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of our officers and directors to us, which also reduces remedies available to our Class A shareholders for certain acts by such person.

Our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our partners, our officers, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our Board of Directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by our nominating, corporate governance and conflicts committee, which is composed of independent directors, (ii) approved by shareholders holding a majority of our shares that are disinterested parties, (iii) on terms no less favorable than those generally provided to or available from unrelated third parties, or (iv) fair and reasonable to us. Accordingly, if such a resolution or course of action is approved by our nominating, corporate governance and conflicts committee or otherwise meets one or more of the above criteria, you will not be able to successfully assert a claim that such resolution or course of action constituted a breach of fiduciary duties owed to you by our officers, directors and their respective affiliates. Under the

Delaware General Corporation Law, or the “DGCL,” in contrast, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances. In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.

Our operating agreement also provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us other than in instances of fraud, gross negligence and willful misconduct. Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our shareholders may not have remedies available against such individuals under applicable law. Under the DGCL, in contrast, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders; (ii) intentional misconduct or knowing violations of the law that are not done in good faith; (iii) improper redemption of stock or declaration of a dividend, or (iv) a transaction from which the director derived an improper personal benefit.

Our operating agreement also provides that we will indemnify our directors and officers for acts or omissions to the fullest extent permitted by law other than in instances of fraud, gross negligence and willful misconduct, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and counsel fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been one of our directors or officers. Under the DGCL, in contrast, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Because our existing partners hold their economic interest through Och-Ziff Operating Group, conflicts of interest may arise between them and holders of our Class A shares or us.

Our partners will hold 72.7% of the Operating Group Equity Units upon completion of this offering and the sale of Class A shares to DIC Sahir (or 71.4% if the underwriters exercise their option in this offering to purchase additional Class A shares in full). Because they hold their economic interest in our business directly through Och-Ziff Operating Group, rather than through ownership of our Class A shares, our partners may have conflicting interests with holders of Class A shares or with us. For example, our partners will have different tax positions from shareholders which could influence their decisions regarding whether and when to dispose of assets, and whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the tax receivable agreement. Decisions with respect to these and other operational matters could affect the timing and amounts of payments due to our existing owners under the tax receivable agreement. In addition, the structuring of future transactions and investments may take into consideration the partners’ tax considerations even where no similar benefit would accrue to us.

We intend to pay regular distributions but our ability to do so may be limited by our holding company structure, as we are dependent on distributions from the Och-Ziff Operating Group to make distributions and to pay taxes and other expenses.

As a holding company, our ability to make distributions or to pay taxes and other expenses will be subject to the ability of our subsidiaries to provide cash to us. We intend to make quarterly distributions to our Class A shareholders. Accordingly, we expect to cause the Och-Ziff Operating Group to make distributions to its direct unitholders holding Operating Group Equity Units, initially our wholly owned subsidiaries and our existing owners, pro rata in an amount sufficient to enable us to pay such distributions to our Class A shareholders; however, no assurance can be given that such distributions will or can be made. Our Board of Directors can reduce or eliminate our distributions at any time, in its discretion. In addition, the Och-Ziff Operating Group is required to make minimum tax distributions to its direct unitholders, which our Class A shareholders will not be entitled to. As a result, Class A shareholders may not receive any distributions at a time when our existing owners are receiving distributions on their Och-Ziff Operating Group A Units. If the Och-Ziff Operating Group has insufficient funds to make such distributions, we may have to borrow additional funds or sell assets, which could materially adversely affect our liquidity and financial condition. Furthermore, by paying cash distributions rather than investing that cash in our business, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

The declaration and payment of any future distributions will be at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Because we only earn and recognize incentive income on an annual basis, we anticipate that quarterly distributions in respect of the first three fiscal quarters will be disproportionate to distributions in respect of the last fiscal quarter, which will typically be paid in the first fiscal quarter of the following year. Our Board of Directors will take into account such factors as it may deem relevant, including general economic and business conditions; our strategic plans and prospects; our business and investment opportunities; our financial condition and operating results; working capital requirements and anticipated cash needs; contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to our new term loan; legal, tax and regulatory restrictions; and other restrictions and implications on the payment of distributions by us to our Class A shareholders or by our subsidiaries to us and such other factors as our Board of Directors may deem relevant. Any income payments made to our partners and compensatory payments made to our employees, as well as payments that Och-Ziff Corp makes under the tax receivable agreement and distributions to holders of Och-Ziff Operating Group Units in respect of their tax liabilities arising from their direct ownership of Och-Ziff Operating Group Units, will reduce amounts that would otherwise be available for distribution by us on the Class A shares. In addition, any discretionary income allocations on the Class C Non-Equity Interests as determined by the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote) in conjunction with our compensation committee, will also reduce amounts available for distribution to our Class A shareholders. The 14,761,905 Class A restricted share units that we intend to grant at the time of this offering to our managing directors and other employees will accrue distributions to be paid if and when the underlying Class A restricted share units vest. Distributions may be paid in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest.

The declaration and payment of any distribution may be subject to legal, contractual or other restrictions. For example, as a Delaware limited liability company, we are not permitted to make distributions if and to the extent that after giving effect to such distributions, our liabilities would exceed the fair value of our assets. In addition, we will not be permitted to make distributions if we are in default under our new term loan, and the term loan limits the amount of distributions we can pay to our “free cash flow,” as such term is defined in the term loan. See “Description of New Term Loan.”

The vast majority of cash and investment assets reflected on our historical audited combined balance sheets belongs to our funds which are presented on a consolidated basis under GAAP. We depend on the cash we receive from the Och-Ziff Operating Group.

Our historical audited combined financial information includes significant investment asset balances, cash and restricted cash that is owned by our consolidated funds. Although the investments, cash and other assets of certain of our funds were historically included in our consolidated statements for financial reporting purposes, such assets were not available to us to pay distributions or for other liquidity needs but rather were property of the relevant fund. Following changes made to our fund documents, most of our domestic funds are no longer included in our combined financial statements as of January 1, 2007 and none of our offshore funds is included as of June 30, 2007. As a result, such funds’ assets no longer appear on the face of our balance sheets. We depend on distributions from the Och-Ziff Operating Group for cash and the Och-Ziff Operating Group depends primarily on the management fees and incentive income it receives from our funds and its portion of the distributions made by the funds, if any, for cash. We do not receive management fees or earn incentive income on investments made by us, our managing directors or other employees or on certain investments made by our partners.

We will be required to pay our existing owners for most of the tax benefits we realize as a result of the tax basis step-up we receive in connection with taxable exchanges by our existing owners of Och-Ziff Operating Group A Units or our acquisitions of those units from our existing owners.

At any time and from time to time, subject to vesting, minimum retained ownership requirements and transfer restrictions, each of our existing owners will, and each of our future owners may, have the right to exchange its Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent) in a taxable transaction. These taxable exchanges, as well as our acquisitions of Och-Ziff Operating Group A Units from our owners (including in connection with this offering and the sale of Class A shares to DIC Sahir), may result in increases in the tax depreciation and amortization deductions, as well as an increase in the tax basis of other assets, of Och-Ziff Operating Group that otherwise would not have been available. These increases in tax depreciation and amortization deductions, as well as the tax basis of other assets, may reduce the amount of tax that our corporate taxpayer intermediate holding companies that hold an interest in an Och-Ziff Operating Group entity would otherwise have been required to pay in the future, although the Internal Revenue Service (“IRS”) may challenge all or part of increased deductions and tax basis increase, and a court could sustain such a challenge.

Prior to the completion of this offering, we will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers (including Och-Ziff if it is treated as a corporate taxpayer) to those owners of 85% of the amount of tax savings, if any, that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis of the Och-Ziff Operating Group. The amounts to be paid will reflect the fact that payments under the tax receivable agreement may result in further tax savings, and thus may give rise to additional payment obligations thereunder. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity” and “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

Were the IRS to challenge a tax basis increase, our owners who have received payments under the tax receivable agreement will not reimburse the corporate taxpayers for any such payments that have been previously made. As a result, in certain circumstances, payments could be made to our owners under the tax receivable agreement in excess of the corporate taxpayers’ cash tax savings. The corporate taxpayers’ ability to achieve benefits from any tax basis increase, and the payments to be made under this agreement, will depend upon a number of factors, including the timing and amount of our future income.

Decisions made by the partners in the course of running our business, in particular decisions made with respect to the sale or disposition of assets or change of control, may influence the timing and amount of payments that are payable to an exchanging or selling owner under the tax receivable agreement. In general, earlier disposition of assets following an exchange or acquisition transaction will tend to accelerate such payments and increase the present value of the tax receivable agreement, and disposition of assets before an exchange or acquisition transaction will tend to increase an owner’s tax liability without giving rise to any rights to receive payments under the tax receivable agreement.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, the corporate taxpayers’ (or their successors’) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain prescribed assumptions, including that the corporate taxpayers would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. Accordingly, obligations under the tax receivable agreement may make it more expensive for third parties to acquire control of us and make it more difficult for the holders of Class A shares to recognize a premium in connection with any such transaction. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

If we are deemed an investment company under the Investment Company Act of 1940, our business would be subject to applicable restrictions under that Act, which could make it impracticable for us to continue our business as contemplated and would have a material adverse impact on the market price of our Class A shares.

We do not believe that we are an “investment company” under the 1940 Act because the nature of our assets and the sources of our income exclude us from the definition of an investment company under the 1940 Act. In addition, we believe our company is not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated. In addition, we would no longer be treated, for U.S. federal income tax purposes, as a partnership and our earnings would become taxable as a corporation, which could have a material adverse effect on our business and the price of our Class A shares.

Risks Related to this Offering

All of the proceeds from this offering and the sale of Class A shares to DIC Sahir will be used to acquire interests in our business from our existing owners. Accordingly, we will not retain any proceeds from this offering or from the sale of Class A shares to DIC Sahir.

We estimate that our proceeds from this offering, at an assumed initial public offering price of $31.50 per Class A share and after deducting underwriting discounts and commissions, will be approximately $1.1 billion, or $1.2 billion if the underwriters exercise their option to purchase additional Class A shares in full. We estimate that the proceeds from the sale of our Class A shares to DIC Sahir, after deducting related fees, will be approximately $1.1 billion based on an assumed price of $29.77 per share. We intend to use all of these proceeds to acquire interests in our business from our existing owners as described under “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir.” Accordingly, we will not retain any of the proceeds from the offering or from the sale of Class A shares to DIC Sahir. In addition, we will pay all of the expenses related to this offering from cash on hand. See “Use of Proceeds.”

An active market for our Class A shares may not develop.

Prior to this offering there has been no trading market for our Class A shares. Our Class A shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, or the “NYSE,” under the symbol “OZM”. However, we cannot assure you that a regular trading market of our Class A shares will develop on that exchange or elsewhere or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our Class A shares will develop or be maintained, the liquidity of any trading market, your ability to sell your Class A shares when desired, or at all, or the prices that you may obtain for your Class A shares. The initial public offering price per Class A share will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which our Class A shares will trade in the public market after this offering.

The market price and trading volume of our Class A shares may be volatile, which could result in rapid and substantial losses for our shareholders.

Even if an active trading market develops, the market price of our Class A shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A shares may fluctuate and cause significant price variations to occur. If the market price of our Class A shares declines significantly, you may be unable to resell your Class A shares at or above your purchase price, if at all. We cannot assure you that the market price of our Class A shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A shares or result in fluctuations in the price or trading volume of our Class A shares include:

•	variations in our quarterly operating results;

•	failure to meet our earnings estimates;

•	publication of research reports about us or the asset management industry or the failure of securities analysts to cover our Class A shares after this offering;

•	additions to or departures of our partners and other key management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community about our business;

•	changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	adverse publicity about the asset management industry generally or individual scandals, specifically; and

•	general market and economic conditions.

Our Class A share price may decline due to the large number of shares eligible for future sale and for exchange into Class A shares.

The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. After the consummation of this offering and the sale of Class A shares to DIC Sahir, we will have 74,138,571 outstanding Class A shares (or 79,538,571 Class A shares if the underwriters exercise in full their option to purchase additional Class A Shares) and 14,761,905 Class A restricted share units granted to employees pursuant to our 2007 equity incentive plan, and 43,023,809 Class A shares will remain available for future grant under our 2007 equity incentive plan. See “Shares Eligible for Future Sale.” Beginning in 2008, the Class A shares reserved under our 2007 equity incentive plan will be increased on the first day of each fiscal year during the plan’s term by the positive difference, if any, of (i) 15% of the number of outstanding Class A shares of the company (assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A shares) on the last day of the immediately preceding fiscal year over (ii) the number of shares reserved for issuance under our 2007 equity incentive plan as of such date. We will have outstanding 36,000,000 Class A shares (or 41,400,000 Class A shares if the underwriters exercise their option to purchase 5,400,000 additional Class A shares in full) that will have been sold in this offering. The Class A shares sold in this offering will be freely tradeable by non-affiliates upon issuance and by affiliates under Rule 144 without regard to holding period limitations.

We have agreed with the underwriters not to sell, otherwise dispose of or hedge, directly or indirectly, any of our Class A shares or any securities issuable upon conversion of, or exchange or exercise for, Class A shares (including interests in the Och-Ziff Operating Group), subject to specified exceptions, during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. Subject to these agreements, we may issue and sell in the future additional Class A shares or any securities issuable upon conversion of, or exchange or exercise for, Class A shares (including interests in the Och-Ziff Operating Group).

Our existing owners will own an aggregate of 311,099,524 Och-Ziff Operating Group A Units upon consummation of this offering and the sale of Class A shares to DIC Sahir. Each existing owner will have the right to exchange each of its Och-Ziff Operating Group A Units for one of our Class A shares (or, at our option, a cash equivalent), subject to vesting, minimum retained ownership requirements and transfer restrictions. Our existing owners, directors, executive officers, managing directors and participants in our directed share program have agreed with the underwriters not to dispose of or hedge, directly or indirectly, any of our Class A shares or any securities issuable upon conversion of, or exchange or exercise for, Class A shares (including interests in the Och-Ziff Operating Group), subject to specified exceptions, during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. After the expiration of this 180-day lock-up period, these Class A shares and Och-Ziff Operating Group A Units will be eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations. Under certain circumstances the 180-day lock-up period may be extended.

In connection with this offering, our existing owners will enter into a registration rights agreement with us. Under that agreement, after the expiration of their 180-day lock-up period, our partners will have the ability to cause us to register the Class A shares they acquire upon exchange of their Och-Ziff Operating Group A Units or otherwise and our partners and the Ziffs will have certain “piggyback” registration rights in connection with registered offerings of our securities. In addition, we will be required to file a shelf registration statement on or prior to the fifth anniversary of this offering covering the resale of all Class A shares held by our partners and the Ziffs or issuable upon exchange of their Och-Ziff Operating Group A Units.

At the time of this offering, we intend to grant to all of our managing directors and other employees (which do not include our partners) 14,761,905 Class A restricted share units in the aggregate under our 2007 equity incentive plan, which units may be settled at the election of a majority of our Board of Directors in Class A shares or cash. These units will vest, subject to continued employment, and the underlying Class A shares will be issued, or cash in lieu thereof will be paid, in equal installments over a four-year period beginning on the first anniversary of this offering. If an employee leaves or is terminated for any reason other than as a result of death or disability or in the event of a termination without cause within the one-year period following a change in control of us, such employee will forfeit all unvested units. Upon an employee’s termination of employment as a result of death or disability, all restricted share units will vest. Upon an employee’s termination without cause within the one-year period following a change in control of us, all restricted share units will vest and be settled in Class A shares or cash on the first business day following the date such restricted share units would have otherwise become vested. We intend to file a registration statement on Form S-8 to register an aggregate of 57,785,714 Class A shares reserved for issuance under our 2007 equity incentive plan (not including automatic annual increases thereto). As a result, any Class A shares issued in respect of the Class A restricted share units will be freely transferable by non-affiliates upon issuance and by affiliates under Rule 144, without regard to holding period limitations.

In addition, we have entered into an agreement with DIC Sahir pursuant to which we will sell to it 38,138,571 Class A shares, such that DIC Sahir will beneficially own 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). DIC Sahir will be able to sell these Class A shares subject to the transfer restrictions set forth in the agreement described under “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir—Sale of Class A Shares to DIC Sahir.” We have agreed to provide DIC Sahir with registration rights to effect certain sales. See “Shares Eligible for Future Sale.”

The operating group limited partnership agreements authorize the Och-Ziff Operating Group entities to issue an unlimited number of additional partnership interests and authorize the general partner to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of interests; (b) the right of holders of each such class or series of interests to share (on a pari passu, junior or preferred basis) in partnership distributions; (c) the rights of holders of each such class or series of interests upon dissolution and liquidation of the limited partnership; (d) the voting rights, if any, of holders of each such class or series of interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of units, including exchanges for Class A shares. The total number of interests that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price per Class A share will be substantially higher than our pro forma as adjusted net tangible book value per share immediately after this offering. As a result, you will pay a price per Class A share that substantially exceeds the book value of our assets after subtracting our liabilities. At an assumed initial offering price of $31.50 per Class A share you will incur immediate dilution in an amount of $33.08 per Class A share.

Our partners’ beneficial ownership of Class B shares, our shareholders’ agreement, the tax receivable agreement and anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, our partners will beneficially own all of our Class B shares, representing approximately 79.1% of the total voting power of our company (or 77.6% if the underwriters exercise their option to purchase additional Class A shares in full). In addition, our partners will grant to the members of the Class B Shareholder Committee (which initially consists solely of Mr. Och) an irrevocable proxy to vote all of such shares as they may determine in their sole discretion, which proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company. As a result, Mr. Och will be able to control all matters requiring the approval of shareholders and will be able to prevent a change in control of our company. In addition, under our shareholders’ agreement, the Class B Shareholder Committee has approval rights with respect to certain actions of our Board of Directors, including actions relating to a potential change in control, so long as our partners continue to hold at least 40% of the total combined voting power of our company and has the ability to initially designate five of the seven nominees to our Board of Directors, and, under our operating agreement, the Class B Shareholder Committee will have certain consent rights with respect to structural and other changes involving our company. See “—Risks Related to Our Organization and Structure—Control by Mr. Och of the combined voting power of our shares could cause or prevent us from engaging in certain transactions, which could adversely affect the market price of the Class A shares or deprive our Class A shareholders of an opportunity to receive a premium as part of a sale of our company.”

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, the corporate taxpayers’ (or any successors’) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain prescribed assumptions, including that the corporate taxpayers would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. The provisions may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders.

In addition, provisions in our operating agreement may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders. For example, our operating agreement provides for a staggered board, requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be issued by our Board of Directors to thwart a takeover attempt. The market price of our Class A shares could be adversely affected to the extent that Mr. Och’s control over us, as well as provisions of our operating agreement, discourage potential takeover attempts that our shareholders may favor.

Risks Related to Taxation

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of holders of the Class A shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS, and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the Class A shares may be modified by administrative, legislative or judicial interpretation at any time, possibly on a retroactive basis, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our investments and commitments, change the character or treatment of portions of our income (including, for instance, treating carried interest income as entirely ordinary income), affect the tax considerations of an investment in us and adversely affect an investment in our Class A shares. “Carried interest” is a term often used in the marketplace as a general reference to describe a general partner’s right to receive its incentive income in the form of a profit allocation eligible for capital gains tax treatment (to the extent that the carried interest consists of capital gains). See “—Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. Our structure also is subject to potential judicial or administrative change and differing interpretations, possibly on a retroactive basis.”

Our organizational documents and agreements permit the Board of Directors to modify our operating agreement from time to time, without the consent of the holders of Class A shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of the holders of our Class A shares. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders in a manner that reflects such holders’ beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated, or disallowed, in a manner that adversely affects holders of the Class A shares.

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. Our structure also is subject to potential judicial or administrative change and differing interpretations, possibly on a retroactive basis.

On June 14, 2007, the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance introduced legislation that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services. In addition, the Chairman and the Ranking Republican Member concurrently issued a press release stating that they do not believe that proposed public offerings of private equity and hedge fund management firms are consistent with the intent of the existing rules regarding publicly traded partnerships because the majority of their income is from the active provision of services to investment funds and limited partner investors in such funds. Further, they have sent letters to the Secretary of the Treasury and the Chairman of the U.S. Securities and Exchange Commission regarding these tax issues in which they express a view that recent initial public offerings of firms that manage private equity and hedge funds “raise serious tax questions that if left unaddressed have the potential to jeopardize the integrity of the tax code and the corporate tax base over the long-term.” As explained in the technical explanation accompanying the proposed legislation:

Under the bill, the exception from corporate treatment for a publicly traded partnership does not apply to any partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from services provided by any person as an investment adviser, as defined in the Investment Advisers Act of 1940, or as a person associated with an investment adviser, as defined in that Act. Further, the exception from corporate treatment does not apply to a partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from asset management services provided by an investment adviser, a person associated with an investment adviser, or any person related to either, in connection with the management of assets with respect to which investment adviser services were provided. For purposes of the bill, these determinations are made without regard to whether the person is required to register as an investment adviser under the Investment Advisers Act of 1940.

If enacted in its proposed form, the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance would be applicable to taxable years of a partnership beginning on or after June 14, 2007. On June 20, 2007, a Congressman from Vermont introduced legislation in the House of Representatives that is substantially similar to the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance. In addition, on June 22, 2007, a Congressman from Michigan, joined by the Chairmen and other members of the United States House of Representatives Committee on Ways and Means, introduced legislation in the House of Representatives that would have the effect of treating publicly traded partnerships that derive income directly or indirectly from investment management services as corporations for U.S. federal income tax purposes (although the effective date of such legislation, if enacted, has not been determined).

On October 25, 2007, the Chairman of the United States House of Representatives Committee on Ways and Means introduced comprehensive tax legislation that includes provisions that, if enacted in their proposed form, would have the effect of causing publicly traded partnerships that derive income from investment management services to be treated as corporations for U.S. federal income tax purposes, similar to the proposal introduced on June 22, 2007, and would increase the amortization period for assets such as goodwill from 15 to 20 years.

If any version of these legislative proposals survives the legislative and executive process in its proposed form and were enacted into law, or if other similar legislation were enacted or any other change in the tax laws, rules, regulations or interpretations were to preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules, Class A shareholders would be negatively impacted because we would incur a material increase in our tax liability as a public company from the date any such changes became applicable to us (which could include periods from and after the date of this offering and prior to the date of enactment of such legislation), which could result in a reduction in the value of our Class A shares.

You may be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash distributions from us.

So long as we are not required to register as an investment company under the 1940 Act and 90% of our gross income for each taxable year constitutes “qualifying income” within the meaning of the Code on a continuing basis, we will be treated, under current law, as a partnership for U.S. federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation. You may be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of our items of income, gain, loss, deduction and credit (including our allocable share of those items of any entity in which we invest that is treated as a partnership or is otherwise subject to tax on a flow-through basis) for each of our taxable years ending with or within your taxable year, regardless of whether or not you receive cash distributions from us. See “Material U.S. Federal Tax Considerations.”

You may not receive cash distributions equal to your allocable share of our net taxable income or even the tax liability that results from that income. In addition, certain of our holdings, including holdings, if any, in a Controlled Foreign Corporation (“CFC”) and a Passive Foreign Investment Company (“PFIC”), may produce taxable income prior to the receipt of cash relating to such income, and holders of our Class A shares that are United States persons will be required to take such income into account in determining their taxable income. Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief, each holder of our Class A shares also is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership. Such adjustments may require persons who hold our Class A shares to recognize additional amounts in income during the years in which they hold such shares. We may also be required to make payments to the IRS.

There can be no assurance that amounts paid as distributions on Class A shares will be sufficient to cover the tax liability arising from ownership of Class A shares.

Any distributions paid on Class A shares will not take into account your particular tax situation (including the possible application of the alternative minimum tax) and, therefore, because of the foregoing as well as other possible reasons, may not be sufficient to pay your full amount of tax based upon your share of our net taxable income. In addition, the actual amount and timing of distributions will always be subject to the discretion of our Board of Directors and we cannot assure you that we will in fact pay cash distributions as currently intended. In particular, the amount and timing of distributions will depend upon a number of factors, including, among others:

•	general business and economic conditions and our strategic plans and prospects;

•	amounts necessary or appropriate to provide for the conduct of our business, including to pay operating and other expenses;

•	amounts necessary to make appropriate investments in our business and our funds and the timing of such investments;

•	our actual results of operations and financial condition;

•	restrictions imposed by our operating agreement and Delaware law;

•	contractual restrictions, including restrictions imposed by our new term loan and payment obligations under our tax receivable agreement;

•	cash income allocations to our partners, if any, and compensatory payments made to our employees;

•	the amount of cash that is generated by our investments or to fund liquidity needs;

•	contingent liabilities; and

•	other factors that our Board of Directors deems relevant.

Even if we do not distribute cash in an amount that is sufficient to fund your tax liabilities, you will still be required to pay income taxes on your share of our taxable income.

If we were to be treated as a corporation for U.S. federal income tax purposes, the value of the Class A shares would be adversely affected.

We have not requested, and do not plan to request, a ruling from the IRS on our treatment as a partnership for U.S. federal income tax purposes, or on any other matter affecting us. Under current law and assuming full compliance with the terms of our operating agreement (and other relevant documents) and based upon factual statements and representations made by us, Skadden, Arps, Slate, Meagher & Flom LLP has opined that at the closing of this offering we will be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge. The factual representations made by us upon which Skadden, Arps, Slate, Meagher & Flom LLP will rely relate to our organization, operation, assets, activities, income, and present and future conduct of our operations. See “Material U.S. Federal Tax Considerations—Taxation of Our Company—Federal Income Tax Opinion Regarding Partnership Status.”

In general, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be nonetheless treated as a corporation for U.S. federal income tax purposes, unless the exception described below, and upon which we intend to rely, applies. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of the Code and it is not required to register as an investment company under the 1940 Act. We refer to this exception as the “qualifying income exception.”

Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We expect that our income generally will consist of interest and dividends (including dividends from Och-Ziff Corp, capital gains and other types of qualifying income, such as income from notional principal contracts, securities loans, options, forward contracts and future contracts. No assurance can be given as to the types of income that will be earned in any given year. If we fail to satisfy the qualifying income exception described above, items of income and deduction would not pass through to holders of the Class A shares and holders of the Class A shares would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. In such a case, we would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of such income. Moreover, dividends to holders of the Class A shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and the payment of these dividends would not be deductible by us. Taxation of us as a publicly traded partnership taxable as a corporation could result in a material adverse effect on our cash flow and the after-tax returns for holders of Class A shares and thus could result in a substantial reduction in the value of the Class A shares.

Tax gain or loss on disposition of our Class A shares could be more or less than expected.

If you sell your Class A shares, you will recognize a gain or loss equal to the difference between the amount realized and the adjusted tax basis in those Class A shares. Prior distributions to you in excess of the total net taxable income allocated to you, which decreased the tax basis in your Class A shares, will in effect become taxable income to you if the Class A shares are sold at a price greater than your tax basis in those Class A shares, even if the price is less than the original cost.

We treat each purchaser of our Class A shares as having the same tax benefits without regard to the Class A shares purchased. The IRS may challenge this treatment, which could adversely affect the value of our Class A shares.

Because we cannot match transferors and transferees of Class A shares, we will adopt depreciation and amortization positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our holders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Class A shares and could have a negative impact on the value of our Class A shares or result in audits of and adjustments to our holders’ tax returns.

If we were not to make, or cause to be made, an otherwise available election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of OZ Advisors II, a holder of Class A shares could be allocated more taxable income in respect of those shares prior to disposition than if such an election were made.

We currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us. If no such election is made with respect to us and OZ Advisors II, there will generally be no adjustment to the basis of the assets of OZ Advisors II upon our acquisition of interests in OZ Advisors II in connection with this offering or upon a subsequent exchange of OZ Operating Group A Units for Class A shares, or to our assets or to the assets of OZ Advisors II upon a subsequent transferee’s acquisition of Class A shares from a prior holder of such shares, even if the purchase price for those interests or shares, as applicable, is greater than the share of the aggregate tax basis of our assets or the assets of OZ Advisors II attributable to those interests or units immediately prior to the acquisition. Consequently, upon a sale of an asset by us or OZ Advisors II, gain allocable to a holder of Class A shares could include built-in gain in the asset existing at the time we acquired those interests, or such holder acquired such shares, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. See ‘‘Material U.S. Federal Tax Considerations—Administrative Matters—Tax Elections.’’

The sale or exchange of 50% or more of our capital and profit interests will result in the termination of our partnership for federal income tax purposes.

We will be considered to have been terminated for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would, among other things, result in the closing of our taxable year for all holders and could result in a deferral of depreciation deductions allowable in computing our taxable income. See “Material U.S. Federal Tax Considerations” for a description of the consequences of our termination for federal income tax purposes.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must meet the qualifying income exception discussed above on a continuing basis and we must not be required to register as an investment company under the 1940 Act. In order to effect such treatment we (or our subsidiaries) may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings we may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow. Our structure also may impede our ability to engage in certain corporate acquisitive transactions because we generally intend to hold all of our assets through the Och-Ziff Operating Group. In addition, we may be unable to participate in certain corporate reorganization transactions that would be tax free to our holders if we were a corporation. To the extent we hold assets other than through the Och-Ziff Operating Group, we will make appropriate adjustments to the Och-Ziff Operating Group agreements so that distributions to partners and us would be the same as if such assets were held at that level.

We may not be able to invest in certain assets, other than through a taxable corporation.

In certain circumstances, we or one of our subsidiaries may have an opportunity to invest in certain assets through an entity that is characterized as a partnership for U.S. federal income tax purposes, where the income of such entity may not be “qualifying income” for purposes of the publicly traded partnership rules. See “Material U.S. Federal Tax Considerations—Taxation of Our Company.”

In order to manage our affairs so that we will meet the qualifying income exception, we may either refrain from investing in such entities or, alternatively, we may structure our investment through an entity classified as a corporation for U.S. federal income tax purposes. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its interest in the entity in which the opportunistic investment has been made, as the case may be, and such income taxes would reduce the return on that investment.

Our intermediate holding company, Och-Ziff Corp, will be subject to corporate income taxation in the United States.

In light of the publicly traded partnership rules, a significant portion of our activities will be conducted through Och-Ziff Corp, which will be treated as a corporation for U.S. federal income tax purposes. Och-Ziff Corp could be liable for significant U.S. federal income taxes and applicable state, local and other taxes that would not otherwise be incurred if it were subject to tax on a flow-through basis, which could adversely affect the value of your investment. Dividends paid by Och-Ziff Corp from time to time will then be included in our income. Prior to the Reorganization, we are not subject to taxation as a corporation. We expect our effective tax rate and tax expense to be significantly higher after the Reorganization.

The IRS could assert that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income, or ECI, with respect to non-U.S. holders of Class A shares. Moreover, certain REIT dividends and other stock gains may be treated as effectively connected income with respect to non-U.S. holders of Class A shares.

While we expect that our method of operation will not result in a determination that we are engaged in a U.S. trade or business, there can be no assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business with the result that some portion of our income is properly treated as ECI with respect to non-U.S. holders. Moreover, dividends paid by an investment that we make in a REIT that is attributable to gains from the sale of U.S. real property interests will, and sales of certain investments in the stock of U.S. corporations owning significant U.S. real property may, be treated as effectively connected income with respect to non-U.S. holders. In addition, certain income of non-U.S. holders from U.S. sources not connected to any such U.S. trade or business conducted by us could be treated as ECI. To the extent our income is treated as ECI, non-U.S. holders generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. holders may also be subject to a 30% branch profits tax on such income in the hands of non-U.S. holders that are corporations.

Class A shareholders may be subject to foreign, state and local taxes and return filing requirements as a result of investing in our Class A shares.

While it is expected that our method of operation will not result in a determination that the holders of our Class A shares, solely on account of their ownership of Class A shares, are engaged in trade or business so as to be taxed on any part of their allocable shares of our income or subjected to tax return filing requirements in any jurisdiction in which we conduct activities or own property, there can be no assurance that the Class A shareholders, on account of owning Class A shares, will not be subject to certain taxes, including foreign, state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes, imposed by the various jurisdictions in which we conduct activities or own property now or in the future, even if the Class A shareholders do not reside, or are not otherwise subject to such taxes, in any of those jurisdictions. Consequently, Class A shareholders also may be required to file foreign, state and local income tax returns in some or all of these jurisdictions. Furthermore, Class A shareholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each Class A shareholder to file all United States federal, foreign, state and local tax returns that may be required of such Class A shareholder. See “Material U.S. Federal Tax Considerations—Administrative Matters” and “Material U.S. Federal Tax Considerations—Taxes in Other State, Local, and Non-U.S. Jurisdictions.”

Our delivery of required tax information for a taxable year may be subject to delay, which may require a Class A shareholder to request an extension of the due date for their income tax return.

We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) which describes your allocable share of our income, gains, losses and deductions for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. See “Material U.S. Federal Tax Considerations—Administrative Matters—Information Returns.”

An investment in Class A shares will give rise to UBTI to certain tax-exempt holders of Class A shares.

Due to ownership interests we will hold in entities that are treated as partnerships, or are otherwise subject to tax on a flow-through basis, which will incur indebtedness or may engage in a trade or business, we will derive unrelated business taxable income, or UBTI, from “debt-financed” property or from such trade or business, as applicable, and, thus, an investment in Class A shares will give rise to UBTI to certain tax-exempt holders of Class A shares. Och-Ziff Holding may borrow funds from Och-Ziff Corp or third parties from time to time to make investments. These investments will give rise to UBTI from “debt-financed” property.

We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. federal income tax purposes.

Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a PFIC or a CFC for U.S. federal income tax purposes. U.S. holders of Class A shares indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences. See “Material U.S. Federal Tax Considerations—Taxation of Holders of Class A Shares—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.”

WE STRONGLY URGE YOU TO REVIEW CAREFULLY THE DISCUSSION UNDER “MATERIAL U.S. FEDERAL TAX CONSIDERATIONS” AND TO SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business” and elsewhere in this prospectus may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon the historical performance of us and our subsidiaries and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data derived from independent consultant reports, publicly available information, various industry publications and other published industry sources. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

OUR STRUCTURE

Overview

Our business was founded in 1994 by Daniel Och together with the Ziffs. We conduct our business through the Och-Ziff Operating Group, which consists of separate entities owned and operated by our existing owners, and through our real estate business, which is a joint venture among us, entities owned and operated by all of our existing owners, and a third party. We have historically operated our business through these separate entities with no single holding company owned by the existing owners. Our existing owners include Mr. Och, our 17 other existing partners and the Ziffs. For accounting purposes in our historical financial statements, Mr. Och is treated as the sole equity partner of our business prior to this offering, our 17 other existing partners are treated as non-equity partners and the Ziffs are treated as having a right to receive certain payments based on management fees and incentive income earned by us. Distributions to the existing owners have been treated in our historical financial statements as follows: distributions on equity for Mr. Och, compensation expense for our 17 other existing partners and profit sharing expense for the Ziffs.

Prior to the completion of this offering, we will reorganize our company through the transactions described below, and we will acquire the interests in the real estate business held by our existing owners. The real estate business will become a subsidiary of the Och-Ziff Operating Group and the third party who currently owns the remaining interests in the real estate business will continue to directly own a 25% interest therein. As more fully described below, each of our existing owner’s interest in our business will be reclassified, for financial accounting purposes, into an equity interest in our business. Thus, despite the different financial accounting treatment of such interests prior to the Transactions as described above, upon completion of the Reorganization, each of the existing owners will hold the same type of equity interests in the Och-Ziff Operating Group, as well as the other interests described below. In addition, upon completion of the Transactions, Och-Ziff Capital Management Group LLC will be a holding company, and its primary assets will be its ownership interest in the Och-Ziff Operating Group entities, which will be held indirectly through two intermediate holding companies: Och-Ziff Corp and Och-Ziff Holding. We will hold substantially all of our assets and conduct substantially all of our business through the Och-Ziff Operating Group. Having a holding company structure rather than a group of separate entities will facilitate our ability to offer interests in our business to the public.

The Transactions

The Reorganization

Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC was formed as a Delaware limited liability company on June 6, 2007 for the purposes of effecting this offering and the related transactions and has engaged in no other business activities since its formation. Prior to the completion of this offering, we will amend and restate our operating agreement to, among other things, provide for the reclassification of our outstanding limited liability company interests, all of which are held by our existing partners, into our Class B shares and for the issuance of Class A shares, including those being offered in this offering. The Class A shares and Class B shares will have the respective rights and privileges described under “Description of Shares.”

Intermediate Holding Companies

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, Och-Ziff Capital Management Group LLC will own 100% of:

•	Och-Ziff Corp, a Delaware corporation, which will be the sole general partner of and will own approximately 19.2% of the limited partner equity interests of OZ Management and OZ

Advisors I through its 100% ownership of the Class B operating group units of OZ Management and OZ Advisors I; and

•

Och-Ziff Holding, a Delaware limited liability company that is a disregarded entity for U.S. federal income tax purposes, which will be the sole general partner of and will own approximately 19.2% of the limited partner equity interests of OZ Advisors II through its 100% ownership of the Class B operating group units of OZ Advisors II.

Under the operating group limited partnership agreements, management and control rights will generally be vested in our intermediate holding companies as the general partners. These general partner interests with respect to the Och-Ziff Operating Group are not entitled to any allocation of gains or losses of, or any distributions from, the Och-Ziff Operating Group. Och-Ziff Capital Management Group LLC, through these general partner entities, will control the Och-Ziff Operating Group. In addition, as described in more detail below, our existing partners, by virtue of their ownership of the Och-Ziff Class B shares, will control all matters submitted to a vote of our shareholders and, therefore, will indirectly control the Och-Ziff Operating Group.

Och-Ziff Operating Group Entities

We intend to continue to conduct all of our material business activities through the Och-Ziff Operating Group. Historically, we have used more than one Och-Ziff Operating Group entity to segregate operations for business, financial, tax and other reasons. Going forward, we may increase or decrease the number of our Och-Ziff Operating Group entities and intermediate holding companies based on our views as to the appropriate balance between administrative convenience and continued business, financial, tax and other considerations. We expect that we will continue to conduct our fee-generating businesses, our domestic fund business and our domestic real estate fund business through OZ Management and OZ Advisors I. We expect that we will hold our interests in our offshore funds through OZ Advisors II.

As a result of the foregoing, the operating entities of the Och-Ziff Operating Group will continue to be entitled to all of the management fees and incentive income earned with respect to our funds. We have historically paid, and intend to continue to pay, a portion of our profits to our non-partner professionals as compensation in order to better align their interests with our own and with those of the investors in our funds. In the future, we may also determine to pay our partners additional annual cash amounts or make discretionary income allocations on their Class C Non-Equity Interests, as described below, or issue equity incentive awards to some or all of our partners and employees. Any such actions would be treated as expenses for financial reporting purposes and would therefore reduce the income of the Och-Ziff Operating Group allocable to Och-Ziff Capital Management Group LLC, which is derived only from its equity interest in the Och-Ziff Operating Group.

The Och-Ziff Operating Group is considered our predecessor for accounting purposes. We will carry forward unchanged the value of the assets and liabilities of the Och-Ziff Operating Group reflected in its historical combined financial statements into our future consolidated financial statements.

Och-Ziff Operating Group Units

Class A operating group units.    As described above, our existing owners currently hold interests in our business that are treated differently for financial accounting purposes. However, for all other purposes of our business, we treat all of our partners as the current owners of our business. Each of our partners holds the same proportionate interest in each Och-Ziff Operating Group entity, whether treated as equity or non-equity for financial accounting purposes. Prior to completion of this offering, each existing partner’s interest in each Och-Ziff Operating Group entity will be reclassified as Class A operating group units, which will represent common equity interests in the respective Och-Ziff Operating Group entity. Each of Mr. Och and our 17 other partners will receive an amount of Class A operating group units in each Och-Ziff Operating Group entity equal to such partner’s then-existing income allocation percentage under the applicable limited partnership agreement immediately prior to such reclassification. In addition, as part of the reclassification, each partner will also receive a Class C Non-Equity Interest, which will not represent a common equity interest in our business. The Class C Non-Equity Interests will represent non-equity interests on which discretionary income allocations may be made to our existing and future partners, as described below, although we currently do not intend to make any such distributions. The Ziffs’ existing interest in our business will also be reclassified as Class A operating group units, representing a 10% interest in the common equity of each Och-Ziff Operating Group entity immediately prior to this offering, which will proportionately reduce each partner’s common equity interest in the respective Och-Ziff Operating Group entity. The Ziffs will not hold any Class C Non-Equity Interests. As a result, upon completion of the Reorganization and prior to this offering, Mr. Och, the 17 other partners and the Ziffs will own in the aggregate 100% of the common equity in each Och-Ziff Operating Group entity.

One Class A operating group unit in each Och-Ziff Operating Group entity collectively represents one “Och-Ziff Operating Group A Unit.” Och-Ziff Operating Group A Units will be exchangeable for our Class A shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions, as described below. Upon completion of this offering and the sale of Class A shares to DIC Sahir, including the use of proceeds therefrom, Mr. Och, our 17 other existing partners and the Ziffs will hold Och-Ziff Operating Group A Units representing 39.2%, 33.5% and 8.1%, respectively, of the equity in our business (or 38.5%, 32.9% and 7.9%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full).

The Och-Ziff Operating Group A Units received by our existing owners in the Reorganization will be charged to compensation expense as they vest based on the issue-date fair value. Future distributions to all existing owners in respect of their Och-Ziff Operating Group A Units will be treated as equity distributions of the Och-Ziff Operating Group (other than Deferred Income Distributions and Investment Distributions).

Class B operating group units.    As described below under “—Offering Transactions and Sale to DIC Sahir—Public Offering of Class A Shares,” after completion of the Reorganization and in connection with the consummation of this offering and the sale of Class A shares to DIC Sahir, we will contribute the proceeds to us from this offering and the sale of Class A shares to DIC Sahir to the intermediate holding companies, which will in turn contribute such proceeds to the Och-Ziff Operating Group entities in exchange for Class B operating group units in each such entity. Each intermediate holding company will hold Class B operating group units in each Och-Ziff Operating Group entity that it controls. Och-Ziff Corp will hold 100% of the Class B operating group units in each of OZ Management and OZ Advisors I, and Och-Ziff Holding will hold 100% of the Class B operating group units in OZ Advisors II. The Class B operating group units will be economically identical to the Class A operating group units held by our existing owners, representing common equity interests in our business, but will not be exchangeable for Class A shares and will not be subject to vesting, forfeiture or minimum retained ownership requirements.

One Class B operating group unit in each Och-Ziff Operating Group entity collectively represents one “Och-Ziff Operating Group B Unit.” In this prospectus, we refer to the Och-Ziff Operating Group A Units and the Och-Ziff Operating Group B Units, which together represent all of the common equity interests in the Och-Ziff Operating Group entities, collectively as the “Operating Group Equity Units.” The Operating Group Equity Units will have no preference or priority over other securities of the Och-Ziff Operating Group and, upon liquidation, dissolution or winding up, will be entitled to any assets remaining after payment of all debts and liabilities of the Och-Ziff Operating Group.

Class C Non-Equity Interests.    As described above, our existing partners will also receive Class C Non-Equity Interests in the Reorganization. The Class C Non-Equity Interests will represent non-equity interests in our business which the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote), in conjunction with our compensation committee, may from time to time use to make discretionary income allocations to our partners, including new partners, and will not represent common equity interests in the Och-Ziff Operating Group entities. We currently do not intend to make any such distributions on the Class C Non-Equity Interests. However, in the future, the Chairman of the Partner Management Committee (or the full committee as described above) and our compensation committee may determine that for competitive or other reasons, distributions on the Class C Non-Equity Interests are advisable and in keeping with our compensation philosophy of rewarding performance that increases long-term shareholder value and attracting and retaining the highest quality professionals. In such case, distributions may be made to one or more holders of the Class C Non-Equity Interests as and to the extent determined appropriate by the Chairman of the Partner Management Committee (or the full committee as described above) and our compensation committee and need not be made to all such holders on a pro rata basis or otherwise. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. Any discretionary income allocations made pursuant to the Class C Non-Equity Interests would be treated as an expense for financial reporting purposes and would therefore reduce amounts available for distribution to us (and, in turn, our Class A shareholders), our partners and the Ziffs as owners of the Operating Group Equity Units after this offering.

Deconsolidation of the Och-Ziff Funds

In accordance with GAAP, most of our funds have historically been consolidated into our combined financial statements notwithstanding the fact that we have had only a minority interest in these funds. As a result, our historical combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these funds on a gross basis rather than reflecting only the value of our investments in such funds. As of December 31, 2006, the assets of the Och-Ziff funds consolidated on our balance sheet were $36.0 billion, while the net asset value of our investments in these consolidated funds was approximately $414.5 million. In addition, all management fees and incentive income earned by us from these funds were eliminated as a result of the consolidation of these funds and are reflected on our historical financial statements as an increase in our allocated share of the net income from these funds.

In December 2006, we granted substantive “kick-out” rights to the unaffiliated limited partners in most of our domestic funds enabling them to remove the respective general partner with a simple majority vote. These rights became effective on January 1, 2007. In June 2007, we granted similar rights to the unaffiliated shareholders of each of our offshore funds, enabling them to replace the respective investment manager by replacing one or more members of the respective boards of directors. These rights became effective on June 30, 2007. As a result, most of our domestic funds and all of our offshore funds have been deconsolidated as of the relevant effective dates of such rights. Funds with only affiliated investors will continue to be consolidated for financial reporting periods as of and after June 30, 2007. These funds comprised approximately $139.0 million or 0.5% of our assets under management as of September 30, 2007.

As a result of the deconsolidation, the fund investors’ interest in these funds, reflected as “non-controlling interests in consolidated subsidiaries” on our historical balance sheets and as “non-controlling interests in income of consolidated subsidiaries” on our historical income statements, will be eliminated and all management fees and incentive income earned by us from those funds will be reflected in our combined statement of income.

We granted these rights to our fund investors for no consideration in order to enable us to deconsolidate these funds. We believe the deconsolidation allows us to present financial information in a manner that more clearly reflects our business, financial condition and results of operations.

Furthermore, because management makes operating decisions and allocates resources based on financial information that, among other things, shows our results of operations after giving effect to the deconsolidation of our funds, our financial reporting is now presented in a manner that is consistent with how our management evaluates our business and the related risks thus providing shareholders with a better method of understanding our business.

The deconsolidation of these funds has a material effect on certain components of our combined financial statements, but does not have any effect on our net income or equity. The following describes the major effects on our combined financial statements:

•

We will not record on our balance sheets or statements of income the gross assets, liabilities, revenues, expenses and other income and the related non-controlling interests of our fund investors in our deconsolidated funds. For example, if we had deconsolidated the offshore funds as of January 1, 2007, the following line items would have decreased by the following percentages as compared to our reported results for the nine months ended September 30, 2007: total revenues (49)%; total expenses (32)%; other income (90)%; and non-controlling interests in income of consolidated subsidiaries (100)%.

•	We will reflect our equity in the income of our deconsolidated funds on our statements of income using the equity method of accounting, rather than eliminating the investments in consolidation.

•	We will include the management fees and incentive income earned from our deconsolidated funds on our statements of income rather than eliminating the revenue in consolidation.

•	We will not reflect cash flows of our deconsolidated funds on our statements of cash flows.

•	We will remove disclosures related to amounts no longer reflected on our combined financial statements, including, but not limited to:

•	the accounting policies of our deconsolidated funds, and

•	detailed disclosure of the investments activities of the Och-Ziff funds.

•	We will continue to provide information regarding our management agreements with, and fees and income earned from, our deconsolidated funds.

•

We will evaluate on an ongoing basis whether we will need to provide separate financial statements for investments in majority-owned unconsolidated subsidiaries and investments accounted for using the equity method of accounting pursuant to Regulation S-X Rule 3-09.

Please refer to “Unaudited Pro Forma Financial Information” for a more detailed description of the deconsolidation of our funds and the effects on our financial statements as a result thereof.

Offering Transactions and Sale to DIC Sahir

Public Offering of Class A Shares

Och-Ziff Capital Management Group LLC will issue 36,000,000 Class A shares in this offering (or 41,400,000 Class A shares if the underwriters exercise their option to purchase additional Class A shares in full). The Class A shares will entitle the holders to one vote per share. Purchasers of our Class A shares in this offering will be deemed to become party to our operating agreement, a form of which is included as Appendix A hereto.

Sale of Class A Shares to DIC Sahir

We have entered into an agreement with DIC Sahir Limited, a wholly owned subsidiary of Dubai International Capital LLC, pursuant to which we will sell to DIC Sahir 38,138,571 Class A shares, such that DIC Sahir will beneficially own 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). The exercise of the underwriters’ option to purchase additional Class A shares will have no effect on the number or percentage of Class A shares purchased by DIC Sahir. The Class A shares will be purchased by DIC Sahir at a purchase price per share equal to the lesser of (i) the price per Class A share paid by the underwriters in this offering and (ii) $1.259 billion divided by the number of Class A shares representing 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as set forth above). The Class A shares will entitle DIC Sahir to one vote per share. DIC will unconditionally guarantee the obligations of DIC Sahir under the agreement relating to the purchase of Class A shares by DIC Sahir. The sale of Class A shares to DIC Sahir is conditioned upon, and will close concurrently with, the closing of this offering. However, this offering is not conditioned upon the closing of the sale of Class A shares to DIC Sahir. DIC is a wholly owned subsidiary of Dubai Holding LLC, which is majority owned by certain members of the Ruling Family of Dubai in their private capacity.

DIC Sahir and DIC and its controlled affiliates will be restricted in the future from purchasing Class A shares in excess of 9.9% of our outstanding Class A shares (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). Subject to the exceptions described below, DIC Sahir will be restricted from transferring any of its Class A shares prior to the fifth anniversary of this offering. DIC Sahir will be permitted to transfer Class A shares to any of its controlled affiliates at any time, and on each of the second, third, fourth and fifth anniversaries of the consummation of this offering, the transfer restrictions with respect to 25% of its Class A shares will terminate. In addition, during the five-year period following this offering, and subject to certain limitations, if Mr. Och or our other existing partners are permitted to transfer or sell at least 10% of the Class A shares owned by Mr. Och as of the closing of this offering or at least 10% of the Class A shares owned by Mr. Och and our other existing partners in the aggregate as of the closing of this offering (in all cases calculated on a cumulative basis and as set forth above), the transfer restrictions applicable to DIC Sahir will be waived with respect to its Class A shares on a pro rata basis to the extent that it would cause there to be an increase in the percentage of its Class A shares as to which transfer restrictions have lapsed. Also, the transfer restrictions applicable to DIC Sahir (i) will be waived in full in the event that we are required to make an indemnification payment of at least $100 million under the agreement relating to DIC Sahir’s purchase of Class A shares, (ii) may be waived in whole or in part at any time by our Chief Executive Officer and (iii) will not prohibit the pledge of the shares of DIC Sahir or DIC Sahir’s Class A shares as security for a short-term bridge loan.

We will enter into a registration rights agreement with DIC Sahir pursuant to which, on and after the second anniversary of the closing of DIC Sahir’s purchase of Class A shares, we will grant DIC Sahir certain “piggyback” registration rights with respect to the Class A shares purchased by it.

We have also agreed to provide DIC Sahir with the opportunity to join, on a pro rata basis, in any transfer exempt from registration under the securities laws by our existing partners of at least 9.9% of our outstanding equity securities (calculated on a fully diluted basis) prior to the fifth anniversary of the date of consummation of this offering. In addition, if our existing partners propose to sell at least 50% of our outstanding equity securities (calculated on a fully diluted basis) to a third party prior to the fifth anniversary of the date of consummation of this offering, our existing partners will have the option to require DIC Sahir and any of its affiliates to sell a pro rata portion of their Class A shares to such third party on the same terms and conditions as long as all of our existing partners are participating in such sale.

In addition, for so long as DIC Sahir or its permitted transferees beneficially own at least 50% of the Class A shares purchased by it on the date of consummation of this offering, we and DIC will seek to provide each other with the opportunity to co-invest in each other’s investment opportunities in such amounts and at such times as the originator of the investment deems appropriate. Co-investments by DIC will be on the same terms and conditions with respect to fees, incentive income, expenses and indemnities as are applicable to the investors in our fund that are participating in such investment with DIC. In the event an investor in such fund enjoys more favorable terms with respect to fees, incentive income or expenses, we will offer such more favorable terms to DIC with respect to that co-investment. In the event that we offer co-investment opportunities to other third parties, DIC will be offered the right to invest on terms no less favorable than those offered to such third parties. Also, DIC has agreed that it and its controlled affiliates will obtain our written consent prior to making any investment in any other firm primarily engaged in the sponsorship or management of hedge funds or similar alternative asset funds or vehicles for a year following the date of the agreement relating to DIC Sahir’s purchase of Class A shares (except in the case of (i) open market purchases of up to 4.99% in the aggregate of publicly traded securities of any such firm and (ii) investments in firms other than certain specified firms).

Use of Proceeds From this Offering and From the Sale of Class A Shares to DIC Sahir

Och-Ziff will contribute the proceeds from this offering, less underwriting discounts and commissions, of approximately $1.1 billion and the proceeds from the sale of Class A shares to DIC Sahir, less related fees, of approximately $1.1 billion to its intermediate holding companies, based on the relative value of those entities. The intermediate holding companies will then contribute all of the proceeds received from us to the Och-Ziff Operating Group in exchange for newly issued Och-Ziff Operating Group B Units such that the intermediate holding companies will hold that number of Och-Ziff Operating Group B Units which will be equal in number to the number of Class A shares issued in this offering and issued to DIC Sahir. As a result, our existing owners’ percentage ownership of the common equity interests in the Och-Ziff Operating Group will be correspondingly reduced. Och-Ziff Operating Group B Units held by the intermediate holding companies will be economically identical in all respects to Och-Ziff Operating Group A Units that our existing owners will hold, but will not be exchangeable for Class A shares and will not be subject to vesting, forfeiture or minimum retained ownership requirements. The Och-Ziff Operating Group will then use all of such proceeds to purchase an aggregate of 74,138,571 Och-Ziff Operating Group A Units from our existing owners for an aggregate purchase price of $2.2 billion, and such units will then be cancelled. Upon such purchase, an equal number of Class B shares held by our existing partners will correspondingly be cancelled, as described below. We will pay the expenses related to this offering from cash on hand. We will not retain any of the proceeds from this offering or from the sale of Class A shares to DIC Sahir. The number of Och-Ziff Operating Group A Units purchased from each of Mr. Och, our 17 other partners and the Ziffs (and, therefore, the corresponding number of Class B shares to be cancelled) will equal such existing owner’s pro rata portion of the aggregate amount outstanding immediately prior to such purchase.

In the event the underwriters exercise their option to purchase additional Class A shares, the proceeds will be used as described above. First, Och-Ziff will contribute the proceeds to it to the intermediate holding companies based on the relative value of those entities, and the intermediate holding companies will then contribute all of such proceeds to the Och-Ziff Operating Group in exchange for a number of newly issued Och-Ziff Operating Group B Units equal to the number of Class A shares issued pursuant to the underwriters’ option. The Och-Ziff Operating Group will then use all of the offering proceeds from the exercise of such option, assuming such option is exercised in full, to purchase 5,400,000 Och-Ziff Operating Group A Units from our existing owners on a pro rata basis, for an aggregate purchase price equal to $160.7 million, and such units, as well as 4,860,000 Class B shares held by our existing partners, will be cancelled.

Each of our existing partners will invest all of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds. These investments may be transferred to other Och-Ziff funds or new opportunities, but will otherwise not be redeemable by them for a period of five years following this offering without the approval of the general partner or board of directors of such funds, as applicable.

Reclassification of Och-Ziff Interests to Class B Shares

All of the currently outstanding limited liability company interests of Och-Ziff Capital Management Group LLC are held by our existing partners. These interests will be reclassified as our Class B shares prior to the completion of this offering and will be adjusted so that our partners will hold a number of Class B shares upon completion of the Reorganization equal to the number of Och-Ziff Operating Group A Units then held by each such partner. Upon the purchase of Och-Ziff Operating Group A Units from our existing partners with the proceeds from this offering and the sale of Class A shares to DIC Sahir as described above, a corresponding number of Class B shares will be cancelled so that, upon completion of this offering, our existing partners will hold 279,989,556 Class B shares (or 275,129,556 Class B shares if the underwriters exercise their option to purchase additional Class A shares in full), which will equal the number of Och-Ziff Operating Group A Units then held by them. The Ziffs will not hold any of our Class B shares. The Class B shares will have no economic rights but will entitle the holders to one vote per share. The Class B shares are not expected to be registered for public sale or listed on any securities exchange and will be transferable by a holder in connection with a transfer of such holder’s Och-Ziff Operating Group A Units. The Class B shares are intended solely to provide our existing partners with a voting interest in Och-Ziff Capital Management Group LLC equal to their economic interest in our business. As a result, the number of Class B shares held by an existing partner immediately following this offering will equal the number of Och-Ziff Operating Group A Units then held by such partner. Holders of Class A shares and Class B shares will vote together as a single class on all matters submitted to a vote of our shareholders. Upon completion of this offering and the sale of Class A shares to DIC Sahir, our partners will hold Class B shares representing 79.1% of the total voting power of our company (or 77.6% if the underwriters exercise their option to purchase additional Class A shares in full). Pursuant to our shareholders’ agreement, our existing partners will grant an irrevocable proxy to the members of the Class B Shareholder Committee (which initially consists solely of Mr. Och) to vote all of their Class B shares as such members may determine in their sole discretion, which proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company. As a result, Mr. Och initially will control the outcome of any matter submitted to a vote of our shareholders.

IPO Date Awards

At the time of this offering, we intend to grant to all of our managing directors and other employees (which do not include our partners) an aggregate of 14,761,905 Class A restricted share units under our 2007 equity incentive plan. These units, which may be settled in Class A shares or cash, at the election of a majority of our Board of Directors, will vest, subject to continued employment, in equal installments on each anniversary date of this offering for four years, beginning on the first anniversary date of this offering, and will accrue distributions to be paid if and when the underlying Class A restricted share units vest. Distributions may be paid, at our option, in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest. We will recognize compensation expense over the vesting period. An employee will forfeit all unvested units and accrued distributions if an employee leaves or is terminated for any reason other than as a result of death or disability, or in the event of a termination without cause within the one-year period following a change in control of us. Upon an employee’s termination of employment as a result of death or disability, all restricted share units will vest. Upon an employee’s termination without cause within the one-year period following a change in control of us, all restricted share units will vest and be settled in Class A shares or cash on the first business day following the date such restricted share units would have otherwise become vested. To the extent that Class A restricted share units are settled in Class A shares, we expect to issue registered Class A shares in respect of such units upon vesting. As a result, such Class A shares will be freely transferable by non-affiliates upon issuance and by affiliates under Rule 144, without regard to holding period limitations.

Exchange and Registration Rights

We will enter into an exchange agreement with our existing owners. Pursuant to the exchange agreement, our existing owners will be entitled to exchange their Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the Chairman of the exchange committee (or the full committee acting by majority vote if there is no Chairman) for the five-year period following this offering and quarterly thereafter. The exchange committee will consist of the members of the Partner Management Committee, with Mr. Och initially acting as Chairman. Our Board of Directors may cause the Och-Ziff Operating Group entities to determine to pay a cash equivalent in lieu of Class A shares upon any such exchange. Upon any such exchange, the corresponding Class B shares of Och-Ziff Capital Management Group LLC held by the exchanging owner will be cancelled, and such exchanging owner may be entitled to certain payments under the tax receivable agreement described below. Upon any such exchange for Class A shares, the number of Och-Ziff Operating Group B Units that we hold will correspondingly increase. See “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff.” If and when an existing owner exchanges an Och-Ziff Operating Group A Unit for a Class A share and the corresponding Class B share is cancelled, then-existing Class A shareholders will be diluted with respect to their ownership of the Class A shares. However, the relative equity ownership positions of the exchanging existing owner and of the other equity owners of our business (whether held at Och-Ziff Capital Management Group LLC or at Och-Ziff Operating Group) will not be altered. In addition, other than with respect to an exchange by the Ziffs, there will be no effect on the number of voting shares outstanding, as a corresponding Class B share is cancelled for each Class A share issued upon such exchange. The Och-Ziff Operating Group B Units held by our intermediate holding companies will not be exchangeable for our Class A shares. We will also be required to file a shelf registration statement on or prior to the fifth anniversary of this offering covering the resale of all Class A shares held by our existing owners or issuable upon exchange of their Och-Ziff Operating Group A Units. See “Certain Relationships and Related Party Transactions—Exchange Agreement” for additional information regarding our existing owners’ exchange rights.

We will enter into a registration rights agreement with DIC Sahir pursuant to which, on and after the second anniversary of the closing of DIC Sahir’s purchase of Class A shares, we will grant DIC Sahir certain “piggyback” registration rights with respect to the Class A shares purchased by it.

In addition, we intend to grant to our existing partners certain rights to cause us to register for resale the Class A shares received by them as a result of any such exchange (or otherwise) and we intend to grant our existing partners and the Ziffs rights to include such Class A shares in future offerings by us. See “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

Tax Receivable Agreement

The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, as well as future taxable exchanges by our existing owners of Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent), is expected to result in an increase in the tax basis of the tangible and intangible assets of the Och-Ziff Operating Group that would not otherwise have been available. This increase in tax basis will increase, for tax purposes, our depreciation and amortization expense and will therefore reduce the amount of tax that Och-Ziff Corp and any other corporate taxpayers that acquire Och-Ziff Operating Group A Units in connection with an exchange, if any, would otherwise have been required to pay in the future. As a result, pursuant to a tax receivable agreement that will be entered into with our existing owners, such corporate taxpayers (including Och-Ziff, if it is treated as a corporate taxpayer) will agree to pay to our existing owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of this increase in tax basis. No payments will be made if a partner elects to exchange his Och-Ziff Operating Group A Units in a tax-free transaction.

In connection with the purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, assuming no material change in the relevant tax law and that we will earn sufficient taxable income to realize the full tax benefit of increased amortization of our assets attributable to tax basis increases resulting from such purchase, the cash savings to our intermediate holding companies from such purchase would aggregate approximately $1.0 billion over the next 15 years (or $1.1 billion over the next 15 years if the underwriters exercise their option to purchase additional Class A shares in full). These amounts reflect that payments under the tax receivable agreement would give rise to additional tax savings, based on the foregoing assumptions. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time.

See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” for a more detailed description of our tax receivable agreement.

Operating Group Limited Partnership Agreements and Shareholders’ Agreement

Vesting; Forfeiture; Transfer and Other Restrictions Applicable to Our Partners.    Upon completion of the Reorganization, Mr. Och and the 17 other partners will hold equity interests in our business that will, pursuant to the operating group limited partnership agreements, be subject to different vesting, forfeiture, transfer, exchange and other restrictions and minimum retained ownership requirements as described below. Pursuant to the operating group limited partnership agreements, the

Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization that are purchased with proceeds from this offering, including proceeds from any exercise by the underwriters of their option to purchase additional Class A shares, and from the sale of Class A shares to DIC Sahir will be deemed fully vested upon such purchase and thereafter will be cancelled. All other Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization and will be unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by Mr. Och and our 17 other partners upon completion of this offering (including after giving effect to the exercise of the underwriters’ option to purchase additional Class A shares) will be unvested. Such units will vest, subject to our partners’ continued active involvement with us, in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary date of this offering. The unvested Och-Ziff Operating Group A Units of Mr. Och will be subject to forfeiture to the other partners only if Mr. Och voluntarily terminates his active involvement with us. The unvested Och-Ziff Operating Group A Units of any partner other than Mr. Och will be subject to forfeiture to the other partners if such partner voluntarily terminates his active involvement with us or is terminated by the partnership for cause or if the Partner Performance Committee terminates such partner for any reason as described further under “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Vesting; Forfeiture.” In addition, the forfeiture provisions will lapse with respect to a partner upon his death or disability. We will recognize compensation expense to the extent of the amount of Och-Ziff Operating Group A Units that vest in each year over the vesting period. In addition, the operating group limited partnership agreements will also restrict transfers by any of our partners of their interests in our business, permitting transfers of their vested Och-Ziff Operating Group A Units, including in exchange for Class A shares pursuant to the exchange agreement, generally only as permitted by the Chairman of the Partner Management Committee (or, with respect to the Chairman or in the event there is no Chairman by the full Partner Management Committee acting by majority vote); provided that after the fifth anniversary of this offering, there will be no restrictions on exchanges by any of our partners of their Och-Ziff Operating Group A Units for our Class A shares or the transfer of any such Class A shares received in any such exchange. In addition, on or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A shares held by our existing owners or issuable upon any such exchange. Any transfers will be further subject to a requirement that each partner (including Mr. Och) while he is actively involved with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, maintains a minimum ownership of 25% of the vested Och-Ziff Operating Group A Units received by him, without reduction for dispositions. The foregoing vesting and minimum retained ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) at any time. Any waiver of the vesting provisions would result in an accelerated recognition of compensation expense associated with such interests. Each of Mr. Och and our 17 other partners will also be subject to certain restrictions with respect to competing with us, soliciting our employees or fund investors and disclosing confidential information about our business. In the event that a partner breaches the restrictions with respect to competing with us, all of such partner’s vested and unvested Och-Ziff Operating Group Units will be reallocated to the other partners, effective as of the date of any such breach. Our managing directors will be subject to similar restrictions.

Restrictions on Transfer of the Ziffs’ Interest in Our Business.    Upon completion of the Reorganization, the Ziffs will also hold equity interests in our business that will, pursuant to the operating group limited partnership agreements, be subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but will not be subject to forfeiture or minimum retained ownership requirements. The operating group limited partnership agreements will provide that the Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization that are purchased with proceeds from this offering, including proceeds from any exercise by the underwriters of their option to purchase additional Class A shares, will be deemed fully vested upon such purchase and thereafter will be cancelled. All other Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization will be unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by the Ziffs upon completion of this offering (including after giving effect to the exercise of the underwriters’ option to purchase additional Class A shares) will be unvested. Such units will vest in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary of this offering. The Ziffs will be restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs will not have any demand registration rights with respect to any Class A shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but will have “piggyback” registration rights that are the same as those granted to our existing partners and will be entitled to include their Class A shares in the shelf registration statement that we will be required to file on or prior to the fifth anniversary of this offering. In addition, following the first anniversary of this offering, the Ziffs also will generally be entitled, in any given fiscal quarter, to exchange their vested Och-Ziff Operating Group A Units for Class A shares in an amount equal to up to the lesser of (i) 3.3% of the total issued and outstanding Class A shares at the time of such exchange and (ii) 5% of the Class A shares that would have been held by them had they exchanged all of their Och-Ziff Operating Group A Units into Class A shares immediately prior to the completion of this offering. The Ziffs will generally be entitled to freely sell any such Class A shares received upon any such exchange, subject to applicable law. The Ziffs will also be permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time. The Ziffs will invest approximately 50% of the after-tax proceeds received by them in connection with this offering into our funds, which investments will be subject to the lock-up period applicable to the funds in which the Ziffs choose to invest.

Certain Co-Sale Rights.    Our partners and the Ziffs will be entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs will not be subject to this selling obligation.

Certain Committees

Partner Management Committee.    The operating group limited partnership agreements will provide for the establishment of a “Partner Management Committee.” The Partner Management Committee will be a committee comprised of seven partners, which shall consist initially of Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och serving as Chairman. The Partner Management Committee shall act by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Management Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either (1) replace Mr. Och with a partner to serve as Chairman, until such partner’s withdrawal, death, disability or removal by the other members of the Partner Management Committee or (2) reduce the size of the Partner Management Committee to the remaining members (in which event, there shall be no Chairman, and the remaining members will act by majority vote). Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. The Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote) will have authority to make determinations with respect to distributions on our Class C Non-Equity Interests, subject to the authority of our compensation committee as described under “Management—Committees of the Board of Directors—Compensation Committee.” We do not currently intend to make any such distributions. In addition, the Chairman (or with respect to the Chairman or in the event there is no Chairman, the full Partner Management Committee acting by majority vote) will have authority to approve transfers of Och-Ziff Operating Group A Units in accordance with the operating group limited partnership agreement. The full Partner Management Committee acting by majority vote will also have authority to reconstitute the Class B Shareholder Committee as provided under “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

Partner Performance Committee.    The operating group limited partnership agreements will provide for the establishment of a “Partner Performance Committee.” The Partner Performance Committee will be a committee comprised of six partners acting by majority vote, which shall consist initially of Messrs. Och, Windreich, Frank, Cohen, Varga and Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not serve as Chairman) until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. The Partner Performance Committee will have authority to terminate any partner, other than Mr. Och, for any reason as provided under “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Vesting; Forfeiture.” At all times in which there is a Chairman of the Partner Performance Committee, any such termination shall be made only upon the recommendation of the Chairman.

Class B Shareholder Committee.    The shareholders’ agreement will provide for the establishment of the “Class B Shareholder Committee.” The Class B Shareholder Committee initially will be a committee of one, consisting solely of Daniel Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by (1) appointing a new partner to serve as the sole member of the Class B shareholder committee until such partner’s withdrawal, death, disability or removal by the Partner Management Committee, or (2) appointing the members of the Partner Management Committee as the members of the Class B Shareholder Committee (in which event such members would act by majority vote in their capacity as the Class B shareholder committee). Upon a reconstitution as provided by clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. Upon a reconstitution as provided by clause (2) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee. The Class B Shareholder Committee will have certain voting, nomination, consent and approval rights as described below and under “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” and “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities.”

Voting, Nomination, Consent and Approval Rights of Class B Shareholder Committee

Our Class B Shareholder Committee will have certain voting, nomination, consent and approval rights pursuant to the shareholders’ agreement. These rights include:

•

The right to vote all of the outstanding Class B shares, pursuant to irrevocable voting proxies granted by our existing partners, until the later of (i) Mr. Och’s withdrawal, death or disability (ii) or such time as our partners hold less than 40% of the total combined voting power of our company. Upon completion of this offering and the sale of Class A shares to DIC Sahir, the Class B shares will represent 79.1% of the total voting power of our company (or 77.6% if the underwriters exercise their option to purchase additional Class A shares in full);

•	The right initially to designate five of the seven nominees for election to our Board of Directors, with such number of nominees decreasing as the voting interest held by our partners decreases;

•	The right to consent to or approve certain actions (so long as our existing partners continue to own more than 40% of the total combined voting power of our company), including:

¡	incurrence of indebtedness, issuance of securities or making of investments, in each case subject to monetary thresholds;

¡	entry into a new line of business;

¡	adoption of a shareholder rights plan;

¡	appointment or termination of a chief executive officer; or

¡	termination of any executive officer or partner of any of our subsidiaries without cause.

Please refer to “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” for additional information.

In addition, our operating agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions primarily relating to our structure so long as any Class B shares remain outstanding. Our structure is intended to ensure that we maintain exchangeability of Class A shares and Och-Ziff Operating Group A Units on a one-for-one basis. Accordingly, the Class B Shareholder Committee will have the right to approve or consent to actions that could result in an economic disparity, such as the issuance of certain securities, making certain capital contributions, owning or disposing of certain assets, incurring certain indebtedness and conducting business outside of the Och-Ziff Operating Group. Please refer to “Description of Shares—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities” for additional information.

Effects of Transactions

As a result of our post-offering structure, we will be a holding company with publicly traded Class A shares, but our existing owners will retain their economic interests in us in the form of direct interests in the Och-Ziff Operating Group. All of the businesses operated by the Och-Ziff Operating Group prior to the completion of this offering and our real estate business, and all of the interests therein held by us or our existing owners prior to the completion of this offering, will be operated or held, as the case may be, by the Och-Ziff Operating Group following this offering.

Assuming the issuance of 36,000,000 Class A shares in this offering (or 41,400,000 Class A shares if the underwriters exercise their option to purchase additional Class A shares in full) and the issuance of 38,138,571 Class A shares to DIC Sahir, immediately following the Transactions:

•	Och-Ziff Capital Management Group LLC, through its wholly owned subsidiaries, will hold 74,138,571 Och-Ziff Operating Group B Units (or 79,538,571 Och-Ziff Operating Group B Units

if the underwriters exercise their option to purchase additional Class A shares in full), representing 19.2% of the equity interest in our business (or 20.6% if the underwriters exercise their option to purchase additional Class A shares in full);

•

Och-Ziff Capital Management Group LLC’s wholly owned subsidiaries will be the sole general partner of each Och-Ziff Operating Group entity and will operate and generally control all of the business and affairs of the Och-Ziff Operating Group;

•

Investors in this offering will own 36,000,000 Class A shares, representing indirectly 9.3% of the equity and 10.2% of the total combined voting power of our company (or 41,400,000 Class A shares, representing indirectly 10.7% of the equity and 11.7% of the total combined voting power in our company if the underwriters exercise their option to purchase additional Class A shares in full);

•

DIC Sahir will own 38,138,571 Class A shares, representing, indirectly, 9.9% of the equity and 10.8% of the total combined voting power of our company, whether or not the underwriters exercise their option to purchase additional Class A shares in this offering;

•

Mr. Och will own 150,940,276 of both Och-Ziff Operating Group A Units and Class B shares, representing 39.2% and 42.6% of the equity and voting power, respectively, in our business (or 148,320,286 of both Och-Ziff Operating Group A Units and Class B shares of Och-Ziff, representing 38.5% and 41.8% of the equity and voting power, respectively, in our business if the underwriters exercise their option to purchase additional Class A shares in full);

•

Our 17 other existing partners will own 129,049,280 of both Och-Ziff Operating Group A Units and Class B shares, representing 33.5% and 36.4% of the equity and voting power, respectively, in our business (or 126,809,270 of both Och-Ziff Operating Group A Units and Class B shares of Och-Ziff, representing 32.9% and 35.8% of the equity and voting power, respectively, in our business if the underwriters exercise their option to purchase additional Class A shares in full);

•

Mr. Och and our 17 other existing partners will own all of the outstanding Class C Non-Equity Interests pursuant to which the Partner Management Committee in conjunction with our compensation committee may from time to time determine to make discretionary income allocations to our existing or future partners in accordance with our compensation philosophy as described under “Management—Compensation Discussion and Analysis,” although we currently do not intend to make any such distributions;

•

The Ziffs will own 31,109,968 Och-Ziff Operating Group A Units, representing 8.1% of the equity in our business (or 30,569,968 Och-Ziff Operating Group A Units representing 7.9% of the equity in our business if the underwriters exercise their option to purchase additional Class A shares in full), and no Class B shares of Och-Ziff;

•

Through the irrevocable proxy granted by our existing partners to the members of the Class B Shareholder Committee, which shall initially be comprised solely of Daniel Och, such committee will control the vote of the Class B shares and, therefore, the outcome of any matter submitted to a vote of our shareholders;

•

Through the operating group limited partnership agreements, Mr. Och and our 17 other partners’ interests in our business will be subject to the respective forfeiture, vesting and minimum retained ownership requirements and transfer and exchange restrictions over the respective time periods set forth therein;

•

Through the operating group limited partnership agreements, the Ziffs’ interest in our business will be subject to vesting (without regard to service or performance conditions) and transfer restrictions over the respective time periods set forth therein but will not be subject to forfeiture or minimum retained ownership requirements;

•

Our existing owners will be entitled, subject to vesting, minimum retained ownership requirements and transfer restrictions, to exchange their Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent), which will correspondingly decrease an exchanging owner’s ownership of our Class B shares and may entitle them to rights to receive payments under the tax receivable agreement; and

•

Through an agreement described under “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir—Sale of Class A Shares to DIC Sahir,” DIC Sahir’s Class A shares will be subject to transfer restrictions over the time period and under the conditions set forth therein.

The diagram below depicts our organizational structure immediately following the Transactions:(1)

(1)

This diagram does not give effect to 14,761,905 Class A restricted share units to be granted under our 2007 equity incentive plan to all of our managing directors and our other employees in connection with this offering or the issuance of any Class A shares upon exercise of the underwriters’ option to purchase additional Class A shares. The Class A restricted share units accrue distributions to be paid if and when the underlying Class A restricted share units vest, as more fully described under “Management—IPO Date Awards.” Assuming the underwriters exercise in full their option to purchase additional Class A shares, and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering (assuming such units are settled in Class A shares), (i) our existing owners will hold 76.4% of the equity in our business and 74.5% of the total combined voting power of Och-Ziff Capital Management Group LLC (see note (3) below), (ii) DIC Sahir will hold, indirectly, 9.5% of the equity in our business and 10.3% of the total combined voting power of our company and (iii) investors in this offering will hold 10.4% of the equity interests in our business and 11.2% of the total combined voting power of our company. Our real estate funds, OZ 2004 Investment Partners, L.L.C. and OZ 2004 GP, L.L.C., which are reflected as part of the Och-Ziff Operating Group in our historical financial statements, are not reflected in this diagram as these entities will become subsidiaries of the Och-Ziff Operating Group in connection with the Transactions. Because the Ziffs will not hold any voting securities upon completion of this offering, the percentage of the total combined voting power of our company held by the other existing owners, investors in this offering and DIC Sahir will exceed their respective ownership percentages of the equity in our business.

(2)	Our existing owners include Mr. Och, the 17 other existing partners and the Ziffs. Upon consummation of this offering and the sale of Class A shares to DIC Sahir, Mr. Och, the 17 other existing partners and the Ziffs will hold Och-Ziff Operating Group A Units representing 39.2%, 33.5% and 8.1%, respectively, of the equity in our business (or 37.1%, 31.7% and 7.6%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering in Class A shares). Our existing partners will hold all of the Class C Non-Equity Interests, which may be used for discretionary income allocations in the future, although we currently do not intend to make any distributions on such interests. The Ziffs will not hold any Class C Non-Equity Interests.
(3)	Upon consummation of this offering and the sale of Class A shares to DIC Sahir, Mr. Och will hold Class B shares representing 42.6% of the voting power of our company and the 17 other partners will hold Class B shares representing 36.4% of the voting power of our company (or 40.1% and 34.3%, respectively, if the underwriters exercise their option to purchase additional Class A shares in full and after giving effect to the settlement of the 14,761,905 Class A restricted share units to be granted in connection with this offering in Class A shares). Our existing partners will grant initially to Mr. Och, as the sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of their Class B shares. The Ziffs will not hold any of our Class B shares and, therefore, will not have any voting power upon completion of this offering.
(4)	Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units together represent all of the equity interests in the Och-Ziff Operating Group.
(5)	Held solely by existing partners for potential future discretionary income payments.

Tax Consequences and Post-Offering Distributions

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion that at the closing of this offering we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. As a result of our being treated as a partnership for U.S. federal income tax purposes, holders of Class A shares will be required to report their allocable share of our income for U.S. federal income tax purposes, regardless of whether any cash or other distributions are paid to them. See “Material U.S. Federal Tax Considerations—Taxation of Our Company—Federal Income Tax Opinion Regarding Partnership Status” for a more complete description. Income will be allocable to holders of

Class A shares as a result of dividends and interest from Och-Ziff Corp and Och-Ziff Holding’s income, which will be based on the operations of the Och-Ziff Operating Group.

Och-Ziff Corp, our wholly owned subsidiary and the general partner of OZ Management and OZ Advisors I, will incur U.S. federal, state, local and foreign income taxes on its proportionate share of any net taxable income of such entities. Och-Ziff Holding, our wholly owned subsidiary and the general partner of OZ Advisors II, will be, for U.S. federal income tax purposes, an entity disregarded as an entity separate from its owner, and not as an association taxable as a corporation. Accordingly, income will be allocable to holders of Class A shares as a result of dividends and interest from Och-Ziff Corp and Och-Ziff Holding’s income, which will be based on the operations of the Och-Ziff Operating Group.

The Och-Ziff Operating Group entities will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the direct holders of Operating Group Equity Units that are not taxed on a flow-through basis, including Och-Ziff Corp and our existing owners, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of the Och-Ziff Operating Group. As a result of Och-Ziff Corp being taxed as a corporation, we anticipate that we will have significantly higher tax expenses after the Reorganization and that our effective tax rate will increase substantially. Net profits and net losses of the Och-Ziff Operating Group will generally be allocated to holders of Operating Group Equity Units pro rata in accordance with the percentages of their respective interests in the equity of such entities. Because we will indirectly own 19.2% of the Operating Group Equity Units (or 20.6% if the underwriters exercise in full their option to purchase additional Class A shares), we will indirectly be allocated 19.2% of such net profits and net losses of the Och-Ziff Operating Group (or 20.6% if the underwriters exercise in full their option to purchase additional Class A shares). The remaining such net profits and net losses will be allocated to the other limited partners of the Och-Ziff Operating Group, which initially will consist of our existing owners.

After this offering, we intend to cause the Och-Ziff Operating Group to make distributions on a pro rata basis to holders of Operating Group Equity Units (including our existing owners and our intermediate holding companies) in order to fund any distributions we may declare on the Class A shares. However, any such distributions will be at the sole discretion of our Board of Directors. If the Och-Ziff Operating Group makes such distributions, the holders of Operating Group Equity Units will be entitled to receive distributions pro rata, based on their partnership interests. In the event that a distribution is made on the Operating Group Equity Units solely to fund a distribution on the Class A shares, we would expect that the distribution per Class A share would equal the distribution per Och-Ziff Operating Group Unit. As a result, our existing owners would receive a distribution per Och-Ziff Operating Group A Unit equal to the per Class A share distribution. No similar distributions will be made on the corresponding Class B shares of Och-Ziff held by our partners. In addition, in accordance with the operating group limited partnership agreements, we will cause the applicable Och-Ziff Operating Group entities to distribute cash on a pro rata basis to direct holders of Operating Group Equity Units in an amount at least equal to the presumed maximum tax liabilities arising from the ownership of such units, if any. Because the purpose of such tax distributions is to enable Och-Ziff Corp and the existing owners to satisfy their respective tax liabilities, no such distribution will necessarily be required to be distributed by our intermediate holding companies to us, and we may determine not to pay cash distributions on the Class A shares. The declaration and payment of distributions on the Class A shares will be at the sole discretion of our Board of Directors. As a result, there may be instances in which our existing owners receive a distribution on their Och-Ziff Operating Group A Units but holders of Class A shares receive no distribution. A holder of Class A shares will be required to report its share of our taxable income even if the Board of Directors does not pay distributions. See “Risk Factors—Risk Related to Taxation—You may be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash distributions from us.” Distributions on Operating Group Equity Units will be made on all such units, whether or not vested.

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation were to be enacted and to apply to us, Class A shareholders would be negatively impacted because we would incur a material increase in our tax liability, which could result in a reduction in the value of our Class A shares. See “Risk Factors—Risks Related to Taxation—Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules.” It is unclear whether any such legislation will be enacted and, if enacted, how the legislation would apply to us. Our structure also is subject to potential judicial or administrative change and differing interpretations, possibly on a retroactive basis. In addition, proposed changes to the U.S. federal tax laws and interpretations thereof could change the character or treatment of portions of our income, including, for instance, treating carried interest income as entirely ordinary income. “Carried interest” is a term often used in the marketplace as a general reference to describe a general partner’s right to receive its incentive income in the form of a profit allocation eligible for capital gains tax treatment (to the extent that the carried interest consists of capital gains).

Distributions and Other Payments to Our Existing Owners

The following is a summary of the Special Distributions that have been or will be made to our existing owners in connection with this offering and the other transactions described in this prospectus.

•	Special Pre-Offering Distributions

•

Term Loan Distributions. On July 2, 2007, we entered into a new $750.0 million term loan, which we amended on October 26, 2007. We intend to use $720.8 million of the proceeds from the term loan and any interest earned on undistributed proceeds to make pro rata distributions to our existing owners prior to completion of this offering. $700 million of the proceeds from the term loan have already been distributed. Our named executive officers, certain of whom are also directors, will receive Term Loan Distributions of approximately $523.7 million in the aggregate, while our other existing owners will receive Term Loan Distributions of approximately $197.1 million in the aggregate, in each case plus accrued interest.

•

Distribution of Investments in Och-Ziff Funds. We have made investments in our funds on behalf of our existing partners. We intend to declare a distribution of these investments to our partners prior to the completion of this offering. These investments, which were approximately $292.8 million at September 30, 2007, will be distributed in the form of limited partnership interests in the respective funds.

•

2007 Management Fee Distribution. Prior to completion of this offering, we intend to declare a distribution to our existing owners equal to management fees earned from January 1, 2007 through the date of this offering reduced by expenses and prior management fee distributions for such period. Such distributions are not expected to exceed $200.0 million in the aggregate and will not include any amounts in respect of incentive income that has been or may be earned for 2007.

•	Offering and DIC Sahir Sale Distributions

•

In connection with our purchase of Och-Ziff Operating Group A Units with the proceeds of this offering and the sale of Class A shares to DIC Sahir, our named executive officers are expected to receive approximately $1.6 billion in the aggregate (or $1.7 billion if the underwriters exercise their option to purchase additional Class A shares in full), while our other existing owners are expected to receive approximately $597.2 million in the aggregate (or $641.1 million, if the underwriters exercise their option to purchase additional Class A shares in full). All of the net after-tax proceeds to be received by our partners in connection with this offering (and 50% of the net after-tax proceeds received by the Ziffs) will be reinvested in our funds. All of the net after-tax proceeds to be received by our partners in connection with the sale of Class A shares to DIC Sahir will also be reinvested in our funds.

•	Special Post-Offering Distributions and Payments

•

Deferred Income Distributions. We intend that the Deferred Balances, which were approximately $1.5 billion as of September 30, 2007, will be paid in the form of cash or other property to OZ Management and, in turn, distributed to our existing owners over a three-year period commencing in January 2008. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity” for additional information regarding our deferral arrangements and the termination thereof.

•

Tax Receivable Payments. Commencing in 2008, our existing owners will be eligible to receive payments under the tax receivable agreement in connection with our purchase of their Och-Ziff Operating Group A Units in connection with this offering, the sale of our Class A shares to DIC Sahir and pursuant to subsequent exchanges. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity” for additional information regarding the timing and amount of such distributions and “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

USE OF PROCEEDS

We estimate that we will receive proceeds of approximately $1.1 billion from the sale of our Class A shares in this offering at an assumed initial public offering price of $31.50 per share, the midpoint of the range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions payable by us in this offering. If the underwriters exercise their option to purchase additional Class A shares in full, then we estimate that the proceeds to us will be approximately $1.2 billion.

In addition, we estimate that the proceeds from the sale of our Class A shares to DIC Sahir, after deducting fees of $22.7 million, will be approximately $1.1 billion at an assumed price per share equal to $29.77, based on an estimate of the price paid to us by the underwriters in this offering and assuming an offering price equal to the midpoint of the price range indicated on the front cover of this prospectus and an underwriting discount of $1.73 per share.

We intend to contribute all of such proceeds to us from this offering, including any proceeds from the exercise of the underwriters’ option to purchase additional Class A shares, and from the sale of Class A shares to DIC Sahir to our intermediate holding companies. Our intermediate holding companies will then contribute all of the proceeds received from us to the Och-Ziff Operating Group, which in turn will immediately apply all of those proceeds to purchase 74,138,571 Och-Ziff Operating Group A Units (or 79,538,571 Och-Ziff Operating Group A Units if the underwriters exercise their option to purchase additional Class A shares in full) from our existing owners, including members of our senior management, at a price per unit equal to the public offering price of a Class A share sold in this offering, net of underwriting discounts and commissions, or the price per share to be paid by DIC Sahir less fees, as applicable. Accordingly, we will not retain any of the proceeds from this offering or from the sale of Class A shares to DIC Sahir. In addition, we will pay all of the expenses related to the offering, estimated to be approximately $20.4 million, from cash on hand.

Each of our existing partners will invest all of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds. These investments may be transferred to other Och-Ziff funds or new opportunities, but will otherwise not be redeemable by them for a period of five years following this offering without the approval of the general partner or Board of Directors of such funds, as applicable. The Ziffs will invest approximately 50% of the after-tax proceeds received by them in connection with this offering into our funds, which investments will be subject to the lock-up period applicable to the funds in which the Ziffs choose to invest.

CASH DISTRIBUTION POLICY

Historically, we have had a policy of distributing substantially all of our economic income to our existing partners. Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of Och-Ziff Capital Management Group LLC’s net after-tax share of our annual Economic Income (as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Segment Analysis”) in excess of amounts determined by us to be necessary or appropriate to provide for the conduct of our business, to make discretionary cash income payments to our partners (if any), to make appropriate investments in our business and our funds, to comply with applicable law, to make principal payments on any of our debt instruments or agreements, including our new term loan, and to provide for future distributions to our Class A shareholders for any one or more of the ensuing quarters. We expect that our first quarterly distribution will be paid in the first quarter of 2008 in respect of the prior quarter. Incentive income has a significant impact on our Economic Income but is not determinable until completion of our fiscal year and is therefore not reflected in our interim financial results, except for incentive income actually earned as a result of investor redemptions during the period. Though our Board of Directors will have broad discretion in determining our future distribution policy, we currently anticipate that quarterly distributions in respect of the first three fiscal quarters of any given calendar year will be based on our actual performance, but will not reflect any assumption as to incentive income that may or may not be recorded at year end. Accordingly, if our performance for a given year enables us to earn incentive income, the distributions made in respect of our first three fiscal quarters will be smaller than the distribution we make in respect of our fourth fiscal quarter, which will be paid in the first fiscal quarter of the following year. We would expect that these differences could be substantial in years in which our funds achieve favorable investment performance.

The declaration and payment of any future distributions will be at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Our ability to make such distributions may be limited by, among other things, contractual restrictions and legal, tax and regulatory restrictions applicable to us and our subsidiaries. For example, as a Delaware limited liability company we are not permitted to make a distribution if and to the extent that after giving effect to such distribution, our liabilities would exceed the fair value of our assets. In addition, we will not be permitted to make distributions if we are in default under our new term loan. The term loan will also limit the amount of distributions we can pay in a 12-month period to our “free cash flow” as such term is defined in the term loan. For more information regarding what constitutes a default and how we calculate “free cash flow” under the new term loan, see “Description of New Term Loan.” In addition, our Board of Directors will take into account such other factors as it may deem relevant, including general economic and business conditions; our strategic plans and prospects; our business and investment opportunities; our financial condition and operating results; working capital requirements and anticipated cash needs; and contractual obligations, including payment obligations pursuant to the tax receivable agreement. Payments that Och-Ziff Corp makes under the tax receivable agreement and, as described below, distributions to holders of Och-Ziff Operating Group Units in respect of their tax liabilities arising from their direct ownership of Och-Ziff Operating Group Units will reduce amounts that would otherwise be available for distribution by us on Class A shares. In addition, the 14,761,905 Class A restricted share units that we intend to grant at the time of this offering to our managing directors and other employees will accrue distributions to be paid if and when the underlying Class A restricted share units vest. Distributions may be paid in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest.

We will be a holding company and, as such, our ability to pay distributions on our Class A shares will be subject to the ability of our subsidiaries to provide cash to us, which may be limited by, among other things, contractual restrictions and legal, tax and regulatory restrictions as described above. We will fund any such distribution by causing our subsidiaries to make corresponding distributions. More specifically, first, we will cause the Och-Ziff Operating Group to make a distribution to all of its unitholders (consisting of our existing owners and our intermediate holding companies) holding Operating Group Equity Units, whether or not vested, on a pro rata basis and, second, we will cause our intermediate holding companies to distribute the proceeds of such distributions to us in an amount sufficient to pay aggregate distributions declared by our Board of Directors on our Class A shares. In the event that a distribution is made on the Operating Group Equity Units solely to fund a distribution on the Class A shares, we would expect that the distribution per Class A share would equal the distribution per Operating Group Equity Unit. As a result, our existing owners would receive a distribution per Och-Ziff Operating Group A Unit equal to the per Class A share distribution. No such distributions will be paid in respect of our Class B shares. There may be instances, however, in which our existing owners receive a distribution on their Och-Ziff Operating Group A Units but holders of Class A shares receive no distribution.

In accordance with the operating group limited partnership agreements, we will cause the applicable Och-Ziff Operating Group entities to distribute cash on a pro rata basis to direct holders of Operating Group Equity Units in an amount at least equal to the presumed maximum tax liabilities arising from the direct ownership of such units. The Och-Ziff Operating Group will distribute to such unitholders, on a pro rata basis, tax distributions based upon the presumed maximum income allocable to any such unitholder at the maximum combined U.S. federal, New York State and New York City tax rates. Holders of our Class A shares will not be entitled to these distributions and thus may not receive any distributions at a time when our existing owners are receiving distributions on their Och-Ziff Operating Group A Units. Such tax distributions will take into account the disproportionate income allocation (but not a disproportionate cash allocation) to the unitholders with respect to “built-in gain assets” at the time of the offering. Consequently, Och-Ziff Operating Group tax distributions will be greater than if such assets had a tax basis equal to their value at the time of this offering.

Our distribution policy has certain risks and limitations, particularly with respect to our liquidity. Although we expect to pay distributions according to our policy, we may not make distributions according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended distribution. Moreover, if the Och-Ziff Operating Group’s cash flows from operations are insufficient to enable it to make required minimum tax distributions to its unitholders, the Och-Ziff Operating Group may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise. In such event, we may not be able to effect our business and growth strategy to the extent intended. In addition, we may have to borrow additional amounts to fund our operations or make such capital expenditures, in which case our borrowing costs would increase and negatively impact our liquidity.

Historically, only distributions made to Mr. Och have been treated as equity distributions on our financial statements. Distributions to Mr. Och in respect of the fiscal and tax years ended December 31, 2006 and 2005 were approximately $79.0 million and $17.7 million, respectively. Distributions to Mr. Och in respect of the current fiscal and tax year have aggregated approximately $468.5 million to date, or $573.2 million assuming the full amount of the Pre-Offering Distributions had been made. In addition, we expect to make other Special Distributions following the completion of this offering. See “Our Structure—Distributions and Other Payments to Our Existing Owners.” Distributions made to our existing partners, other than Mr. Och, have been treated as compensation expenses and distributions made to the Ziffs have been treated as profit sharing expense. We expect that all future distributions to be made to our partners will be treated as equity distributions of the Och-Ziff Operating Group for financial reporting purposes (other than Deferred Income Distributions and Investment Distributions).

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2007:

•	on a historical basis based on the combined Och-Ziff Operating Group as our accounting predecessor;

•	on a pro forma basis, after giving effect to the Pro Forma Adjustments (other than adjustments related to this offering and the sale of Class A shares to DIC Sahir); and

•

on a pro forma as adjusted basis, after giving effect to the foregoing pro forma adjustments, and adjustments related to this offering at an assumed initial public offering price of $31.50 per Class A share and adjustments related to the sale of Class A shares to DIC Sahir at an assumed purchase price of $29.77 per Class A share.

This table should be read in conjunction with “Our Structure—The Transactions,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Financial Information,” and the financial statements and notes thereto included in this prospectus.

	As of September 30, 2007
	Och-Ziff Operating Group Combined Historical	Pro Forma before this Offering	Och-Ziff Capital Management Group LLC Consolidated Pro Forma as Adjusted
	(Unaudited)
	(dollars in thousands)

Cash and cash equivalents	$205,107	$183,860	$163,462

New term loan	$750,000	$750,000	$750,000
Non-controlling interests in consolidated subsidiaries	137,725	137,725	137,725
Equity
Paid-in-capital	—	—	2,278,763
Retained earnings (deficit)	638,661	(704,455)	(2,888,669)

Total equity (deficit)	638,661	(704,455)	(609,906)

Total capitalization	$1,526,386	$183,270	$277,819

DILUTION

If you invest in our Class A shares, your interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A shares and the pro forma net tangible book value per share of our Class A shares after this offering. Dilution results from the fact that the per share offering price of the Class A shares is substantially in excess of the net tangible book value per share attributable to our existing owners. Net tangible book value represents net book equity excluding intangible assets, if any.

Our pro forma net tangible book value before this offering as of September 30, 2007 would have been $(704.5) million, or $(1.83) per Class A share, assuming that our existing equity holders exchanged all of their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (but excluding any effect of the resulting increased tax basis acquired by Och-Ziff Corp upon such exchange). Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, after giving effect to the Pro Forma Adjustments, other than adjustments related to this offering and the sale of Class A shares to DIC Sahir.

On a pro forma as adjusted basis, after giving effect to the sale of 36,000,000 Class A shares in this offering at an assumed initial public offering price of $31.50 per Class A share and deducting underwriting discounts and commissions, the sale of 38,138,571 Class A shares to DIC Sahir at an assumed price of $29.77 per share, estimated offering expenses and other related transaction costs payable by us, the tax receivable payments and the related tax effects of the Transactions, our pro forma as adjusted net tangible book value as of September 30, 2007 would have been $(609.9) million or $(1.58) per Class A share, assuming our existing owners had exchanged all of their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (but excluding any effect of the resulting increased tax basis acquired by Och-Ziff Corp upon such exchange), as of the date of this offering.

The following table illustrates the immediate dilution of $33.08 per share to new shareholders purchasing Class A shares in this offering, assuming the underwriters do not exercise their option to purchase additional Class A shares.

Assumed initial public offering price per share		$31.50
Pro forma net tangible book value per Class A share before this offering	$(1.83)
Increase in net tangible book value per Class A share attributable to investors in this offering	0.25

Pro forma as adjusted net tangible book value per Class A share as of September 30, 2007		(1.58)

Dilution to new Class A shareholders per share		$33.08

The following table summarizes, on the same pro forma as adjusted basis as of September 30, 2007, the differences between the existing owners and the new Class A shareholders purchasing in this offering with respect to the number of shares purchased from us, the total consideration paid to us, and the average price per share paid before deducting underwriting discounts and commissions and estimated offering expenses. The table below was prepared assuming our existing owners had exchanged all of their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis, as of the date of this offering.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing owners	311,099,524	80.8%	$—	—%	$—

New investors	36,000,000	9.3%	1,134,000,000	50.0%	$31.50

DIC Sahir	38,138,571	9.9%	1,135,289,912	50.0%	$29.77

Total	385,238,095	100.0%	$2,269,289,912	100.0%

A $1.00 increase (decrease) in the assumed initial public offering price of $31.50 per Class A share would increase (decrease) total consideration paid by new investors in this offering and by all investors by $36.0 million, and would increase (decrease) the average price per share paid by, and dilution to, new investors by $1.00, assuming the number of Class A shares offered by us, as set forth on the cover page of this prospectus, remains the same and without deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

If the underwriters’ option to purchase additional Class A shares is exercised in full, the pro forma as adjusted net tangible book value per share as of September 30, 2007 would be approximately $(1.14) per Class A share and the dilution in pro forma as adjusted net tangible book value per share to new Class A shareholders would be $32.64 per Class A share. Furthermore, the percentage of our Class A shares held by our existing owners (assuming our existing owners had exchanged all of their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (excluding any effect of the resulting increased tax basis acquired by Och-Ziff Corp upon such exchange), as of the date of this offering and further assuming that all Class A restricted share units granted to our managing directors and other employees upon completion of this Offering were fully vested and settled in Class A shares) would decrease to approximately 76.4%, the percentage of our Class A shares held by DIC Sahir would decrease to approximately 9.5% and the percentage of our Class A shares held by new Class A shareholders would increase to approximately 10.4%.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information presented below was derived from the application of pro forma adjustments to the combined financial statements of Och-Ziff Operating Group, the predecessor for accounting purposes of Och-Ziff Capital Management Group LLC, to give effect to the Pro Forma Adjustments, as defined below. The unaudited pro forma statements of operations information has been prepared as if the Pro Forma Adjustments had occurred on January 1, 2006. The unaudited pro forma balance sheet information has been prepared as if the Pro Forma Adjustments had occurred as of September 30, 2007. The unaudited pro forma financial information should be read in conjunction with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes included elsewhere in this prospectus.

As a result of the Transactions, investors in this offering and DIC Sahir will hold 100% of our Class A shares and our existing partners will hold 100% of our Class B shares. We will acquire, through two intermediate holding companies, a 19.2% limited partner interest in, and become the sole general partner of, each Och-Ziff Operating Group entity.

The pro forma adjustments are based upon available information and methodologies that we believe are reasonable. The unaudited pro forma statements of operations information and unaudited pro forma balance sheet information are presented solely for illustrative and informational purposes and are not necessarily indicative of what our actual operations or financial position would have been had the Pre-Offering Distributions and the Transactions taken place on the dates indicated, or during the periods presented, nor does it purport to represent our results for any future period.

In December 2006 and June 2007, we amended and supplemented most of our fund offering documents to enable a simple majority of the funds’ unaffiliated limited partners or shareholders to remove us, as general partner or investment manager with decision making rights, without cause, in accordance with certain procedures. The amendments resulted in the deconsolidation of most of our domestic funds as of January 1, 2007 and all of our offshore funds as of June 30, 2007.

The deconsolidation of these funds had a material effect on certain components of our combined financial statements, but did not have an effect on our net income or equity.

The following describes the significant effects of the deconsolidation of most of our domestic and all of our offshore funds on our combined financial statements. The applicable adjustments are reflected in the accompanying consolidated pro forma financial information presented below:

•

These adjustments decrease our financial statement line items for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006 as follows (based on comparing our combined historical financial information for these periods to our pro forma financial information for the comparable periods):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Statement of Operations
Total revenues	(49)%	(3)%
Total expenses	(32)%	(45)%
Other income	(90)%	(91)%
Non-controlling interests in income of consolidated subsidiaries	(100)%	(98)%

Funds with only affiliated investors will continue to be consolidated in our financial statements for reporting periods as of and after June 30, 2007. These funds comprised approximately $139.0 million, or 0.5%, of our assets under management as of September 30, 2007.

•

We will reflect our equity in the income of our deconsolidated funds on our statements of income using the equity method of accounting, rather than eliminating the income from such investments in consolidation.

•	We will include the management fees and incentive income earned from our deconsolidated funds on our statements of income rather than eliminating the revenue in consolidation.

•	We will not reflect cash flows of our deconsolidated funds on our statements of cash flows.

•	We will remove disclosures related to amounts no longer reflected on our combined financial statements, including, but not limited to:

•	the accounting policies of the Och-Ziff funds that do not pertain to us following deconsolidation, and

•	detailed disclosure of the investment activities of the Och-Ziff funds.

•	We will continue to provide information regarding our management agreements with, and fees and income earned from, our deconsolidated funds.

•

We will evaluate on an ongoing basis whether we will need to provide separate financial statements for investments in majority-owned unconsolidated subsidiaries and investments accounted for using the equity method of accounting pursuant to Regulation S-X Rule 3-09.

The pro forma adjustments, which we refer to as the “Pro Forma Adjustments” here and throughout this prospectus, are described in the notes to the unaudited pro forma financial information and principally include the matters set forth below:

•	The effects of our deconsolidation of certain Och-Ziff funds that we consolidated historically;

•

Compensation expense as a result of our issuance of Och-Ziff Operating Group A Units in connection with this offering and the reversal of previously recognized compensation expense to our partners other than Mr. Och;

•	Compensation expense as a result of our grant of Class A restricted share units to all of our managing directors and other employees in connection with this offering;

•	Compensation payable as a result of the accelerated vesting of our partners’ previously deferred income amounts;

•

Decrease in retained earnings and an offsetting increase in paid-in capital to reflect the issuance of Och-Ziff Operating Group A Units to the Ziffs and reversal of the Ziff profit sharing expense that was previously recognized;

•	Distribution payable as a result of the planned distribution of Mr. Och’s equity balance related to the Deferred Income Distributions;

•	Increase in interest expense resulting from our borrowings under the new term loan entered into on July 2, 2007;

•	The Pre-Offering Distributions;

•	Our Reorganization, our receipt and use of the proceeds from this offering and the sale of Class A shares to DIC Sahir and our payment of the related expenses; and

•	The impact of federal, state and local income taxes that our wholly-owned subsidiary Och-Ziff Corp, as a taxable corporation, will incur on income allocated to it from Och-Ziff Operating Group.

Tax Receivable Agreement

We may also be required to make payments under the tax receivable agreement that we will enter into in connection with this offering. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, as well as future taxable exchanges by our existing owners of Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent), is expected to result in an increase in the tax basis of the tangible and intangible assets of the Och-Ziff Operating Group that would not otherwise have been available. This increase in tax basis will increase, for tax purposes, our depreciation and amortization expense and will therefore reduce the amount of tax that Och-Ziff Corp and our other corporate taxpayer intermediate holding companies that acquire Och-Ziff Operating Group A Units in connection with an exchange, if any, would otherwise have been required to pay in the future. Accordingly, pursuant to the tax receivable agreement, such corporate taxpayers (including Och-Ziff if it is treated as a corporate taxpayer) will agree to pay to our existing owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of this increase in tax basis. Payments under the tax receivable agreement may result in further tax savings, and thus may give rise to additional payment obligations thereunder. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time.

Any payments made under the tax receivable agreement will give rise to additional tax benefits and additional potential payments under the tax receivable agreement.

•

We anticipate that we will account for the income tax effects and corresponding tax receivable agreement effects as a result of future pay-outs to existing owners by recognizing an increase in our deferred tax assets, based on enacted tax rates at the date of the transaction;

•

We will evaluate the likelihood that we will realize the benefit represented by the deferred tax asset and, to the extent we estimate that it is more likely than not that we will not realize the benefit, we will reduce the carrying amount of the deferred tax asset with a valuation allowance;

•	We will include the estimated amount of the increase in deferred tax assets, net of any valuation allowance, directly in paid-in capital; and

•

We will record a liability for the expected amount we will pay to our existing owners under the tax receivable agreement (85% of tax savings realized), estimated using assumptions consistent with those we use in estimating the net deferred tax assets.

Therefore, at the date of the Transactions, on a cumulative basis, the net effect of accounting for income taxes and the tax receivable agreement on our financial statements will be a net increase in paid-in capital of 15% of the estimated realizable tax benefit. The effects of subsequent changes in any of our estimates after the date of the Transactions will be included in net income. Similarly, the effects of subsequent changes in the enacted tax rates and in the applicable tax laws will be included in net income.

Unaudited Pro Forma Balance Sheet Information

as of September 30, 2007

	Och-Ziff Operating Group Combined Historical	Och-Ziff Operating Group Pro Forma Adjustments		Och-Ziff Operating Group Combined Pro Forma	Offering and DIC Sahir Sale Adjustments		Och-Ziff Capital Management Group LLC Consolidated Pro Forma as Adjusted
	(dollars in thousands)
Assets
Cash and cash equivalents	$205,107	$(21,247	)(a)	$183,860	$1,051,232	(e)	$163,462
					(1,071,630	)(e)
					1,112,584	(e)
					(1,112,584	)(e)
Income and fees receivable	45,829	—		45,829	—		45,829
Due from affiliates	5,272	—		5,272	—		5,272
Deferred tax assets	—	—		—	766,316	(f)	766,316
Deferred income receivable, at fair value	1,521,577	—		1,521,577	—		1,521,577
Investments in Och-Ziff funds	333,147	(292,777	)(b)	40,370	—		40,370
Other assets, net	66,800	—		66,800	—		66,800
Och-Ziff funds assets:
Due from brokers	4,602	—		4,602	—		4,602
Other investments, at fair value	133,173	—		133,173	—		133,173
Other Och-Ziff funds assets	1,226	—		1,226	—		1,226

Total Assets	$2,316,733	$(314,024)		$2,002,709	$745,918		$2,748,627

Liabilities and Equity (Deficit)
Debt obligations	$767,203	$—		$767,203	$—		$767,203
Compensation payable	606,406	(76,539	)(b)	552,341	—		552,341
		22,474	(c)
Payable to affiliates	—	1,011,290	(c)	1,083,157	—		1,083,157
		71,867	(d)
Profit sharing payable	84,245	—		84,245	—		84,245
Amounts payable under tax receivable agreement	—	—		—	651,369	(f)	651,369
Other liabilities	82,438	—		82,438	—		82,438
Och-Ziff funds liabilities:
Redemptions payable	20	—		20	—		20
Other Och-Ziff funds liabilities	35	—		35	—		35

Total Liabilities	1,540,347	1,029,092		2,569,439	651,369		3,220,808

Partners’ and Others’ Interests in Consolidated Subsidiaries	137,725	—		137,725	(1,071,630	)(e)	137,725
					1,071,630	(e)
					930,965	(g)
					(930,965	)(h)
					1,112,584	(e)
					(1,112,584	)(e)
Equity (Deficit)
Paid-in capital	—	—		—	1,051,232	(e)	2,278,763
					1,112,584	(e)
					114,947	(f)
Retained earnings (deficit)	638,661	(21,247	)(a)	(704,455)	(1,071,630	)(e)	(2,888,669)
		(216,238	)(b)		(930,965	)(g)
		(1,011,290	)(c)		930,965	(h)
		(22,474	)(c)		(1,112,584	)(e)
		(71,867	)(d)

Total Equity (Deficit)	638,661	(1,343,116)		(704,455)	94,549		(609,906)

Total Liabilities and Equity (Deficit)	$2,316,733	$(314,024)		$2,002,709	$745,918		$2,748,627

See notes to the unaudited pro forma financial information.

Unaudited Pro Forma Statement of Operations Information

for the Nine Months Ended September 30, 2007

	Och-Ziff Operating Group Combined Historical		Deconsolidation Adjustments(i)	Och-Ziff Operating Group Deconsolidated	Other Pro Forma Adjustments		Och-Ziff Capital Management Group LLC Consolidated Pro Forma
	(dollars in thousands, except unit and share data)
Revenues
Management fees	$181,337		$164,396	$345,733	$—		$345,733
Incentive income	7,415		4,553	11,968	—		11,968
Other revenues	8,296		—	8,296	—		8,296
Och-Ziff funds income:
Interest income	416,040		(415,658)	382	—		382
Dividend income	78,437		(78,435)	2	—		2
Other Och-Ziff funds revenues	40,259		(33,904)	6,355	—		6,355

Total Revenues	731,784		(359,048)	372,736	—		372,736

Expenses
Compensation and benefits	550,772		—	550,772	1,202,016	(j)	1,752,788
Profit sharing	104,412		—	104,412	(99,495	)(g)	4,917
Professional services	29,049		—	29,049	—		29,049
Occupancy and equipment	11,765		—	11,765	—		11,765
Business development	6,467		—	6,467	—		6,467
Information processing and communications	7,988		—	7,988	—		7,988
Interest expense	12,810		—	12,810	22,250	(a)	35,060
Other expenses	4,254		—	4,254	—		4,254
Och-Ziff funds expenses:
Interest expense	152,104		(151,944)	160	—		160
Dividend expense	102,291		(102,290)	1	—		1
Other Och-Ziff funds expenses	87,539		(85,978)	1,561	—		1,561

Total Expenses	1,069,451		(340,212)	729,239	1,124,771		1,854,010

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	51,215		186,376	237,591	—		237,591
Och-Ziff funds net gains (losses):
Net realized gains on investments	1,755,140		(1,754,597)	543	—		543
Net unrealized gains on investments	554,643		(556,352)	(1,709)	—		(1,709)
Net realized and unrealized foreign currency losses	(24,407)		24,385	(22)	—		(22)
Net realized and unrealized gains on derivative contracts	50,713		(50,802)	(89)	—		(89)

Total Other Income	2,387,304		(2,150,990)	236,314	—		236,314

Income (Loss) Before Partners’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries and Income Taxes	2,049,637		(2,169,826)	(120,189)	(1,124,771)		(1,244,960)
Partners’ and others’ interests in (income) loss of consolidated subsidiaries	(2,174,762)		2,169,826	(4,936)	967,502	(h)	962,566

Loss Before Income Taxes	(125,125)		—	(125,125)	(157,269)		(282,394)
Income taxes	15,349		—	15,349	11,330	(k)	26,679

Net Loss Before Non-recurring Charges Directly Attributable to the Transactions (n)	$(140,474)		$—	$(140,474)	$(168,599)		$(309,073)

Net Loss per Unit:
Historical, post-Reorganization	(0.36	) (l)

Pro forma	$(0.36	) (l)

Net Loss per Share (basic and diluted)							$(3.97	) (m)

See notes to the unaudited pro forma financial information.

Unaudited Pro Forma Statement of Operations Information

for the Nine Months Ended September 30, 2006

	Och-Ziff Operating Group Combined Historical	Deconsolidation Adjustments(i)	Och-Ziff Operating Group Deconsolidated	Other Pro Forma Adjustments		Och-Ziff Capital Management Group LLC Consolidated Pro Forma
	(dollars in thousands, except unit and share data)
Revenues
Management fees	$10,287	$208,378	$218,665	$—		$218,665
Incentive income	—	9,203	9,203	—		9,203
Other revenues	2,733	—	2,733	—		2,733
Och-Ziff funds income:
Interest income	520,182	(519,819)	363	—		363
Dividend income	99,973	(99,971)	2	—		2
Other Och-Ziff funds revenues	28,322	(22,636)	5,686	—		5,686

Total Revenues	661,497	(424,845)	236,652	—		236,652

Expenses
Compensation and benefits	186,718	—	186,718	1,242,223	(j)	1,428,941
Profit sharing	26,772	—	26,772	(21,732	)(g)	5,040
Professional services	6,097	—	6,097	—		6,097
Occupancy and equipment	9,784	—	9,784	—		9,784
Business development	5,835	—	5,835	—		5,835
Information processing and communications	4,109	—	4,109	—		4,109
Interest expense	876	—	876	33,990	(a)	34,866
Other expenses	8,456	—	8,456	—		8,456
Och-Ziff funds expenses:
Interest expense	163,029	(162,848)	181	—		181
Dividend expense	113,128	(113,127)	1	—		1
Other Och-Ziff funds expenses	95,094	(94,619)	475	—		475

Total Expenses	619,898	(370,594)	249,304	1,254,481		1,503,785

Other Income
Earnings on investments in and deferred income receivables from Och-Ziff funds	—	159,643	159,643	—		159,643
Och-Ziff funds net gains (losses):
Net realized gains (losses) on investments	2,469,122	(2,469,139)	(17)	—		(17)
Net unrealized (losses) gains on investments	19,370	(19,223)	147	—		147
Net realized and unrealized foreign currency losses	(39,831)	39,748	(83)	—		(83)
Net realized and unrealized (losses) gains on derivative contracts	(305,881)	305,934	53	—		53

Total Other Income	2,142,780	(1,983,037)	159,743	—		159,743

Income (Loss) Before Partners’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries and Income Taxes	2,184,379	(2,037,288)	147,091	(1,254,481)		(1,107,390)
Partners’ and others’ interests in (income) loss of consolidated subsidiaries	(2,043,159)	2,037,288	(5,871)	879,148	(h)	873,277

Income (Loss) Before Income Taxes	141,220	—	141,220	(375,333)		(234,113)
Income taxes	6,230	—	6,230	15,888	(k)	22,118

Net Income (Loss) Before Non-recurring Charges Directly Attributable to the Transactions(n)	$134,990	$—	$134,990	$(391,221)		$(256,231)

Net Income per Unit:
Historical, post-Reorganization	$0.35 (l)

Pro forma	$0.35 (l)

Net Loss per Share (basic and diluted)						$(3.46	) (m)

See notes to the unaudited pro forma financial information.

Unaudited Pro Forma Statement of Operations Information

for the Year Ended December 31, 2006

	Och-Ziff Operating Group Combined Historical	Deconsolidation Adjustments(i)	Och-Ziff Operating Group Deconsolidated	Other Pro Forma Adjustments		Och-Ziff Capital Management Group LLC Consolidated Pro Forma
	(dollars in thousands, except unit and share data)
Revenues
Management fees	$13,739	$294,341	$308,080	$—		$308,080
Incentive income	15,851	635,647	651,498	—		651,498
Other revenues	3,801	—	3,801	—		3,801
Och-Ziff funds income:
Interest income	768,503	(768,031)	472	—		472
Dividend income	154,963	(154,961)	2	—		2
Other Och-Ziff funds revenues	48,976	(40,499)	8,477	—		8,477

Total Revenues	1,005,833	(33,503)	972,330	—		972,330

Expenses
Compensation and benefits	446,672	—	446,672	1,551,111	(j)	1,997,783
Profit sharing	97,977	—	97,977	(91,256	)(g)	6,721
Professional services	12,522	—	12,522	—		12,522
Occupancy and equipment	13,443	—	13,443	—		13,443
Business development	7,696	—	7,696	—		7,696
Information processing and communications	5,463	—	5,463	—		5,463
Interest expense	1,183	—	1,183	45,319	(a)	46,502
Other expenses	9,391	—	9,391	—		9,391
Och-Ziff funds expenses:
Interest expense	210,919	(210,695)	224	—		224
Dividend expense	139,245	(139,233)	12	—		12
Other Och-Ziff funds expenses	145,457	(143,800)	1,657	—		1,657

Total Expenses	1,089,968	(493,728)	596,240	1,505,174		2,101,414

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	242,266	242,266	—		242,266
Och-Ziff funds net gains (losses):
Net realized gains on investments	3,294,632	(3,269,238)	25,394	—		25,394
Net unrealized gains on investments	442,148	(429,721)	12,427	—		12,427
Net realized and unrealized foreign currency losses	(50,079)	49,964	(115)	—		(115)
Net realized and unrealized (losses) gains on derivative contracts	(396,526)	396,601	75	—		75

Total Other Income	3,290,175	(3,010,128)	280,047	—		280,047

Income (Loss) Before Partners’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries and Income Taxes	3,206,040	(2,549,903)	656,137	(1,505,174)		(849,037)
Partners’ and others’ interests in (income) loss of consolidated subsidiaries	(2,594,706)	2,549,903	(44,803)	690,527	(h)	645,724

Income (Loss) Before Income Taxes	611,334	—	611,334	(814,647)		(203,313)
Income taxes	23,327	—	23,327	(4,119	)(k)	19,208

Net Income (Loss) Before Non-recurring Charges Directly Attributable to the Transactions (n)	$588,007	$—	$588,007	$(810,528)		$(222,521)

Net Income per Unit:
Historical, post-Reorganization	$1.53 (l)

Pro forma	$1.53 (l)

Net Loss per Share (basic and diluted)						$(3.00	)(m)

See notes to the unaudited pro forma financial information.

Notes to the Unaudited Pro Forma Financial Information

(a) This adjustment to the unaudited pro forma balance sheet information reflects $21.2 million of the Term Loan Distributions that will be distributed to our existing owners. The Term Loan Distributions are reflected as decreases to retained earnings in the unaudited pro forma balance sheet information. These distributions have been recognized as compensation expense for our partners other than Mr. Och and as profit sharing expense for the Ziffs as the distributions are made. Such expenses are not reflected in the unaudited pro forma statements of operations as they are non-recurring. Term Loan Distributions to Mr. Och, our sole equity partner for financial accounting purposes prior to the Reorganization, will be treated as equity distributions.

The adjustments to the unaudited pro forma statements of operations information reflect the net increase in interest expense of $22.3 million and $34.0 million for the nine months ended September 30, 2007 and 2006, respectively, and $45.3 million for the year ended December 31, 2006 as a result of borrowings under our new $750.0 million term loan.

Borrowings under the new term loan bear interest at the three-month LIBOR (5.23% as of September 30, 2007) plus 0.75% per annum. In the event the interest rate changes by 0.125%, our annual interest expense would change by $937,500 on the $750.0 million term loan.

(b) This adjustment reflects the planned Investment Distributions to our existing partners in the amount of $292.8 million as of September 30, 2007. Such distributions consist of $216.2 million to Mr. Och, which will reduce retained earnings, and $76.5 million to our other partners, which will reduce Compensation payable to such partners when distributed. Such distributions to Mr. Och, our sole equity partner, are reflected in our pro forma unaudited interim combined balance sheet as of September 30, 2007 on page F-37.

(c) This adjustment in the amount of $22.5 million represents the acceleration of unvested partner deferred income allocations for partners other than Mr. Och, whose deferred income allocations are not subject to vesting requirements. Following this offering, we intend to amend these deferral arrangements, which will cause all amounts due to our existing partners to vest in full by January 1, 2008 and no income will be deferred in future periods. The Deferred Income Distributions, including $1.0 billion payable to Mr. Och, $465.8 million payable to our other partners, and $44.5 million payable to the Ziffs, will be paid to Och-Ziff Management and distributed to our existing owners over a three-year period beginning in 2008. These planned distributions to Mr. Och have been accrued in the unaudited pro forma balance sheet information, and, with the exception of the $22.5 million of partners’ unvested deferred income allocations discussed above, planned distributions to the Ziffs and our partners other than Mr. Och have been accrued in Profit sharing payable and Compensation payable, respectively, in our historical financial statements. Such distributions to Mr. Och, our sole equity partner, are reflected in our pro forma unaudited interim combined balance sheet as of September 30, 2007 on page F-37. The charges related to the partners’ accelerated deferred income allocations have not been recognized in the unaudited pro forma statements of operations information for any periods presented as all non-equity partners’ income allocations have been reversed as noted in note (j)(ii).

(d) This adjustment in the amount of $71.9 million represents the accrual for the portion of the 2007 Management Fee Distribution that will be distributed to Mr. Och as part of the Transactions based on amounts earned through September 30, 2007. This adjustment is also reflected in our pro forma unaudited interim combined balance sheet as of September 30, 2007 on page F-37. Payments of current year earnings to our partners other than Mr. Och of $80.7 million and to the Ziffs of $25.0 million are included in Compensation payable and Profit sharing payable, respectively, in our historical financial statements.

(e) This adjustment represents the effects of this offering and from the sale of Class A shares to DIC Sahir.

The Transactions will result in investors in this offering and DIC Sahir holding 100% of our outstanding Class A shares and our existing partners holding 100% of our outstanding Class B shares. We will acquire, through two intermediate holding companies, a 19.2% limited partner interest in, and become the sole general partner of, each Och-Ziff Operating Group entity. The pro forma effects of this offering and the sale of Class A shares to DIC Sahir are:

(i) recognition of the proceeds from this offering of 36,000,000 Class A shares for $1.13 billion, less underwriting discounts and commissions and transaction expenses of $82.8 million, assuming an initial public offering price of $31.50 per Class A share (the midpoint of the price range set forth on the cover page of this prospectus and an underwriting discount of $1.73 per share), as our paid-in capital;

(ii) recognition of the proceeds from the sale of 38,138,571 Class A shares to DIC Sahir of $1.14 billion, less certain transaction fees of $22.7 million, assuming a purchase price of $29.77 per Class A share, as our paid-in capital; and

(iii) use of the proceeds to us from this offering and the sale of Class A shares to DIC Sahir to indirectly acquire Och-Ziff Operating Group A Units from our existing owners, as described under “Use of Proceeds.” We will pay all of the expenses related to this offering, estimated to be approximately $20.4 million, from cash on hand. The number of Och-Ziff Operating Group A Units purchased from each existing owner will be acquired pro rata from each existing owner based on the number of units each existing owner holds immediately prior to such purchase. Non-recurring charges in the amounts of $2.0 billion and $218.4 million are recognized in the unaudited pro forma balance sheet information related to the Och-Ziff Operating Group A Units received by the partners and the Ziffs, respectively, that immediately vest and are purchased by the Och-Ziff Operating Group with the proceeds from the offering and from the sale of Class A shares to DIC Sahir. This charge has not been recognized in the unaudited pro forma statement of operations information for any periods presented, as the adjustment is non-recurring.

(f) This adjustment represents the impacts of the step-up in tax basis as a result of the purchase of Och-Ziff Operating Group A Units from our existing owners with proceeds from this offering and from the sale of Class A shares to DIC Sahir as described in “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir” and the related tax receivable agreement, which results in an increase of $766.3 million in net deferred tax assets, $651.4 million in amounts payable under the tax receivable agreement and $114.9 million in paid-in capital. We have recorded a valuation allowance of $253.8 million related to the deferred tax asset resulting from the step-up in basis. Future exchanges of Och-Ziff Operating Group A Units for our Class A shares will be accounted for in a similar manner.

The effects on our consolidated balance sheet of the step-up in tax basis as a result of the purchase of interests in our business from our existing owners and the related tax receivable agreement are as follows:

•

We will record an increase in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the purchased interests, based on enacted federal, state and local tax rates at the date of the Transactions;

•

To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of future earnings, we will reduce the deferred tax asset with a valuation allowance; and

•

We will record 85% of the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability for the amounts payable under the tax receivable agreement and the remaining 15% of the estimated realizable tax benefit as an increase to paid-in capital. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

The estimated amounts have been derived as follows:

•

Approximately 66.2% of the $2.2 billion purchase of Och-Ziff Operating Group A Units from our existing owners, or $1.5 billion, relates to the purchase of interests by Och-Ziff Corp, which is subject to corporate income taxes. For tax purposes, depending on the existing tax basis of the underlying assets held within the acquired interests, such purchases could result in a step-up in tax basis;

•

We have calculated a preliminary future tax benefit attributable to the step-up in tax basis of $647.7 million. This is a preliminary result because it does not take into consideration the additional tax benefits created by the anticipated future payments under the tax receivable agreement. The preliminary benefit was calculated using an estimate of the combined federal, state and local tax rate of 42.9%, which is based on the weighted average tax rates applicable to Och-Ziff Corp;

•

The total deferred tax asset, before valuation allowance, of $1.0 billion represents the fully accreted future tax benefit, which includes the effects of the additional tax benefits created by the anticipated future payments to the existing owners. The amount is derived by multiplying the anticipated future payments of $867.1 million by the estimated combined tax rate of 42.9% and adding this to the preliminary tax benefit of $647.7 million;

•

In light of numerous factors affecting the timing and our ability to realize the full benefit represented by the deferred tax asset, we have established a valuation allowance of $253.8 million. This allowance is based on assumptions concerning future taxable income recorded by, and weighted average tax rates applicable to, Och-Ziff Corp, and no material changes in applicable tax laws resulting in the current determination that our future taxable income will not be sufficient to utilize the total deferred tax asset arising from the step-up in tax basis. It is expected that the estimates underlying such current determination may change on an ongoing basis and we will continue to evaluate the allowance and adjust it as necessary. Such subsequent adjustments will impact our future income tax provision;

•	The liability to the existing owners pursuant to the tax receivable agreement is 85% of the total net deferred tax asset resulting from the step-up in tax basis, or $651.4 million; and

•

The difference between the net deferred tax asset of $766.3 million and the liability for amounts payable under the tax receivable agreement of $651.4 million results in an increase to paid-in capital of $114.9 million.

Therefore, upon completion of the Transactions, on a cumulative basis, the net effect of accounting for the tax receivable agreement on our consolidated financial statements will be a net increase in equity of 15% of the estimated realizable tax benefit. The amounts recorded for both the deferred tax asset and the liability for our obligations under the tax receivable agreement have been estimated, reflecting the fact that payments under the tax receivable agreement further increase the tax benefits and the estimated payments due under the tax receivable agreement. All of the effects of changes in any estimates after the date of the purchase will be included in net income (loss). Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income (loss). In light of the numerous factors affecting our obligation to make payments under the tax receivable agreement, the timing and amounts of any actual payments pursuant to the agreement are not reasonably ascertainable.

For each $1.00 increase in the share price of a Class A share, the net deferred tax asset would increase by $24.3 million and the amounts payable under the tax receivable agreement would increase by $20.7 million. Each $1.00 decrease would have an equal but opposite effect.

(g) This adjustment reflects the reversal of expense recognized during the periods for the Ziff profit sharing interest. As this interest will be reclassified in the Reorganization into Och-Ziff Operating

Group A Units representing an approximate 10% interest in the common equity of the Och-Ziff Operating Group prior to this offering, we will only incur profit sharing expense in subsequent periods related to earnings on previously deferred profit sharing allocations relating to the Ziffs. Therefore, profit sharing expense, excluding amounts related to earnings on deferred profit sharing allocations, has been reversed for amounts that were previously recognized in the unaudited pro forma statement of operations information.

Similarly, we have recorded a decrease to Retained earnings and an equal increase to Partners’ and Others’ Interests in Consolidated Subsidiaries in the amount of $931.0 million in the unaudited pro forma balance sheet information associated with the reclassification of the Ziffs’ interest in the Och-Ziff Operating Group A Units that are not purchased by the Och-Ziff Operating Group at the time of the offering. This charge is based on the fair value per Och-Ziff Operating Group A Unit of $31.50, which is the midpoint of the price range indicated on the front cover of this prospectus, and a 5% discount for the five-year transferability restrictions. Such charge has not been recognized in the unaudited pro forma statement of operations information for any periods presented, as the adjustment is non-recurring and will be recognized in full at the time of the offering.

(h) The adjustments reflected in the unaudited pro forma statement of operations information for the nine months ended September 30, 2007 and 2006, and the year ended December 31, 2006, respectively, to allocate a portion of our pro forma loss to our partners’ non-controlling interests in income of consolidated subsidiaries is based on our partners’ interests in the Och-Ziff Operating Group upon completion of this offering. This adjustment is based on pre-tax income because income taxes on income allocated to our partners by the Och-Ziff Operating Group will be incurred directly by our partners.

During each of the periods for which we are presenting unaudited pro forma statement of operations information, we have Loss before partners’ and others’ interests in loss of consolidated subsidiaries and income taxes of $1.2 billion and $1.1 billion for the nine months ended September 30, 2007 and 2006, respectively, and $849.0 million for the year ended December 31, 2006, and the balance of Partners’ and others’ interests in consolidated subsidiaries is zero, which generally would result in no allocation being made to Partners’ and others’ interests in consolidated subsidiaries. However, these losses include equity-based compensation expense with respect to which there is a corresponding contribution to Partners and others’ interests in consolidated subsidiaries. Accordingly, we allocate net losses to Partners’ and others’ interests in consolidated subsidiaries proportionally to the extent of the contribution.

Because the partners and the Ziffs do not have an obligation to fund any deficit of the Och-Ziff Operating Group, the unaudited pro forma balance sheet information only reflects the allocation of the loss of the Och-Ziff Operating Group to the partners and the Ziffs to the extent that the Partners’ and Others’ Interests in Consolidated Subsidiaries would not result in a deficit balance. Immediately prior to our allocation of the loss of the Och-Ziff Operating Group to the partners and the Ziffs, the balance of Partners’ and Others’ Interests in Consolidated Subsidiaries was $931.0 million, representing the reclassification of Ziffs’ interests in the Och-Ziff Operating Group A Units as noted in note (g). Accordingly, approximately $931.0 million of charges associated with the Transactions was allocated from Retained earnings to the Partners’ and Others’ Interests in Consolidated Subsidiaries to reflect the partners’ and Ziffs’ portion of the Och-Ziff Operating Group loss. Approximately $1.6 billion of charges associated with the Transactions were not allocated from Retained earnings to the Partners’ and Others’ Interests in Consolidated Subsidiaries as such adjustments would have resulted in a deficit balance to Partners’ and Others’ Interests in Consolidated Subsidiaries.

(i) This adjustment reflects the deconsolidation of most of our domestic funds and all of our offshore funds, which is reflected in the unaudited pro forma statements of operations information as if it had occurred on January 1, 2006, based on Och-Ziff Capital Management Group LLC’s accounting for our interests in the funds using the equity method of accounting.

(j) These adjustments represent the effects on compensation expense of the issuance of the Och-Ziff Operating Group A Units to our existing partners that are not immediately purchased and the grant of Class A restricted share units to our managing directors and other employees in connection with the Transactions as a result of new agreements with our existing partners, our managing directors and other employees following this offering. The following table summarizes the effects of each of these transactions on our unaudited pro forma statements of operations information:

	For the Nine Months Ended		For the Year Ended
	September 30, 2007	September 30, 2006	December 31, 2006
	(dollars in thousands)
Compensation expense for Och-Ziff Operating Group A Units issued to existing partners (i)	$1,256,803	$1,256,803	$1,675,738
Reversal of income allocations to existing partners (ii)	(138,212)	(98,005)	(235,860)
Compensation expense for Class A restricted share units granted to employees (iii)	83,425	83,425	111,233

Total compensation expense adjustments	$1,202,016	$1,242,223	$1,551,111

(i) This adjustment represents compensation expense recognized during the periods for Och-Ziff Operating Group A Units issued to our existing partners and not immediately purchased by the Och-Ziff Operating Group at the time of the offering. As part of the Transactions, each of Mr. Och’s equity interest and our 17 other partners’ non-equity interests in each Och-Ziff Operating Group entity will be reclassified as Och-Ziff Operating Group A Units, which will represent common equity interests in the Och-Ziff Operating Group entities. Each of Mr. Och and our 17 other partners will receive an amount of Class A operating group units in each Och-Ziff Operating Group entity equal to such partner’s then-existing income allocation percentage under the applicable limited partnership agreement immediately prior to such reclassification. In addition, as part of the reclassification, each partner will also receive a Class C Non-Equity Interest. The Class C Non-Equity Interest will represent non-equity interests on which discretionary income allocations may be made to our existing and future partners, although we currently do not intend to make any such distributions. The Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization that are purchased with proceeds from this offering and the sale of Class A shares to DIC Sahir will be deemed fully vested upon such purchase and thereafter be cancelled. All other Och-Ziff Operating Group A Units received by Mr. Och and our 17 other partners in the Reorganization, which they hold upon completion of this offering, will vest over a five-year period.

The compensation expense arising as a result of the issuance of Och-Ziff Operating Group A Units to our existing partners is estimated based on the fair value per Och-Ziff Operating Group A Unit of $31.50, which is the midpoint of the price range indicated on the front cover of this prospectus, and a 5% discount for the five-year transferability restrictions. For each $1.00 increase in the share price of a Class A share, compensation expense would increase by $39.9 million for each of the nine months ended September 30, 2007 and 2006 and by $53.2 million for the year ended December 31, 2007. Each $1.00 decrease would have an equal but opposite effect. The fair value of $8.4 billion of such units is expensed over a five-year vesting period.

(ii) This adjustment represents the reversal of income allocations recognized during the periods for our existing non-equity partners as a result of the equity issuances discussed in note (i) above. For periods after the offering, we will continue to incur compensation expense related to earnings on previously deferred income allocations for our partners other than Mr. Och. Therefore, compensation expense, excluding amounts related to earnings on deferred income allocations, has been reversed for amounts that were previously recognized in the unaudited pro forma statement of operations.

(iii) This adjustment represents compensation expense arising as a result of grants of Class A restricted share units to our managing directors and other employees in connection with this offering. These units will vest, subject to the continued employment of such managing directors and other employees, in equal installments over a four-year period beginning on the first anniversary of this offering.

The compensation expense arising as a result of the grants of Class A restricted share units to all of our managing directors and other employees is estimated based on the fair value per Class A restricted share unit of $31.50, which is the midpoint of the price range indicated on the front cover of this prospectus, and a 4.32% forfeiture estimate. The fair value of $444.9 million of such units is expensed over a four-year vesting period on a straight-line basis.

For a description of our 2007 equity incentive plan, see “Management—Equity Incentive Plan.”

(k) This adjustment represents the impact of federal, state and local income taxes that we will incur on income allocated to us from Och-Ziff Operating Group. Och-Ziff Holding is a limited liability company and is not subject to U.S. federal and certain state income taxes. Following the Reorganization, Och-Ziff Corp will be subject to income tax on income allocated to it from the Och-Ziff Operating Group.

(l) The Och-Ziff Operating Group combined historical and pro forma net income (loss) per unit assume that the Och-Ziff Operating Group A Units held by our existing owners immediately following the Reorganization were outstanding from the beginning of the period. For purposes of the Och-Ziff Operating Group combined historical and pro forma net income per unit calculation, the Och-Ziff Operating Group B Units assumed outstanding from the beginning of the period represent the number of Class A shares sold in this offering and the sale of Class A shares to DIC Sahir, the proceeds of which are assumed to have been used to pay a portion of the $2.9 billion in distributions made to Mr. Och within the twelve-month period prior to the offering that are in excess of our historical net income of $312.5 million for the twelve-month period ended September 30, 2007. For purposes of this calculation, the amount paid to Mr. Och to purchase Och-Ziff Operating Group A Units with proceeds from this offering and the sale of Class A shares to DIC Sahir are included as distributions made within the twelve months prior to this offering. Our Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units collectively represent all of the common equity in the Och-Ziff Operating Group and participate in earnings and losses on a pro rata basis.

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006		Year Ended December 31, 2006
	Historic	Pro Forma	Historic	Pro Forma	Historic	Pro Forma
	(amounts in thousands, except per unit data)
Weighted average Och-Ziff Operating Group Units outstanding
Och-Ziff Operating Group A Units held by existing owners.	385,238	311,099	385,238	311,099	385,238	311,099
Och-Ziff Operating Group B Units representing Class A shares sold to DIC Sahir	—	38,139	—	38,139	—	38,139
Och-Ziff Operating Group B Units representing Class A shares offered in this offering	—	36,000	—	36,000	—	36,000

Weighted average units outstanding	385,238	385,238	385,238	385,238	385,238	385,238

Net (loss) income per unit
Net (loss) income available to unit holders	$(140,474)	$(140,474)	$134,990	$134,990	$588,007	$588,007

Weighted average units outstanding
Net (loss) income per unit	$(0.36)	$(0.36)	$0.35	$0.35	$1.53	$1.53

(m) For the purposes of pro forma net loss per Class A share, the weighted average shares outstanding and the pro forma net loss available to Class A shareholders on a basic and diluted basis are calculated as follows:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006
	Basic and Diluted	Basic and Diluted	Basic and Diluted
	(amounts in thousands)
Weighted average shares outstanding
Class A shares sold to DIC Sahir	38,139	38,139	38,139
Class A shares offered in this offering	36,000	36,000	36,000
Class A shares from vested Class A restricted share units	3,675	—	—
Och-Ziff Operating Group A Units held by existing owners(i)	—	—	—
Class A restricted share units issued to all of our managing directors and other employees(ii)	—	—	—

Weighted average Class A shares outstanding	77,814	74,139	74,139

(i)	Holders of Och-Ziff Operating Group A Units will be entitled to exchange their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis or, at our option, a cash equivalent, subject to customary exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions.

We apply the “if converted method” to determine the dilutive effect, if any, that exchange of all Och-Ziff Operating Group A Units would have on our diluted net income per Class A share. The assumed exchange of Och-Ziff Operating Group A Units results in a tax effect resulting from the increased income allocated to Och-Ziff Corp upon conversion.

(ii)	Class A restricted share units granted to our managing directors and other employees are eligible to receive distribution equivalent payments if distributions are declared and paid on our Class A shares, but rights to these distributions are contingent upon future vesting of the award. Since these Class A restricted share units only participate in the results of our operations if they vest, they are excluded from our computation of basic pro forma net income per Class A share.

We apply the treasury stock method to calculate the dilutive effect, if any, that the Class A restricted share units would have on our diluted net income per Class A share.

Class B shares have no pro forma net income (loss) per share as they do not participate in our net income (loss) or distributions. The effect of the Class A restricted share units on pro forma net income (loss) per Class A share is included in the computation, as described above.

For the purpose of computing our pro forma net income (loss) per share, the number of weighted average Class A shares outstanding is based on the assumption that the number of Class A shares, Class A restricted share units and Och-Ziff Operating Group A Units outstanding upon completion of this offering had been outstanding from January 1, 2006. The pro forma net income (loss) available to Class A shareholders on a basic and diluted basis is calculated as follows:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006
	Basic and Diluted	Basic and Diluted	Basic and Diluted
	(amounts in thousands, except per share data)
Basic and diluted pro forma net loss per share
Pro forma net loss available to Class A shareholders	$(309,073)	$(256,231)	$(222,521)

Weighted average shares outstanding	77,814	74,139	74,139

Basic and diluted pro forma net loss per Class A share	$(3.97)	$(3.46)	$(3.00)

For the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, we have excluded 1,148,922, 1,361,176 and 1,837,627, respectively, incremental Class A restricted share units awarded to our employees as calculated using the treasury stock method, as such units would be anti-dilutive. We have also excluded 311,099,524 Och-Ziff Operating Group A Units from our calculation of diluted net income per Class A share for each of the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, as such units would be anti-dilutive.

(n) Article 11 of Regulation S-X requires that pro forma adjustments reflected in the unaudited pro forma statement of operations information have a continuing impact on our results of operations. The following charges are reflected only in the unaudited pro forma balance sheet information (as decreases to retained earnings) as such charges will be incurred at the time of the Transactions and are not expected to have a continuing impact on our results of operations after the Transactions.

	Pro forma footnote reference	Amount reflected on September 30, 2007 unaudited balance sheet information
		(dollars in thousands)
Compensation expense	(a)	$ 8,814
	(c)	22,474
	(e)	1,965,793

Profit-sharing expense	(a)	2,125
	(e)	218,421
	(g)	930,965

Total non-recurring charges		$3,148,592

We have not made any pro forma adjustments relating to reporting and compliance costs and investor relation costs that we will incur as a public company. Following completion of this offering, substantially all of our ongoing expenses, including substantially all expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC such as expenses incurred in connection with this offering, will be accounted for as expenses of the Och-Ziff Operating Group. No pro forma adjustment has been made for these additional expenses. Such expenses will relate to, among other things, (1) compensation and other expenses related to increased headcount, (2) fees for the audit and related non-audit services provided by our independent registered public accounting firm, (3) fees incurred with our initial and ongoing compliance with Section 404 of the Sarbanes-Oxley Act, and (4) legal and other fees. Although the specific amount of these expenses are not determinable at this time, we believe such expenses can be reasonably expected to be between $15 million and $20 million per year, although the actual amount may differ materially from this estimate.

SELECTED COMBINED FINANCIAL AND OPERATING DATA

The following tables set forth certain selected financial information on a historical basis. The Och-Ziff Operating Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering. The selected historical combined financial information set forth below as of December 31, 2006 and 2005, and for the years ended December 31, 2006, 2005 and 2004, has been derived from our audited combined financial statements included elsewhere in this prospectus. The selected historical combined financial information set forth below as of December 31, 2004, 2003 and 2002, and for the years ended December 31, 2003 and 2002, has been derived from our unaudited accounting records prepared on a consistent basis with the financial statements described above.

The selected historical combined financial information set forth below as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006, has been derived from our unaudited interim combined financial statements included elsewhere in this prospectus. The unaudited interim combined financial statements include all normal and recurring adjustments that are, in the opinion of management, necessary for a fair presentation of our financial position and results of operations for the periods presented.

Effective January 1, 2004, the Och-Ziff Operating Group adopted FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, which requires us to consolidate variable interest entities in which we were determined to be the primary beneficiary. As a result, amounts presented for 2002 and 2003 are not comparable to amounts presented in subsequent periods.

In addition, as of January 1, 2007, the Och-Ziff Operating Group no longer consolidates most of its domestic funds due to changes in the substantive rights afforded to the unaffiliated limited partners of those funds. Similar changes to the rights of unaffiliated shareholders in the offshore funds were made in June 2007 and resulted in the deconsolidation of all of these offshore funds as of June 30, 2007. As a result, the financial information presented for the nine months ended September 30, 2007 is not comparable to the financial information presented for the nine months ended September 30, 2006.

In addition, incentive income, which has a significant impact on our results of operations, is determined on an annual basis at the end of our fiscal year and is not reflected in our interim financial results, other than incentive income actually earned during a given interim period as a result of investor redemptions during the period, which may or may not be significant. Accordingly, our interim results are not indicative of the results we expect for a full fiscal year.

Compensation and benefits for all periods presented does not include any income allocations to Daniel Och, which were accounted for as increases to partner’s equity, but includes income allocations to all other existing partners. For periods following the completion of the Reorganization, income allocations to all of our existing owners in respect of their Och-Ziff Operating Group A Units will be treated as increases to partners’ equity of the Och-Ziff Operating Group. Such interests will be reclassified in consolidation to Partners’ and others’ interests in consolidated subsidiaries in periods following the Transactions. After completion of this offering, compensation expense will reflect the amortization of significant non-cash equity-based compensation expense relating to the vesting of the Och-Ziff Operating Group A Units to be issued to all existing partners, including Daniel Och, over the five-year period following this offering, as well as the vesting of Class A restricted share units granted to managing directors and other employees in connection with this offering over the four-year period following this offering. In addition, we expect to recognize a significant charge associated with the purchase of Och-Ziff Operating Group A Units from our existing owners in connection with this offering and an additional charge associated with the Term Loan Distributions in the period or periods in which such distributions are made. Accordingly, compensation and benefits expense reflected in our historical results is not indicative of future compensation and benefits expense.

A portion of historical income was deferred by us and generally remains indexed to our funds. We intend to amend these deferral arrangements (with the result that no income will be deferred in future periods) and the full amount of the Deferred Balances, which was approximately $1.5 billion as of September 30, 2007, will be paid to OZ Management, which amounts will in turn be distributed to our existing owners over a three-year period commencing in 2008. In addition, Investments in Och-Ziff Funds of $333.1 million as of September 30, 2007 includes approximately $292.8 million invested in our funds by us on behalf of our partners, and we intend to declare a distribution of these investments to our partners prior to the completion of this offering. As a result, these amounts, which approximated $1.8 billion in the aggregate as of September 30, 2007, will not benefit our Class A shareholders, and the expected Deferred Income Distributions and Investment Distributions will reduce, as applicable, total partner’s equity of the Och- Ziff Operating Group with respect to distributions to Mr. Och, compensation payable with respect to distributions to our 17 other partners and profit sharing payable with respect to distributions to the Ziffs.

The information below should be read in conjunction with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements and notes thereto included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(dollars in thousands)
Selected Operating Data
Revenues
Management fees, incentive income and other revenues	$197,048	$13,020	$33,391	$22,456	$18,280	$233,053	$70,089
Och-Ziff funds income	534,736	648,477	972,442	489,352	267,646	133,911	148,362

Total Revenues	731,784	661,497	1,005,833	511,808	285,926	366,964	218,451

Expenses
Compensation and benefits	550,772	186,718	446,672	239,466	153,503	125,949	46,303
Non-compensation expenses	176,745	61,929	147,675	88,962	60,825	52,145	22,848
Och-Ziff funds expenses	341,934	371,251	495,621	418,705	199,782	138,824	115,279

Total Expenses	1,069,451	619,898	1,089,968	747,133	414,110	316,918	184,430

Total Other Income	2,387,304	2,142,780	3,290,175	1,640,983	1,167,756	423,822	(29,046)

Income Before Non-Controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	2,049,637	2,184,379	3,206,040	1,405,658	1,039,572	473,868	4,975
Non-controlling interests in income of consolidated subsidiaries	(2,174,762)	(2,043,159)	(2,594,706)	(1,134,869)	(836,007)	(268,274)	19,449

(Loss) Income Before Income Taxes	(125,125)	141,220	611,334	270,789	203,565	205,594	24,424

Income taxes	15,349	6,230	23,327	9,898	9,785	7,655	3,175

Net (Loss) Income	$(140,474)	$134,990	$588,007	$260,891	$193,780	$197,939	$21,249

	As of September 30, 2007	As of December 31,
		2006	2005	2004	2003	2002
	(dollars in thousands)
Selected Balance Sheet Data
Cash and cash equivalents	$205,107	$23,590	$69,550	$27,800	$12,680	$20,824
Deferred income receivable, at fair value	$1,521,577	$—	$—	$—	$—	$—
Investments in Och-Ziff funds	$333,147	$—	$—	$—	$—	$—
Och-Ziff funds assets	$139,001	$35,967,024	$24,184,369	$16,002,932	$1,592,526	$1,670,934
Total assets	$2,316,733	$36,075,049	$24,305,342	$16,076,195	$2,139,652	$1,971,648
Och-Ziff funds liabilities	$55	$14,260,142	$9,543,812	$5,264,619	$130,183	$402,769
Total liabilities	$1,540,347	$15,050,088	$10,021,681	$5,608,569	$404,621	$546,078
Non-controlling interests in consolidated subsidiaries	$137,725	$19,777,297	$13,544,966	$9,972,112	$1,372,853	$1,230,224
Total equity(1)	$638,661	$1,247,664	$738,695	$495,514	$362,178	$195,346

(1)	Giving effect to the planned Deferred Income Distributions and Pre-Offering Distributions to Mr. Och, which as of September 30, 2007 aggregated $1.3 billion, total partner’s equity as of such date would have been a deficit of $671.0 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with the historical combined financial statements and related notes included elsewhere in this prospectus. The historical combined financial data discussed below reflect the historical results of operations and financial position of the Och-Ziff Operating Group. The Och-Ziff Operating Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering. The historical combined financial data discussed below relate to periods prior to the Transactions and do not give effect to the Pro Forma Adjustments. As a result, the following discussion does not reflect the significant impact that such events will have on us. See “Our Structure” and “Unaudited Pro Forma Financial Information” for more information about the Pro Forma Adjustments. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” and other sections of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

As a result of the Transactions, the public and our existing owners will acquire 100% of our Class A and Class B shares, respectively. We will acquire, through two intermediate holding companies, a 19.2% limited partner interest in, and become the sole general partner of, each Och-Ziff Operating Group entity. The assets and liabilities recorded on the Och-Ziff Operating Group’s combined financial statements, after giving effect to the deconsolidation of certain Och-Ziff funds, will be carried forward without further adjustment of our combined financial statements.

Overview

We are a leading international, institutional alternative asset management firm, founded in 1994 by Daniel Och together with the Ziffs. We provide investment management and advisory services to the Och-Ziff funds and managed accounts. Our business is comprised of our one reportable operating segment, “Institutional Investment Funds,” which is comprised of the management and advisory services provided to the Och-Ziff funds and managed accounts, and other operations, which are comprised primarily of our real estate funds. Today, we are one of the largest institutional alternative asset managers in the world. As of September 30, 2007, we had approximately:

•	$30.1 billion of assets under management;

•	350 personnel, with over 135 investment professionals, including 18 partners, located in our New York headquarters and offices in London, Hong Kong, Tokyo, Bangalore and Beijing; and

•	700 fund investors.

Our funds seek to deliver consistent positive, risk-adjusted returns throughout market cycles, with a focus on risk management and capital preservation. Our diversified, multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, private equity and real estate. We base our investment decisions on detailed research-based analysis and thorough due diligence. Our investment philosophy focuses on opportunities for long-term value. Since our inception in 1994, our global multi-strategy fund, OZ Master Fund, Ltd., which constituted approximately 63% of our AUM at September 30, 2007, generated a net annualized return of 16.6%, which was achieved with significantly lower statistical volatility than that of the S&P 500 Index and a relatively low statistical correlation to the performance of the S&P 500 Index.

Past performance is not indicative of future results. Performance results for our other funds vary from that of OZ Master Fund, Ltd. and such variances may be material. Net annualized return represents a composite of the average annual return of the feeder funds that comprise OZ Master Fund, Ltd. Net annualized return is calculated on a total return basis, net of all fees and expenses, and includes the reinvestment of all dividends and income. Performance from inception includes actual total return for the partial year beginning in April 1994. For the period from April 1994 through December 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of OZ Master Fund, Ltd. In addition, during this period, performance was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis. Starting from January 1998, performance has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of OZ Master Fund, Ltd. See “—Financial Information Overview—Assets Under Management and Fund Performance” and “Business—Investment Performance” for additional information regarding our performance data and limitations regarding its use.

Our investment processes are designed to incorporate risk management into every investment decision: our portfolio managers meet with our analysts daily to review the risks associated with the funds’ positions. In addition, our risk management committee conducts regular reviews of the risk profile of our fund portfolio. Risk management has been a core foundation of our business since inception and remains a critical part of our investment process today.

We believe we have been an industry pioneer in international expansion, and today more than 50% of our assets under management are invested outside of the United States. We established our European office in London in December 1998 and our first Asian office in Hong Kong in December 2001. We also believe that we have been a leader in expanding into new investment strategies. We first offered our flagship global, multi-strategy fund in January 1998, and we first offered our European dedicated multi-strategy fund in April 2000. Also, during the past three years, we have:

•	launched a capital structure arbitrage fund in October 2004;

•	established a real estate management business in October 2004;

•	launched an Asian-dedicated multi-strategy fund in February 2005;

•	established a local presence in the following international markets:

•	Bangalore, India in August 2005;

•	Tokyo, Japan in December 2006;

•	Beijing, China in August 2007; and

•

launched investment platforms in other geographic markets, including Latin America, Central Europe and South Africa and in emerging investment opportunities, such as alternative energy and carbon trading.

Business Considerations

We believe the following elements are key to understanding our business and financial results:

Balancing risks with opportunities.    Our goal is to continue to grow our assets under management by expanding our capabilities and exploring and identifying new investment strategies and opportunities across multiple asset classes and geographies. We maintain a highly diversified portfolio, while retaining a great degree of flexibility in allocating our investments across multiple strategies and geographic regions. We work to appropriately hedge the portfolio to limit losses from market dislocations. We have established numerous standby commitments to provide our funds with liquidity at competitive rates in order to maximize our flexibility in responding to investment opportunities. We pride ourselves on our ability to recognize investment opportunities and dynamically deploy capital. Although we seek to be the first to identify opportunities where we believe we have a competitive advantage, we take advantage of those opportunities only when we believe we have the expertise to understand and manage the associated risks.

Managing our growth.    Our assets under management have grown from approximately $5.8 billion as of December 31, 2002 to approximately $30.1 billion as of September 30, 2007, which represents a compound annual growth rate of approximately 41%. We have successfully managed this growth by maintaining our risk profile and attracting and retaining some of the leading investment and business talent in the industry. We believe this strategy will permit us to continue to identify and take advantage of new opportunities. To achieve our goal of continued expansion, our management and investment teams and infrastructure must be able to successfully manage growth and develop new investment platforms efficiently and effectively.

Use of leverage.     We believe we have historically been conservative in the use of leverage in managing our funds’ investment portfolio. For example, as of September 30, 2007, the ratio of gross assets to net asset value, or NAV, was approximately 1.16 to 1.00 on the long side, and .78 to 1.00 on the short side, respectively, in OZ Master Fund, Ltd. The ratio of gross assets to NAV, which denotes leverage, is considered an important factor in evaluating the level of risk in an investment portfolio. “NAV” refers to, with respect to any fund or portfolio, as of any given date, the assets minus the liabilities of such fund or portfolio. Our funds have long-term secured and unsecured debt facilities and other liquidity sources in place, providing them with liquidity to respond to opportunities in the markets. We may seek to employ greater financial leverage in future periods. The forms of leverage we typically employ include purchasing securities on margin or through other collateralized financing arrangements and the use of derivative instruments.

Market Factors and Trends

Our ability to expand our business and increase revenues depends on our ability to attract new investors and capital to our funds and to generate consistent positive, risk-adjusted returns on assets under management, which may be impacted by market factors and trends that are beyond our control. Market factors and trends affecting our business include:

•

The strength and competitive dynamics of the alternative asset management industry. Demand for alternative asset management strategies is materially impacted by the performance of alternative asset managers relative to the performance of other investment managers.

•	Volatility within the markets. Volatility within the fixed income and equity markets increases both the opportunities and risks for our business and affects the performance of our funds.

•

Fluctuations in interest rates and credit spreads, which affect the value of fixed income instruments in the portfolio, income generated from these instruments, return on excess cash, investment opportunities and the financial markets in general.

•

Political instability and uncertainty across geographies affect worldwide markets. Weak or volatile market conditions and geopolitical events can adversely affect our business in many ways, including limiting opportunities and performance. These conditions and events can be difficult to predict and are outside our control.

Market trends during the periods for which financial statements are presented have fostered a favorable growth and investment environment for our funds. These trends included the following:

•	Investor Demand. During the periods presented, institutions, high net worth individuals and other investors increased their allocations of capital to alternative investment managers, and we have benefited from this increased demand. We expect this demand for alternative asset management services to continue to increase, driven by several factors, including: the pursuit of higher returns compared to those of traditional equity and fixed income strategies; the desire to increase the diversification of investment portfolios by investing in assets with low correlation to traditional asset classes; and an apparent greater acceptance of hedge fund strategies and services due to the maturation and enhanced understanding of the hedge fund industry. However, demand in future periods may be adversely affected by a number of factors described under “Risk Factors,” including market forces that are beyond our control. For example, recent well publicized failures of hedge funds to effectively mitigate their exposure to adverse market conditions and volatility associated with the overall tightening of global credit markets may reduce demand for hedge fund strategies in general, including ours, although the performance of our funds was not materially adversely affected by these conditions in the periods presented. In addition, we expect competition for assets to intensify, which may impact our ability to attract new capital.

•

Worldwide Market Characteristics. The U.S. economy and capital markets were robust during the periods presented, and we successfully identified opportunities where trends were favorable for investment, such as Europe and Asia. Partially as a result of the globalization of our operations and the internationalization of our investments, we continued to identify what we believe to be attractive investment opportunities in new markets. Furthermore, the U.S. and international debt markets have expanded significantly in recent years as a result of the widespread growth in the securitization markets. We expect the trend toward greater financial globalization will continue, particularly in the rapidly growing economies of Asia and Latin America, which may increase investment opportunities for us in those regions. We also expect increased competition which could make it more difficult to deploy capital in these regions.

•

Interest Rate Environment. Interest rates and credit spreads affect the value of fixed income instruments in our funds’ portfolios, income generated from those instruments, return on excess cash, investment opportunities and the financial markets in general. During the periods presented, prevailing interest rates were at historically low levels and credit spreads were tight. Recently, global interest rates have been rising and there has been an abrupt widening of credit spreads and loss of liquidity in global debt markets.

The historical trends discussed above have been generally favorable to our performance over the periods presented herein. Our success during these periods was in part a result of such trends as well as our ability to take advantage of these trends and properly source and time our investments and the realization of those investments. We cannot predict whether favorable or current market trends will continue or whether our future growth will meet or exceed prior period growth rates. In addition, we may not be able to react appropriately to market conditions.

Whatever global market trends or conditions may exist, we take numerous active steps in an effort to protect our fund portfolios and prepare for the future. First, we monitor portfolio diversification and risk-based hedging activities daily. Second, we believe that when markets face dislocations, many markets and securities will correlate to the downside in ways that differ from the past. As a result, models and other statistical measurements of risk may not be effective. We strive to implement hedging strategies and positions specifically designed to profit from these dislocations, including short positions in the high-yield credit markets. Third, we have established numerous standby liquidity arrangements with financial institutions that have committed to provide our funds with access to a significant amount of liquidity. The cost of liquidity in the periods presented has been at historically low levels, and we took advantage of those low costs to secure access to liquidity for our funds for future use before recent increases in prices. We believe other asset managers have been using readily available liquidity in recent years to increase leverage, while we have sought to preserve our ability to access liquidity in the future. By taking these steps and continuously monitoring our portfolio, we believe we can appropriately react to market conditions and prepare for the future by properly structuring our portfolio. For a more detailed description of how economic and global financial market conditions can materially affect us and our funds, see “Risk Factors—Risks Related to our Business” and “Risk Factors—Risks Related to Our Funds.”

Financial Information Overview

Deconsolidation

In accordance with U.S. generally accepted accounting principles (“GAAP”), substantially all of the Och-Ziff funds are consolidated into our results through December 31, 2006. As a result, all of the incentive income and management fees earned from these funds are eliminated in consolidation. Incentive income and management fees not eliminated in consolidation prior to January 1, 2007 are related to our managed accounts, which are not consolidated by us, and management fees earned from our real estate funds, which are paid directly to us by third parties. The consolidation of the Och-Ziff funds has no impact on net income, as the elimination of incentive income and management fees is offset by the inclusion of investment company income, expenses, net gains and losses from the funds and non-controlling interests in income of consolidated subsidiaries. See “—Segment Analysis” for more information regarding the impact of consolidation on our results. As a result of giving substantive “kick-out” rights to the unaffiliated limited partners and shareholders of the Och-Ziff funds, we no longer consolidate most of our domestic funds as of January 1, 2007 or any of our offshore funds as of June 30, 2007. See “Prospectus Summary—Our Structure—Deconsolidation of Och-Ziff Funds.”

Assets Under Management and Fund Performance

Our results are primarily driven by the combination of our assets under management and the investment performance of our funds. Positive investment performance enables us to attract new capital and grow our assets under management. Conversely, poor investment performance would slow the growth of or even decrease our assets under management. As our assets under management increase, our management fee revenues increase because we charge management fees based on AUM, generally at the beginning of each quarter. In addition, as assets under management increase, the base on which we earn incentive income increases. Incentive income is determined based on the aggregate amount of net profits earned by the Och-Ziff funds. Thus, if assets under management increase and our performance remains constant, or does not deteriorate to a degree to offset such increase, our incentive income will also increase. Incentive income is influenced by the investment performance of our funds, which is a principal determinant of the long-term success of our business because it enables us to increase assets under management through retention of fund profits and by making it possible to attract new investment capital and minimize redemptions by our investors. Incentive income is not recorded for interim periods, other than incentive income actually earned as a result of investor redemptions during such periods.

Our growth in assets under management is attributable to inflows of investment capital, net of redemptions, and appreciation in the value of such assets. On an annual basis, net inflows of investment capital have historically been the more significant contributor to our growth. However, as our assets under management have rapidly grown, an increasing percentage of our overall growth has resulted from the appreciation of our assets under management.

We accept new investors and additional investments from existing investors into our funds on a regular basis in accordance with the terms of the organizational documents of our funds. Investors have the right to redeem their interests in a fund in accordance with the terms of such organizational documents. The ability of investors to contribute capital to and redeem investments in our funds causes our assets under management to fluctuate from period-to-period, depending on the amount of investor contributions relative to investor redemptions. Fluctuations in assets under management also result from a fund’s actual performance due to the retention or reinvestment of fund profits. Fluctuations in assets under management due to investor contributions and redemptions and resulting from fund performance impact our management fees and incentive income.

Information with respect to our assets under management throughout this prospectus, including the tables set forth in this discussion and analysis, includes AUM relating to Deferred Balances and investments by us, our partners and certain other affiliated parties. As of September 30, 2007, our AUM relating to these amounts was approximately $1.9 billion, or 6.3%, of our AUM. For the periods for which historical financial information is presented, we have not charged management fees or received incentive income with respect to these amounts. For periods following this offering, we will charge management fees and receive incentive income on certain investments made by our partners (but not by us or such other affiliated parties) in our funds as described under “—Revenues—Management fees” and “—Incentive income” below.

The following table presents changes in our assets under management for the periods presented:

AUM(1)
(dollars in thousands)
Balance—December 31, 2003	$5,748,172

Net In-flows	1,473,749
Appreciation	239,683

Balance—March 31, 2004	7,461,604

Net In-flows	1,134,795
Appreciation	88,811

Balance—June 30, 2004	8,685,210

Net In-flows	1,453,886
Appreciation	110,192

Balance—September 30, 2004	10,249,288

Net In-flows	506,655
Appreciation	495,434

Balance—December 31, 2004	11,251,377

Net In-flows	1,018,340
Appreciation	293,810

Balance—March 31, 2005	12,563,527

Net In-flows	926,013
Appreciation	150,578

Balance—June 30, 2005	13,640,118

Net In-flows	482,257
Appreciation	496,187

Balance—September 30, 2005	14,618,562

Net In-flows	690,653
Appreciation	317,950

Balance—December 31, 2005	15,627,165

Net In-flows	996,211
Appreciation	748,365

Balance—March 31, 2006	17,371,741

Net In-flows	1,167,755
Appreciation	392,936

Balance—June 30, 2006	18,932,432

Net In-flows	913,821
Appreciation	721,274

Balance—September 30, 2006	20,567,527

Net In-flows	1,057,448
Appreciation	996,140

Balance—December 31, 2006	22,621,115

Net In-flows	1,927,480
Appreciation	1,106,063

Balance—March 31, 2007	25,654,658

Net In-flows	2,040,945
Appreciation	1,372,019

Balance—June 30, 2007	29,067,622

Net In-flows	1,221,833
Appreciation	(146,541)

Balance—September 30, 2007	$30,142,914

(1)	Includes Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. In addition, AUM is presented net of management fees and incentive income. Accordingly, amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

The following table sets forth, as of September 30, 2007, assets under management and performance of our investment strategies since inception:

Fund	Fund Inception	Strategy Inception(1)	AUM (billions)(2)	Net Annualized Return Since Strategy Inception(3)(4)
OZ Master Fund, Ltd.(5)	December 1997	April 1994	$19.0	16.6%
OZ Europe Master Fund, Ltd.(6)	April 2000	January 1999	$6.1	16.3%
OZ Asia Master Fund, Ltd.(7)	February 2005	June 2001	$3.4	14.1%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.(8)	October 2004	October 2003	$0.1	8.1%
OZ Global Special Investments Master Fund, L.P.	November 2005	November 2005	$0.4	13.0%

(1)	The performance of OZ Europe Master Fund, Ltd., OZ Asia Master Fund, Ltd. and Och-Ziff Capital Structure Arbitrage Master Fund, Ltd. presented in this table includes performance data for the investment strategy employed by each fund for periods prior to such fund’s inception, as described in footnotes 5, 6 and 7 to this table.
(2)	AUM presented in this table does not include assets under management with respect to our real estate business or the separate accounts we manage on behalf of certain institutions which as of September 30, 2007 was approximately $1.2 billion.
(3)	Net Annualized Return Since Strategy Inception reflects a composite of the average annual return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund, and includes the reinvestment of all dividends and income. Net Annualized Return includes gains and losses attributable to certain private equity and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.
(4)	Performance for all of our funds has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of the applicable master fund, except that from April 1994 through December 1997, performance for OZ Master Fund Ltd. (and its predecessor) was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis.
(5)	OZ Master Fund, Ltd. performance includes the actual total return for the partial year beginning in April 1994. For the period from April 1994 through December 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of OZ Master Fund, Ltd.
(6)	OZ Europe Master Fund, Ltd. performance for the period from January 1999 through March 2000 represents the performance of the portion of OZ Master Fund, Ltd. that was invested in the European merger arbitrage strategy. Performance for the period since April 2000 represents the broader investment program of the OZ Europe Master Fund, Ltd.
(7)	OZ Asia Master Fund, Ltd. performance for the period from June 2001 through January 2005 represents the performance of the portion of OZ Master Fund, Ltd. that was invested in the Asian strategy. Performance for the period since February 2005 represents the broader investment program of the OZ Asia Master Fund, Ltd.
(8)	Och-Ziff Capital Structure Arbitrage Master Fund, Ltd. performance for the period from October 2003 to September 2004 represents that portion of OZ Master Fund, Ltd. and OZ Europe Master Fund, Ltd. that was invested in the capital structure arbitrage strategy. Performance for the period since October 2004 represents the broader investment program of Och-Ziff Capital Structure Arbitrage Master Fund, L.P.

Performance information for our master funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. An investment in our Class A shares is not an investment in any of our funds. The performance information reflected in this discussion and analysis is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of any particular fund. There can be no assurance that our master funds will continue to achieve, or that our other existing and future funds will achieve, comparable results. See “Business—Investment Performance” for additional information regarding the limitations of this information.

Revenues

We generate revenue through two principal sources: management fees and incentive income. The amount of revenues earned through those sources is directly related to the amount of assets under management and performance of the Och-Ziff funds. As a result of the consolidation of most of our funds into our historical results, most of our management fees and incentive income have been eliminated in consolidation for the three years ended December 31, 2006. As a result of the deconsolidation of most of our domestic funds as of January 1, 2007, such revenues earned from those funds were no longer eliminated in consolidation after such date. We have deconsolidated all of our offshore funds as of June 30, 2007 and, as a result, such revenues earned from those funds are no longer eliminated in consolidation for periods subsequent to such date. See “—Segment Analysis,” which presents management fees and incentive income generated before the impact of eliminations in consolidation.

Management fees.    We earn management fees as follows:

•

Och-Ziff funds (excluding real estate funds). Management fees range from 1.5% to 2.5% of assets under management and are based on the balance of assets under management at the beginning of the relevant period, as adjusted for inflows and redemptions during such period, for which management fees are generally pro-rated. Accordingly, changes in our management fee revenues from period-to-period are influenced by changes in the opening balances of assets under management, changes in average management fee rates and the relative magnitude and timing of inflows and redemptions during the respective periods.

•

Och-Ziff real estate funds. Management fees from the Och-Ziff real estate funds are charged at an annual rate of 1.5% of the total capital commitments or invested capital of each investor in the funds through the earlier of the termination of the funds’ investment period or the date on which a successor fund has been formed and commenced paying fees. The fee is payable quarterly in advance at the beginning of each quarter, with any payments for a period of less than a full quarter adjusted on a pro rata basis.

The $30.1 billion of assets under management as of September 30, 2007 includes approximately $1.9 billion of assets relating to Deferred Balances and investments in our funds by us, our partners and certain other affiliated parties. We have not charged management fees or received incentive income on such investments or Deferred Balances. We will charge management fees and receive incentive income on certain investments made by our partners (but not by us, our managing directors or our other employees) in our funds on and after the closing date of this offering (other than in respect of investments made with Deferred Income Distributions and Investment Distributions).

Incentive income.    We earn incentive income based on the performance of the Och-Ziff funds as follows:

•

Och-Ziff funds (excluding real estate funds). Incentive income is typically equal to 20% of the net realized and unrealized profits earned, for which all contingencies have been resolved, based on the fair value of an unaffiliated investor’s net assets, subject to a one-year net loss carry-forward provision (“high-water marks”). None of our funds is currently subject to high-water marks as none had any losses in the prior year. Due to the contingent and uncertain nature of our incentive income, we do not record incentive income in interim periods, other than incentive income earned as a result of fund investor redemption events during interim periods.

•

Och-Ziff real estate funds. Incentive income from the Och-Ziff real estate funds is based on a percentage of profits realized from investments in those funds. If, upon the disposition of an investment, the aggregate incentive income paid to us exceeds the amount due based on the aggregate performance of the fund, the excess is required to be paid back to that fund (“clawback”). We recognize incentive income at the time all clawback contingencies have been resolved.

We have not historically received any incentive income on investments in our funds by us, our partners or certain other affiliated parties or on deferred balances payable to OZ Management. We will receive incentive income on certain partner investments in our funds made on and after the closing date of this offering as described in the discussion of management fees above.

Other revenues.    Our other revenues consist primarily of interest income earned on cash and cash equivalents and revenues earned related to non-business use of the corporate aircraft by existing partners. Interest income and revenue for non-business use of the corporate aircraft are recognized on an accrual basis.

Och-Ziff funds income.    Och-Ziff funds income consists of the following:

•

Interest income. Interest income in our funds increases or decreases based on the number, type and size of credit investments, performance of those investments and the reinvestment of excess cash, as well as the interest rate environment.

•	Dividend income. Dividend income is influenced by the number, type and size of investments in dividend yielding securities.

•	Other Och-Ziff funds revenues. Our funds earn other revenues from the lending of securities and various other sources.

We expect that Och-Ziff funds income will be insignificant in future periods as a result of the deconsolidation of most of the Och-Ziff funds.

Expenses

Our primary expenses are compensation and benefits, profit sharing expenses, other expenses and expenses of the consolidated Och-Ziff funds.

Compensation and benefits.    With respect to our employees, these expenses include discretionary incentive compensation, which is generally based on company-wide profits, guaranteed bonuses, base salaries, and all related employee benefits and taxes. Income allocations to our existing partners, other than allocations to Daniel Och, have been recognized as compensation expenses in our historical financial statements. A portion of income allocations to our existing partners are deferred. We recognize these Deferred Balances and any earnings on them over the service period. For financial periods following the Reorganization, distributions to be received by our partners (other than Deferred Income Distributions and Investment Distributions) will be treated as distributions on equity of the Och-Ziff Operating Group.

At the time of this offering, we intend to grant to all of our managing directors and other employees (which do not include our partners) an aggregate of 14,761,905 Class A restricted share units under our 2007 equity incentive plan. These units will vest, subject to continued employment (with limited exceptions), in equal installments over a four-year period beginning on the first anniversary of this offering and may be settled, at the election of our Board of Directors, in Class A shares or cash. The purchase of Och-Ziff Operating Group A Units from our existing owners in connection with this offering and the sale of Class A shares to DIC Sahir will result in a one time charge equal to the amount of the proceeds of this offering and the sale of Class A shares to DIC Sahir used to effect such purchase. In addition, following completion of this offering and the sale of Class A shares to DIC Sahir, our existing partners will continue to hold 279,989,556 Och-Ziff Operating Group A Units (or 275,129,556 Och-Ziff Operating Group A Units if the underwriters exercise their option to purchase additional Class A shares in full) that will vest over a five-year period beginning on the first anniversary of this offering. The total estimated unrecorded compensation expense associated with these Class A restricted share units of $444.9 million and the remaining Och-Ziff Operating Group A Units held by our existing partners following this offering and the sale of Class A shares to DIC Sahir of $8.4 billion (or $8.2 billion if the underwriters exercise their option to purchase additional Class A shares) will be recognized over the applicable vesting period. In addition, the Term Loan Distributions to our existing partners other than Mr. Och will result in a compensation charge of $300.9 million in the periods such distributions are made. See Note (a) in “Unaudited Pro Forma Financial Information.”

Profit sharing.    Profit sharing expenses consist of payments to the Ziffs equal to 12.5% of management fees and incentive income earned from the Och-Ziff funds and our real estate business, net of certain expenses, in respect of their profit sharing interest in our business. As part of the Reorganization, the Ziffs’ profit sharing interest will be reclassified into a 10% interest in the common equity in the Och-Ziff Operating Group immediately prior to this offering in the form of Och-Ziff Operating Group A Units. As a result of the reclassification, we will incur a significant one-time charge of approximately $1.2 billion in the period in which the reclassification is completed, but we will only incur profit sharing expense in subsequent periods related to earnings on previously deferred profit sharing allocations. The Term Loan Distributions to the Ziffs will result in a profit sharing charge of $72.5 million in the period such distributions are made. See Note (a) in “Unaudited Pro Forma Financial Information.” In addition, except as noted above, any future distributions in respect of their Och-Ziff Operating Group A Units will be treated as equity distributions.

Other expenses.    Other expenses are primarily administrative and other expenses relating to our operations, including professional services, occupancy and equipment costs, business development expenses, information processing and communications, and interest expense. As a result of this offering, we anticipate that professional services fees will be higher in future periods due to increased audit and regulatory compliance requirements. Additionally, as a result of our new $750 million five-year term loan, we expect to incur significantly higher interest expenses in future periods while the loan is outstanding. The term loan bears interest at LIBOR plus 0.75%.

Och-Ziff funds expenses.    Och-Ziff funds expenses consist of the following:

•	Interest expense. Interest expense primarily relates to borrowed cash and securities and generally increases or decreases based on leverage levels and borrowing rates.

•	Dividend expense. Dividend expense relates to payments on securities sold short and generally increases or decreases based on the volume of short positions in dividend paying securities.

•	Other Och-Ziff funds expenses. Other Och-Ziff funds expenses primarily include professional services and other miscellaneous expenses.

We expect that these expenses will be insignificant in future periods as a result of the deconsolidation of the Och-Ziff funds.

Other Income

Earnings on investments in and Deferred Income Receivable from Och-Ziff funds.    We recognize income on investments in our funds made by us, primarily on behalf of our partners. For the three years ended December 31, 2006, we consolidated most of our funds and, as a result, earnings on these investments and deferred income receivable were eliminated in consolidation. As a result of the deconsolidation of most of our domestic funds as of January 1, 2007, our investments in these funds and the related earnings included in other income are no longer eliminated in consolidation after such date. As of June 30, 2007, all of our offshore funds have also been deconsolidated. As a result, similar treatment applies to the receivables from those funds and the related earnings after such date. These earnings belong primarily to our existing owners and will not benefit owners of Class A shares. Earnings on investments in and deferred income receivable from Och-Ziff funds will be affected by performance of our funds.

Och-Ziff funds net gains.    Net realized and unrealized gains from the consolidated Och-Ziff funds are influenced by a number of internal and external factors, primarily due to changes in the fair market value of portfolio investments, which result from market conditions and our investment management performance and the amount of assets under management. As a result of the deconsolidation of most of the Och-Ziff funds, we expect this component of other income to be insignificant in future periods.

Non-controlling Interests in Income of Consolidated Subsidiaries

Non-controlling interests in income of consolidated subsidiaries historically represented limited partner interests in the consolidated Och-Ziff funds. Increases in non-controlling interest in income of consolidated subsidiaries are driven by the increases in Och-Ziff funds net gains and Och-Ziff funds income, partially offset by increases in Och-Ziff funds expenses. As a result of the deconsolidation of most of our domestic funds as of January 1, 2007 and our offshore funds as of June 30, 2007, non-controlling interests in income of consolidated subsidiaries related to the Och-Ziff funds decreased significantly for periods following such deconsolidation. However, subsequent to the offering, we expect that these decreases will be partially offset by an increase related to the Och-Ziff Operating Group A Units that will be held by the partners and the Ziffs, which will be recorded as Partners’ and others’ interests in income of our consolidated subsidiaries.

Income taxes

We incur tax expenses based on the legal structure and jurisdictional taxation of our subsidiaries. Prior to the Reorganization, the Och-Ziff Operating Group entities were treated as partnerships for U.S. federal income tax purposes and some of the income was subject to the Unincorporated Business Tax in the City of New York (“UBT”) for which we recorded an income tax provision. Additionally, certain of our subsidiaries are subject to tax in foreign jurisdictions. Under applicable U.S. federal and state laws, the taxable income or loss of a partnership is allocated to each partner based upon the partner’s ownership interest. Each partner’s tax status, in turn, determines the appropriate income tax for the partner’s allocated share of taxable income or loss.

Following this offering, the Och-Ziff Operating Group entities will continue to operate as partnerships for U.S. federal income tax purposes, and some income will continue to be subject to UBT. In addition, due to the addition to our structure of Och-Ziff Corp, a Delaware corporation, U.S. federal corporate-level income tax expense is expected to be incurred for taxable periods following this offering and, accordingly, we expect a higher effective income tax rate.

Results of Operations

As previously discussed, prior to January 1, 2007, we consolidated most of the Och-Ziff funds into our results. Accordingly, management fees, incentive income and earnings on investments in our funds were eliminated in consolidation. These eliminations had no impact on our net income, as the amounts earned were captured in Och-Ziff funds income, Och-Ziff funds expenses, Och-Ziff funds net gains and non-controlling interests in income of consolidated subsidiaries. However, as a result of the consolidation of most of our funds in prior periods, the management fees and incentive income that are not eliminated in consolidation relate to only a small fraction of our total assets under management. At December 31, 2006, 2005 and 2004, revenues not eliminated in consolidation were from funds representing approximately 4%, 6% and 6%, respectively, of total assets under management. As of June 30, 2007, most of our funds had been deconsolidated and, in subsequent periods, revenues not eliminated in consolidation relate to funds that, as of June 30, 2007, comprised substantially all of our assets under management. Accordingly, changes in these line items for the periods presented below are not necessarily reflective of the broader trends in our assets under management and performance of our funds, which we believe are ultimately the fundamental drivers of our financial performance. For additional information, please refer to “—Segment Analysis” below.

The following is a discussion of our combined results of operations for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004. This information is derived from our accompanying combined financial statements prepared in accordance with GAAP.

Nine months ended September 30, 2007 compared to nine months ended September 30, 2006

	Nine Months Ended September 30,		Change
	2007	2006	$	%
	(dollars in thousands)
Revenues
Management fees	$181,337	$10,287	$171,050	1,663%
Other revenues and incentive income	15,711	2,733	12,978	475%
Och-Ziff funds income	534,736	648,477	(113,741)	(18)%

Total Revenues	731,784	661,497	70,287	11%

Expenses
Compensation and benefits	550,772	186,718	364,054	195%
Profit sharing	104,412	26,772	77,640	290%
Other expenses	72,333	35,157	37,176	106%
Och-Ziff funds expenses	341,934	371,251	(29,317)	(8)%

Total Expenses	1,069,451	619,898	449,553	73%

Other Income
Equity in earnings on investments in Och-Ziff funds	51,215	—	51,215	N/A
Och-Ziff funds net realized and unrealized gains	2,336,089	2,142,780	193,309	9%

Total Other Income	2,387,304	2,142,780	244,524	11%

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	2,049,637	2,184,379	(134,742)	(6)%
Non-controlling interests in income of consolidated subsidiaries	(2,174,762)	(2,043,159)	(131,603)	6%

(Loss) Income Before Income Taxes	(125,125)	141,220	(266,345)	(189)%
Income taxes	15,349	6,230	9,119	146%

Net (Loss) Income	$(140,474)	$134,990	$(275,464)	(204)%

Assets Under Management

The table below reflects changes to our assets under management for the nine months ended September 30, 2007 and 2006. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Nine Months Ended September 30,		Change
	2007	2006	$	%
	(dollars in thousands)
Balance—beginning of period	$22,621,115	$15,627,165	$6,993,950	45%
Net In-flows	5,190,257	3,077,788	2,112,469	69%
Appreciation	2,331,542	1,862,574	468,968	25%

Balance—end of period	$30,142,914	$20,567,527	$9,575,387	47%

Fund Performance

The following table sets forth assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of September 30,		Net Return For The Nine Months Ended September 30,
Fund	2007	2006	2007	2006
	(dollars in thousands)
OZ Master Fund, Ltd.	$19,029,133	$14,178,092	8.8%	10.2%
OZ Europe Master Fund, Ltd.	$6,077,140	$2,949,306	12.6%	15.4%
OZ Asia Master Fund, Ltd.	$3,383,625	$2,137,183	6.7%	8.2%
OZ Global Special Investments Master Fund, L.P.	$392,949	$181,275	10.8%	10.9%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.	$82,157	$170,955	6.4%	6.4%

Performance for the nine months ended September 30, 2007 was impacted by, among other things, strong equity markets in the United States, Europe and Asia during the first six months of 2007 with European markets slightly down and the Asian markets mixed during the third quarter of 2007. During the first six months of 2007, the U.S. market saw robust corporate profits and, as did the European market, strong merger and restructuring activity. Additionally, an increase in credit-oriented opportunities and structured capital infusions, as well as gains and losses attributable to these opportunities, were key contributors to the improved performance for the first six months of 2007. Credit spreads widened during 2007. During the middle of the third quarter, the global equity markets declined significantly as a result of disruptions in the credit markets that spread from the U.S. sub-prime mortgage markets to impact the broader mortgage markets as well as leveraged buyouts, asset-backed financing and ordinary course credit and loan activities.

To the extent that the results of operations from our consolidated funds are included for the periods presented below, the performance of such funds had an effect on certain of the line items presented. Incentive income, which is also affected by fund performance, is not recognized for interim periods unless actually earned from redemptions during the period.

Revenues

Management Fees.    Management fees increased by $171.0 million, or 1,663%, to $181.3 million for the nine months ended September 30, 2007 compared to $10.3 million for the comparable period in 2006. Of this increase, $168.3 million corresponds to management fees from funds deconsolidated in 2007, which fees were earned but eliminated in consolidation for the comparable 2006 period. The remaining increase of $2.7 million was attributable to increased assets under management in our funds that were not consolidated in the comparable prior period.

Och-Ziff Funds Income.    Och-Ziff funds income decreased by $113.7 million, or 18%, to $534.7 million for the nine months ended September 30, 2007 compared to $648.5 million for the comparable period in 2006. This decrease takes into account a decrease of $327.7 million resulting from the deconsolidation of our funds. Excluding the effects of the deconsolidation, the increase of $214.0 million was primarily driven by the increase in interest and dividend income as a result of the growth in assets under management.

Expenses

Compensation and Benefits.    Compensation and benefits expenses increased by $364.1 million, or 195%, to $550.8 million for the nine months ended September 30, 2007 compared to $186.7 million for the comparable period in 2006. The increase in compensation and benefits expenses was primarily due to that portion of the Term Loan Distributions made during the period to our partners other than Mr. Och in the amount of $290.4 million. The remaining increase was primarily driven by an increase of $20.2 million in income allocations to the non-equity partners and an increase of $29.4 million in additional compensation expense related to previously deferred awards. The remaining increase of $24.1 million is primarily attributable to an increase in our worldwide headcount from 251 at September 30, 2006 to 358 at September 30, 2007. Interim results do not include provisions for discretionary bonuses, which are typically determined at the end of the year.

Profit Sharing.    Profit sharing expenses increased by $77.6 million, or 290%, to $104.4 million for the nine months ended September 30, 2007 compared to $26.8 million for the comparable period of 2006. The increase in profit sharing expenses primarily resulted from the portion of the Term Loan Distributions made during the period to the Ziffs in the amount of $70.0 million, with the remaining increase due to an increase in management fees and incentive income earned during the 2007 period, including the increase in management fees and incentive income eliminated in consolidation.

Other Expenses.    Other expenses increased by $37.2 million, or 106%, to $72.3 million for the nine months ended September 30, 2007 compared to $35.2 million for the comparable period in 2006. The increase in other expenses included increased professional fees of $15.2 million relating to this offering that were not eligible for deferral, with the remainder associated with the growth of our operations.

Och-Ziff Funds Expenses.    Och-Ziff funds expenses decreased by $29.3 million, or 8%, to $341.9 million for the nine months ended September 30, 2007 compared to $371.3 million for the comparable period in 2006. The decrease takes into account a decrease of $168.5 million resulting from the deconsolidation of our funds previously discussed. Excluding the effects of the deconsolidation, the increase of $139.2 million primarily relates to interest expense, which is correlated with the increase in the magnitude, number and liquidity of short positions in our portfolio.

Other Income

Other income increased by $244.5 million, or 11%, to $2.4 billion for the nine months ended September 30, 2007 compared to $2.1 billion for the comparable period in 2006. The increase includes a decrease of $1.1 billion resulting from the deconsolidation of the domestic funds. Excluding the effects of the deconsolidation, $1.4 billion of the increase was primarily due to the increase in Och-Ziff funds net gains. These gains were primarily driven by the increase in assets under management and improved performance discussed above.

Non-Controlling Interests in Income of Consolidated Subsidiaries

Non-controlling interests in income of consolidated subsidiaries increased by $131.6 million, or 6%, to $2.2 billion for the nine months ended September 30, 2007 compared to $2.0 billion for the comparable period in 2006. This increase takes into account a decrease of $1.3 billion resulting from the deconsolidation of most of our funds. Excluding the effects of the deconsolidation, the remaining increase of $1.4 billion relates to increases in Och-Ziff funds net gains and Och-Ziff funds income previously discussed. The impacts of these increases were offset in part by the increase in Och-Ziff funds expenses. Non-controlling interests in income of consolidated subsidiaries for the nine months ended September 30, 2007 exceeded income before non-controlling interests in income of consolidated subsidiaries and income taxes, as these amounts are primarily attributable to fund investors in the Och-Ziff funds. These fund investors do not participate in the operating loss of the Och-Ziff Operating Group equal to $140.5 million, excluding the Och-Ziff funds, for the nine months ended September 30, 2007, which loss was primarily due to increased compensation expenses previously discussed.

Year ended December 31, 2006 compared to year ended December 31, 2005

	Year Ended December 31,		Change
	2006	2005	$	%
	(dollars in thousands)
Revenues
Management fees	$13,739	$11,861	$1,878	16%
Incentive income	15,851	9,414	6,437	68%
Other revenues	3,801	1,181	2,620	222%
Och-Ziff funds income	972,442	489,352	483,090	99%

Total Revenues	1,005,833	511,808	494,025	97%

Expenses
Compensation and benefits	446,672	239,466	207,206	87%
Profit sharing	97,977	48,281	49,696	103%
Other expenses	49,698	40,681	9,017	22%
Och-Ziff funds expenses	495,621	418,705	76,916	18%

Total Expenses	1,089,968	747,133	342,835	46%

Other Income
Och-Ziff funds net realized and unrealized gains	3,290,175	1,640,983	1,649,192	101%

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	3,206,040	1,405,658	1,800,382	128%
Non-controlling interests in income of consolidated subsidiaries	(2,594,706)	(1,134,869)	(1,459,837)	129%

Income Before Income Taxes	611,334	270,789	340,545	126%
Income taxes	23,327	9,898	13,429	136%

Net Income	$588,007	$260,891	$327,116	125%

Assets Under Management

The table below reflects changes to our assets under management for the years ended December 31, 2006 and 2005. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Year Ended December 31,		Change
	2006	2005	$	%
	(dollars in thousands)
Balance—beginning of period	$15,627,165	$11,251,377	$4,375,788	39%
Net In-flows	4,135,235	3,117,263	1,017,972	33%
Appreciation	2,858,715	1,258,525	1,600,190	127%

Balance—end of period	$22,621,115	$15,627,165	$6,993,950	45%

Fund Performance

The following table sets forth assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of December 31,		Net Return For The Year Ended December 31,
Fund	2006	2005	2006	2005
	(dollars in thousands)
OZ Master Fund, Ltd.	$15,448,591	$12,001,375	14.8%	8.8%
OZ Europe Master Fund, Ltd.	$3,480,901	$1,887,125	22.3%	15.7%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.	$183,925	$153,497	14.0%	(2.2)%

The key contributor to improved performance for the year ended December 31, 2006 was the realization of certain private equity investments, which we refer to as special investments. Additionally, performance was positively impacted by, among other things, increased opportunities arising from robust equity markets in the United States and Europe.

To the extent that the results of operations from our consolidated funds are included for the periods presented below, the performance of such funds had an effect on certain of the line items presented.

Revenues

Management Fees.    Management fees increased $1.9 million, or 16%, to $13.7 million for the year ended December 31, 2006 compared to $11.9 million for the year ended December 31, 2005. The increase was primarily attributable to increased assets under management that were not eliminated in consolidation.

Other Revenues and Incentive Income.    Other revenues and incentive income increased by $9.1 million, or 85%, to $19.7 million for the year ended December 31, 2006 compared to $10.6 million for the year ended December 31, 2005. Of this increase, $6.4 million related to incentive income earned during 2006 from our managed accounts. The remaining amount was attributable to increases in interest income and non-business use of the corporate aircraft by our partners.

Och-Ziff Funds Income.    Och-Ziff funds income increased by $483.1 million, or 99%, to $972.4 million for the year ended December 31, 2006 compared to $489.4 million for the year ended December 31, 2005. This increase in Och-Ziff funds income was driven primarily by the increase in interest and dividend income as a result of the growth in assets under management.

Expenses

Compensation and Benefits.    Compensation and benefits increased by $207.2 million, or 87%, to $446.7 million for the year ended December 31, 2006 compared to $239.5 million for the year ended December 31, 2005. This increase was primarily driven by a $193.5 million increase in income allocations to the non-equity partners, and an increase of $75.8 million in discretionary bonuses to employees, offset by a decrease of $69.1 million related to the net amortization of deferred awards. The remaining $7.0 million increase is attributable to an increase in our worldwide headcount from 223 at December 31, 2005 to 267 at December 31, 2006 which resulted in higher salary and other compensation and benefits expenses.

Profit Sharing.    Profit sharing expenses increased by $49.7 million, or 103%, to $98.0 million for the year ended December 31, 2006 compared to $48.3 million for the year ended December 31, 2005. The increase in profit sharing expenses resulted from the increase in management fees and incentive income earned during 2006 as a result of the increase in our assets under management and the performance of Och-Ziff funds.

Other Expenses.    Other expenses increased by $9.0 million, or 22%, to $49.7 million for the year ended December 31, 2006 compared to $40.7 million for the year ended December 31, 2005. The increase in other expenses related primarily to increased professional fees of $4.3 million and additional leased space and infrastructure acquired to accommodate our growth.

Och-Ziff Funds Expenses.    Och-Ziff funds expenses increased by $76.9 million, or 18%, to $495.6 million for the year ended December 31, 2006 compared to $418.7 million for the year ended December 31, 2005. The increase in Och-Ziff funds expenses related to interest expense, which is correlated with the increase in the magnitude, number and liquidity of short positions in our portfolio.

Other Income

Other income increased by $1.6 billion, or 101%, to $3.3 billion for the year ended December 31, 2006 compared to $1.6 billion for the year ended December 31, 2005. The increase was primarily due to the increase in Och-Ziff funds net gains which were primarily driven by the increase in assets under management and improved performance discussed above.

Non-Controlling Interests in Income of Consolidated Subsidiaries

Non-controlling interests in income of consolidated subsidiaries increased by $1.5 billion, or 129%, to $2.6 billion for the year ended December 31, 2006 compared to $1.1 billion for the year ended December 31, 2005. This increase primarily relates to increases in Och-Ziff funds net gains and Och-Ziff funds income previously discussed. The impacts of these increases were offset in part by the increase in Och-Ziff funds expenses.

Year ended December 31, 2005 compared to year ended December 31, 2004

	Year Ended December 31,		Change
	2005	2004	$	%
	(dollars in thousands)
Revenues
Management fees	$11,861	$7,005	$4,856	69%
Incentive income	9,414	11,044	(1,630)	(15)%
Other revenues	1,181	231	950	411%
Och-Ziff funds income	489,352	267,646	221,706	83%

Total Revenues	511,808	285,926	225,882	79%

Expenses
Compensation and benefits	239,466	153,503	85,963	56%
Profit sharing	48,281	36,926	11,355	31%
Other expenses	40,681	23,899	16,782	70%
Och-Ziff funds expenses	418,705	199,782	218,923	110%

Total Expenses	747,133	414,110	333,023	80%

Other Income
Och-Ziff funds net realized and unrealized gains	1,640,983	1,167,756	473,227	41%

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	1,405,658	1,039,572	366,086	35%
Non-controlling interests in income of consolidated subsidiaries	(1,134,869)	(836,007)	(298,862)	36%

Income Before Income Taxes	270,789	203,565	67,224	33%

Income taxes	9,898	9,785	113	1%

Net Income	$260,891	$193,780	$67,111	35%

Assets Under Management

The table below reflects changes to our assets under management for the years ended December 31, 2005 and 2004. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Year Ended December 31,		Change
	2005	2004	$	%
	(dollars in thousands)
Balance—beginning of period	$11,251,377	$5,748,172	$5,503,205	96%
Net In-flows	3,117,263	4,569,085	(1,451,822)	(32)%
Appreciation	1,258,525	934,120	324,405	35%

Balance—end of period	$15,627,165	$11,251,377	$4,375,788	39%

Fund Performance

The following table sets forth assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of December 31,		Net Return For The Year Ended December 31,
Fund	2005	2004	2005	2004
	(dollars in thousands)
OZ Master Fund, Ltd.	$12,001,375	$9,291,987	8.8%	11.1%
OZ Europe Master Fund, Ltd.	$1,887,125	$1,149,003	15.7%	9.3%

During 2005, equity, merger and restructuring activity was vibrant in the United States, with new opportunities arising in Europe and Japan. However, credit markets declined and credit spreads decreased. Many areas, such as collateralized debt obligations and the convertible arbitrage markets, experienced significant losses. Additionally, the Federal Reserve continued to raise rates. In response to these and other factors, we adopted a more conservative risk profile and were able to preserve capital. Increased portfolio hedges reduced returns, causing overall performance during 2005 to be lower than we achieved in 2004.

To the extent that the results of operations from our consolidated funds are included for the periods presented below, the performance of such funds had an effect on certain of the line items presented.

Revenues

Management Fees.    Management fees increased $4.9 million, or 69%, to $11.9 million for the year ended December 31, 2005 compared to $7.0 million for the year ended December 31, 2004. The increase was attributable to increased assets under management that were not eliminated in consolidation and to revenues derived from our real estate management business.

Other Revenues and Incentive Income.    Other revenues and incentive income decreased by $0.7 million, or 6%, to $10.6 million for the year ended December 31, 2005 compared to $11.3 million for the year ended December 31, 2004. This decrease relates primarily to weaker performance in 2005 as compared to 2004, which was offset in part by increases in interest income earned on cash and cash equivalents.

Och-Ziff Funds Income.    Och-Ziff funds income increased by $221.7 million, or 83%, to $489.4 million for the year ended December 31, 2005 compared to $267.6 million for the year ended December 31, 2004. This increase in Och-Ziff funds income was driven primarily by the increase in interest and dividend income as a result of the growth in assets under management.

Expenses

Compensation and Benefits.    Compensation and benefits increased by $86.0 million, or 56%, to $239.5 million for the year ended December 31, 2005 compared to $153.5 million for the year ended December 31, 2004. This increase was primarily driven by a $35.2 million increase in income allocations to the non-equity partners and an increase of $43.4 million in discretionary bonuses to employees, offset by a decrease of $6.7 million related to the net amortization of deferred awards. The remaining increase in compensation and benefits is attributable to an increase in our worldwide headcount from 154 at December 31, 2004 to 223 at December 31, 2005, which resulted in higher salary and other compensation and benefits expenses.

Profit Sharing.    Profit sharing expenses increased by $11.4 million, or 31%, to $48.3 million for the year ended December 31, 2005 compared to $36.9 million for the year ended December 31, 2004. The increase in profit sharing expenses resulted from the increase in incentive income and management fees earned during 2005 as a result of the increase in our assets under management, partially offset by weaker and performance of the Och-Ziff funds.

Other Expenses.    Other expenses increased by $16.8 million, or 70%, to $40.7 million for the year ended December 31, 2005 compared to $23.9 million for the year ended December 31, 2004. The increase in other expenses related primarily to increased professional fees, occupancy and equipment costs associated with the growth of our operations and other expenses.

Och-Ziff Funds Expenses.    Och-Ziff funds expenses increased by $218.9 million, or 110%, to $418.7 million for the year ended December 31, 2005 compared to $199.8 million for the year ended December 31, 2004. The increase in Och-Ziff funds expenses related to interest expense, which is correlated with the increase in the magnitude, number and liquidity of short positions and in our portfolio.

Other Income

Other income increased by $473.2 million, or 41%, to $1.6 billion for the year ended December 31, 2005 compared to $1.2 billion for the year ended December 31, 2004. The increase was primarily due to the increase in Och-Ziff funds net gains. These gains were primarily driven by the appreciation of assets under management partially offset by weaker performance of the Och-Ziff funds discussed above.

Non-Controlling Interests in Income of Consolidated Subsidiaries

Non-controlling interests in income of consolidated subsidiaries increased by $298.9 million, or 36%, to $1.1 billion for the year ended December 31, 2005 compared to $836.0 million for the year ended December 31, 2004. This increase was driven by increases in Och-Ziff funds net gains and Och-Ziff funds income, offset by the increase in Och-Ziff funds expenses discussed above.

Segment Analysis

Our business is comprised of our one reportable operating segment, “Institutional Investment Funds,” and our other operations. Institutional Investment Funds is comprised of management and advisory services provided to the Och-Ziff funds and managed accounts. Our other operations are currently comprised of our real estate business, primarily consisting of real estate management and real estate funds. Our other operations do not meet the thresholds of a reportable segment under GAAP. As a result, no separate segment results are presented below for our other operations.

Institutional Investment Funds Segment

“Economic Income” is the financial measure used by Mr. Och, our chief operating decision maker, or CODM, when evaluating the overall performance of, and when making operating decisions for, the Institutional Investment Funds segment, such as determining annual discretionary incentive compensation to our employees, which is the most significant component of the compensation program of the Och-Ziff Operating Group. In addition, the amount of the Ziff profit sharing expense reflected in our historical financial results is based on a contractual percentage of certain management fees and incentive income earned. We believe that Economic Income is helpful to an understanding of our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed above that have been prepared in accordance with GAAP. As explained below, Economic Income has certain limitations in that it does not take into account certain items included or excluded under GAAP.

The CODM uses Economic Income to measure performance and allocate resources, as the amount of management fees and incentive income received are indicative of the performance of our funds and managed accounts. The measure is also consistent with the basis upon which the main portion of income to our existing partners and profit-sharing expenses to the Ziffs are determined. As to compensation, our philosophy has been and remains to align the interests of our existing partners and other key personnel with our own interests and those of the investors in our funds. To achieve that objective, virtually all income paid to our existing partners and employees is based on our performance and growth for the year.

The CODM uses Economic Income to evaluate operating performance and to make management decisions during reporting periods, including decisions about appropriate compensation levels. The bullet point summary below describes the adjustments applied to our net income determined in accordance with GAAP to derive Economic Income. Economic Income:

•

Reflects incentive income, management fees and other revenues from Och-Ziff funds excluding the real estate funds, on an unconsolidated basis. The CODM views the business as an institutional alternative asset management firm. As such, the CODM assesses performance using the combined total of incentive income and management fees from each of our funds, excluding real estate, and from the managed accounts. Incentive income and management fees not eliminated in consolidation prior to January 1, 2007 are related to our managed accounts, which we do not consolidate.

•

Excludes income allocations and distributions to our partners. Our CODM uses Economic Income to measure our performance for the year and determine the amount of income available for allocation to Mr. Och and our 17 other partners at the end of the year. On a GAAP basis, income allocations to our partners other than Mr. Och were treated as compensation expenses.

•

Excludes the earnings on investments in and deferred income receivable from Och-Ziff funds. These amounts are related to earnings on deferred or reinvested income previously allocated to the existing partners.

•

Recognizes non-partner cash compensation expense in the period in which the compensation was determined rather than when the compensation is recognized under GAAP. GAAP recognition is affected by the vesting terms of our compensation plans.

•

Excludes the Ziff profit sharing expense, which is determined as a fixed percentage of our management fees and incentive income, net of certain expenses, on an unconsolidated basis. The CODM assesses our performance based on management fees and incentive income generated by the business and excludes profit sharing expense because the expense is not viewed as part of our core operations. Following the offering, only profit sharing expenses related to earnings on previously deferred profit sharing allocations will be incurred.

•

Excludes for the periods ended December 31, 2006, 2005 and 2004, interest expense, interest income, depreciation and taxes because we did not take those items into account when determining income allocations to our partners and compensation for our employees or evaluating our performance. Historically, interest income and interest expense were excluded as these amounts were not material. As a result of the significant increase in interest expense related to the new term loan, Economic Income includes interest expense for the nine months ended September 2007 and 2006. Interest income is also included in Economic Income in these nine-month periods. We will continue to include interest expense and interest income in Economic Income in subsequent periods.

•

In future periods will exclude other non-cash items, such as compensation expense relating to equity-based compensation, including the Class A restricted share units to be issued in connection with this offering.

Economic Income may not be comparable to similarly titled measures used by other companies and is not a measure of performance calculated in accordance with GAAP. We use Economic Income as a measure of operating performance, not as a measure of liquidity. Economic Income should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Use of Economic Income without consideration of related GAAP measures is not adequate due to the adjustments described above. Management compensates for these limitations by using Economic Income as a supplemental measure to GAAP results to provide a more complete understanding of our performance as management measures it. To ensure a complete understanding, a reconciliation of Economic Income to our GAAP net income can be found in Note 14 to our combined annual financial statements and in Note 8 to our unaudited combined interim financial statements, which are both included elsewhere in this prospectus.

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

Economic Income

	Nine Months Ended September 30,		Change
	2007	2006	$	%
	(dollars in thousands)
Economic Income Revenues:
Management fees	$341,799	$214,730	$127,069	59%
Incentive income	11,968	9,203	2,765	30%
Other revenues	8,087	2,715	5,372	198%

Total	361,854	226,648	135,206	60%

Economic Income Expenses:
Compensation and benefits	47,550	38,743	8,807	23%
Non-compensation expenses	68,833	32,698	36,135	111%

Total	116,383	71,441	44,942	63%

Economic Income	$245,471	$155,207	$90,264	58%

Assets Under Management

The table below reflects changes to our assets under management for the nine months ended September 30, 2007 and 2006. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Nine Months Ended September 30,		Change
	2007	2006	$	%
	(dollars in thousands)
Balance—beginning of period	$22,621,115	$15,627,165	$6,993,950	45%
Net In-flows	5,190,257	3,077,788	2,112,469	69%
Appreciation	2,331,542	1,862,574	468,968	25%

Balance—end of period	$30,142,914	$20,567,527	$9,575,387	47%

Fund Performance

The following table sets forth the assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of September 30,		Net Return For The Nine Months Ended September 30,
Fund	2007	2006	2007	2006
	(dollars in millions)
OZ Master Fund, Ltd.	$19,029,133	$14,178,092	8.8%	10.2%
OZ Europe Master Fund, Ltd.	$6,077,140	$2,949,306	12.6%	15.4%
OZ Asia Master Fund, Ltd.	$3,383,625	$2,137,183	6.7%	8.2%
OZ Global Special Investments Master Fund, L.P.	$392,949	$181,275	10.8%	10.9%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.	$82,157	$170,955	6.4%	6.4%

Performance for the nine months ended September 30, 2007 was impacted by, among other things, strong equity markets in the United States, Europe and Asia during the first six months of 2007 with European markets slightly down and the Asian markets mixed during the third quarter of 2007. During the first six months of 2007, the U.S. market saw robust corporate profits and, as did the European market, strong merger and restructuring activity. Additionally, an increase in credit-oriented opportunities and structured capital infusions, as well as gains and losses attributable to these opportunities, were key contributors to the improved performance for the first six months of 2007. Credit spreads widened during 2007. During the middle of the third quarter, the global equity markets declined significantly as a result of disruptions in the credit markets that spread from the U.S. sub-prime mortgage markets to impact the broader mortgage markets as well as leveraged buyouts, asset-backed financing and ordinary course credit and loan activities.

Incentive income, which is also affected by fund performance, is not recognized for interim periods unless actually earned from redemptions during the period.

Economic Income Revenues

Management Fees.    Management fees increased $127.1 million, or 59%, to $341.8 million for the nine months ended September 30, 2007 compared to $214.7 million for the comparable period in 2006. The increase was attributable to increased assets under management.

Incentive Income.    Incentive income increased by $2.8 million, or 30%, to $12.0 million for the nine months ended September 30, 2007 compared to $9.2 million for the comparable period in 2006. This increase relates to additional incentive income earned during the 2007 period as a result of additional investor redemptions.

Other Revenues.    Other revenues increased by $5.4 million, or 198%, to $8.1 million for the nine months ended September 30, 2007 compared to $2.7 million for the comparable period in 2006. This increase relates primarily to increased interest income earned on the proceeds of our new term loan prior to its distribution to our existing owners, which we will also distribute to our existing owners as part of the Term Loan Distributions.

Economic Income Expenses

Compensation and Benefits.    Compensation and benefits expenses increased by $8.8 million, or 23%, to $47.6 million for the nine months ended September 30, 2007 compared to $38.7 million for the comparable period in 2006. This increase was primarily driven by an increase in worldwide headcount from 251 at September 30, 2006 to 358 at September 30, 2007, primarily in the United States and Asia. Interim results do not include provisions for discretionary incentive compensation to our employees, which is typically determined at the end of the year and recorded in the fourth quarter. In addition, increases due to additional headcount were offset by a decrease of $9.0 million as a result of certain employees becoming non-equity partners during the period; therefore, payments to such individuals are no longer included in Economic Income.

Non-compensation Expenses.    Non-compensation expenses increased by $36.1 million, or 111%, to $68.8 million for the nine months ended September 30, 2007 compared to $32.7 million for the comparable period in 2006. The increase in non-compensation expenses relates primarily to increased professional fees of approximately $15.2 million related to this offering that were not eligible for deferral. Additionally, interest expense of $11.9 million was incurred primarily as a result of our new term loan.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Economic Income

	Year Ended December 31,		Change
	2006	2005	$	%
	(dollars in thousands)
Economic Income Revenues:
Management fees	$302,835	$204,331	$98,504	48%
Incentive income	651,498	289,934	361,564	125%
Other revenues	1,031	—	1,031	N/A

Total	955,364	494,265	461,099	93%

Economic Income Expenses:
Compensation and benefits	184,962	103,040	81,922	80%
Non-compensation expenses	44,991	35,957	9,034	25%

Total	229,953	138,997	90,956	65%

Economic Income	$725,411	$355,268	$370,143	104%

Assets Under Management

The table below reflects changes to our assets under management for the years ended December 31, 2006 and 2005. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Year Ended December 31,		Change
	2006	2005	$	%
	(dollars in thousands)
Balance—beginning of period	$15,627,165	$11,251,377	$4,375,788	39%
Net In-flows	4,135,235	3,117,263	1,017,972	33%
Appreciation	2,858,715	1,258,525	1,600,190	127%

Balance—end of period	$22,621,115	$15,627,165	$6,993,950	45%

Fund Performance

The following table sets forth the assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of December 31,		Net Return For The Year Ended December 31,
Fund	2006	2005	2006	2005
	(dollars in thousands)
OZ Master Fund, Ltd.	$15,448,591	$12,001,375	14.8%	8.8%
OZ Europe Master Fund, Ltd.	$3,480,901	$1,887,125	22.3%	15.7%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.	$183,925	$153,497	14.0%	(2.2)%

The key contributor to improved performance for the year ended December 31, 2006 was the realization of certain private equity investments, which we refer to as special investments. Additionally, performance was positively impacted by, among other things, increased opportunities arising from robust equity markets in the United States and Europe.

Economic Income Revenues

Management Fees.    Management fees increased $98.5 million, or 48%, to $302.8 million for the year ended December 31, 2006 compared to $204.3 million for the comparable period in 2005. The increase was attributable to increased assets under management.

Incentive Income.     Incentive income increased by $361.6 million, or 125%, to $651.5 million for the year ended December 31, 2006 compared to $289.9 million for the comparable period in 2005. This increase corresponds to the 127% increase in appreciation of assets under management resulting from a larger asset base and stronger performance of the Och-Ziff funds.

Economic Income Expenses

Compensation and Benefits.    Compensation and benefits expenses increased by $81.9 million, or 80%, to $185.0 million for the year ended December 31, 2006 compared to $103.0 million for the comparable period in 2005. This increase was driven by the increase in discretionary compensation of $75.8 million driven by the significant growth in assets under management and the performance of our funds. In response to this growth, we recruited additional investment talent to ensure proper coverage of the portfolio and further broaden the expertise of our investment professionals. Worldwide headcount grew from 223 at December 31, 2005 to 267 at December 31, 2006, primarily in the United States and Asia, which accounted for the remaining $6.1 million increase of compensation and benefits expenses.

Non-compensation Expenses.    Non-compensation expenses increased by $9.0 million, or 25%, to $45.0 million for the year ended December 31, 2006 compared to $36.0 million for the comparable period in 2005. The increase in non-compensation expenses relates primarily to increased professional services fees of approximately $4.3 million related to the growth of our business. The balance of the increase was attributable to additional leased space and infrastructure acquired to accommodate our growth.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Economic Income

	Year Ended December 31,		Change
	2005	2004	$	%
	(dollars in thousands)
Economic Income Revenues:
Management fees	$204,331	$132,762	$71,569	54%
Incentive income	289,934	217,244	72,690	33%

Total	494,265	350,006	144,259	41%

Economic Income Expenses:
Compensation and benefits	103,040	45,922	57,118	124%
Non-compensation expenses	35,957	20,644	15,313	74%

Total	138,997	66,566	72,431	109%

Economic Income	$355,268	$283,440	$71,828	25%

Assets Under Management

The table below reflects changes to our assets under management for the years ended December 31, 2005 and 2004. Amounts presented are net of management fees and incentive income and include Deferred Balances and amounts invested by us, our partners and certain other affiliated parties for which we charged no management fees and received no incentive income for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Year Ended December 31,		Change
	2005	2004	$	%
	(dollars in thousands)
Balance—beginning of period	$11,251,377	$5,748,172	$5,503,205	96%
Net In-flows	3,117,263	4,569,085	(1,451,822)	(32)%
Appreciation	1,258,525	934,120	324,405	35%

Balance—end of period	$15,627,165	$11,251,377	$4,375,788	39%

Fund Performance

The following table sets forth assets under management and performance information for our funds that were in existence for the entire comparative periods presented. These net returns represent a composite of the average net returns of the feeder funds that comprise each of our master funds and are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income.

	AUM As Of December 31,		Net Return For The Year Ended December 31,
Fund	2005	2004	2005	2004
	(dollars in thousands)
OZ Master Fund, Ltd.	$12,001,375	$9,291,987	8.8%	11.1%
OZ Europe Master Fund, Ltd.	$1,887,125	$1,149,003	15.7%	9.3%

During 2005, equity, merger and restructuring activity was vibrant in the United States, with new opportunities arising in Europe and Japan. However, credit markets declined and credit spreads decreased. Many areas, such as collateralized debt obligations and the convertible arbitrage markets, experienced significant losses. Additionally, the Federal Reserve continued to raise rates. In response to these and other factors, we adopted a more conservative risk profile and were able to preserve capital. Increased portfolio hedges reduced returns, causing overall performance during 2005 to be lower than we achieved in 2004.

Economic Income Revenues

Management Fees.    Management fees increased $71.6 million, or 54%, to $204.3 million for the year ended December 31, 2005 compared to $132.8 million for the comparable period in 2004. The increase was attributable to increased assets under management.

Incentive Income.    Incentive income increased by $72.7 million, or 33%, to $289.9 million for the year ended December 31, 2005 compared to $217.2 million for the comparable period in 2004. This increase corresponds to the 35% increase in market appreciation of assets under management resulting from a larger asset base, partially offset by weaker performance of our funds.

Economic Income Expenses

Compensation and Benefits.    Compensation and benefits expenses increased by $57.1 million, or 124%, to $103.0 million for the year ended December 31, 2005 compared to $45.9 million for the comparable period in 2004. This increase was driven by the increase in discretionary compensation of $43.4 million resulting from the significant growth in assets under management, partially offset by weaker performance of our funds. The remaining increase was due to increases in salary and related expenses resulting from increased headcount. Worldwide headcount grew from 154 to 223 in 2005, with 46% growth in the United States and 81% growth in Asia.

Non-compensation Expenses.    Non-compensation expenses increased by $15.3 million, or 74%, to $36.0 million for the year ended December 31, 2005 compared to $20.6 million for the comparable period in 2004. This increase was primarily due to increases in professional fees, occupancy and equipment and various other expenses.

Other Operations

Our other operations consist primarily of real estate management operations and real estate investment funds that do not meet the thresholds of a reportable segment under GAAP. Changes in our other operations were insignificant for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004.

Historical Liquidity and Capital Resources

Overview.    Historically, the working capital needs of our business have primarily been met through cash generated from operations. Our funds have access to credit through facilities with third- party lenders, but tend not to draw on those facilities other than for short-term borrowings, which generally are used to implement convertible arbitrage strategies. We have drawn on the capital resources of our existing owners and investors in our funds to fund the investment requirements of the Och-Ziff funds.

Assets under management have grown significantly during the periods represented. This growth resulted from attracting new investors and capital and generating gains from investments made in the funds and managed accounts. Our funds’ growth will directly impact our cash flows due to management fees paid to the Och-Ziff Operating Group and in turn distributed to us. Our funds’ performance will also affect our cash flows due to incentive income paid to the Och-Ziff Operating Group entities and in turn distributed to us.

Our portfolios have historically utilized only a small amount of leverage. As of September 30, 2007, for example, the ratio of gross assets to net asset value, or NAV, was approximately 1.16 to 1.00 on the long side, and 0.78 to 1.00 on the short side, in OZ Master Fund, Ltd. The ratio of gross assets to NAV, which denotes leverage, is considered an important factor in evaluating the level of risk in an investment portfolio. “NAV” refers to, with respect to any fund or portfolio, as of any given date, the assets minus the liabilities of such fund or portfolio. Due to the low leverage, and thus low amount of collateralized cash, we have access to significant amounts of cash from our prime brokers at committed terms. We also have standby liquidity arrangements that will allow our funds to take advantage of future opportunities.

Historically, the management fees generated by our operating entities have been more than sufficient to cover company operating expenses.

Operating Activities.    Net cash used in operating activities decreased by $33.7 million, or 1%, to $2.62 billion for the nine months ended September 30, 2007 from $2.65 billion for the nine months ended September 30, 2006. Net cash used in operating activities increased by $1.3 billion, or 45%, to $4.2 billion in 2006 from $2.9 billion in 2005. The net increase in cash used in operating activities was driven by the investment activities of the Och-Ziff funds as a result of the significant growth in assets under management previously discussed. The cash inflows from investors in these funds are classified within financing activities in our combined statements of cash flows. Net cash used in operating activities decreased for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 primarily as a result of the deconsolidation of most of the Och-Ziff funds, which was offset by the decrease in cash provided from investors in these funds included in cash flows from financing activities, as discussed below. In addition, as a result of deconsolidation, operating cash flows related to management fees and incentive income is no longer eliminated in consolidation. Management fees recorded in a given period are typically based on the balance of assets under management at the beginning of the period, as adjusted for inflows and redemptions during the period, in which case management fees are generally pro-rated.

As previously discussed, we entered into a $750.0 million five-year term loan that bears interest at an annual rate of LIBOR plus 0.75%. The portion of the Term Loan Distributions made during the period to the Ziffs and our partners other than Mr. Och in the amount of $428.3 million was treated as cash flows used in operating activities related to profit sharing expense and compensation expense in our historical financial statements. Interest payments on this loan will result in additional operating cash outflows in future periods. We expect net cash used in operating activities to increase in future periods in connection with our planned Special Distributions, excluding the in-kind Investment Distributions.

Investing Activities.    There were no significant changes in cash flows from investing activities during any of the relevant periods, as investments-related cash flows in the consolidated Och-Ziff funds are classified within operating activities in our combined statements of cash flows. Cash outflows related to purchases of fixed assets are the only amounts included in the investing activities in our combined statements of cash flows. We expect cash used in investing activities to increase in the fourth quarter as a result of the acquisition of interests in our real estate business from one of our joint venture partners.

Financing Activities.    Net cash provided from financing activities increased by $180.3 million, or 7%, to $2.8 billion for the nine months ended September 30, 2007 from $2.6 billion for the nine months ended September 30, 2006. Net cash provided from financing activities increased by $1.3 billion, or 45%, to $4.2 billion in 2006 from $2.9 billion in 2005. These increases in cash provided from financing activities are primarily a result of net cash inflows from investors in our consolidated funds. These amounts are reported as non-controlling interests in consolidated subsidiaries contributions and distributions in our combined statements of cash flows and are driven by the significant growth in assets under management previously discussed. As discussed in cash flows from operating activities above, the deconsolidation of most of the Och-Ziff funds resulted in a decrease in cash provided from investors in our combined statement of cash flows. Further, that portion of the Term Loan Distributions made during the period to Mr. Och in the amount of $271.7 million contributed to the decrease in cash provided from financing activities for the nine months ended September 30, 2007. These decreases were offset by an increase in cash provided from the proceeds of our new term loan. Commencing on December 31, 2008, the term loan will be payable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount borrowed under the term loan, and the balance will be payable upon maturity. Cash provided from financing activities will increase in the fourth quarter as a result of the receipt of the proceeds of this offering.

Post-Offering Liquidity

Following this offering, we expect that our primary liquidity needs will be for cash to:

•	provide capital to facilitate the growth of our alternative asset management business;

•	provide capital to facilitate our expansion into new businesses;

•	pay our operating expenses, primarily consisting of compensation and benefits;

•	repay borrowings and related interest expense;

•	pay income taxes and amounts to our partners in respect of the tax receivable agreement; and

•	make distributions in accordance with our distribution policy as described under “Cash Distribution Policy” and make the Deferred Income Distribution.

We will fund any such distributions by causing (i) the Och-Ziff Operating Group to make a distribution to all of the holders of Operating Group Equity Units, which include our intermediate holding companies and our existing owners, on a pro rata basis, and (ii) our intermediate holding companies to distribute to us all or a portion of such proceeds received by them. Our ability to make cash distributions to our Class A shareholders will depend on a number of factors, including, among others, general economic and business conditions, our working capital requirements and anticipated cash needs, as well as contractual, legal, tax and regulatory restrictions as described under “Cash Distribution Policy.” Making distributions on our Class A shares will reduce the amount of cash available for other purposes, including our other primary liquidity needs set forth above. In addition, the Och-Ziff Operating Group will be required to make tax distributions to holders of Operating Group Equity Units as described under “Cash Distribution Policy.” If the Och-Ziff Operating Group has insufficient cash flows from operations to make such distributions, it may have to borrow funds or sell assets, which would negatively impact our liquidity.

We also may have a significant liquidity issue if our fund investors make substantial redemption requests within a short time period, although we have not experienced any major outflows of capital within a short time period in the past. Capital contributions from investors in our funds generally are subject to initial lockups. The staggering of these lockups allows us to manage our liquidity requirements.

Currently, the Och-Ziff funds have long-term unsecured debt and committed secured facilities and have other commitments from lenders in place, which provide them with substantial additional liquidity and allow them to take advantage of opportunities within the marketplace.

Historically, OZ Management has deferred collection of a certain portion of incentive income receivable from the offshore funds pursuant to deferred fee agreements between OZ Management and such funds. Under the method of accounting used by OZ Management for U.S. income tax purposes, OZ Management’s incentive income was taxable in the year the income was collected. OZ

Management has filed a request with the Internal Revenue Service to change its method of accounting for its incentive income for U.S. income tax purposes beginning in 2007. Under the new method of accounting, the incentive income generally will be taxable in the year OZ Management provides the services to which the income relates. In light of the new method of accounting, OZ Management will no longer defer the collection of such income.

We expect that all deferred income receivables from the offshore funds, which as of September 30, 2007, were approximately $1.5 billion, will be paid to OZ Management over a three-year period beginning in 2008. These amounts will, in turn, be distributed by OZ Management to our existing owners as Deferred Income Distributions over the same period and, therefore, will not benefit our Class A shareholders. The Deferred Income Distributions may be paid in cash or in other property.

In addition, we have made investments in our funds on behalf of our partners. We intend to declare a distribution of these investments, which totaled approximately $292.8 million as of September 30, 2007, as Investment Distributions to our partners in the form of limited partnership interests in the respective funds prior to the completion of this offering and, therefore, will not benefit our Class A shareholders.

For financial accounting purposes, the Deferred Income Distributions and Investment Distributions will reduce total partner’s equity with respect to distributions to Mr. Och, compensation payable with respect to distributions to our 17 other partners, and profit sharing payable with respect to distributions to the Ziffs.

On July 2, 2007, we entered into a new $750 million term loan. We used a portion of the proceeds for general corporate purposes to purchase interests in our real estate business from one of our joint venture partners and we intend to use the remaining $720.8 million of the proceeds to make the Term Loan Distributions (of which $700 million has already been distributed). We amended the credit facility on October 26, 2007 to provide as follows. OZ Management is the borrower under the new term loan and its obligations thereunder are guaranteed by OZ Advisors I and OZ Advisors II and each of the existing and subsequently acquired or organized material domestic subsidiaries of OZ Management, OZ Advisors I and OZ Advisors II. The term loan will mature in July of 2012 and will be secured by a first priority lien on substantially all assets of the borrower and the guarantors. Borrowings under the term loan accrue interest at LIBOR plus 75 basis points. For a more detailed description of our new term loan, please refer to “Description of New Term Loan.”

We may also be required to make payments under the tax receivable agreement that we will enter into in connection with this offering. The purchase by the Och-Ziff Operating Group of Operating Group A Units from our existing owners with proceeds from this offering and the sale of Class A shares to DIC Sahir, as well as future taxable exchanges by our existing owners of Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent), is expected to result in an increase in the tax basis of the tangible and intangible assets of the Och-Ziff Operating Group that would not otherwise have been available. This increase in tax basis will increase, for tax purposes, our depreciation and amortization expense and will therefore reduce the amount of tax that Och-Ziff Corp and our other corporate taxpayers that acquire Och-Ziff Operating Group A Units in connection with an exchange, if any, would otherwise have been required to pay in the future. Accordingly, pursuant to the tax receivable agreement, such corporate taxpayers (including Och-Ziff if it is treated as a corporate taxpayer) will agree to pay to our existing owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of this increase in tax basis. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased amortization of our assets, the cash savings to our intermediate holding companies from such purchase would aggregate approximately $1.0 billion over the next 15 years (or $1.1 billion over the next 15 years if the underwriters exercise their option to purchase additional Class A shares in full). Payments under the tax receivable agreement may result in further tax savings, and thus may give rise to additional payment obligations thereunder. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time.

We anticipate, based on management’s experience and current business strategy, that our existing cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. We expect our operating activities going forward to generate adequate cash flows to fund our normal operations. However, we believe that there are a number of capital intensive opportunities for us to maximize our growth potential and flexibility in responding to opportunities and challenges. As a result, we may want to raise additional funds to:

•	Support continued growth in our business;

•	Develop new or enhanced products in developing and emerging markets;

•	Pursue new investment strategies;

•	Develop new distribution channels; and

•	Respond to any significant redemption requests by investors in our funds.

We cannot be assured that we will be able to obtain additional financing on terms that are acceptable, if at all.

Contractual Obligations

The following table summarizes our contractual cash obligations at September 30, 2007 and the effect such obligations are expected to have on our liquidity and cash flows in future periods:

	Payments due by period (in thousands)
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Long-Term Debt Obligations(1)	$997,717	$47,581	$124,305	$102,081	$723,750
Operating Lease Obligations(2)	49,844	8,481	14,779	12,517	14,067

	$1,047,561	$56,062	$139,084	$114,598	$737,817

(1)	Long-term debt represents our new term loan and the note payable on our aircraft. See Note 5 to the notes to our unaudited interim combined financial statements for more information on our new term loan. See Note 9 to the notes to our audited combined financial statements for more information on the note payable on our aircraft.
(2)	Operating leases are related to rental payments under various leases for office space. See Note 13 to the notes to our audited combined financial statements for more information.

Prior to completion of this offering, we will enter into a tax receivable agreement with our existing owners pursuant to which our corporate taxpayers (including Och-Ziff if it is treated as a corporate taxpayer) will agree to pay our existing owners 85% of our cash tax savings over time related to the increase in the tax basis of our assets that will result from our purchase of their Och-Ziff Operating Group A Units in connection with this offering and the sale of our Class A shares to DIC Sahir and from subsequent exchanges. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time. See “—Post-Offering Liquidity” and “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

In addition to the contractual obligations noted above, as of December 31, 2006, our consolidated Och-Ziff funds had commitments to fund new investments of approximately $664.8 million which are typically payable on demand. Most of the Och-Ziff funds were subsequently deconsolidated.

Off-Balance Sheet Arrangements

As of September 30, 2007, we did not have any off-balance sheet arrangements, as defined by SEC rules.

Critical Accounting Policies and Estimates

An accounting policy is deemed to be critical if it requires us to make an accounting estimate based on assumptions about matters that are uncertain at the time an accounting estimate is made, and if different estimates that reasonably could have been used or changes in the accounting estimate that are reasonably likely to occur periodically could materially change the financial statements. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and assumptions and the actual results, our future results of operations will be affected.

We regularly evaluate our estimates and assumptions related to consolidation, valuation of investments, revenue recognition on incentive income, compensation expense, income taxes and contingencies, which we believe are our critical accounting policies due to the judgments required and estimation processes involved in each.

Historically, we consolidated substantially all of the Och-Ziff funds either as a result of (i) owning a substantive, controlling general partner interest in those funds or (ii) for variable interest entities, being the “primary beneficiary” of the funds. We consolidated the funds in accordance with GAAP, notwithstanding the fact that we have had only a minority economic interest in the funds.

In December 2006 and June 2007, we amended and supplemented our fund offering documents to enable a simple majority of the funds’ unrelated limited partners or shareholders to remove us, as general partner or investment manager with decision making rights, without cause, in accordance with certain procedures. The granting of these rights led to the deconsolidation of most of our domestic funds beginning in the first quarter of 2007 and all of our offshore funds as of June 30, 2007. The deconsolidation of these Och-Ziff funds will have a material effect on many of the items within the accompanying combined financial statements but will have no effect on our net income or equity. For information regarding the effects of deconsolidation on our prior financial statements see “Unaudited Pro Forma Financial Information.”

The determination of whether or not to consolidate an entity under GAAP requires a significant amount of judgment concerning the degree of control over an entity by its holders of variable interests, the relation of the holders of variable interests to each other, the design of the entity, which holder of variable interests is most “closely associated” to the entity and which holder of variable interests of the entity is the primary beneficiary required to consolidate the entity. To make these judgments, management has conducted an analysis of these and other complex factors on a case-by-case basis, including performance of intricate statistical modeling relating to the volatility of multiple variable interests.

Our combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the consolidated Och-Ziff funds on a gross basis even though we own only a minority interest in the funds. We have historically reflected the majority ownership interests of the investors in the Och-Ziff funds as non-controlling interests in consolidated subsidiaries in our financial statements. The management fees and incentive income earned by the Och-Ziff Operating Group from the consolidated Och-Ziff funds are eliminated in consolidation; however, our allocated share of the net income from the funds is increased by the amount of those eliminated fees. Accordingly, the consolidation of the Och-Ziff funds has no net effect on our net earnings from the Och-Ziff funds and the deconsolidation of the funds likewise will have no net effect on our net earnings. The deconsolidation will have the effect of restoring the presentation of management fees and incentive income from the Och-Ziff funds that had been eliminated in consolidation.

Revenue Recognition on Incentive Income.    Incentive income from the Och-Ziff funds, excluding the Och-Ziff real estate funds, and the managed accounts is calculated as a percentage of the net realized and unrealized profits attributable to unaffiliated investors, excluding unrealized profits on certain illiquid investments. In the year following a year of a net loss attributable to unaffiliated investors in a fund, we do not earn incentive income on any net profits attributable to such investors until the net loss of the prior year is recovered, referred to as a “high-water mark.” Incentive income is not subject to any other performance criteria and, once earned, is not subject to repayment. We recognize incentive income at the end of the measurement period, which coincides with the end of the fiscal year. Incentive income is payable shortly after the end of the fiscal year, except when an election is made to defer payment of certain incentive income for a period of two to ten years.

Incentive income from the Och-Ziff real estate funds is based on a percentage of operating cash flows and a percentage of proceeds upon the disposition of investments in the funds. If, upon the disposition of an investment, the aggregate incentive income paid to us exceeds the amount due based on the aggregate performance of the fund, the excess is required to be paid back to the fund, which is referred to as a “clawback.” We recognize incentive income at the time all clawback contingencies have been resolved.

Valuation of Investments.    Our interests in the funds that we do not consolidate, which will be most of our funds following the deconsolidation described above, are accounted for under the equity method. The Och-Ziff funds apply specialized accounting principles specified by the AICPA Audit and

Accounting Guide—Investment Companies, which we have retained when applying the equity method (except in certain circumstances as described below). Accordingly, our results of operations are based on the changes in the reported fair value of the Och-Ziff funds based on the amount of our direct investment in the fund during the relevant period. Fair value generally represents the amount at which an investment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair value of our investments is based on observable market prices when available. Such prices are based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short, at the “asked” price at the close of business on such day. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers. We, as the manager of the Och-Ziff funds, determine the fair value of investments that are not actively traded on a recognized securities exchange or otherwise lack a readily ascertainable market value. We generally determine the fair value of investments with no readily ascertainable market value to be the acquisition cost of such investments when we believe this is the best indicator of fair value. Significant events and developments with regard to the relevant portfolio company underlying the investment are generally the only reasons that a material change to the current carrying value may occur. Examples of such events and developments include (a) a material equity financing of the company underlying the investment involving a sophisticated investor, (b) the development of an interdealer or private market, (c) defaults on obligations or a bankruptcy filing by the company and (d) a definitive agreement whereby the company is being acquired. In such situations we may determine that an investment’s fair value is no longer its cost. In addition, for those investments where we determine that cost is not the best indicator of fair value, we determine fair value using a number of methodologies and procedures, including but not limited to (i) performing comparisons with prices of comparable or similar securities; (ii) obtaining valuation-related information from issuers; and/or (iii) consulting other analytical data and indicators of value. We may use the following additional information to estimate fair value: (i) amounts invested in these investments; (ii) financial information provided by the management of these investees; (iii) observable market data for similar assets and liabilities; and (iv) related transactions subsequent to the acquisition of the investment. The methodologies and processes used will be based on the specific attributes related to an investment and available market data and comparative information, depending on what we believe to be the most reliable information at the time. The fair values of investments for which observable market data was not available are reflected in the table below.

The following table summarizes our investments, as presented in our combined financial statements, by valuation methodology:

	September 30, 2007		December 31, 2006		December 31, 2005
	%	$	%	$	%	$
	(dollars in millions)
Valuation based on observable market data	72%	$334	90%	$25,100	92%	$17,400
Valuation other than based on observable market data (1)	28%	132	10%	2,900	8%	1,600

Total	100%	$466	100%	$28,000	100%	$19,000

(1)	The majority of investments presented in our combined financial statements that are valued other than based on observable market data are held at or near acquisition cost.

Changes in the fair value of our investments may impact our results of operations as follows:

•

Management fees from the Och-Ziff funds, excluding our real estate funds, are based on the amount of assets under management, which in turn is dependent on the estimated fair values of the investment assets.

•	Incentive income from the Och-Ziff funds, excluding the real estate funds, is directly affected by changes in the fair value of unaffiliated investors’ interests in the funds.

•

Management fees from the Och-Ziff real estate funds are not affected by changes in fair value as they are not based on the value of the funds, but rather on the amount of capital committed or invested in the funds.

•

Incentive income from the Och-Ziff real estate funds is not materially affected by changes in fair value because it is based on realized gains rather than on the fair value of the fund’s assets prior to realization.

•	Net gains from investments will not be significantly impacted by changes in fair value as a result of the deconsolidation of our funds as previously discussed.

A 10% change in the fair value of the investments held by all of our funds would have the following effects on management fees and incentive income:

	Management Fees	Incentive Income
Och-Ziff funds (excluding real estate funds)	10% change in the period subsequent to the change in fair value	Generally, a 10% immediate change in the period in which incentive income would be recognized
Och-Ziff real estate funds	None	None

Accordingly, a 10% change in the fair value of the investments held by the Och-Ziff funds, as of December 31, 2006, would have had no impact on management fees and would have changed incentive fees by approximately $65.0 million for the year ended December 31, 2006 and would have changed management fees by approximately $9.0 million for the three months ended March 31, 2007.

The valuation information presented in this prospectus has been prepared by management without the assistance of an independent valuation firm.

Significant judgment and estimation goes into the assumptions that drive our valuation methods and procedures and the actual values realized with respect to investments could be materially different from values obtained based on the use of those estimates. The valuation methodologies applied impact the reported value of investment company holdings in our historical combined financial statements.

Compensation Expense.    We are party to deferral agreements with certain of our funds pursuant to which a certain portion of incentive income is deferred and is generally indexed to the performance of our funds. We intend to amend these deferral arrangements and, as a result, no incentive income will be deferred in future periods.

Existing partners earn income derived from management fees and incentive income earned by us. The deferred amounts are subject to forfeiture during the deferral period and are paid to employees in equal installments on December 31 of the first and second anniversaries of the award along with the net return of a certain Och-Ziff fund. Compensation charges arising from these deferred income arrangements have been recognized over the service period. For employees, we have elected to economically hedge our exposure by investing the notional amount of the vesting awards in an Och-Ziff fund. Compensation payable includes fully vested amounts due to partners, excluding Daniel Och, under their agreements with us. Fully vested amounts in respect of Mr. Och are included in equity.

Income Taxes.    We have made no provision for U.S. federal income taxes in the accompanying combined financial statements as each entity in the Och-Ziff Operating Group is either a partnership or a limited liability company classified as a partnership that is not subject to federal income taxes.

However, certain entities in the Och-Ziff Operating Group are subject to the 4% City of New York UBT on their trade and business income activities conducted in New York City. Additionally, certain of our wholly owned subsidiaries are subject to income taxes in foreign jurisdictions.

Following the offering, the Och-Ziff Operating Group entities and subsidiaries will operate as Delaware limited partnerships for U.S. federal income tax purposes, and some income will continue to be subject to UBT in the City of New York. In addition, due to the addition to our structure of Och-Ziff Corp, a Delaware corporation, U.S. federal corporate-level income tax expense is expected to be incurred for taxable periods following this offering and, accordingly, we expect a higher effective income tax rate.

We use the asset and liability method of accounting for deferred income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Under SFAS 109, a valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized.

After completion of the Transactions, Och-Ziff Capital Management Group LLC, either directly or through its affiliates, will be subject to U.S. federal and state income tax on income allocated to it from the Och-Ziff Operating Group. Our carrying value of the Och-Ziff Operating Group will be higher for income tax purposes than for financial reporting purposes. The net deferred tax asset that will be recognized for this difference will be limited to the tax benefit expected to be realized in the foreseeable future. This benefit will be estimated based on a number of factors, with an important factor being the amount of unrealized gains in all of the net assets of the Och-Ziff Operating Group existing for tax purposes at the date of the Reorganization that are actually expected to be realized for tax purposes in the foreseeable future. If the unrealized gains at the date of this offering that will be realized in the future increase or decrease, deferred income tax expense or benefit will be recognized.

Contingencies.     From time to time, in the normal course of business, we may become involved in litigation and claims incidental to the conduct of our business. We are also subject, from time to time, to review, inquiries and investigation by regulatory agencies that have authority over our business. We may be subject to the possibility of losses from these various contingencies. Considerable judgment would be required to estimate the probability and amount of any loss from such contingencies. Under our accounting policy, an accrual is made when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. We would accrue a liability for the estimated costs of adjudication or settlement of asserted and unasserted claims existing as of the balance sheet date. We will disclose any asserted claims when it is at least reasonably possible that an asset had been impaired or a liability had been incurred as of the date of the financial statements and any unasserted claims when it is considered probable that a claim will be asserted and there is a reasonable possibility that the outcome will be unfavorable.

Recently Adopted Accounting Pronouncements

In September 2006, the Staff of the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our combined financial statements.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 permits an entity to recognize the benefits of uncertain tax positions only where the position is “more likely than not’’ to be sustained in the event of examination by tax authorities. The maximum tax benefit recognized is limited to the amount that is more than 50% likely to be realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on our combined financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS 155 provides, among other things, that (i) for embedded derivatives that would otherwise be required to be bifurcated from their host contracts and accounted for at fair value in accordance with SFAS 133, an entity may make an irrevocable election, on an instrument-by-instrument basis, to measure the hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings and (ii) concentrations of credit risk in the form of subordination are not considered embedded derivatives. SFAS 155 is effective for all financial instruments acquired, issued or subject to remeasurement after the beginning of an entity’s first fiscal year that begins September 15, 2006. The adoption of SFAS 155 did not have a material impact on our combined financial statements.

Future Adoption of New Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants issued Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 clarifies the definition of an investment company and whether the specialized accounting model of an investment company may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 will be effective for reporting periods beginning on or after December 15, 2007. We are currently evaluating the potential impact SOP 07-1 may have on our equity method investments in Och-Ziff funds that are no longer consolidated at the date of adoption and are not yet able to determine such impacts. If we do not, as a result of the adoption of SOP 07-1, retain investment company accounting for any or all Och-Ziff funds that continue to be consolidated at the date of adoption, we would not expect the impact of such change to be significant to our financial condition. We expect to complete our analysis in the fourth quarter of 2007. On October 17, 2007, the FASB agreed to issue an exposure draft that would indefinitely delay the effective date of SOP 07-1 until the FASB can reassess SOP 07-1’s provisions.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits an entity to elect to measure certain financial instruments and certain other items at fair value with changes in fair value recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the potential impact of the adoption of SFAS 159 on our combined financial statements and are not yet able to determine such impacts. The determination of whether we will elect the fair value option for certain assets and liabilities is largely dependent on the outcome of the adoption of SOP 07-1 and the composition of our balance sheets at the date of adoption. We expect to complete our analysis in the fourth quarter of 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. SFAS 157 is effective for reporting periods beginning after November 15, 2007. We are currently evaluating the potential impact of the adoption of SFAS 157 on our combined financial statements and are not yet able to determine such impacts. To the extent that changes are required in the methodology used to measure the fair values of investments in the Och-Ziff funds, such changes may have an impact on our management fees, incentive income, and carrying values of our investments in and deferred income receivable from the Och-Ziff funds, compensation payable and profit sharing payable, all of which are impacted by the fair values of such investments. We expect to complete our analysis in the fourth quarter of 2007.

Qualitative and Quantitative Disclosures about Market Risk

Our predominant exposure to market risk is related to our role as general partner or investment manager for Och-Ziff funds and managed accounts and the sensitivities to movements in the fair value of their investments which may adversely affect our management fee and incentive income.

Fair value of the financial assets and liabilities of the Och-Ziff funds and managed accounts may fluctuate in response to changes in the value of securities, foreign currency exchange rates, commodity prices and interest rates. The net effect of these fair value changes impacts the realized and unrealized gains and losses from investments and revenues in our combined statements of income. However, the majority of these fair value changes are absorbed by the non-controlling interest holders of the Och-Ziff funds. To the extent the Och-Ziff funds and managed accounts are not consolidated, our investment in the funds and managed accounts will continue to impact our net income in a similar way.

Impact on Management Fees

Our management fees are based on the net asset value of the Och-Ziff funds and managed accounts, as described in our combined financial statements. Management fees will change in proportion to changes in the market value of investments in the related Och-Ziff funds and managed accounts.

Impact on Incentive Income

Our incentive income is generally based on a percentage of profits of the various Och-Ziff funds and managed accounts. Our incentive income is determined by our assets under management and our funds’ performance, which are impacted by market factors. However, major factors that will influence the degree of impact include (i) the performance for each individual Och-Ziff fund or managed account in relation to how the investments therein are impacted by changes in the market and (ii) fund performance during the period of any loss carry forward or “high water mark.” Consequently, incentive income cannot be readily predicted or estimated.

Market Risk

Investments held as of September 30, 2007, including securities owned, securities sold not yet purchased and derivatives are reported at fair value. A 10% change in the fair value of the investments held by our funds as of September 30, 2007 would result in a change of approximately $3.0 billion in our assets under management, which would proportionately affect our management fee revenues and, to the extent such change was continuing as of the end of the fiscal year, could significantly affect our incentive income.

The following table illustrates the historical composite performance of the OZ Master Fund, Ltd. as compared to the total S&P 500 Index returns for the months in which the S&P 500 Index has declined in value as measured from the beginning of the month to the end of the month for the period from 1994 to September 2007, on a yearly basis. The comparison of S&P 500 Index performance relative to OZ Master Fund, Ltd. performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the OZ Master Fund, Ltd. has performed during periods of declines in the broader equity market. We believe that this comparison is illustrative of how we have positioned our portfolios to limit risk in down markets. Our risk controls principally consist of investment hedges, such as short sales and derivatives, designed to limit losses on individual positions and on a portfolio-wide basis. It should not be considered an indication of how OZ Master Fund, Ltd. will perform relative to the S&P 500 Index in the future. Furthermore, OZ Master Fund, Ltd. performance has frequently trailed that of the S&P 500 Index in similar periods of positive performance. Accordingly, the performance presentation found in the section titled “Business—Investment Performance” should be referred to when considering the overall performance of OZ Master Fund, Ltd. relative to the S&P 500 Index.

Year	Number of S&P 500 Negative Return Months	Total S&P 500 Returns During S&P 500 Negative Return Months	Total OZ Master Fund Returns During S&P 500 Negative Return Months
1994	3	(8.5)%	1.7%
1995	1	(0.4)%	0.1%
1996	2	(6.4)%	3.9%
1997	3	(13.1)%	4.0%
1998	3	(17.2)%	(2.7)%
1999	5	(11.8)%	6.2%
2000	8	(27.1)%	12.0%
2001	6	(33.2)%	0.4%
2002	8	(41.9)%	(5.0)%
2003	3	(5.2)%	4.6%
2004	3	(6.4)%	1.1%
2005	5	(8.7)%	0.7%
2006	1	(2.9)%	0.5%
2007	3	(6.7)%	1.0%

A significant decline in the S&P 500 Index may be caused by events affecting U.S. and/or global financial markets or such decline may have repercussions that affect financial markets in a manner that could significantly increase our potential exposure. Past performance is no guarantee of future results.

Performance for OZ Master Fund, Ltd. is provided for illustrative purposes because it includes every strategy and geography in which our funds invest and constitutes approximately 63% of our AUM as of September 30, 2007. Our other funds implement geographical or strategy focused investment programs. The performance metrics for our other funds vary from those of OZ Master Fund, Ltd. and such variance may be material.

OZ Master Fund, Ltd. returns represent a composite of the average annual return of the funds that comprise OZ Master Fund, Ltd. Returns are presented on a total return basis, net of all fees and expenses, and include the reinvestment of all dividends and income. You should not assume that there is any material overlap between those securities in the portfolio of OZ Master Fund, Ltd. and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index.

Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and includes the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw Hill, whose value is calculated as the free float weighted average of the share prices of 500 large cap corporations listed on the NYSE and Nasdaq.

Exchange Rate Risk

Our funds hold investments denominated in non-U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and foreign currency. As of September 30, 2007, if the U.S. dollar weakened by 10% against each of the non-U.S. currencies, the following would be the OZ Master Fund’s estimated movements in profits that would result from such currency movement:

Currency	Country, Currency Name	Exposure in U.S. Dollars	Change Resulting From 10% Decline in the U.S. Dollar
		(in thousands)
AUD	Australia, Dollar	38,184	3,818
BRL	Brazil, Real	1,675	168
CAD	Canada, Dollar	(993)	(99)
CHF	Switzerland, Franc	2,320	232
CNY	China, Yuan Renminbi	69,547	6,955
CZK	Czech Republic, Koruny	(218)	(22)
DKK	Denmark, Kroner	(1,303)	(130)
EUR	Euro Member Countries, Euro	58,286	5,829
GBP	United Kingdom, Pound	669	67
HKD	Hong Kong, Dollar	10,368	1,037
HRK	Croatia, Kuna	5	1
HUF	Hungary, Forint	199	20
ILS	Israel, New Shekel	5,863	586
INR	India, Rupee	11,456	1,146
JPY	Japan, Yen	19,601	1,960
KRW	South Korea, Won	(773)	(77)
MXN	Mexico, Peso	928	93
MYR	Malaysia, Ringgit	7,807	781
NOK	Norway, Krone	(660)	(66)
NZD	New Zealand, Dollar	(213)	(21)
PLN	Poland, Zlotych	1,605	161
SEK	Sweden, Kronor	632	63
SGD	Singapore, Dollar	18,537	1,854
THB	Thailand, Baht	(925)	(93)
TRY	Turkey, New Lira	(1,798)	(180)
TWD	Taiwan, New Dollar	31,722	3,172
ZAR	South Africa, Rand	(1,289)	(129)

We estimate that as of September 30, 2007, a 10% weakening or strengthening of the U.S. dollar against all or any combination of currencies to which our funds have exposure to exchange rates would not have a material effect on our revenues or net income.

The British Pound Sterling and the Euro are the currencies to which we are predominantly exposed to exchange rate risk. However, fluctuations in rates of exchange between the U.S. dollar and these foreign currencies would give rise to foreign currency transaction gains or losses that would not materially impact earnings or cash flow.

Interest Rate Risk

Our funds have financing arrangements and hold credit instruments which accrue interest at variable rates. Interest rate changes may therefore impact the amount of interest payments, future earnings and cash flows. The following table illustrates the OZ Master Fund’s composite return on a monthly basis for months in which the 10-year U.S. treasury yield increased 25 basis points or more from the beginning of the month to the end of the month since April 1994.

Occurrences of Monthly +25 bps or more Increase in 10 year Treasury Yields	Yield Change %	OZ Master Fund Return %
April 1994	0.30	3.35
September 1994	0.43	0.58
February 1996	0.52	1.11
April 1996	0.34	0.93
December 1996	0.38	4.38
March 1997	0.35	0.19
August 1997	0.33	2.32
February 1999	0.64	0.71
May 1999	0.27	1.95
April 2001	0.42	0.92
November 2001	0.52	0.34
December 2001	0.30	0.84
March 2002	0.52	1.07
October 2002	0.30	(0.73)
November 2002	0.31	2.49
July 2003	0.89	0.99
October 2003	0.36	2.91
April 2004	0.67	1.02
November 2004	0.33	2.35
July 2005	0.36	2.17
September 2005	0.31	(0.06)
March 2006	0.30	1.30
May 2007	0.27	2.40

In the event LIBOR (and rates directly or indirectly tied to LIBOR) were to increase by 10% over and above the LIBOR in effect as of September 30, 2007, based on our funds’ debt obligations as of September 30, 2007, we estimate that interest expense relating to variable rate debt obligations payable by the funds would increase by $7.4 million on an annual basis, while interest income generated by the funds would increase by approximately $5.8 million. The net effect of these changes would not result in a material change to our revenues or net income. However, a tightening of credit and an increase in prevailing interest rates could make it more difficult for us to raise capital and sustain our growth rate.

In addition, our new $750 million term loan bears interest at floating rates tied to LIBOR. For every increase or decrease of 10% in LIBOR, our annual interest expense under the term loan will increase or decrease by approximately $4.0 million.

Credit Risk

Credit risk is the risk that counterparties or debt issuers may fail to fulfill their obligations or that the collateral value may become inadequate to cover our exposure. We manage credit risk by monitoring the credit exposure to and the creditworthiness of counterparties, requiring additional collateral where appropriate, and using master netting agreements whenever possible. We have not experienced counterparty defaults.

INDUSTRY

Asset Management

The asset management business involves managing investments on behalf of third parties in exchange for contracted fees and other income. The industry manages trillions of dollars of assets, and can be broadly divided into two categories: traditional asset management and alternative asset management.

Traditional asset managers, such as large mutual fund and separate account managers, typically manage portfolios of actively traded equity, fixed income and/or derivative securities. The investment objectives of such portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. The investment strategies of traditional asset managers typically involve long-only portfolios. Such portfolios may include investment companies registered under the 1940 Act (such as mutual funds, closed-end funds or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are compensated, in general, on a monthly or quarterly basis, at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. Managers of such portfolios in the United States are typically registered with the SEC under the Advisers Act.

Alternative asset management, in general, involves a variety of investment strategies where the common element is the manager’s goal of delivering, within certain risk parameters, investment performance that is typically measured on an absolute return basis, meaning that performance is measured not by how well a fund performs relative to a benchmark index, but by how well the fund performs in absolute terms. Examples of alternative asset managers are managers of hedge and private equity funds. These managers typically manage pooled investment vehicles which are not subject to the investment limitations of traditional mutual funds and separate accounts. The investment vehicles managed by alternative asset managers may employ a wide variety of investment strategies. Alternative asset managers strive to produce investment returns that have a lower correlation to the broader market than do traditional asset management strategies. Such portfolios may include commingled funds organized as limited partnerships, separate accounts managed on behalf of individuals or institutions, investment companies registered under the 1940 Act (such as closed-end funds or business development companies), or other entities organized in foreign jurisdictions. Alternative investment funds are often exempt from registration with regulatory authorities. Advisers of such funds in the United States may or may not be registered with the SEC under the Advisers Act.

Investment vehicles employing alternative investment strategies are commonly referred to as hedge funds, among other things. Hedge funds are described in greater detail below, but the commonality across nearly all alternative asset management businesses is that compensation arrangements typically include a significant performance compensation (incentive income) component and that investor expectations are satisfied by the ability to deliver positive returns, rather than returns which are measured in relation to benchmark indices.

Based on their relative share of new investment flows, alternative asset managers have gained relative market share from traditional asset managers and are expected to continue to do so, as investors seek strategies that deliver diversification to improve the risk-adjusted return of their portfolios. According to McKinsey & Company, the percentage of net new investment flows into alternative asset classes grew from 7% to 22% between 2001 and 2005.

Hedge Funds

The term “hedge funds” generally refers to privately held and unregistered collective investment vehicles. Because they are not subject to the investment limitations imposed by the 1940 Act, hedge funds differ from traditional investment vehicles, such as mutual funds, by the strategies they employ and the asset classes in which they invest. Asset classes in which hedge funds may invest are very broad and include liquid and illiquid securities, derivative instruments, asset-backed securities and a variety of other non-traditional assets, such as distressed securities and infrastructure investments. Hedge funds also employ a variety of strategies that may include short selling, equity long-short convertible arbitrage, fixed income arbitrage, merger arbitrage, global macro and other quantitative strategies. Such strategies may employ use of leverage, hedges, swaps and other derivative instruments, among others.

Hedge funds are typically structured as limited partnerships or offshore limited liability companies. Alternative asset managers may be required to register as investment advisers under the federal securities laws. Alternative asset managers typically earn (i) management fees based on the net asset value of the investment vehicles and accounts they manage and (ii) incentive income based on the performance of such investment vehicles and accounts (i.e., the net realized and unrealized gains in the portfolio). There may be, however, some limitations to this compensation. Some hedge funds set a “hurdle rate,” under which the fund manager does not earn incentive income until the portfolio’s performance exceeds a benchmark rate. Another feature common to hedge funds is the “high water mark,” under which a fund manager does not earn incentive income until the net asset value exceeds the historical value on which incentive income was last paid. Alternative asset managers typically commit a portion of their own capital to the funds they manage. Typical investors in hedge funds are institutions, such as endowments, pension and profit sharing plans, corporations or other business entities and high net worth individuals. Investors in hedge funds can invest and withdraw funds periodically in accordance with the terms of the funds in which they invest.

According to Hedge Fund Research, as of December 31, 2006, there were 9,462 hedge funds in existence globally, spanning a range of target risk-return profiles. Global assets under management in the hedge fund industry, as reported by HFR Industry Reports, have grown by approximately 25% annually since 1990 to exceed $1.4 trillion at December 31, 2006. Net inflows in 2006 increased to a record high of $126 billion, as compared to $47 billion in 2005.

Industry Trends

Increased Institutional Investor Allocations

The increasing demand for hedge fund products by institutional investors is one of the main drivers of the hedge fund industry’s growth. According to McKinsey & Company, institutional investors accounted for approximately 40% to 50% of all new flows into hedge funds in 2006. Higher institutional demand is driven by several factors, including the pursuit of higher returns compared to those generated by traditional equity and fixed income strategies, the desire to diversify investment portfolios by investing in assets with low correlation to traditional asset classes, and an increased level of comfort with hedge fund investments as the industry continues to mature.

Historical Hedge Fund AUM and Net Asset Flows

(dollars in billions)

Source: HFR Industry Reports © HFR Inc. 2007

Despite the rapid expansion in institutional inflows, alternative investment strategies still account for a relatively small portion of all institutional assets, signifying potential opportunity for continued growth. The increased role of institutional investors has resulted in a greater focus on risk management and investment operations throughout the industry.

Growing Diversification of Investment Strategies and Product Innovation

Alternative asset managers are expanding their investment products in an effort to take advantage of attractive investment opportunities, provide more choices and attract more capital from investors. Hedge funds are increasing their investment product offerings, for example, by expanding the number of single strategy funds offered and creating multi-strategy vehicles to provide additional diversification to investors. Areas of expansion include financial and non-financial markets, commodities, energy trading, real estate and private convertibles, as well as emerging markets including Latin America and Asia. Hedge funds are also beginning to play a more aggressive role in shaping mergers and acquisitions, as both private equity investors and lenders.

Growth of Larger Funds

Institutional investors are attracted to larger funds with well established track records, systems, operations and advanced risk management capabilities. Managers of larger funds typically manage multiple funds with various strategies and, in the case of hedge funds, may have the ability to allocate capital among strategies in a dynamic fashion based on market conditions. As a result, the number of larger funds in both the private equity and hedge fund sectors has increased in recent years.

Increased Sector Scrutiny

The institutionalization of the alternative asset management industry is pressuring alternative asset managers to develop more robust infrastructures, as large institutional investors require greater transparency and robust risk management systems. In addition, as the investor base of alternative asset managers continues to expand, there is increased regulatory attention on the sector. As regulatory scrutiny of the hedge fund industry intensifies, large asset managers may have a competitive advantage as they have greater resources at their disposal to develop the compliance structures and technologies that may become necessary or desirable to comply with future regulatory requirements.

Expanded Sources of Capital

Alternative asset managers have recently expanded their sources of assets under management through permanent-capital vehicles. “Permanent capital,” meaning capital that investors do not have the right to redeem from the fund, allows asset managers to engage in longer term investment strategies and to quickly target attractive investment opportunities without regard to investor liquidity demands. Permanent capital can be obtained through a variety of means, including through term commitments with counterparties and longer-term financing structures. Permanent-capital vehicles make alternative asset management services available to many investors who might not have access to the traditional alternative asset fund-raising process. Alternative asset managers are also increasingly using debt both to leverage fund investments and to finance management operations.

BUSINESS

Overview

We are a leading international, institutional alternative asset management firm and one of the largest alternative asset managers in the world, with approximately $30.1 billion of assets under management for over 700 fund investors as of September 30, 2007. We have a strong track record spanning over 13 years, which we believe places us among the longest standing alternative asset managers globally.

We were founded in 1994 by Daniel Och, together with the Ziffs, with the goal of building an enduring, world class investment management business. Prior to founding our company, Mr. Och spent over 11 years at Goldman, Sachs & Co. Mr. Och instilled the team-based culture he experienced at Goldman Sachs into our firm, and this approach has helped us become a leader in the alternative asset management industry. Today, we have over 350 personnel, with over 135 investment professionals, including 18 partners. We have been a leader in international expansion in our industry with our headquarters in New York and offices in London, Hong Kong, Tokyo and Bangalore and Beijing.

Our funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a focus on risk management and capital preservation. Our diversified, multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, private equity and real estate. We base our investment decisions on detailed, research-based analysis and thorough due diligence. Our investment philosophy focuses on opportunities for long-term value. Our investment processes are designed to incorporate risk management into every investment decision: our portfolio managers meet with our analysts daily to review the risks related to their positions and the inherent risks associated with these positions, and we have a risk management committee that conducts regular oversight of portfolio risk. Risk management has been a core foundation of our business since inception and remains a critical part of our investment process today.

We manage and operate our business with a global perspective, looking to take advantage of investment opportunities wherever they arise. We have been among the pioneers in building out a global alternative investment platform, enabling our teams in the United States, Europe and Asia to share ideas and analysis across geographic regions and investment strategies. Our London office houses our European investment capabilities, including approximately 55 professionals managing approximately $9 billion of assets. Over the past five years, we have established far-reaching investment capabilities in Asia, with approximately 40 professionals managing more than $5 billion of assets out of our offices in Hong Kong, Tokyo, Bangalore and Beijing.

We believe our deeply embedded, team-based culture differentiates us from our competitors. We currently have 18 partners and 27 managing directors, all of whom derive virtually all of their income payments from participation in the profits of our entire business. Traders and analysts do not receive payouts or compensation directly based on the performance of their particular strategies or investments. Our compensation system helps minimize the potential for asymmetric risk profiles between fund investors and our partners and employees and fosters a strong culture of internal cooperation and sharing of ideas.

All of our professional employees have the opportunity to eventually become managing directors and partners, providing a compelling incentive and retention mechanism. Furthermore, given our growth and geographic expansion, employees have a unique opportunity to play important roles in helping us build our business. We have historically experienced very little employee turnover, and believe that, as a result of this culture, we have been particularly successful in attracting and retaining some of the leading investment and business talent in the industry.

Our operations, including our growth and expansion, have been financed primarily from cash flows generated by our operations. Our primary sources of revenues are management fees and incentive income. Management fees are based on assets under management. Incentive income, which is primarily earned on an annual basis, is based on realized and unrealized gains generated by the funds that we manage. Accordingly, for any given fiscal period our revenues will be heavily influenced by the combination of assets under management and the investment performance of our funds. The investment performance of our funds is pivotal to the long-term success of our business. To increase assets under management our funds must attract new investment capital, realize gains that they can reinvest and maintain low redemption rates, all of which are dependent upon the performance of our funds.

The long-term interests of our fund investors have always been, and will always be, of paramount importance and have driven, and will continue to drive, our growth strategy. This growth has been based on building and expanding investment platforms and geographic capabilities to enable us to provide the best possible investment services to our fund investors. This philosophy is consistent with our principal focus on attracting and retaining the best investment talent in the world. Our ability to offer growth and internal promotion opportunities to our investment professionals is an important component of our success.

Our assets under management have grown from approximately $5.8 billion as of December 31, 2002 to approximately $30.1 billion as of September 30, 2007, representing a 41% compound annual growth rate. We have continued to expand internationally, and today invest more than 50% of our AUM in foreign markets. We take a measured approach to growth, accepting new investor capital commensurate with investment opportunities and our goal of delivering positive, risk-adjusted returns. We believe that our strong investment performance, disciplined risk management and the ongoing expansion of our international investment platform and products will provide the basis for continuing growth in the future.

Our Total Historical AUM(1)

(dollars in billions)

(1)	Includes Deferred Balances and investments in our funds by us, our partners and certain other affiliated parties on which we have not charged management fees or received incentive income. As of September 30, 2007, our AUM relating to these amounts was approximately $1.9 billion, or 6.3%, of our AUM. We will charge management fees and receive incentive income on investments made by our partners (but not by us or the other affiliated parties) in our funds on and after the closing date of this offering other than in respect of investments made with Deferred Income Distributions and Investment Distributions.

Our Fund Investors

As of September 30, 2007, we managed approximately $30.1 billion of alternative assets for more than 700 fund investors across our global, multi-strategy investment funds and separate accounts.

We have developed strong, long-term relationships with a highly diversified, sophisticated investor base largely consisting of institutional investors such as funds of funds, endowments, and pension funds. As of September 30, 2007, no single investor accounted for more than 4% of assets under management, and the top five fund investors accounted for approximately 12% of assets under management.

Our Growth Strategy

Our principal focus is to create long-term value for our fund investors, primarily by generating positive, risk-adjusted returns for our growing base of investors. We believe this philosophy will benefit our public shareholders over time. To do so, we continually seek to broaden our investment platform and capabilities by exploring and identifying new investment strategies and opportunities. We believe our history of success, reputation and team-focused, incentive-driven culture will help us continue to hire, cultivate and retain high-quality investment and business talent around the world. As we continue to grow and broaden our platform and investor base, we believe we will have opportunities to increase our assets under management and related earnings commensurately.

The specific components of our growth strategy are as follows:

Continue to Deliver Positive, Risk-Adjusted Returns.    Over our 13-year history, we have continually developed and refined our investment capabilities and processes, focusing on achieving positive, risk-adjusted returns for investors in our funds. We maintain a highly diversified portfolio, while retaining a great degree of flexibility in allocating our investments across particular investment strategies and geographic regions. We pride ourselves on our ability to recognize investment opportunities and dynamically deploy capital in a manner designed to maximize long-term value. This investment process includes a highly disciplined risk-management element, as we strongly believe our continued success and future growth depend upon our ability to understand, monitor and manage risks relating to each investment and our overall portfolio. We believe that our fundamental research-driven analysis, diversified and dynamic investment process, and highly disciplined risk management processes will provide opportunities for us to continue to deliver positive, risk-adjusted returns to our growing investor base.

Continue to Broaden Our Leading Global Alternative Investment Platform.    We believe we have been a leader in establishing global investment capabilities in local markets outside of the United States, as evidenced by our activities in Europe and Asia. As capital markets develop and opportunities arise around the world, we expect to continue to open new offices and develop local teams to take advantage of those opportunities. We are currently pursuing such growth opportunities, including the opening of our Beijing office this year.

We believe that we have been a leader in expanding into new business lines. During the past three years, we have invested significant capital in private equity investments, developed a platform to invest in global energy (including alternative energy and renewable resources), developed a carbon trading platform, formed an emerging markets investment platform, and created a capital structure arbitrage business. Each of our 18 existing partners will invest 100% of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds as investment capital to enable it to grow in several new areas.

Pursue New Investment Strategies.    Our investment teams are focused on identifying new, complementary investment strategies and opportunities across the globe. To maximize our flexibility, we manage our investment capital such that we are poised to pursue investment opportunities as they arise, whether due to specific corporate events or general market or economic changes or trends. We seek to diversify our investment platform and capabilities to better identify investment opportunities in existing and new geographies, strategies and asset classes.

Develop New Products.    We seek to develop and broaden our investment strategies and capabilities in areas around the world. Certain of these investment strategies have potential for separate product offerings of their own. We launch new products only after a thorough vetting process based upon our internal capabilities and risk assessments, providing our funds with further opportunities to deploy capital and enabling us to diversify our product offerings and sources of revenue.

Continue to Broaden Our Investor Base.    Our investor base and related assets under management have grown significantly as we have continued to expand our capabilities and deliver positive, risk-adjusted returns. Many institutional investors have allocated significant amounts of capital to our multi-strategy and other product offerings, motivated, we believe, by our diversified, international risk-managed investment discipline and well-developed infrastructure and business management. We intend to continue to attract new capital, while striving to continue to deliver positive, risk-adjusted returns. To support these goals, our investment management, business management and operations teams work seamlessly together to refine and expand our investment capabilities and infrastructure.

Develop New Distribution Channels.    As we expand our investment platform, we believe our reputation and market position will attract new investors in developing global markets. Furthermore, new distribution channels for alternative asset management products are opening, and we believe we are well positioned to take advantage of these opportunities.

Our Competitive Strengths

We are a leading international, multi-strategy alternative asset management firm. We believe our history of success is due to our competitive strengths in the following areas:

Leading Institutional Alternative Asset Management Firm.     Alternative asset management is currently the fastest growing segment of the asset management industry, and hedge funds have experienced explosive growth within this segment, as described further under “Industry.” We are one of the leading alternative asset managers in the world and have become a widely respected brand name in the industry. Our success and reputation have enabled us to attract and retain highly talented investment professionals around the globe. Furthermore, our assets under management have grown from approximately $5.8 billion as of December 31, 2002, to approximately $30.1 billion as of September 30, 2007, representing a 41% compound annual growth rate. We believe that the strength and breadth of our franchise, supported by our people, investment approach and track record of success, provide a distinct advantage for raising capital, attracting and retaining talent, generating investment opportunities and maximizing long-term value for our shareholders.

Diversified, Global Alternative Investment Platform.    During our 13-year history, we have grown by launching new funds that complement our existing strategies and capitalizing on opportunities to deploy our financial and intellectual capital. We have invested broadly in multiple geographic markets to enhance our access to global opportunities, expanding from our headquarters in New York to offices in London, Tokyo, Hong Kong and Bangalore, and we opened an office in Beijing in August of this year. We have also launched new funds that complement our existing strategies. We believe that there is significant potential for us to continue to develop our investment strategies in additional markets and that our ability to identify and quickly respond to opportunities to enter new growth areas is a key competitive advantage. A principal purpose of this offering is to establish and grow these investment platforms.

Our Culture.    Although we are a global firm, we share a common team-based, forward-thinking and dynamic culture. Our team-based culture is deeply embedded and emphasizes the success of our company as a whole, enforced by our company-wide compensation structure. Compensation for managing directors and discretionary income allocations to partners are based primarily on total firm profitability, and no individual or team receives payouts tied solely to the performance of their specific strategies or investments.

This unique culture differentiates us from many of our competitors and has helped us attract and retain highly talented, results-driven people. We seek to provide our investment professionals with meaningful career opportunities and responsibility within our company. We have a record of promoting a significant number of our investment professionals to the positions of managing director and then partner. Although employment opportunities throughout the alternative asset management industry have grown dramatically in recent years, we have been successful in attracting and retaining talented and experienced investment professionals. Furthermore, we recognize that our reputation is of paramount importance to our continued success, and as such our leadership and culture demand that we act with the highest integrity in all that we do. We believe this unique culture is a key differentiator of our company and has helped us attract and retain highly talented, results-driven people.

Experienced Global Investment Team.    We have a team of over 135 investment professionals, led by Daniel Och, David Windreich, Michael Cohen, Zoltan Varga and Harold Kelly, each of whom has been with our company for at least nine years. Our investment team, working from our offices in areas around the world, helps us to quickly identify new and diverse trading strategies and investment opportunities on a global basis. Building on their many years of industry experience, the team provides a deep knowledge of the global capital markets and has developed long-term relationships with financial leaders and businesses in the asset management industry which are critical to the success of our company. The following table sets forth certain information regarding our 18 executive managing directors (“EMDs”) and 27 managing directors at the Och-Ziff Operating Group. These titles at the Och-Ziff Operating Group do not imply that these individuals are directors or officers of Och-Ziff Capital Management Group LLC. Please refer to “Management” for information regarding the directors and executive officers of Och-Ziff Capital Management Group LLC.

Daniel Och

Executive Managing Director and Chief Executive Officer

Research-Driven Investment Process.    Over our 13-year history, we have developed and refined a rigorous, research-driven investment process based on extensive qualitative and quantitative analysis. Our technical expertise and practical experience in markets enable us to monitor and manage risk, as well as understand how we can and do produce returns. We generally make investments where our analytical processes lead us to believe we have expertise and a competitive advantage, and then only in positions for which we believe the related risks are reasonable and manageable.

Record of Positive, Risk-Adjusted Returns.    We believe that our investment professionals have an exceptional record of generating positive, risk-adjusted returns, consistent with our funds’ investment objectives. We believe that our investment track record across a broad and expanding range of alternative asset classes and through varying economic conditions and market cycles is a key driver of our success.

Risk Management Expertise.    Risk management is a core element of our investment philosophy and process, and plays a crucial role in the strategy and operation of our business. Our risk management process is implemented at both the individual position and total portfolio levels and our Chief Executive Officer is responsible for managing overall portfolio risk. We regularly evaluate all investments and strategies in light of our risk tolerances using a myriad of detailed analytical tests including active management of market, counterparty, operational, geopolitical and other related risks. Along with our risk management committee and staff, all of our investment professionals, including analysts and portfolio managers, managing directors and partners, are versed in and effectuate our risk assessment and management processes. In addition, our internal legal, tax and accounting teams work with our trading and investing professionals where expert knowledge can provide a competitive advantage and help us further understand and manage investment risk.

Our Record of Growth.    We were established in 1994 with one professional located in an office in New York. Over time, we have grown our company with the goal of creating an enduring business. We have continued to expand internationally, and we believe that our international platform is among the strongest in our industry. At present, more than 50% of our AUM is invested outside of the United States and this continued focus on international investing remains an important part of our growth strategy. Our growth milestones include:

•	Establishing an international presence by opening offices in the following locations:

•	London in December 1998;

•	Hong Kong in December 2001;

•	Bangalore in August 2005;

•	Tokyo in December 2006; and

•	Beijing in August 2007;

•	Enhancing our product offerings to include:

•	our flagship global, multi-strategy fund, first offered to investors in January 1998;

•	a dedicated European multi-strategy fund in April 2000;

•	a capital structure arbitrage fund in October 2004;

•	a dedicated Asian multi-strategy fund in February 2005; and

•	a dedicated global private investments fund in November 2005.

This growth has been systematic and methodical. We strive to build investment management platforms that allow us to more effectively invest our investors’ capital. We have developed several new investment platforms, including Latin America, Central Europe, South Africa, Indian real estate, energy, alternative energy and others. In order to provide additional capital to expand our business, each of our existing partners will invest all of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds to grow these platforms, as described below.

Alignment of Interests.    One of our fundamental philosophies is to align our interests with those of our investors. As such, we encourage our partners and qualified employees to invest in our own products. Furthermore, each of our existing partners will invest all of his after-tax proceeds received in connection with this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds. These investments may be transferred to other Och-Ziff funds or new opportunities, but will otherwise not be redeemable by them for a period of five years following this offering without the approval of the general partner or Board of Directors of such funds, as applicable. In addition, we intend to grant 14,761,905 Class A restricted share units to all of our managing directors and other employees at the time of this offering, which will vest over a four-year period. Our partners will not receive such awards. Equity in our business held by our partners will be subject to vesting, minimum retained ownership requirements and transfer restrictions as described under “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” and “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Vesting; Forfeiture.”

Diverse Investor Base.    Our funds have a diverse and sophisticated investor base consisting of more than 700 fund investors, including many of the largest pension funds, university endowments,

and financial institutions. Over our 13-year history we have developed long-standing relationships with many of the world’s leading investors. Many of our investors are invested in multiple Och-Ziff funds and have invested in our new funds at their launch dates. Furthermore, no single investor in our funds accounts for more than 4% of our assets under management as of September 30, 2007. Since the launch of our initial strategy, we have provided investors with increasingly diversified investment products and positive, risk-adjusted returns. Most of our investors have remained loyal through economic and market cycles, and the majority of investors who invested in one or more of our funds five years ago are still with us today. Many of our investors invest in more than one of our funds and a significant portion of the capital we have raised to seed new funds has come from existing investors. We believe that our deep investor relationships, founded on our premier brand name, solid performance, disciplined and prudent management of our investors’ capital and emphasis on clear, responsive investor communication, provide us with a competitive advantage as we seek to grow our existing businesses and launch new businesses.

Sources of Liquidity.    We believe the use of leverage in our funds’ investments has been conservative. For this reason, we have been able to secure access to pools of capital at fixed terms over several years. We may increase our use of leverage in the future in a manner that is consistent with our growth strategy and investment and risk management processes. Additionally, we have established long-term, committed debt facilities for our funds and have other commitments from lenders in place, which provide our funds with substantial additional liquidity and allow them to take advantage of opportunities within the marketplace. Most capital contributions from our fund investors are subject to lock-ups, and although our funds have not experienced any major outflows of capital, we closely measure and balance investors and financing with investment liquidity.

Investment Performance

We believe one of the principal drivers of our growth in assets under management has been the investment performance of our funds. We believe our record of generating positive, risk-adjusted returns is particularly important to existing and potential investors in our funds. Investor perceptions of alternative asset manager performance are driven not by how well a fund performs relative to a benchmark index, but by how well the fund performs in absolute terms.

In considering the performance information contained in this prospectus, prospective Class A shareholders should bear in mind that such performance information (including that reflected in the following tables) is not indicative of the possible performance of our Class A shares. An investment in our Class A shares is not an investment in any of the Och-Ziff funds. Moreover, most of our funds will not be consolidated in our financial statements for periods following June 30, 2007 as a result of the deconsolidation of most of our funds as of June 30, 2007. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The performance reflected in the following table is also not necessarily indicative of the future results of any of our funds. There can be no assurance that any Och-Ziff fund will continue to achieve comparable results.

The historical and potential future returns of the funds we manage are not directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A shares. However, poor performance of the funds that we manage would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and, likely, returns on an investment in our Class A shares.

Moreover, with respect to the historical returns of our funds, our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, and the rates of return reflect our historical cost structure, which may vary in the future due to factors beyond our control, including changes in law. See “Risk Factors—Risks Related to Our Funds—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.”

The following table sets forth, as of September 30, 2007, the assets under management and performance of our investment strategies since inception:

Fund	Fund Inception	Strategy Inception(1)	AUM (billions)(2)	Net Annualized Return Since Strategy Inception(3)(4)
OZ Master Fund, Ltd.(5)	December 1997	April 1994	$19.0	16.6%
OZ Europe Master Fund, Ltd.(6)	April 2000	January 1999	$6.1	16.3%
OZ Asia Master Fund, Ltd.(7)	February 2005	June 2001	$3.4	14.1%
Och-Ziff Capital Structure Arbitrage Master Fund, Ltd.(8)	October 2004	October 2003	$0.1	8.1%
OZ Global Special Investments Master Fund, L.P.	November 2005	November 2005	$0.4	13.0%

(1)	The performance of OZ Europe Master Fund, Ltd., OZ Asia Master Fund, Ltd. and Och-Ziff Capital Structure Arbitrage Master Fund, Ltd. presented in this table includes performance data for the investment strategy employed by each fund for periods prior to such fund’s inception, as described in footnotes 5, 6 and 7 to this table.
(2)	AUM presented in this table does not include assets under management with respect to our real estate business or the separate accounts we manage on behalf of certain institutions, which as of September 30, 2007 was approximately $1.2 billion.
(3)	Net Annualized Return Since Strategy Inception reflects a composite of the average annual return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund, and includes the reinvestment of all dividends and income. Net Annualized Return includes gains and losses attributable to certain private equity and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.
(4)	Performance for all of our funds has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of the applicable master fund, except that from April 1994 through December 1997, performance for OZ Master Fund Ltd. (and its predecessor) was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis.
(5)	OZ Master Fund, Ltd. performance includes the actual total return for the partial year beginning in April 1994. For the period from April 1994 through December 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of OZ Master Fund, Ltd.
(6)	OZ Europe Master Fund, Ltd. performance for the period from January 1999 through March 2000 represents the performance of the portion of OZ Master Fund, Ltd. that was invested in the European merger arbitrage strategy. Performance for the period since April 2000 represents the broader investment program of the OZ Europe Master Fund, Ltd.
(7)	OZ Asia Master Fund, Ltd. performance for the period from June 2001 through January 2005 represents the performance of the portion of OZ Master Fund, Ltd. that was invested in the Asian strategy. Performance for the period since February 2005 represents the broader investment program of the OZ Asia Master Fund, Ltd.
(8)	Och-Ziff Capital Structure Arbitrage Master Fund, Ltd. performance for the period from October 2003 to September 2004 represents that portion of OZ Master Fund, Ltd. and OZ Europe Master Fund, Ltd. that was invested in the capital structure arbitrage strategy. Performance for the period since October 2004 represents the broader investment program of Och-Ziff Capital Structure Arbitrage Master Fund, L.P.

The following table sets forth, as of September 30, 2007, the performance, volatility, Sharpe Ratio and correlation to the S&P 500 Index of our flagship global multi-strategy fund, OZ Master Fund, Ltd. Performance for OZ Master Fund, Ltd. is provided for illustrative purposes only. OZ Master Fund, Ltd. includes every strategy and geography in which our funds invest and constitutes approximately 63% of our AUM as of September 30, 2007. Our other funds implement geographical or strategy focused investment programs. The performance metrics for our other funds vary from those of OZ Master Fund, Ltd. Such variance may be material. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the prior table in this section for information regarding the performance of our other funds.

	1 Year	3 Years	5 Years	Strategy Inception
Net Annualized Return(1)
OZ Master Fund, Ltd.(2)	13.4%	12.5%	13.9%	16.6%
S&P 500 Index(3)	16.4%	13.1%	15.5%	11.5%
Correlation of OZ Master Fund, Ltd. to S&P 500 Index(4)	0.53	0.60	0.42	0.45

Volatility
Master Fund Standard Deviation (Annualized)(5)	3.4	3.0	3.4	5.0
S&P 500 Index Standard Deviation (Annualized)(5)	8.3	7.5	9.7	14.0

Sharpe Ratio(6)
Master Fund	2.27	2.64	3.14	2.43
S&P 500 Index	1.31	1.14	1.26	0.50

(1)	Net Annualized Return represents a composite of the average annual return of the feeder funds that comprise OZ Master Fund, Ltd. Net Annualized Return is presented on a total return basis, net of all fees and expenses, and includes the reinvestment of all dividends and income.
(2)	Performance from inception includes actual total return for the partial year beginning in April 1994. For the period from April 1994 through December 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of OZ Master Fund, Ltd. In addition, during this period performance was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis. Starting from January 1998, performance has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of OZ Master Fund, Ltd.
(3)	The returns of the S&P 500 Index are presented for the limited purpose of providing a comparison to the broader equity market. You should not assume that there is any material overlap between those securities in the portfolio of OZ Master Fund, Ltd. and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, and its value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq.
(4)	Correlation to the returns of the S&P 500 Index represents a statistical measure of the degree to which the return of one portfolio is correlated to the return of another. It is expressed as a factor that ranges from -1.0 (perfectly inversely correlated) to +1.0 (perfectly positively correlated).
(5)	Standard deviation is a statistical measure of the degree to which an individual value in a distribution tends to vary from the mean of the distribution.
(6)	Sharpe Ratio represents a measure of investment returns as adjusted for risk. The Sharpe Ratio is calculated by subtracting a “risk-free” rate from the composite returns, and dividing that amount by the standard deviation of the returns. A higher Sharpe Ratio indicates a portfolio which generates a return that is higher than would be expected for the level of risk in the portfolio as compared to the risk-free rate. The risk-free rate used is three-month LIBOR.

Our Funds and Fund Strategies

Our funds are typically organized using a “master-feeder” structure. This structure is commonly used in the hedge fund industry and calls for the establishment of one or more U.S. or non-U.S. “feeder” funds, which are separate legal entities and have different structures and operations designed for distinct groups of investors. These feeder funds hold direct or indirect interests in a “master” fund that is the primary investment vehicle for its feeder funds. Fund investors, including our partners, managing directors and other employees, invest directly into feeder funds. Unlike certain other hedge funds and private equity funds in which investors make capital commitments which are funded over a period of time, our fund investors generally fund their investment in a single lump-sum payment made at the outset of their investment. Our partners, managing directors and other employees fund their investments through the use of their own capital. We have established five master funds, four of which are focused on a specific investment strategy or geographic region. Our flagship fund, OZ Master Fund, Ltd., is a global multi-strategy fund that participates in all of our investment strategies. These master funds are managed by the Och-Ziff Operating Group. Management fees and incentive income are received from the feeder funds (or intermediate funds through which the feeder funds hold their interests in the master funds) and economically borne by unaffiliated investors in the feeder funds and will also be economically borne by our partners (but not by us or the other affiliated investors) in respect of investments made by them on and after the closing date of this offering (other than in respect of investments made with Deferred Income Distributions and Investment Distributions). Any of our existing or future funds may invest using any alternative structure that is deemed useful or appropriate by our subsidiaries, acting as the manager of such funds.

We have entered into agreements with each of our funds pursuant to which one or more of the Och-Ziff Operating Group entities act as general partner or investment manager of each fund. Our management and other offering and formation documents of our funds are substantially similar in form. The following describes the material economic terms of the applicable agreements. Investors are able to invest in our funds as frequently as monthly. Management fees from our funds range from 1.5% to 2.5% annually of the fund’s assets under management. In addition, we earn incentive income generally consisting of 20% of a fund’s profits attributable to each investor, both realized and unrealized, calculated based on the fair value of the fund’s assets attributable to such investor and excluding unrealized profits on certain illiquid investments. Incentive income is only earned if the profits attributable to an investor exceed losses, if any, attributable to such investor during the prior year, which we refer to as a “high water mark.” Management fees are generally paid to us on a quarterly basis, in advance, based on the applicable fund’s net asset value at the beginning of the quarter. Incentive income is calculated and distributed to us annually based on the fund’s performance during the period, other than incentive income earned as a result of fund investor redemption events during interim periods. Investors are initially subject to a lock-up of one to three years (with all investors in our flagship fund, OZ Master Fund, Ltd., subject to a two-year lock-up), with annual or quarterly liquidity opportunities thereafter, and have the right to redeem their interest in a fund in accordance with the terms of the fund’s organizational documents, which may include the right to redeem during the lock-up period if a fee is paid to the fund. Accordingly, each fund’s assets under management will increase or decrease, period over period, without regard to the fund’s performance, depending on the amount of investor contributions to the fund relative to the amount of investor redemptions. As of September 30, 2007, approximately 6.3% of our assets under management represent investments by us, our partners and certain other affiliated parties in our funds, and Deferred Balances payable by our funds to OZ Management. We have not charged management fees and incentive income on investments made by us, our partners and such other affiliated parties. After this offering, we will charge management fees and receive incentive income on certain investments made by our partners (but not by us or such other affiliated parties) in our funds on and after the closing date of this offering. Our agreements with our funds also provide that we will not be liable to our funds or fund investors for actions taken with respect to the funds, provided that we reasonably believed such course of action to be in the best interests of the fund and that the action did not result from our negligence or dishonesty. Additionally, such agreements provide that our funds will indemnify us for any losses and expenses suffered in connection with our management of the funds, provided that such loss or expense did not result from our negligence or dishonesty.

Fund Investment Strategies

We have established global investment strategies pursuant to which we seek to achieve consistent, positive returns that are non-correlated with any benchmark indices. We opportunistically determine portfolio composition and do not have any predetermined commitment to any given investment discipline or geography, valuing flexibility in our investment approach. The main strategies we currently employ on a global basis include:

•	Merger arbitrage, which generally entails multiple investments in entities contemplating a merger or similar business combination with the goal of realizing a profit from pricing discrepancies;

•

Convertible arbitrage, which generally entails investments in convertible securities to take advantage of price discrepancies between the convertible security and the underlying equity security or investments at multiple levels of an entity’s capital structure to take advantage of valuation or other pricing discrepancies;

•	Equity restructuring, seeking to realize a profit from other specific corporate events such as spin-offs and recapitalizations;

•	Credit and distressed credit investments, which involves high-yield debt investments at a favorable price in distressed businesses;

•

Private equity, which includes leveraged buyouts and other public-to-private transactions, asset-backed investments, investments in infrastructure projects and assets, and other special situations; and

•	Real estate, which includes investments in real property, multi-property portfolios, real estate related joint ventures, real estate operating companies and other real estate related assets.

Across our strategies, our investment philosophy is based on a research-driven investment process involving extensive qualitative and quantitative analysis, allowing us to capitalize on a wide variety of opportunities. This dynamic investment philosophy incorporates our international relationships and expertise across capital structures, industries and geographies and benefits from our dedicated and experienced industry specialist and private equity teams operating out of New York, London, Hong Kong, Tokyo, Bangalore and Beijing.

Capital is allocated among the strategies on an opportunistic basis, meaning that we retain flexibility to invest in what we deem to be the most attractive opportunities at a given time, within the bounds of our overall diversification philosophy and risk assessment. In all of our strategies, our investment approach is defined by certain common elements:

•	Disciplined investment process. Each of our strategies is focused on fundamental research to understand the relationship between profit potential and risk.

•	Active management. We take an active, hands-on approach to identifying and managing our investments, using strong in-house investment and risk control teams.

•

Focus on fundamentals.    We approach investments in each of our strategies by focusing on the fundamental drivers of potential investment risk and return. We employ a disciplined investment process to evaluate the risk-adjusted return on capital from both new and incremental investments.

•

Preservation of capital.    We believe that minimizing the risk of loss on investments is a critical step to delivering attractive returns to investors. Accordingly, we focus on ways to minimize downside risk in each of our strategies. We use sophisticated risk analysis and active portfolio management in an effort to limit our funds’ exposure to market and other risks across all of our strategies.

•

Synergies among our strategies.    We believe the consistent interaction among the professionals across our strategies allows us to capitalize on attractive investment opportunities wherever they arise. Our funds invest across a broad range of asset types and geographies, which enables us to develop investment themes and perspectives ranging from broad macro analysis to deep sector and company-specific knowledge. The personnel implementing our various strategies have broad-ranging skill sets, with expertise specific to each strategy. By managing our company openly, we are able to share information, expertise and investment and risk analysis methodologies across our strategies.

Risk Management Principles and Practices

Our risk management principles and practices are a key element of our investment process. These risk management practices embrace both quantitative and qualitative analyses intended to monitor financial risk and to preserve capital.

Our Chief Executive Officer has ultimate responsibility for the overall risk of the portfolio. He reviews the data prepared for and by our Risk Committee (as described below) as well as a wide variety of detailed data and reports prepared on a daily, weekly and monthly basis showing our performance and indicating trends. He also monitors exposures within the portfolio and in geographic regions.

Our risk management processes are overseen by a Risk Committee, which is currently comprised of a dedicated Risk Analyst, David Windreich, Michael Cohen, Zoltan Varga, Harold Kelly, Joel Frank (our Chief Financial Officer), and Howard Kurzrok (our Chief Information Officer). In addition, responsibility for all positions and exposures is specifically assigned to ensure accountability.

In general, we engage in quantitative risk management practices. For example, in certain cases, where applicable, we will hedge credit risk, interest rate risk, currency risk, market exposures, engage in risk-driven portfolio diversification, and review and monitor industry exposures. We also make use of sophisticated risk analysis, including embedded optionality analyses.

The Risk Committee meets to review, among other information, data on risk exposure on a weekly basis, including the results of stress-testing our portfolios under numerous scenarios, and the reasons underlying the past and expected results of our funds. At the weekly meetings, the Risk Committee also discusses other general risks, including geopolitical risks, counterparty risks and operational risks.

Our portfolio managers meet with analysts daily to review inherent risks associated with positions in the portfolio. In our event-driven strategies, positions are generally hedged to limit losses in a downside scenario to 1% to 2% of net asset value. In our convertible strategies, which are principally volatility strategies, we employ advanced risk systems, among other measures, to monitor risk. In addition, we conduct daily reconciliations of our portfolios’ positions, market values and cash balances through a centralized financial controls system and team in New York.

Investor Relations

Our investor relationships are fundamental to our business, and we believe our commitment to the highest standards of professionalism and integrity serves our fund investors and contributes to our success. We are aware of the trust our fund investors have placed in us and we strive to always conduct our business accordingly. We seek to act with the highest integrity and communicate openly and honestly at all times with investors in our funds.

We have developed a loyal following among many of the world’s most significant institutional investors. Our fund investors include some of the world’s preeminent funds of funds, large corporate, state and foreign pensions and profit sharing plans, and a significant number of well-recognized endowments. Other institutions and a number of high net worth individuals comprise the remainder of our current investors. Many of our 700 investors have invested in more than one of our funds.

Employees

As of September 30, 2007, we had over 350 personnel, with over 135 investment professionals. We strive to maintain a work environment that fosters professionalism, integrity, excellence and cooperation among our employees.

Competition

We compete with many other firms in all aspects of our business, including raising funds, seeking investment opportunities and hiring and retaining professionals. We face competitors that are larger than we are and have greater financial, technical and marketing resources. Certain of these competitors continue to raise substantial amounts of capital to pursue investment strategies similar to ours. Some of these competitors also have a lower cost of capital and access to funding sources that are not available to us, which may pose challenges for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances or make different risk assessments than we do, allowing them to consider a wider variety of investments and establish broader networks of business relationships. For additional information regarding the competitive risks that we face, see “Risk Factors—Risks Related to Our Business—The asset management business is intensely competitive.”

Regulatory Matters

Our business is subject to extensive regulation. We are subject to regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world. The SEC regulates our activities as a registered investment adviser under the Advisers Act. We are also subject to regulation under the Exchange Act, the Securities Act and various other statutes. In addition, we are subject to regulation by the Department of Labor under ERISA. In the United Kingdom, we are subject to regulation by the U.K. Financial Services Authority. Our Asian operations, and our investment activities around the globe, are subject to a variety of regulatory regimes that vary country by country, including the Financial Services Agency in Japan and the Securities and Futures Commission in Hong Kong. See “Risk Factors—Risks Related to Our Business—Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus could result in additional burdens on our business. Our reputation, business and operations could be materially affected by regulatory issues.”

Global Compliance Program

Compliance has been a priority for us since our inception. In keeping with this priority, we have implemented a global compliance program to address the legal and regulatory requirements that apply to our company-wide operations. We registered as an investment adviser with the SEC in 1999. Since that time our affiliated companies have registered with the U.K. Financial Services Authority, the Hong Kong Securities and Futures Commission and Japan’s Financial Services Agency. We have structured our global compliance program to address the requirements of each of these regulators as well as the requirements necessary to support our global securities trading operations. Our Chief Legal Officer and

Chief Compliance Officer has extensive experience with the regulation of investment advisers. He supervises a team of legal and compliance professionals resident in our New York, London and Hong Kong offices. Our compliance program includes comprehensive policies and supervisory procedures implemented to monitor compliance. All employees attend mandatory compliance training programs to remain informed of our policies related to matters such as the handling of material non-public information and employee securities trading. In addition to a strong internal compliance function, we have strong relationships with a global network of local attorneys specializing in compliance matters to help us quickly identify and address compliance issues as they arise.

Legal Proceedings

We may from time to time be involved in litigation and claims incidental to the conduct of our business. Like other businesses in our industry, we are subject to scrutiny by the regulatory agencies that have or may in the future have regulatory authority over us and our business activities, which could result in regulatory agency investigations or litigation related to regulatory compliance matters.

We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect to have a material impact on our results of operations or financial condition. The possibility of increased regulatory focus could result in additional burdens on our business. In addition, the possibility of tax or other legislative measures being adopted in some countries could materially adversely affect us. See “Risk Factors—Risks Related to Our Business—Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus could result in additional burdens on our business. Our reputation, business and operations could be materially affected by regulatory issues.”

Properties

Our principal executive offices are located in leased office space in New York. We also lease space for our operations in London, Hong Kong, Bangalore and Tokyo, and we recently leased office space in Beijing. The terms of the above leases vary, but generally are long-term. We believe that our existing facilities are adequate to meet our current requirements and we anticipate that suitable additional or substitute space will be available, as necessary, upon favorable terms.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding the individuals who are expected to be directors and executive officers of Och-Ziff Capital Management Group LLC upon the effectiveness of the registration statement of which this prospectus forms a part.

Name	Age	Position
Daniel Och	46	Chief Executive Officer, Executive Managing Director, and Chairman of the Board of Directors

David Windreich	49	Executive Managing Director and Director

Joel Frank	52	Chief Financial Officer, Executive Managing Director, and Director

Michael Cohen	36	Executive Managing Director

Zoltan Varga	33	Executive Managing Director

Harold Kelly	44	Executive Managing Director

Jeffrey Blockinger	38	Chief Legal Officer, Chief Compliance Officer, and Secretary

Allan Bufferd	70	Director Nominee

Jerome Kenney	66	Director Nominee

Daniel Och is our founder, our Chief Executive Officer, an Executive Managing Director and the Chairman of our Board of Directors. Mr. Och is also our Chief Investment Officer and an officer and/or director of each of our indirect foreign operating subsidiaries, Och-Ziff Management Europe Limited, Och-Ziff Capital Management Hong Kong Limited, Och-Ziff Japan Limited and Och-Ziff India Private Limited as well as Chief Executive Officer and an executive managing director at each Och-Ziff Operating Group entity. Prior to founding Och-Ziff in 1994, Mr. Och spent eleven years at Goldman, Sachs & Co., where he was a Vice President. Mr. Och began his career at Goldman, Sachs & Co. in the Risk Arbitrage Department and was later Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och has a B.S. in Finance from the Wharton School of the University of Pennsylvania.

David Windreich is an Executive Managing Director and one of our directors. Mr. Windreich is also the Head of U.S. Merger Arbitrage and Event Driven Investing for Och-Ziff and a director of Och-Ziff Management Europe Limited as well as an executive managing director at each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Windreich was a Vice President in the Equity Derivatives Department at Goldman, Sachs & Co. Mr. Windreich became a Vice President in 1988 and began his career there in 1983. Mr. Windreich holds both a B.A. in Economics and an M.B.A. in Finance from the University of California, Los Angeles.

Joel Frank is our Chief Financial Officer, an Executive Managing Director and one of our directors. Mr. Frank is also the Finance Officer for Och-Ziff Management Europe Limited, a director of Och-Ziff India Private Limited and supervisor of Och-Ziff Consulting (Beijing) Company Limited as well as Chief Financial Officer and an executive managing director at each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Frank spent six years at Rho Management Company, Inc. as its Chief Financial Officer. Mr. Frank was previously with Manufacturers Hanover Investment Corporation from 1983 to 1988 as Vice President and Chief Financial Officer, and was with Manufacturers Hanover Trust from 1977 to 1983. Mr. Frank holds a B.B.A. in Accounting from Hofstra University and an M.B.A. in Finance from Fordham University. Mr. Frank is a C.P.A. certified in the State of New York.

Michael Cohen is an Executive Managing Director and the Head of European Merger Arbitrage and Event Driven Investing for Och-Ziff as well as an executive managing director at each Och-Ziff Operating Group entity. Mr. Cohen joined Och-Ziff in 1997 and helps manage our London office. Prior to joining us, Mr. Cohen served as an Equity Research Analyst at Franklin Mutual Advisory and as an Investment Banking Analyst at CS First Boston specializing in the financial services sector. Mr. Cohen holds a B.A. in Economics from Bowdoin College.

Zoltan Varga is an Executive Managing Director, the Head of Asian Merger Arbitrage and Event Driven Investing for Och-Ziff and a director of Och-Ziff Consulting (Beijing) Company Limited as well as an executive managing director at each Och-Ziff Operating Group entity. Mr. Varga joined Och-Ziff in 1998 and helps manage our Hong Kong office. Prior to joining Och-Ziff, Mr. Varga was an Analyst in the Mergers and Acquisitions Department at Goldman, Sachs & Co. Mr. Varga holds a B.A. in Economics from DePauw University.

Harold Kelly is an Executive Managing Director and the Head of Global Convertible and Derivative Arbitrage for Och-Ziff as well as an executive managing director at each Och-Ziff Operating Group entity. Prior to joining Och-Ziff in 1995, Mr. Kelly had seven years of experience trading various financial instruments and held positions at Cargill Financial Services Corporation, Eagle Capital Management, Merrill Lynch International, Ltd. and Buchanan Partners, Ltd. Mr. Kelly earned his B.B.A. degree in Finance and also holds M.B.A. and Ph.D. degrees from The University of Georgia.

Jeffrey Blockinger is our Chief Legal Officer, Chief Compliance Officer and Secretary as well as a managing director at each Och-Ziff Operating Group entity. Prior to joining Och-Ziff in April 2005, Mr. Blockinger was with Schulte, Roth and Zabel LLP from April 2003 to April 2005, Crowell & Moring LLP from January 2002 to April 2003 and Morgan, Lewis & Bockius LLP from September 1996 to January 2002. Mr. Blockinger earned a B.A. at Purdue University and holds a J.D. from the University of Miami School of Law. Mr. Blockinger is admitted to the bars of New York and the District of Columbia.

Allan S. Bufferd is a nominee to our Board of Directors. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. Prior to his retirement, Mr. Bufferd has also served as the first president of the MIT Investment Management Company since July 2004. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in materials engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd is a director of MassBank Corp and serves on its Nomination and Governance Committee and its Risk Management Committee, which he chairs. Mr. Bufferd is also a director of RAM Holdings Ltd. Mr. Bufferd also serves on the advisory boards of certain private investment funds and as a director or trustee of certain non-profit organizations.

Jerome P. Kenney is a nominee to our Board of Directors. Mr. Kenney is Vice-Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., positions he has held since February 2002. From 1990 to 2002, he served as the head of Corporate Strategy, Business Development and Research and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991 he served as President and Chief Executive Officer of the Merrill Lynch Capital Markets Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney holds a B.A. in economics from Yale University and an M.B.A. in finance from Northwestern University’s Kellogg School.

Board of Directors

Our operating agreement will provide that our Board of Directors will consist of seven directors within one year following this offering. Messrs. Och, Frank and Windreich currently serve as members of our Board of Directors and, prior to consummation of this offering, we intend to appoint Mr. Bufferd and Mr. Kenney as directors who we expect will be “independent” as defined under the rules of the NYSE.

Within one year following the completion of this offering, we intend to have a total of four independent directors under the applicable rules of the NYSE. Our board will be divided into three classes that will be, as nearly as possible, of equal size. Each class of directors will be elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The proposed terms of the Class I, Class II, and Class III directors will expire in 2008, 2009 and 2010, respectively. The proposed Class I directors will include Joel Frank, the proposed Class II directors will include David Windreich and the proposed Class III directors will include Daniel Och. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office. Our operating agreement provides that we may not expand the size of our Board of Directors without the approval of the Class B Shareholder Committee.

Under the terms of the shareholders’ agreement that we will enter into with our partners, in their capacity as the Class B shareholders, upon consummation of this offering, the Class B Shareholder Committee will be entitled to designate five nominees (out of seven total) for election to our Board of Directors so long as the partners and their permitted transferees beneficially own shares representing more than 50% of the total combined voting power of all our outstanding Class A shares and Class B shares. So long as our partners and their permitted transferees own shares representing more than 10% and less than or equal to 50% of the total combined voting power of all our outstanding Class A shares and Class B shares, the Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board of Directors, depending upon such ownership. The Class B Shareholder Committee intends to designate Messrs. Och, Frank and Windreich, as well as two additional persons, as nominees to our Board of Directors upon consummation of this offering. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.”

Because our partners control more than 50% of our voting power, we are eligible for the “controlled company” exception from the NYSE requirements that our Board of Directors be comprised of a majority of independent directors and that our compensation committee and nominating, corporate governance and conflicts committee consist solely of independent directors. Although we do not currently intend to utilize this exception, we may in the future determine to do so.

Committees of the Board of Directors

Prior to the consummation of this offering, we will establish the following committees of our Board of Directors:

Audit Committee

The audit committee:

•

reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;

•

has the direct responsibility to appoint, determine the compensation of and oversee the work of our independent registered public accounting firm, as well as evaluate its independence and performance; and

•	establishes procedures for the receipt and treatment of complaints and employee concerns regarding our financial statements and auditing process.

The members of the committee have not yet been appointed. We intend to appoint three members to the audit committee, all of whom will be “independent” directors as defined under NYSE rules.

Nominating, Corporate Governance and Conflicts Committee

The nominating, corporate governance and conflicts committee:

•

makes recommendations to the board regarding the selection of candidates, qualification and competency requirements for service on the board and the suitability of proposed nominees as directors, subject to the provisions of the shareholders’ agreement granting to the members of the Class B Shareholder Committee certain rights to designate up to five of the seven nominees for election to our Board of Directors;

•	advises the board with respect to the corporate governance principles;

•	oversees the evaluation of the performance of the board and management;

•	reviews and approves any related party transactions, other than those that are pre-approved pursuant to pre-approval guidelines or rules established by the committee; and

•	establishes guidelines or rules to cover specific categories of related party transactions.

The members of the committee have not yet been appointed. We intend to appoint three members to the nominating and corporate governance committee, all of whom will be “independent” directors as defined under NYSE rules.

Compensation Committee

The compensation committee:

•

reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation based on that evaluation;

•	reviews and recommends to our Board of Directors for approval the annual cash amounts, benefits, equity incentive grants and other economic rewards for our other executive officers;

•	provides assistance and recommendations with respect to our compensation policies and practices for our other personnel generally; and

•	oversees our compensation and employee benefit plans.

In the event that the Chairman of the Partner Management Committee and our compensation committee determine that discretionary income payments on the Class C Non-Equity Interests are advisable in the future, our compensation committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to such distributions in making compensation recommendations for our partners who are also executive officers. The members of our compensation committee have not yet been appointed. We intend to appoint three members to our compensation committee, all of whom will be “independent” directors as defined under the NYSE rules, “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Code.

Compensation Committee Interlocks and Insider Participation

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors will form our compensation committee as described above. Mr. Och has historically made all determinations regarding executive officer compensation, including compensation decisions during the year ended December 31, 2006.

Compensation Discussion and Analysis

Prior to the completion of this offering, all material elements of the income payments to our partners were determined by Mr. Och. In general, our fundamental objective in setting income payments to our partners and compensation to our managing directors has been to align their interests with those of the investors in our funds. To achieve that objective, we provided our partners and managing directors with the opportunity to invest in our funds through use of their own capital. See “Certain Relationships and Related Party Transactions—Investment Activities.” In addition, our partners have not historically received any minimum annual distributions or individual performance-based amounts and have instead received only discretionary distributions in respect of their interests in our business. We currently do not intend to pay any minimum annual distribution amounts to our partners after this offering other than as provided pursuant to Mr. Varga’s employment agreement. Our managing directors historically have been compensated primarily through compensation pools tied to the profitability of our business. Accordingly, all income payments to our partners and substantially all compensation to our managing directors has been performance-based and, other than with respect to Mr. Och, were treated as compensation expense in our historical financial statements. Mr. Och’s payments were treated as distributions on equity. For periods following the Reorganization, distributions to our partners (other than the Deferred Income Distributions and Investment Distributions) will be treated as distributions on equity of the Och-Ziff Operating Group. The income allocation levels of our partners and compensation levels of our managing directors are generally based on the performance of our company as a whole during the relevant period, with individual payments further adjusted based on an assessment of each individual’s own performance and contribution to the success of our company. Historically, a portion of the income allocations to our partners and the compensation of our managing directors has been deferred in part as a result of our deferral of income from our funds by us. We intend to amend these deferral arrangements and, as a result, no partner income allocations will be deferred in future periods. The full amount of the Deferred Balance will be paid to OZ Management, which amount will in turn be distributed to our existing owners over a three-year period commencing in 2008. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Post-Offering Liquidity.”

Prior to the completion of this offering, each of our partners and managing directors was party to an agreement with us that provided for the payment of distributions and/or other amounts, as applicable, to such individuals. In connection with this offering, we have entered or will enter into managing director agreements with each of our managing directors and amended and restated limited partnership agreements with our existing owners as limited partners that supercede such agreements and will provide for, among other things, the payment of certain distributions and/or other amounts, as applicable, following this offering. See “—Certain Obligations and Restrictions Applicable to Our Partners and Managing Directors” and “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities.”

We believe that this philosophy of seeking to align the interests of our partners and managing directors with those of the investors in our funds has been a key contributor to the growth and success of our company. As a result, we expect to continue this philosophy upon the completion of this offering by continuing to encourage our executive officers and other partners and managing directors to invest their own capital in the funds that we manage. In addition, following this offering, we intend to continue to focus the alignment of interests of our executive officers and other partners with our performance by initially providing them with only performance-based income payments and we will no longer provide perquisites that are not available to all employees and executives on the same basis. Initially, none of our executive officers or other partners will receive fixed annual cash amounts other than as provided pursuant to Mr. Varga’s employment agreement. Rather, our partners will own Och-Ziff Operating Group A Units and will receive distributions thereon. These amounts will be treated as distributions on equity (other than the Deferred Income Distributions and Investment Distributions). We believe that the ownership by our partners of substantial amounts of the common equity in our business through their interests in the Och-Ziff Operating Group will afford significant alignment with our Class A shareholders. Similarly, we expect to continue to compensate our managing directors through compensation pools tied to the profitability of our business. These amounts will be cash payments based on a percentage of our profits, consistent with our historical compensation to such employees. Our managing directors will not own any common equity interest in the Och-Ziff Operating Group. However, in addition to these cash payments, we intend to compensate all of our managing directors and other employees with equity-based incentive compensation awards under our new 2007 equity incentive plan. Under the plan, we may grant share options, share appreciation rights, restricted share units and other share-based awards, including long-term incentive plan units or performance units issued pursuant to a separate series of Operating Group Equity Units. See “—Equity Incentive Plan.”

In connection with this offering, we will form our compensation committee comprised solely of independent directors. We expect that our compensation committee will review and approve goals and objectives relevant to our Chief Executive Officer’s compensation, will evaluate his performance and determine his compensation based thereon. In addition, we expect that our compensation committee will review and recommend to our Board of Directors salaries, benefits, equity incentive grants and other compensation for our other executive officers, and will provide assistance and recommendations with respect to our compensation policies and practices for our other partners and our managing directors and other employees generally. In making compensation recommendations for our executive officers, our compensation committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to partners who are also our executive officers. We do not currently intend to make any distributions on the Class C Non-Equity Interests. Rather, the Class C Non-Equity Interests have been issued to facilitate future changes to our compensation structure, if any, that our compensation committee together with the Partner Management Committee may determine are advisable for competitive or other reasons and are in keeping with our overall structure and compensation philosophy. We intend to continue to design our compensation programs to attract, retain and motivate executives and other professionals of the highest level of quality and effectiveness. As a public company, we intend to focus our programs on rewarding the types of performance that increase long-term shareholder value, including growing revenue, retaining investors in our funds, developing new investor relationships, improving operational efficiency and managing risks. As we develop as a public company, we intend to continually reevaluate our compensation programs to ensure compliance with these objectives. In the future, we may determine to pay our executive officers and other partners fixed annual cash amounts in addition to other income payments. In addition, we may determine to grant to our partners share-based and other awards pursuant to our new 2007 equity incentive plan or make distributions on the Class C Non-Equity Interests. Any such distributions and grants would constitute an expense for financial reporting purposes and would therefore reduce amounts available for distribution on their equity ownership interests, as well as amounts available for distribution to the other equity owners in the Och-Ziff Operating Group, including our intermediate holding companies. As a result, amounts available for distribution on our Class A shares would be correspondingly reduced.

Executive Compensation

The following table sets forth information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal year ended December 31, 2006 for our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers during the fiscal year ended December 31, 2006. These individuals are referred to as the “named executive officers” in other parts of this prospectus.

Summary Compensation Table

Name and Principal Position	Salary	Bonus	All Other Compensation	Total

Daniel Och(1) Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors	—	—	—	—

David Windreich(2) Executive Managing Director and Director	—	—	$119,593,764	$119,593,764

Joel Frank(3) Chief Financial Officer, Executive Managing Director and Director	—	—	$16,667,958	$16,667,958

Michael Cohen(4) Executive Managing Director	—	—	$28,482,428	$28,482,428

Zoltan Varga(5) Executive Managing Director	—	—	$22,191,517	$22,191,517

(1)	Mr. Och has not historically received any compensation from us and has benefited primarily by the increased value of his equity interest in our business and distributions with respect to such interest. Distributions with respect to his equity interest in our business totaled $79,038,000 in 2006. The value of his equity interest following this distribution was $588,007,000.

(2)	Reflects the aggregate 2006 compensation expense for financial accounting purposes related to income allocations made to Mr. Windreich in respect of his interest in our business, including a distribution of $666,666 received by him during 2006 and 2006 compensation expense related to earnings on prior deferrals. Distributions with respect to his interest in our business totaled $5,854,268 in 2006.

(3)	Reflects the aggregate 2006 compensation expense for financial accounting purposes related to income allocations made to Mr. Frank in respect of his interest in our business, including a distribution of $200,000 received by him during 2006 and 2006 compensation expense related to earnings on prior deferrals. Distributions with respect to his interest in our business totaled $6,637,595 in 2006. Certain income allocations are subject to deferral and vest over a two-year period and are not reflected in the table. The compensation expense arising from the deferred amounts is recognized in the Company’s combined financial statements over the service period. The amount in the table includes compensation expense recognized in 2006 related to previously deferred amounts. Please see “Certain Relationships and Related Party Transactions–Distributions” for additional information regarding deferred income distributions.

(4)	Reflects the aggregate 2006 compensation expense for financial accounting purposes related to income allocations made to Mr. Cohen in respect of his interest in our business, including a distribution of $200,000 received by him during 2006 and 2006 compensation expense related to earnings on prior deferrals. Distributions with respect to his interest in our business totaled $13,340,211 in 2006. Certain income allocations are subject to deferral and vest over a two-year period and are not reflected in the table. The compensation expense arising from the deferred amounts is recognized in the Company’s combined financial statements over the service period. The amount in the table includes compensation expense recognized in 2006 related to previously deferred amounts. Please see “Certain Relationships and Related Party Transactions–Distributions” for additional information regarding deferred income distributions.

(5)	Reflects the aggregate 2006 compensation expense for financial accounting purposes related to compensation earned by Mr. Varga including aggregate payments of $9,210,479 received by him during 2006 and 2006 compensation expense related to earnings on prior deferrals. Certain amounts earned are subject to deferral. The amount in the table includes compensation expense recognized in 2006 related to these deferred amounts and also includes $46,200 attributable to housing costs in Hong Kong. We do not intend to continue providing this benefit following this offering. Please see “Certain Relationships and Related Party Transactions–Distributions” for additional information regarding deferred income distributions. Mr. Varga will enter into an amendment to his employment agreement with our Hong Kong subsidiary. The agreement will provide for payment of a base salary and bonus and certain confidentiality, non-competition and non-solicitation provisions.

The following table sets forth information concerning deferred compensation during the fiscal year ended December 31, 2006 for our named executive officers.

Non-Qualified Deferred Compensation
Name and Principal Position	Named Executive Officer Contributions in 2006(2)	Aggregate Earnings in 2006(3)	Aggregate Withdrawals/ Distributions in 2006	Aggregate Balance at December 31, 2006(4)

Daniel Och(1) Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors	—	—	—	—

David Windreich Executive Managing Director and Director	$59,105,530	$31,030,370	—	$234,312,675

Joel Frank Chief Financial Officer, Executive Managing Director and Director	$7,139,540	$4,291,403	—	$31,606,259

Michael Cohen Executive Managing Director	$30,383,101	$8,131,991	$1,162,834	$67,235,865

Zoltan Varga Executive Managing Director	$11,909,206	$1,439,501	—	$20,397,025

(1)	Mr. Och has not historically received any compensation from us and has benefited primarily by the increased value of his equity interest in our business and distributions with respect to such interest. Please see “Certain Relationships and Related Party Transactions–Distributions” for information regarding amounts deferred by Mr. Och.

(2)	Reflects deferred compensation contributions attributable to income allocations in respect of the interest in our business held by Messrs. Windreich, Frank and Cohen and amounts deferred by Mr. Varga. Amounts deferred by Messrs. Frank and Cohen vest over the two-year period following deferral.

(3)	The deferred compensation earnings shown in the table above relate to beginning balances of $144,176,775, $20,175,316, $29,883,607 and $7,048,318 for Messrs. Windreich, Frank, Cohen and Varga, respectively, and are subject to the same vesting requirements, if any, applicable to the underlying deferred compensation. The compensation expense arising from earnings on the deferred amounts is recognized in the Company’s combined financial statements over the service period. The GAAP expense related to the deferred compensation earnings and included in the total reported as “All Other Compensation” in the Summary Compensation Table, totaled $31,030,370, $3,716,453, $6,888,628 and $1,079,626 for Messrs. Windreich, Frank, Cohen and Varga, respectively. Please see “Certain Relationships and Related Party Transactions–Distributions” for additional information regarding the payment of deferred income distributions.

(4)	The GAAP expense related to the deferred compensation contributions and included in the total reported as “All Other Compensation” in the Summary Compensation Table, totaled $59,105,530, $3,241,830, $7,366,045 and $5,286,239 for Messrs. Windreich, Frank, Cohen and Varga, respectively. The compensation expense arising from the deferred amounts is recognized in the Company’s combined financial statements over the service period. Please see “Certain Relationships and Related Party Transactions–Distributions” for additional information regarding the payment of deferred income distributions.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners will be subject to certain obligations and restrictions in the operating group limited partnership agreements with respect to not competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Each of our managing directors will be subject to similar obligations and restrictions set forth in managing director agreements. Following are descriptions of the material terms of such obligations and restrictions. In this section, we refer to our partners and managing directors collectively as the “Covered Persons.”

Term of Service or Employment; Full-Time Commitment.    Our partners will own equity interests in our business. Our managing directors located in the United States are employed as at-will employees and our managing directors located outside the United States may only be terminated for

Cause (defined below) or upon notice. Each Covered Person will agree to devote substantially all of his business time, skill, energies and attention to his responsibilities at Och-Ziff in a diligent manner. Our partners will receive distributions on their equity interests in our business. Each managing director will be paid a base salary and bonus compensation.

Managing Director Bonus Compensation.    Subject to his continued employment with us, each managing director is entitled to cash bonus compensation in each fiscal year, subject to the terms and conditions for eligibility and vesting in each managing director’s agreement, that vests at a rate of 70% on March 15 of the year immediately following the fiscal year to which the bonus compensation relates, 15% on the first anniversary of the last day of the fiscal year to which such bonus compensation relates and the final 15% on the second anniversary of the last day of the fiscal year to which such bonus compensation relates. However, in the event that a managing director’s employment is terminated without Cause or on account of the managing director’s death or disability prior to the vesting dates referred to in the prior sentence, any unvested bonus compensation will be payable on the date that such bonus compensation would otherwise have vested in the absence of such termination of employment.

Confidentiality.    Each Covered Person is required, whether during or after his service with us, to protect and only use “confidential information” in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service.

Non-Competition.    During the term of service of each Covered Person, and during the Restricted Period (as such term is defined below) immediately thereafter, such individual will not, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).

Non-Solicitation and Non-Interference.    Generally, during the term of service of each Covered Person, and during the Restricted Period immediately thereafter, such Covered Person will not, directly or indirectly, in any manner solicit any of our partners, directors, officers or employees to terminate their relationship or service with us, or hire any such person who was employed by us or was one of our partners or directors as of the date of such Covered Person’s termination or whose service or relationship with us terminated within two years prior to or after the date of such Covered Person’s termination. Additionally, in general, each Covered Person may not solicit or encourage to cease to work with us any consultant, agent or senior advisers that the individual knows or should know is under contract with us.

In addition, generally during the term of service of each Covered Person, and during the Restricted Period immediately thereafter, such individual will not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his, her or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his, her or its relationship with us for any other reason.

Non-Disparagement.     During the term of service of each Covered Person, and at all times following the termination of the Covered Person’s employment for any reason, the Covered Person is prohibited from disparaging us in any way or making any defamatory comments regarding us.

Restricted Period.    For purposes of the foregoing covenants, the Restricted Period for partners shall mean the two-year period immediately following the date of termination of the partner’s association with us for any reason and the Restricted Period for managing directors shall mean the one-year period immediately following the date of the managing director’s voluntary termination or termination by us for cause.

For purposes of such Covered Person’s agreements, “Cause” means that a Covered Person (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over our company or our affiliates to have, or has entered into a consent decree determining that such Covered Person, violated any applicable regulatory requirement or a rule of a self regulatory organization; (iv) has committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to our company or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such partner bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such Covered Person or for any substantial part of the property of such Covered Person, or such Covered Person has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in any agreement.

Intellectual Property.    Each partner is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by his service with us.

Other Provisions.    In the case of any breach of the non-competition or non-solicitation provisions by a partner, all of such partner’s vested and unvested Och-Ziff Operating Group Units, and any Class A shares issued upon exchange of such Och-Ziff Operating Group Units, will be reallocated to the other partners. In addition, in the case of any breach of the non-competition or non-solicitation provisions by a partner, the partner will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A shares, and any distributions thereon, issued upon exchange of Och-Ziff Operating Group A Units during the two-year period prior to the date of such breach. In addition, such breaching partner will no longer be entitled to receive payments under the tax receivable agreement. We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion. In the case of any breach of the non-competition provisions by a managing director, the breaching managing director agrees that we will be entitled to recover as liquidated damages an amount equal to the bonus compensation provided to the managing director in the twelve-month period prior to the date of the managing director’s termination of employment.

Non-Competition, Non-Solicitation, Non-Disparagement and Other Provisions Inapplicable to Managing Directors in Certain Circumstances.    After the first fiscal year in which each managing director’s agreement is in effect, if any such managing director is offered (i) compensatory percentages that are less than the percentages set forth in his agreement or (ii) a revenue stream for an existing business that was previously included in the managing director’s compensatory calculation is removed from such calculation, then such managing director may, in writing, resign within thirty calendar days after the date of notification of the reduction in compensatory percentages or the removal of the revenue stream, without being subject to the non-competition, non-solicitation, non-disparagement, liquidated damages and injunctive relief provisions in such managing director agreement.

Compensation of Directors

We intend to establish compensation practices for the non-employee directors of the Och-Ziff Board of Directors. Such compensation may be paid in the form of cash, equity or a combination of both. We may also pay additional fees to the chairs of each of the audit, nominating, corporate governance and conflicts, and compensation committees of the Och-Ziff Board of Directors. We do not intend to separately compensate our directors who are also our employees or who are otherwise affiliated with us. All members of the Board of Directors will be reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.

Equity Incentive Plan

We anticipate that our Board of Directors will adopt a new equity incentive plan, the “2007 equity incentive plan” or the “Plan,” and that the Plan will be approved by our shareholders prior to the consummation of this offering. The purposes of the Plan are to provide additional incentive to selected partners, employees and directors of, and consultants and service providers to, the company or its subsidiaries or affiliates, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated people or employees who are essential to the success of our business and whose efforts will result in our long-term growth and profitability. To accomplish such purposes, the Plan permits us to make grants of share options, share appreciation rights, restricted shares, restricted share units, deferred shares, performance shares, distribution equivalent rights, unrestricted shares and other share-based awards, or any combination of the foregoing.

In connection with this offering we intend to grant to all of our managing directors and other employees (which do not include our partners) 14,761,905 Class A restricted share units in the aggregate, which restricted share units will vest, subject to continued employment, in equal annual installments over four years. At the election of a majority of our Board of Directors, the restricted share units will accrue distributions (to be paid when the underlying units vests) and may be settled in Class A shares or cash, at the election of a majority of our Board of Directors. Distributions may be paid, at our option, in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest. If an employee leaves or is terminated for any reason other than as a result of death or disability, or in the event of a termination without cause within the one-year period following a change in control of us, such employee will forfeit all unvested units and accrued distributions. Upon an employee’s termination of employment as a result of death or disability, all restricted share units will vest. Upon an employee’s termination without cause within the one-year period following a change in control of us, all restricted share units will vest and be settled in Class A shares or cash on the first business day following the date such restricted share units would have otherwise become vested. While we may issue restricted shares and other share-based awards in the future to employees as a recruiting and retention tool, we have not established specific parameters regarding future grants. Our Board of Directors (or our compensation committee) will determine the specific criteria surrounding other equity issuances under the Plan. A total of 57,785,714 Class A shares (representing 15% of the number of Class A shares outstanding immediately after the closing of this offering, assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A shares) has been initially reserved for issuance under the Plan. Beginning in 2008, the Class A shares reserved under the Plan will be increased on the first day of each fiscal year during the Plan’s term by the positive difference, if any, of (i) 15% of the number of outstanding Class A shares of the company (assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A shares) on the last day of the immediately preceding fiscal year over (ii) the number of shares reserved for issuance under the Plan as of such date. The number of shares reserved under the Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, employee shares that are forfeited or canceled from awards under the Plan will be available for future awards.

The Plan will initially be administered by our Board of Directors, although it may be administered by either our Board of Directors or any committee of our Board of Directors, including a committee that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the board or committee being sometimes referred to as the “plan administrator”). The plan administrator may interpret the Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Plan. The Plan permits the plan administrator to select the directors, employees, and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of shares subject to awards, the term of the awards, the performance goals and the vesting schedule applicable to awards, to determine the restrictions applicable to awards of restricted shares or deferred shares and the conditions under which such restrictions will lapse, and to amend the terms and conditions of outstanding awards. Notwithstanding the foregoing, the plan administrator shall not take any action with respect to an award that would be treated, for accounting purposes, as a “repricing” of such award at a lower exercise, base or purchase price, unless such action is approved by our shareholders. All employees, directors, or consultants of the company or its subsidiaries or affiliates are eligible to participate in our share incentive plan.

We may issue share options under the Plan. The option exercise price of all share options granted under the Plan will be determined by the plan administrator but will not be less than fair market value on the date of grant. The term of all share options granted under the Plan will be determined by the plan administrator, but may not exceed ten years. Each share option will be exercisable at such time and pursuant to such terms and conditions as determined by the plan administrator in the applicable share option agreement.

Unless the applicable share option agreement provides otherwise or unless otherwise determined by the plan administrator, in the event of an optionee’s termination of employment or service for any reason other than cause, disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination, and then expire. Unless the applicable share option agreement provides otherwise or unless otherwise determined by the plan administrator, in the event of an optionee’s termination of employment or service due to disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. Share options that were not exercisable on the date of termination will expire at the close of business on the date of such termination. In the event of an optionee’s termination of employment or service for cause, such optionee’s outstanding share options will expire at the commencement of business on the date of such termination.

Restricted shares, deferred shares or performance shares and other share-based awards may be granted under the Plan. The plan administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted shares, deferred shares and performance shares. Participants with restricted shares and performance shares generally have all of the rights of a shareholder; participants generally will not have any rights of a shareholder with respect to deferred shares. Subject to the provisions of the Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or in part) under certain circumstances, including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.

Share appreciation rights may also be granted under the Plan. These rights may be granted either alone or in conjunction with all or part of any other awards granted under the Plan. The plan administrator will determine the number of shares to be awarded, the price per share and all other conditions of share appreciation rights. The provisions of share appreciation rights need not be the same with respect to each participant. The prospective recipients of share appreciation rights will not have any rights with respect to such awards unless and until such recipient has executed an award agreement. The plan administrator has sole discretion to determine the times at which share appreciation rights are exercisable, and the term of such rights.

Other share-based awards under the Plan will include awards that may be denominated in or payable in, or valued in whole or in part by reference to, our Class A shares, including but not limited to restricted share units, distribution equivalents, performance units, each of which may be subject to the attainment of performance goals, a period of continued employment, or other terms or conditions as permitted under the Plan. In addition, under the Plan we may issue awards with respect to interests in the Och-Ziff Operating Group (the “LTIP Units”), which may entitle the award recipient to receive, on a present, deferred, or contingent basis, distributions or distribution equivalent payments that will be deemed to have been reinvested in additional LTIP Units. LTIP Units, which can be granted as free-standing awards or in tandem with other awards under the Plan, will be valued by reference to the value of our Class A shares, and will be subject to such conditions and restrictions as the Plan administrator may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP Units. The Plan provides, that on terms and conditions determined by the plan administrator, including, but not limited to the conversion ratio, the LTIP Units granted may be converted into our shares in the same manner as applicable to the partners.

LTIP Units may be structured as “profits interests” for federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us. Ordinarily, we anticipate that each LTIP Unit awarded will be equivalent to an award of one Class A share reserved under the Plan, thereby reducing the number of Class A shares available for other equity awards on a one-for-one basis. However, the plan administrator has the authority under the Plan to determine the number of shares underlying an award of LTIP Units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” to the extent set forth in the operating group limited partnership agreements, Code, or Treasury Regulations, value accretion factors and conversion ratios.

In the event of a change of control of us, any outstanding share option that is not assumed or continued, or an equivalent option or right is not substituted therefore pursuant to the change of control transaction’s governing document, will become fully vested and exercisable immediately prior to the effective date of such change of control and will expire upon the effective date of such change of control. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a change in control occurs and (ii) the participant’s employment or service is terminated without cause on or after the effective date of the change in control but prior to 12 months following such change in control, then any unvested or unexercisable portion of any award carrying a right to exercise will become vested and exercisable, and the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the Plan will lapse and all unvested awards will be deemed fully vested and performance conditions imposed with respect to such awards will be deemed to be fully achieved.

The Plan provides that our Board of Directors may amend, alter or terminate the Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Unless the board determines otherwise, shareholder approval of any such action will be obtained if required to comply with applicable law. The Plan will terminate on the tenth anniversary of the effective date of the Plan.

We intend to file with the SEC a registration statement on Form S-8 covering the Class A shares issuable under the Plan.

IPO Date Awards

At the time of this offering, we intend to grant to all of our managing directors and other employees 14,761,905 Class A restricted share units in the aggregate under our 2007 equity incentive plan. Our partners (including our named executive officers) will not receive any such grants. These units, which may be settled in Class A shares or cash, at the election of a majority of our Board of Directors, will vest in equal installments over a four-year period beginning on the first anniversary of this offering and will accrue distributions to be paid if and when the underlying restricted Class A share units vest. Distributions may be paid, at our option, in cash or in additional Class A restricted share units that accrue additional distributions and will be settled at the same time the underlying Class A restricted share units vest. We will recognize compensation expense over the vesting period. An employee will forfeit all unvested units and accrued distributions if an employee leaves or is terminated for any reason other than as a result of death or disability or in the event of a termination without cause within the one-year period following a change in control of us. Upon an employee’s termination of employment as a result of death or disability, all restricted share units will vest. Upon an employee’s termination without cause within the one-year period following a change in control of us, all restricted share units will vest and be settled in Class A shares or cash on the first business day following the date such restricted share units would have otherwise become vested. To the extent that Class A restricted share units are settled in Class A shares, we expect to issue registered Class A shares in respect of such units upon vesting. As a result, such Class A shares will be freely transferable by non-affiliates upon issuance and by affiliates under Rule 144, without regard to holding period limitations.

Limitation of Liability and Indemnification

Prior to completion of this offering, we intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will also maintain directors’ and officers’ liability insurance for our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Transactions

Prior to or concurrently with the completion of this offering, we will engage in certain transactions related to this offering. Our partners and certain of our other officers and directors will be party to certain of those transactions. We intend to use all of the proceeds from this offering (estimated to be $1.1 billion, or $1.2 billion if the underwriters exercise their option to purchase additional Class A shares in full) and the proceeds from the sale of Class A shares to DIC Sahir (estimated to be $1.1 billion), after deduction of fees and expenses related to the Transactions, to purchase Och-Ziff Operating Group A Units from our existing owners. Our named executive officers are expected to receive approximately $1.6 billion of this amount in the aggregate (or $1.7 billion if the underwriters exercise their option to purchase additional Class A shares in full) as follows: $1.1 billion to Mr. Och, $245.2 million to Mr. Windreich, $47.0 million to Mr. Frank, $146.7 million to Mr. Cohen and $88.5 million to Mr. Varga (or $1.1 billion, $263.2 million, $50.4 million, $157.5 million and $95.0 million, respectively, if the underwriters exercise their option to purchase additional Class A shares in full). None of our directors, other than those who are also named executive officers, will receive any of the proceeds from these transactions. Our other existing owners are expected to receive the remaining $597.2 million (or $641.1 million if the underwriters exercise their option to purchase additional Class A shares in full), including $218.4 million (or $234.5 million if the underwriters exercise their option to purchase additional Class A shares in full) to be paid to the Ziffs. Each of our named executive officers also will receive a right to payments owed to him as and when they become payable under the tax receivable agreement as a result of such purchases. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical Liquidity and Capital Resources.” Each of these partners will invest all of his after-tax proceeds from this offering and the sale of Class A shares to DIC Sahir initially into our OZ Global Special Investments funds. These investments may be transferred to other Och-Ziff funds or new opportunities, but will otherwise not be redeemable by them for a period of five years following this offering without the approval of the general partner or Board of Directors of such funds, as applicable. Please see “Our Structure” and “Principal Shareholders” for additional information regarding the Transactions, including the number of interests in our business to be held by our directors and executive officers and the Ziffs.

In connection with the sale of Class A shares to DIC Sahir, we entered into a purchase agreement and will enter into a registration rights agreement as described under “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir—Sale of Class A Shares to DIC Sahir.”

Distributions

Prior to completion of this offering, we intend to make the Term Loan Distributions and to declare the 2007 Management Fee Distribution. These distributions will be paid to our existing owners, including certain of our named executive officers. The amount of the Term Loan Distributions that will be received by our named executive officers are as follows: $349.7 million to Mr. Och, $80.9 million to Mr. Windreich, $15.5 million to Mr. Frank, $48.4 million to Mr. Cohen and $29.2 million to Mr. Varga, in each case plus accrued interest, and the amount of the 2007 Management Fee Distribution that will be received by our named executive officers, assuming the maximum amount is actually distributed, would be as follows: $94.3 million to Mr. Och, $21.8 million to Mr. Windreich, $4.2 million to Mr. Frank, $13.1 million to Mr. Cohen and $7.9 million to Mr. Varga. None of our directors, other than those who are also named executive officers, will receive any of the Term Loan Distributions or the 2007 Management Fee Distribution. Our other existing owners will receive the remaining $255.8 million of these distributions (assuming the maximum 2007 Management Fee Distribution), including $72.1 million (plus accrued interest) and $25.0 million to be received by the Ziffs for the Term Loan Distributions and the 2007 Management Fee Distribution, respectively.

We intend to amend our existing deferral arrangements with our funds (with the result that no income will be deferred in future periods), and as result of such amendment, the Deferred Balance (which is generally indexed to our funds and which was approximately $1.5 billion as of September 30, 2007) will be paid to OZ Management, which amounts will, in turn, be distributed to our existing owners in accordance with their respective interests in such deferred balance over a three-year period commencing in 2008. Deferred Income Distributions to our named executive officers and directors will be as follows: Mr. Och, approximately $1.0 billion; Mr. Windreich, approximately $237.0 million; Mr. Frank, approximately $29.3 million; Mr. Cohen, approximately $72.1 million; Mr. Varga, $0. In addition, the Ziffs will receive approximately $44.5 million of Deferred Income Distributions. Distributions to our existing partners in respect of Deferred Balances will not benefit our Class A shareholders and may be paid in cash or other property.

Shareholders’ Agreement

Prior to the consummation of this offering, we will enter into a shareholders’ agreement with our existing partners, in their capacity as the Class B shareholders, which will provide for the establishment of a Class B Shareholder Committee. So long as our partners continue to own more than 40% of the total combined voting power of our company, the Class B Shareholder Committee will have approval rights with respect to certain actions of our Board of Directors. Furthermore, so long as any Class B shares remain outstanding, the Class B Shareholder Committee shall have the power and authority to exercise the rights granted to them under the operating agreement. The Class B Shareholder Committee will also have the right initially to designate five of the seven nominees for election to our Board of Directors, with such number of nominees decreasing as our partners’ ownership interest in our business decreases. In addition, under the shareholders’ agreement each partner will grant to the members of the Class B Shareholder Committee an irrevocable proxy to vote all of such partner’s Class B shares as determined by such members in their sole discretion.

Class B Shareholder Committee; Proxy and Approval Rights

Class B Shareholder Committee.    The shareholders’ agreement will provide for the establishment of the Class B Shareholder Committee. The Class B Shareholder Committee initially will be a committee of one, consisting solely of Daniel Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by (1) appointing a new partner to serve as the sole member of the Class B Shareholder Committee until such partner’s withdrawal, death, disability or removal by the Partner Management Committee, or (2) appointing the members of the Partner Management Committee as the members of the Class B Shareholder Committee (in which event, the members will act by majority vote). Upon a reconstitution as provided by clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. Upon a reconstitution as provided by clause (2) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee. The Class B shareholders will delegate to the members of the Class B Shareholder Committee the rights and authority described below under “—Proxy” and “—Approval Rights.”

Proxy.     Each of our existing partners will grant to the members of the Class B Shareholder Committee an irrevocable proxy to vote all of the Class B shares held by such partner in such manner as the members of the Class B Shareholder Committee shall determine, in their sole and absolute discretion, with respect to any matter submitted to a vote of the holders of the Class B shares. This proxy will survive until the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners no longer hold at least 40% of the total combined voting power of our company. Accordingly, while Mr. Och, remains the sole member of this committee, he will have control over all matters submitted to a vote of our shareholders so long as our Class B shares continue to represent a majority of the total combined voting power of our company.

Approval Rights.    The shareholders’ agreement will provide that, so long as our partners and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Class A shares and Class B shares, our Board of Directors shall not authorize, approve or ratify any action described below without the prior approval of the Class B Shareholder Committee:

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any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

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any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of our outstanding Class A shares and Class B shares other than (1) pursuant to transactions solely among us and our wholly owned subsidiaries, (2) upon issuances of securities pursuant to our 2007 equity incentive plan, (3) upon the exchange of Och-Ziff Operating Group A Units for our Class A shares pursuant to the Exchange Agreement or (4) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the shareholders’ agreement;

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any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer; or

•	the termination of the employment of an executive officer or the active involvement of a partner with us or any of our subsidiaries or controlled affiliates without cause.

Board Representation

The shareholders’ agreement requires also that we take all reasonably necessary action to effect the following. So long as the partners and their permitted transferees beneficially own:

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shares representing more than 50% of the total combined voting power of all our outstanding Class A shares and Class B shares, our Board of Directors shall nominate five individuals designated by the Class B Shareholder Committee;

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shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Class A shares and Class B shares, our Board of Directors shall nominate three individuals designated by the Class B Shareholder Committee;

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shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Class A shares and Class B shares, our Board of Directors shall nominate two individuals designated by the Class B Shareholder Committee;

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shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Class A shares and Class B shares, our Board of Directors shall nominate one individual designated by the Class B Shareholder Committee; and

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shares representing less than 10% of the total combined voting power of our outstanding Class A shares and Class B shares, the board shall have no obligation to nominate any individual that is designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of our Board of Directors during his term of office, the resulting vacancy on the Board of Directors shall be filled by an individual designated by the Class B Shareholder Committee.

Our operating agreement provides that we may not expand the size of our Board of Directors without the approval of the Class B Shareholder Committee.

Exchange Agreement

In connection with this offering, our existing owners will enter into an exchange agreement with the Och-Ziff Operating Group entities under which each existing owner will be entitled to exchange its Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the Chairman of the exchange committee (or the full committee acting by majority vote if there is no Chairman) for the five-year period following this offering and quarterly thereafter. The exchange committee will consist of the members of the Partner Management Committee, with Mr. Och initially acting as Chairman. Our Board of Directors may cause the Och-Ziff Operating Group entities to determine to pay a cash equivalent in lieu of Class A shares upon any such exchange. Under the exchange agreement, to effect an exchange, existing owners must simultaneously exchange one Och-Ziff Operating Group A Unit—being an equal limited partner interest in each Och-Ziff Operating Group entity—for one Class A share. Upon any such exchange for Class A shares, our interest in the Och-Ziff Operating Group B Units will correspondingly increase. See “—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff.” If and when an existing owner exchanges an Och-Ziff Operating Group A Unit for a Class A share and any corresponding Class B share is cancelled, then-existing Class A shareholders will be diluted with respect to their ownership of the Class A shares. However, the relative equity ownership positions of the exchanging existing owners and of the other equity owners of our business (whether held at Och-Ziff Capital Management Group LLC or at Och-Ziff Operating Group) will not be altered. In addition, other than with respect to an exchange by the Ziffs, there will be no effect on the number of voting shares outstanding, as a corresponding Class B share is cancelled for each Class A share issued upon such exchange. The Och-Ziff Operating Group B Units held by our intermediate holding companies will not be exchangeable for our Class A shares. In addition, the exchanging owner will receive upon such exchange a right to any payments owed to it under the tax receivable agreement as a result of such exchange, as described further under “—Tax Receivable Agreement” below.

Registration Rights Agreement

We will enter into a registration rights agreement with our existing owners pursuant to which we will grant to them certain demand and “piggyback” registration rights with respect to Class A shares held by them at any time. In addition to certain demand rights and piggyback registration rights, we will be required to file a shelf registration statement on or prior to the fifth anniversary of this offering covering the resale of all Class A shares held by our existing owners or issuable upon exchange of their Och-Ziff Operating Group A Units. Under the registration rights agreement, we may elect to register the issuance of Class A shares upon exchange of Och-Ziff Operating Group A Units for Class A shares by our existing owners. The registration rights agreement will also provide for a “demand committee,” which shall consist of the members of the Partner Management Committee. Initially, the members of the demand committee will be Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och acting as Chairman. The Chairman of the demand committee or, in the event there is no Chairman, the full committee acting by majority vote, will have the right to request prior to the fifth anniversary of this offering that we register the sale of Class A shares held by our existing owners an unlimited number of times and may require us to make available shelf registration statements permitting resales of Class A shares into the market from time to time over an extended period. In addition, the Chairman of the demand committee or, in the event there is no Chairman, the full committee acting by majority vote, will have the ability to exercise certain piggyback registration rights in respect of Class A shares held by our existing owners in connection with registered offerings requested by other registration rights holders or initiated by us.

We will agree to indemnify each existing owner against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our shares, unless such liability arose from such existing owner’s misstatement or omission, and each existing owner will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the registration rights agreement, and the existing owners will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares under the registration rights agreement.

Tax Receivable Agreement

As described above under “—Exchange Agreement,” subject to certain vesting, minimum retained ownership requirements and transfer restrictions, each existing owner will have the right to exchange with the Och-Ziff Operating Group entities each of its Och-Ziff Operating Group A Units for one of our Class A shares in a taxable transaction. Certain Och-Ziff Operating Group entities intend to make an election under Section 754 of the Code, which may result in an adjustment to the tax basis of the assets owned by the Och-Ziff Operating Group at the time of the exchange. The taxable exchanges may result in increases in the tax depreciation and amortization deductions, as well as the increase in the tax basis of other assets, of the Och-Ziff Operating Group that otherwise would not have been available. As a result of the Reorganization, these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of other assets, would reduce the amount of tax that Och-Ziff Corp and any other corporate taxpayers (including Och-Ziff if it is treated as a corporate taxpayer) that acquire Och-Ziff Operating Group A Units in connection with an exchange would otherwise have been required to pay in the future. Additionally, as a result of the Reorganization, our acquisition of Och-Ziff Operating Group A Units (including in connection with this offering) from existing owners will also result in increases in tax deductions and tax basis that reduces the amount of tax that such corporate taxpayers would otherwise have been required to pay in the future.

Prior to the completion of this offering, we will enter into a tax receivable agreement with the existing owners that will provide for the payment by our corporate taxpayers to an exchanging or selling owner of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to entering into the tax receivable agreement. The corporate taxpayers expect to benefit from the remaining 15% of cash savings, if any, in income tax savings that they realize. The tax savings that the corporate taxpayers will actually realize will equal the difference between (i) the income taxes that the corporate taxpayers would pay if the tax basis of the assets was as shown on the corporate taxpayers’ books at the time of a taxable exchange, and (ii) the income taxes that the corporate taxpayers actually pay, taking into account payments made under the tax receivable agreement as well as depreciation and amortization deductions attributable to the fair market value basis in the assets of the applicable Och-Ziff Operating Group entities that have in effect an election under Section 754 of the Code. Persons that acquire their interests in the Och-Ziff Operating Group after consummation of this offering may become a party to the tax receivable agreement, and additional corporate taxpayer intermediate holding companies, if any, will be required to become party to such agreement.

For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that our corporate taxpayers would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Och-Ziff Operating Group entity as a result of the transaction and had such corporate taxpayers not entered into the tax receivable agreement. The terms of the tax receivable agreement will be applicable to the Transactions and will continue until all such tax benefits have been utilized or expired, unless such corporate taxpayers exercise the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units which have been exchanged or sold and units which have not yet been exchanged or sold. Such present value will be determined based on certain assumptions, including that such corporate taxpayers would have sufficient taxable income to fully utilize the deductions that would have arisen from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. No payments will be made if an owner elects to exchange his Och-Ziff Operating Group A Units in a tax-free transaction.

Decisions made by the partners in the course of running our business, in particular decisions made with respect to the sale or disposition of assets or change of control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. In general, earlier disposition of assets following an exchange or acquisition transaction will tend to accelerate such payments and increase the present value of the tax receivable agreement, and disposition of assets before an exchange or acquisition transaction will tend to increase an owner’s tax liability without giving rise to any rights to receive payments under the tax receivable agreement.

Were the IRS to challenge a tax basis increase, our owners will not reimburse any intermediate holding company for any payments made by them under the tax receivable agreement. As a result, in certain circumstances, payments could be made to our owners under the tax receivable agreement in excess of our corporate taxpayer intermediate holding companies’ cash tax savings.

The payments that our corporate taxpayers may make to our owners could be material in amount. However, our owners receive 85% of our cash tax savings, leaving such corporate taxpayers with 15% of the benefits of the tax savings. In general, estimating the amount of payments that may be made to the owners under the tax receivable agreement is, by its nature, imprecise in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

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The timing of the transactions—For instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Och-Ziff Operating Group entities at the time of the transaction;

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The price of our Class A shares at the time of the transaction—The increase in any tax deductions, as well as tax basis increase in other assets, of the Och-Ziff Operating Group entities, is directly proportional to the price of the Class A shares at the time of the transaction;

•	The applicable provisions of tax law as currently in effect.

•	The taxability of exchanges—If an exchange is not taxable for any reason, increased deductions will not be available; and

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The amount and timing of our income—the corporate taxpayers will be required to pay 85% of the tax savings as and when realized, if any. If a corporate taxpayer does not have taxable income, the corporate taxpayer is not required to make payments under the tax receivable agreement for that taxable year because no tax savings were actually realized.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, the corporate taxpayers’ (or any successors’) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain prescribed assumptions, including that the corporate taxpayers would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As noted above, no payments will be made if an owner elects to exchange his Och-Ziff Operating Group A Units in a tax-free transaction.

In connection with the purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our existing owners with the proceeds from this offering and the sale of Class A shares to DIC Sahir, assuming no material change in the relevant tax law and that we will earn sufficient taxable income to realize the full tax benefit of increased amortization of our assets attributable to tax basis increases resulting from such purchase, the cash savings to our intermediate holding companies from such purchase would aggregate approximately $1.0 billion over the next 15 years (or $1.1 billion over the next 15 years if the underwriters exercise their option to purchase additional Class A shares in full). These amounts reflect that payments under the tax receivable agreement would give rise to additional tax savings, based on the foregoing assumptions. The obligation to pay 85% of the amount of such cash savings to our existing owners is an obligation of the corporate taxpayers and not of the Och-Ziff Operating Group entities. Future cash savings and related payments to our existing owners in respect of subsequent exchanges would be in addition to these amounts. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary based upon a number of factors (including the timing of future exchanges, the price of our Class A shares at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our existing owners as a result of the purchase of Och-Ziff Operating Group A Units in connection with this offering and the sale of Class A shares to DIC Sahir, as well as the payments in respect of subsequent exchanges, could be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amounts of any such actual payments are not reasonably ascertainable at this time.

Limited Partnership Agreements of Och-Ziff Operating Group Entities

Prior to consummation of this offering, amended and restated limited partnership agreements for OZ Management and OZ Advisors I will be entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and our existing owners as limited partners, and an amended and restated limited partnership agreement for OZ Advisors II will be entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and our existing owners as limited partners. Each of these limited partnership agreements will be substantially similar in form and we have described below the material provisions of one such agreement which is generally applicable to all such agreements. We refer to such agreements collectively as the “operating group limited partnership agreements.”

Management

The business and affairs of each limited partnership will be managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the operating group limited partnership agreements, the limited partners, in their capacity as limited partners, will have no part in the management of the limited partnership and will have no authority or right to act on behalf of or bind the limited partnership in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the operating group limited partnership agreements are conclusive and absolutely binding upon the limited partnership and its partners.

Partner Management Committee

The operating group limited partnership agreements will provide for the establishment of a Partner Management Committee. The Partner Management Committee will be a committee comprised of seven partners, which shall consist initially of Daniel Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga, Harold Kelly and James K. Brown, with Mr. Och serving as Chairman. The Partner Management Committee shall act by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means a partner’s required withdrawal, other than with respect to Mr. Och, from the Och-Ziff Operating Group entities or his voluntary termination of his active involvement with us for any reason. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either (1) replace Mr. Och with a partner to serve as Chairman, until such partner’s withdrawal, death, disability or removal by the other members of the Partner Management Committee or (2) reduce the size of the committee to the remaining members (in which event, there shall be no Chairman of the Partner Management Committee, and the remaining members will act by majority vote). Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the operating group limited partnership agreements, the general partner of each limited partnership will delegate to the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our partners continue to hold at least 40% of the total combined voting power of our outstanding Class A shares and Class B shares, but subject to the authority of our compensation committee as described under “Management—Committees of the Board of Directors—Compensation Committee.” We do not currently intend to make such distributions but have issued the Class C Non-Equity Interests to preserve the flexibility to do so in the future in a manner consistent with our overall structure and compensation philosophy. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote); provided that any such distributions to any partner who is also our Chief Executive Officer or any of our other executive officers must be determined by our compensation committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and if made to all such holders need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. See “Management—Compensation Discussion and Analysis” for a description of our compensation philosophy. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee as provided under “—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights” and will delegate to the Chairman of the Partner Management Committee or, with respect to the Chairman or if there is no Chairman, the full committee acting by majority consent, authority to approve transfers of Och-Ziff Operating Group A Units in accordance with the operating group limited partnership agreements as described under “—Transfer and Other Restrictions Applicable to Limited Partners Other Than the Ziffs.”

Partner Performance Committee

The operating group limited Partnership agreements will provide for the establishment of a Partner Performance Committee. The Partner Performance Committee will be a committee comprised of six partners, which shall consist initially of Daniel Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga and Harold Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such partner’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not also serve as Chairman), until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the operating group limited partnership agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any partner, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture.” At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.

Partnership Interests

As of the completion of the Transactions, the Och-Ziff Operating Group A Units, the Och-Ziff Operating Group B Units and the Class C Non-Equity Interests of the applicable partnership will constitute all limited partner interests in the partnership and will be designated as “Class A common units,” “Class B common units” and “Class C Non-Equity Interests,” respectively. A Class A common unit and a Class B common unit will constitute common equity interests in the partnership and, except as expressly provided in the operating group limited partnership agreements, will entitle the holder thereof to equal rights, other than voting rights, under our operating group limited partnership agreements, including with respect to distributions. The Operating Group Equity Units will have no preference or priority over other securities of the Och-Ziff Operating Group and, upon liquidation, dissolution or winding up, would be entitled to any assets remaining after payment of all debts and liabilities of the Och-Ziff Operating Group. The Class C Non-Equity Interests are being issued and may be issued in the future solely for the purpose of making future discretionary income allocations, if any, to holders thereof and will not represent common equity interests in the partnership. See “Management—Compensation Discussion and Analysis.” The Class C Non-Equity Interests will not be entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group Entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary income allocations. As of the completion of this offering, the respective intermediate holding company of each limited partnership in its capacity as a limited partner will hold all of the Och-Ziff Operating Group B Units of the limited partnership, our existing owners will hold all of the Och-Ziff Operating Group A Units of the limited partnership and our existing partners will hold all of the Class C Non-Equity Interests.

From time to time, the general partner may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (b) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (c) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (d) the voting rights, if any, of holders of each such class or series of units; and (e) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for Class A shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited.

Distributions

Subject to the terms of any additional classes or series of units established by the general partner, distributions will be made, after distributions for taxes, as and when determined by the general partner, to the partners in accordance with their respective Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units, whether or not vested. Similarly, discretionary income allocations will be made to holders of the Class C Non-Equity Interests as and when determined by the Chairman of the Partner Management Committee or, in the event there is no Chairman, by majority vote of the Partner Management Committee (in conjunction with our compensation committee) or by the general partner at such time as our partners hold less than 40% of the total combined voting power of our company. We currently do not intend to make any distributions on the Class C Non-Equity Interests. The general partner interest in the limited partnership held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause the limited partnership to make distributions of cash, units or other assets or property of the limited partnership. No partner has the right to demand that the limited partnership distribute any assets in kind to such partner.

Vesting; Forfeiture

The operating group limited partnership agreements will provide that, upon consummation of this offering, all of the Och-Ziff Operating Group B Units held by our intermediate holding companies will be fully vested. All of the Class C Non-Equity Interests held by a partner will be cancelled upon such partner’s withdrawal, death or disability. The operating group limited partnership agreements will also provide that, upon consummation of this offering and the use of proceeds therefrom (including the use of proceeds from any exercise of the underwriters’ option to purchase additional Class A shares), all of the Och-Ziff Operating Group A Units then held by Mr. Och, our 17 other existing partners and the Ziffs (the “IPO Date Och-Ziff Operating Group A Units”) will vest, subject to such partner’s continued active involvement with us, in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary date of this offering. Accordingly, such partners’ and the Ziffs’ Och-Ziff Operating Group A Units will vest at the rate of 20% per year for five years after this offering. These vesting requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman). Och-Ziff Operating Group A Units purchased with proceeds from this offering (including proceeds from any exercise of the underwriters’ option to purchase additional Class A shares) and with the proceeds from the sale of Class A shares to DIC Sahir will be deemed to have been fully vested on purchase.

The operating group limited partnership agreements will further provide that, in the event a partner (a “Forfeiting Partner”) (a) voluntarily terminates his active involvement with us for any reason prior to the fifth anniversary of the consummation of this offering, (b) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the fifth anniversary of the consummation of this offering or (c) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), such Forfeiting Partner’s unvested Och-Ziff Operating Group A Units (and all distributions received with respect to such Och-Ziff Operating Group A Units after the date of Forfeiture Event) shall be forfeited (such Och-Ziff Operating Group A Units subject to forfeiture and related distributions, the “Forfeitable Interests”) as of the Reallocation Date (as defined below) to our existing partners who continue to be actively involved with us as of the Reallocation Date (the “Continuing Partners”) in proportion to the Och-Ziff Operating Group A Units held by the Continuing Partners at the time of this offering. Initially, Mr. Och shall serve as Chairman of the Partner Performance Committee. Mr. Och shall not be subject to termination by the Partner Performance Committee. The Ziffs’ interest will not be subject to forfeiture. As a result:

•

in the event such Forfeiture Event occurs prior to the first anniversary of the consummation of this offering, 100% of such Forfeiting Partner’s IPO Date Och-Ziff Operating Group A Units shall be forfeited;

•

in the event such Forfeiture Event occurs on or after the first anniversary of the consummation of this offering but prior to the second anniversary of the consummation of this offering, 80% of such Forfeiting Partner’s IPO Date Och-Ziff Operating Group A Units shall be forfeited;

•

in the event such Forfeiture Event occurs on or after the second anniversary of the consummation of this offering but prior to the third anniversary of the consummation of this offering, 60% of such Forfeiting Partner’s IPO Date Och-Ziff Operating Group A Units shall be forfeited;

•

in the event such Forfeiture Event occurs on or after the third anniversary of the consummation of this offering but prior to the fourth anniversary of the consummation of this offering, 40% of such Forfeiting Partner’s IPO Date Och-Ziff Operating Group A Units shall be forfeited; and

•

in the event such Forfeiture Event occurs on or after the fourth anniversary of the consummation of this offering and prior to the fifth anniversary of the consummation of this offering, 20% of such Forfeiting Partner’s IPO Date Och-Ziff Operating Group A Units shall be forfeited.

Effect of Forfeiture.    None of the forfeited Forfeitable Interests shall return to or benefit us or the partnership. Rather, Forfeitable Interests will be allocated among the Continuing Partners in proportion to the Och-Ziff Operating Group A Units held by the Continuing Partners at the time of this offering.

To the extent that a Continuing Partner receives Forfeitable Interests of a Forfeiting Partner, such Forfeitable Interests shall be deemed to be interests of the Continuing Partner receiving such Forfeitable Interests for all purposes of the operating group limited partnership agreements; provided that the Continuing Partner receiving such Forfeitable Interests shall be permitted to exchange his Och-Ziff Operating Group A Units and sell the Class A shares issued in respect thereof, without regard to any transfer restrictions, such number of Forfeitable Interests received by such Continuing Partner as required to pay taxes payable as a result of the receipt of such interests.

The forfeiture provisions shall lapse with respect to a partner and such partner’s permitted transferees if such partner dies or becomes disabled prior to a Forfeiture Event with respect to such partner.

Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any remaining investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds.

The forfeiture provisions of the operating group limited partnership agreements may be amended and the terms and conditions of such agreement related to such provisions may be waived, changed or modified upon the approval of the Chairman of the Partner Management Committee (or of a majority of the Partner Management Committee if there is no Chairman). We, our shareholders and the partnership have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

For the purposes of the operating group limited partnership agreements:

“cause” means that a partner (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over our company or our affiliates to have, or has entered into a consent decree determining that such partner, violated any applicable regulatory requirement or a rule of a self regulatory organization; (iv) has, in the capacity as a partner, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to our company or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such partner a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such partner or for any substantial part of the property of such partner, or such partner has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the operating group limited partnership agreements.

“Reallocation Date” means, as to the Forfeitable Interests to be forfeited to any Continuing Partner, the date which is the earlier of (a) the date that is six months after the applicable Forfeiture Event and (b) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of equity securities of our company by any such Continuing Partner which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

The Ziffs’ interest shall not be subject to forfeiture.

Transfer and Other Restrictions Applicable to Limited Partners Other Than the Ziffs

Generally.    A limited partner may not transfer all or any of such limited partner’s units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, a limited partner may (i) transfer units pursuant to the exchange agreement, (ii) transfer units to a permitted transferee of such partner upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below, (iii) transfer units upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below, (iv) transfer units received in connection with a Forfeiture Event as provided under “—Vesting; Forfeiture—Effect of Forfeiture” or (v) transfer units in connection with the exercise of the co-sale rights described below under “—Certain Co-Sale Rights.” A limited partner may not, without the consent of the general partner, withdraw from the partnership prior to the partnership’s termination.

Limited partners holding a majority of the outstanding Och-Ziff Operating Group B Units have the right to remove the general partner at any time, with or without cause. Upon the withdrawal or removal of the general partner, limited partners holding a majority of the outstanding Och-Ziff Operating Group B Units shall have the right to appoint a successor general partner; provided, that any successor general partner must be a direct or indirect wholly owned subsidiary of Och-Ziff.

Transfers Approved by the Partner Management Committee and Other Transfers.    The operating group limited partnership agreements also provide that no limited partner including such limited partner’s permitted transferee(s), may, directly or indirectly, voluntarily effect any transfer of his interests in the partnership other than to any of such partner’s permitted transferees, except as set forth below. In addition, transfers to permitted transferees will require the consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), which consent may not be unreasonably withheld. On and after the fifth anniversary following this offering, such consent may be given by the Chairman of the Partner Management Committee or the full Partner Management Committee acting by majority consent.

A “permitted transferee” means with respect to each of our limited partners and its permitted transferees (a) a charitable organization controlled by such partner, (b) a trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendents of such partner and his spouse, (c) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such partner, his spouse and his lineal descendents and (d) a legal or personal representative of such partner in the event of his disability.

The operating group limited partnership agreement will provide that the Chairman of the Partner Management Committee (or a majority of the full committee with respect to the Chairman or if there is no Chairman) may approve an exchange of a limited partner’s Och-Ziff Operating Group A Units to permit a sale of Class A shares issued in respect thereof pursuant to an exercise of registration rights by the demand committee under the registration rights agreement. See “—Registration Rights Agreement.” The demand committee will consist of the members of the Partner Management Committee. In such event, any partner and such partner’s permitted transferee(s) may transfer the Och-Ziff Operating Group A Units that have vested as provided above in such amount to permit the transfer of the number of Class A shares issued in respect thereof permitted to be included in the registration under the registration rights agreement. In addition, after the fifth anniversary of this offering, there will be no restrictions on exchanges by any of our partners of their Och-Ziff Operating Group A Units for Class A shares under the exchange agreement, and transfers to effect such exchanges will be unrestricted. On or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A shares held by our existing owners or issuable upon exchange of their Och-Ziff Operating Group A Units.

Notwithstanding anything in the operating limited partnership agreements to the contrary, with the prior consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), each partner and such partner’s permitted transferees may transfer vested interests in our business beneficially owned by them to any person in accordance with Rule 144 or in a transaction exempt from the registration requirements of the Securities Act.

The foregoing transfer restrictions may be waived at any time by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Minimum Ownership Requirements

Each partner actively involved with us, including Mr. Och, will be required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 25% of the vested interests in our business received by him, without reduction for dispositions. Such minimum ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman). The Ziffs’ equity interest in our business will not be subject to any minimum retained ownership requirements.

Restrictions on Transfer of the Ziffs’ Interest in Our Business

Upon completion of the Reorganization, the Ziffs will also hold equity interests in our business that will be subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but will not be subject to forfeiture or minimum retained ownership requirements. The operating group limited partnership agreements will provide that the Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization that are purchased with proceeds from this offering, including proceeds from any exercise by the underwriters of their option to purchase additional Class A shares, will be deemed fully vested upon such purchase and will be cancelled upon purchase. All other Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization will be unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by the Ziffs upon completion of this offering (including after giving effect to the exercise of the underwriters’ option to purchase additional Class A shares) and the sale of Class A shares to DIC Sahir will be unvested. Such units will vest in equal installments on each anniversary date of this offering for five years, beginning on the first anniversary of this offering. The Ziffs will be restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs will not have any demand registration rights with respect to any Class A shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but will have the same “piggyback” registration rights as our existing partners and will be entitled to include their Class A shares in the shelf registration statement that we will be required to file on or prior to the fifth anniversary of this offering. In addition, following the first anniversary of this offering, the Ziffs also will generally be entitled under the exchange agreement, in any given fiscal quarter, to exchange their Och-Ziff Operating Group A Units for Class A shares in an amount equal to up to the lesser of (i) 3.3% of the total issued and outstanding Class A shares at the time of such exchange and (ii) 5% of the Class A shares that would have been held by them had they converted all of their Och-Ziff Operating Group A Units into Class A shares immediately prior to the completion of this offering. The Ziffs will generally be entitled to sell any such Class A shares received on any such exchange, subject to applicable law. The Ziffs will also be permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time. The Ziffs will invest approximately 50% of the after-tax proceeds received by them in connection with this offering into our funds, which investments will be subject to the lock-up period applicable to the funds in which the Ziffs choose to invest.

Certain Co-Sale Rights

Our partners and the Ziffs will be entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs will not be subject to this selling obligation.

Issuance of Equity Securities by Och-Ziff

If Och-Ziff issues any equity securities, it is expected that (i) Och-Ziff will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of this offering, to the extent that as of the date of such acquisition Och-Ziff Corp and the partners and their respective permitted transferees own interests in such entity that are in proportion to their respective ownership interests in OZ Management and OZ Advisors I on such date (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of this offering, to the extent that as of the date of such acquisition Och-Ziff Holding and the partners and their respective permitted transferees own interests in such entity that are in proportion to their respective ownership interests in OZ Advisors II on such date (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp. and Och-Ziff Holding (as provided in (ii), (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the limited partnership, the general partner will receive (x) in the case of an issuance of Class A shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B shares, a new class or series of units or other equity securities of the limited partnership with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the limited partnership); and (vi) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.

In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the limited partnership shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the limited partnership) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.

Limitation on Partner Liability

The debts and liabilities of the limited partnership, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of a limited partnership, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.

Indemnification and Exculpation

To the fullest extent permitted by applicable law, the general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the limited partnership for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the limited partnership unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only and no limited partner has any personal liability for any such claims.

To the fullest extent permitted by applicable law, the general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the limited partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct, as determined by the general partner. The general partner and its affiliates, officer, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the limited partnership and upon such information, opinions, reports or statements presented to the limited partnership by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited partnership.

Dissolution

The limited partnership will be dissolved and its affairs will be wound up upon the first to occur of (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the limited partnership. Except as provided in the operating group limited partnership agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Och-Ziff Operating Group B Units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of Och-Ziff Operating Group A Units will not have the right to vote their Och-Ziff Operating Group A Units with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of the limited partnership, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units will be entitled to receive the remaining assets of the limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.

Amendments

Except as may be otherwise required by law, the operating group limited partnership agreements may be amended by the general partner without the consent or approval of any limited partners; except that, generally, (i) if an amendment adversely affects the rights of a unit holder (other than the Ziffs or any transferee thereof) other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment, (ii) no amendment may adversely affect the rights of a class of unit holders (other than the Ziffs or any transferee thereof) without the consent of holders of a majority of the outstanding units of such class (other than units held by the Ziffs or any transferee thereof), (iii) these amendment provisions may not be amended without the written consent of partners holding a majority of the Och-Ziff Operating Group A Units then owned by all partners, and (iv) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group A Units and their reallocation to other partners may only be amended by the Chairman of the Partner Management Committee or, if there is no Chairman, by the full committee acting by majority consent.

No amendment to the operating group limited partnership agreements which is materially adverse to the Ziffs may be made without the written consent of the Ziffs, unless such amendment similarly affects all or a substantial number of the other limited partners, in which case the consent of the Ziffs shall not be required; provided that no amendment may be made without the written consent of the Ziffs if such amendment would have the effect of (i) adversely altering the rights of holders of Och-Ziff Operating Group A Units without similarly altering the rights of holders of Och-Ziff Operating Group B Units, except to the extent that such alteration of the rights of holders of Och-Ziff Operating Group A Units is required by applicable law or regulation, (ii) adversely altering the Ziffs’ rights to transfer their units or to participate in any registrations, except to the extent that such alteration is required by applicable law or regulation, (iii) reducing the Ziffs’ interest in greater proportion than Mr. Och’s interest in Och-Ziff Operating Group A Units is reduced, (iv) reducing distributions to the Ziffs in greater proportion than distributions to Mr. Och, solely in his capacity as a holder of Och-Ziff Operating Group A Units and not in any other capacity including his capacity as a holder of Class C Non-Equity Interests, are reduced, or (v) reducing distributions to the Ziffs in greater proportion than distributions to the holders of Och-Ziff Operating Group B Units are reduced.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners will be subject to certain obligations and restrictions in the operating group limited partnership agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters, as more fully described under “Management—Non-Competition, Non-Solicitation and Confidentiality Restrictions.”

Expense Allocation Agreement

We intend to enter into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies, (ii) obligations incurred under the tax receivable agreement and (iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.

Advances and Reimbursements

Prior to this offering we were a privately owned firm and we made advances to certain of our executive officers and made payments for certain personal expenses on behalf of our executive officers, which payments and advances have been fully reimbursed by the executive officers. These advances were non-interest bearing. The maximum amounts outstanding for each of the fiscal years ended December 31, 2006, 2005 and 2004 and for the period from January 1, 2007 through the first filing of the registration statement relating to this offering, respectively, are as follows: for Mr. Och, $26.6 million, $44.1 million, $9.3 million and $67.8 million; for Mr. Windreich, $3.7 million, $2.9 million, $481,234 and $35,800; for Mr. Frank, $238,806, $11,694, $3,625 and $32,992 ; for Mr. Cohen, $1.9 million, $1.6 million, $328,745 and $200,380; and for Mr. Varga, $1.9 million, $3.0 million, $805,900 and $102,165. Prior to filing the registration statement relating to this offering, we implemented a policy prohibiting advances by us to our officers and directors. We no longer make advances or payments on behalf of our officers or directors.

Our corporate aircraft is used primarily for business purposes. Occasionally, Daniel Och has used the aircraft for personal use. Prior to 2006, we bore all costs of operating the aircraft; however, starting in 2006, we began to charge for such use based on market rates. Revenues from non-business use of the corporate aircraft for the year ended December 31, 2006 and the period from January 1, 2007 through September 30, 2007, in the aggregate, $985,200 and $506,400, respectively. For years ended December 31, 2005 and 2004, costs associated with Mr. Och’s personal use of our corporate aircraft were approximately $480,027 and $359,038, respectively.

Investment Activities

Our executive officers and directors may invest their own capital in the Och-Ziff funds pursuant to the terms and conditions of our funds. Historically, we have not charged management fees and incentive income on investments made by us, our partners and other affiliated parties. After this offering, we will charge management fees and receive incentive income on investments made by our partners (but not by us or such other affiliated parties) in our funds on and after the closing date of this offering (other than in respect of investments made with distributions from deferred balances). See Notes 3 and 12 to our audited combined consolidated financial statements included elsewhere in this prospectus for additional information. In addition, certain investments were made by us in our funds on behalf of our existing owners. These investments, which were approximately $292.8 million at September 30, 2007, will be distributed in the form of limited partnership interests in the respective funds prior to completion of this offering.

As of December 31, 2005, we had investments of $25.6 million in a fund managed by Daniel Och’s brother. We earned approximately $648,000 and $650,000, included within Och-Ziff funds income, on these investments during the years ended December 31, 2006 and 2005, respectively. No amounts were earned in 2007.

Indemnification and Employment Agreements

Prior to completion of this offering, we intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide for indemnification against certain liabilities and for the for the advancement or payment of expenses, as more fully described under “Management—Limitation of Liability and Indemnification.” Mr. Varga is party to an employment agreement with our Hong Kong subsidiary, as described under “Management—Executive Compensation.”

Related Person Transaction Policy

In connection with this offering, we will adopt a written Related Person Transaction Policy. The Policy applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to the Chief Legal Officer any “related person transaction” (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts about the transaction. The Chief Legal Officer will then assess and promptly communicate that information to the nominating, corporate governance and conflicts committee. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this Policy, the transaction will be referred to the committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our Class A shares and Och-Ziff Operating Group A Units, which at any time and from time to time (subject to vesting, minimum retained ownership requirements and transfer restrictions) are exchangeable for Class A shares on a one-for-one basis (or, at our option, a cash equivalent). No Class A shares were outstanding prior to completion of the Transactions. The information is presented for (1) each person known to us to beneficially own more than 5% of any class of the outstanding shares of Och-Ziff Capital Management Group LLC, (2) each of our directors and director nominees, (3) each of our executive officers and (4) all directors, our director nominees and all executive officers as a group. Our existing owners owned all of the Och-Ziff Operating Group A Units prior to the completion of the Transactions. See “Our Structure.”

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the interests shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Amount and Nature of Beneficial Ownership
	Och-Ziff Operating Group(1)						Och-Ziff Capital Management Group LLC
	Group A Units						Class A Shares(2)				Total Voting Power(3)
	Prior to this Offering (A)		After the Transactions Assuming the Underwriters’ Option is Not Exercised (B)		After the Transactions Assuming the Underwriters’ Option is Exercised in Full (C)		After the Transactions Assuming the Underwriters’ Option is Not Exercised (D)		After the Transactions Assuming the Underwriters’ Option is Exercised in Full (E)		After the Transactions Assuming the Underwriters’ Option is Not Exercised (F)	After the Transactions Assuming the Underwriters’ Option is Exercised in Full (G)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	Number	%	%	%
Daniel Och(4)	186,911,068	48.5%	150,940,276	48.5%	148,320,286	48.5%	—	—	—	—	79.1%	77.6%

David Windreich(5)	43,244,154	11.2%	34,921,872	11.2%	34,315,706	11.2%	—	—	—	—	—	—

Joel Frank(6)	8,281,853	2.1%	6,688,021	2.1%	6,571,932	2.1%	—	—	—	—	—	—

Michael Cohen(7)	25,872,603	6.7%	20,893,454	6.7%	20,530,790	6.7%	—	—	—	—	—	—

Zoltan Varga	15,602,151	4.1%	12,599,537	4.1%	12,380,837	4.1%	—	—	—	—	—	—

Harold Kelly(8)	11,901,166	3.1%	9,610,802	3.1%	9,443,980	3.1%	—	—	—	—	—	—

Jeffrey C. Blockinger	—	—	—	—	—	—	—	—	—	—	—	—

Allan S. Bufferd	—	—	—	—	—	—	—	—	—	—	—	—

Jerome P. Kenney	—	—	—	—	—	—	—	—	—	—	—	—

Ziffs(9)	38,523,829	10.0%	31,109,968	10.0%	30,569,968	10.0%	—	—	—	—	—	—

DIC Sahir(10)	—	—	—	—	—	—	38,138,571	51.4%	38,138,571	47.9%	10.8%	10.8%

All executive officers and directors as a group (nine persons)	291,812,995	75.7%	235,653,962	75.7%	231,563,531	75.7%	—	—	—	—	79.1%	77.6%

(1)	We conduct our business through the Och-Ziff Operating Group, which consists of separate entities owned and operated by our existing owners. Prior to completion of this offering, we will effect a Reorganization whereby each of our existing owner’s interest in our business will be reclassified, for financial accounting purposes, into an equity interest in our business. Beneficial ownership of Och-Ziff Operating Group A Units is based on the number of Och-Ziff Operating Group A Units issued and outstanding after giving effect to the Reorganization. See “Our Structure—The Transactions.”
(2)	No Class A shares were outstanding prior to completion of this offering.
(3)	Each existing partner holds a number of Class B shares equal to the number of Och-Ziff Operating Group A Units held by such partner. The Class A shares and the Class B shares entitle the holder to one vote per share, and the Class A shareholders and Class B shareholders generally vote together as a single class on matters submitted to a vote of our securityholders. The Ziffs will not hold any Class B shares. Our existing partners will grant to the members of the Class B Shareholder Committee, which initially consists solely of our founder, Daniel Och, an irrevocable proxy to vote all of the Class B shares as such members shall determine, which proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our company. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(4)	Och-Ziff Operating Group A Units amounts include beneficial ownership interests held by six Grantor Retained Annuity Trusts, which are for the benefit of members of the Och family. These trusts hold approximately 60% of Mr. Och’s aggregate beneficial ownership of OZ Management and OZ Advisors II and approximately 55% of his aggregate beneficial ownership of OZ Advisers I. Mr. Och and these trusts collectively beneficially own proportionate interests in each of the Och-Ziff Operating Group entities, but such interests are held disproportionately by Mr. Och and each of the individual trusts. Disproportionate interests in the Och-Ziff Operating group entities may only be exchanged for Class A shares if and when they are combined to form Och-Ziff Operating Group A Units. All amounts reflected in the table above assume all of such disproportionate interests are combined to form Och-Ziff Operating Group A Units. Total voting power percentages reflect all Class B shares subject to the irrevocable voting proxy described in Note (3) above.

(5)	Includes an aggregate of 12,973,285, 10,476,593 and 10,294,742 Och-Ziff Operating Group Group A Units in columns (A), (B) and (C), respectively, beneficially owned by The David Windreich GRAT I and The David Windreich GRAT II. Each of the trusts referenced above is for the benefit of members of the Windreich family.

(6)	Includes 1,242,393, 1,003,296 and 985,881 Och-Ziff Operating Group A Units in columns (A), (B) and (C), respectively, beneficially owned by The Joel M. Frank 2007 Annuity Trust, for the benefit of members of the Frank family.

(7)	Includes an aggregate of 8,536,880, 6,893,969 and 6,774,305 Och-Ziff Operating Group Group A Units in columns (A), (B) and (C), respectively, beneficially owned by The Michael Cohen GRAT I and The Michael Cohen GRAT II. Each of the trusts referenced above is for the benefit of members of the Cohen family.

(8)	Includes 3,927,504, 3,171,661 and 3,116,608 Och-Ziff Operating Group Group A Units in columns (A), (B) and (C), respectively, beneficially owned by The Harold A. Kelly, Jr. 2007 Annuity Trust, for the benefit of members of the Kelly family.

(9)	The Ziffs’ interest is held through Ziff Investors Partnership, L.P. II and Ziff Investors Partnership, L.P. IIA, investment vehicles owned by the Ziff family. The address for each of these entities is c/o Ziff Brothers Investments, L.L.C., 350 Park Avenue, 11th floor, New York, New York 10022.

(10)	DIC Sahir Limited is a wholly owned subsidiary of DIC. DIC is a wholly owned subsidiary of Dubai Holding LLC, which is majority owned by certain members of the Ruling Family of Dubai in their private capacity. The address for DIC Sahir is c/o Dubai International Capital LLC, P.O. Box 72888, The Gate, East Wing 13th Floor, DIFC, Sheikh Zayed Road, Dubai, United Arab Emirates.

DESCRIPTION OF NEW TERM LOAN

On July 2, 2007, we entered into a new $750.0 million term loan under which OZ Management is the borrower. The term loan was amended on October 26, 2007. We used a portion of the proceeds for general corporate purposes to purchase interests in our real estate business from one of our joint venture partners and we intend to use the remaining $720.8 million of the proceeds to make the Term Loan Distributions (of which $700 million has already been distributed). The following is a description of the material terms of our new term loan, as amended, and is qualified in its entirety by the terms of the amended term loan agreement governing the term loan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Guarantees

The obligations of OZ Management are guaranteed by OZ Advisors I, OZ Advisors II and any subsequently acquired or organized material domestic subsidiaries of OZ Management, OZ Advisors I and OZ Advisors II, unless (a) such subsidiary being a guarantor would require the consent of a third party or is otherwise contractually prohibited or (b) such subsidiary is not wholly owned by OZ Management, OZ Advisors I, OZ Advisors II or any of their respective subsidiaries.

Term and Interest Rate

The term loan has a term of five years and bears interest, at OZ Management’s option, at an annual rate of (a) the Base Rate or (b) LIBOR plus 0.75%. “Base Rate” is equal to the greater of (i) the prime rate or (ii) the federal funds effective rate plus 50 basis points. Commencing on December 31, 2008, the term loan will be payable in equal quarterly installments in an aggregate amount equal to 1% per annum of the original $750.0 million principal amount, and the balance will be payable at maturity.

Security for the Term Loan

In the event that all or any portion of the term loan remains outstanding as of December 31, 2007, which we currently anticipate will be the case, the term loan will be secured by a first priority lien on substantially all assets of OZ Management and the guarantors of the term loan, including, without limitation, all personal, real and mixed property, including rights to payment under all management agreements and incentive income arrangements payable to OZ Management and the guarantors (other than Deferred Balances). In addition, in the event that all or any portion of the term loan remains outstanding as of December 31, 2007, which we currently anticipate will be the case, the term loan will be secured by a first priority security interest in 100% of the capital stock of each subsequently acquired or organized material domestic subsidiary of OZ Management, 65% of the capital stock of each subsequently acquired or organized first tier direct material foreign subsidiary of OZ Management and all intercompany debt of OZ Management and any guarantor; provided that interests in certain joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties will not be required to be pledged.

Facility Fee

OZ Management has paid the administrative agent a facility fee equal to 0.75% of the maximum amount of the term loan.

Payment Terms

OZ Management is required to make payments of interest in arrears on each interest payment date (to be determined depending on interest period elections made by OZ Management) and, commencing on December 31, 2008, payments of principal on the last day of each fiscal quarter.

Voluntary Prepayment

OZ Management is able to prepay loans under the term loan in whole or in part, without penalty or premium, subject to certain minimum amounts and increments.

Mandatory Prepayment

OZ Management is required to prepay the term loan with any net insurance or condemnation proceeds; provided that so long as no default or event of default has occurred and is continuing, OZ Management has the option to reinvest such proceeds within one year of receipt in assets useful to the business of OZ Management, OZ Advisors, OZ Advisors II and certain of their subsidiaries.

Affirmative and Negative Covenants

OZ Management, OZ Advisors I and OZ Advisors II are prohibited from further encumbering their assets, subject to certain exceptions; encumbering or restricting certain subsidiaries from paying dividends or making distributions, subject to certain exceptions; transactions with shareholders or affiliates, subject to certain exceptions; engaging in a substantially different line of business and amending their organizational documents in a manner materially adverse to the lenders, in each case, without the prior written consent of a majority of the lenders.

In addition, OZ Management, OZ Advisors I and OZ Advisors II are permitted to incur unsecured indebtedness so long as, after giving effect to the incurrence of such indebtedness, OZ Management is in pro forma compliance with a total leverage ratio of 3.0 to 1.0 and no default or event of default has occurred and is continuing. OZ Management, OZ Advisors I and OZ Advisors II are also permitted to make distributions to equity holders so long as no default or event of default exists immediately prior to or after giving effect to such distributions, the aggregate amount of such distributions during the prior 12 months does not exceed free cash flow for the prior 12 months and, after giving effect to such distributions, there exists cash on hand in an amount sufficient to pay all accrued and unpaid taxes of OZ Management, OZ Advisors I, OZ Advisors II and certain of their subsidiaries.

Free cash flow for any period includes the combined net income or loss of each of OZ Management, OZ Advisors I and OZ Advisors II and certain of their subsidiaries, subject to certain additions and deductions for taxes, interest, depreciation, amortization and other non-cash charges for such period, less total interest paid, expenses in connection with the purchase of property and equipment, distributions to equity holders to pay taxes, realized gains or losses on investments and dividends and interest from investments.

Events of Default

The term loan agreement includes events of default and events of acceleration, including, without limitation, payment defaults, failure to comply with term loan covenants, cross-acceleration to other material indebtedness, bankruptcy, insolvency and change of control. If any event of default other than a bankruptcy or insolvency event of default occurs, then upon the request of a majority of the lenders or with their consent, all amounts owed under the term loan agreement will become immediately due and payable and the administrative agent may enforce all liens and security interest securing the term loan agreement. If a bankruptcy or insolvency event of default occurs, then the amounts due under the term loan agreement will automatically become due and payable.

DESCRIPTION OF SHARES

The following descriptions of our shares and provisions of our operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to our operating agreement, a form of which is included as Appendix A to this prospectus. Purchasers of Class A shares in this offering will be deemed to become party to, and will be bound by, our operating agreement.

Upon consummation of this offering, our authorized shares will consist of one billion Class A shares, 750 million Class B shares and 250 million preferred shares.

Shares

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, there will be 74,138,571 Class A shares and 279,989,556 Class B shares outstanding (or 79,538,571 and 275,129,556, respectively, if the underwriters elect to exercise their option to purchase additional Class A shares in full), excluding Class A restricted share units to be granted to certain employees in connection with this offering.

Class A shares

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, all of the outstanding Class A shares will be duly issued. Upon payment in full of the consideration payable with respect to the Class A shares, as determined by our Board of Directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, or the “Delaware LLC Act”). No holder of Class A shares will be entitled to preemptive, redemption or conversion rights.

Voting Rights.    The holders of Class A shares will be entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights,” “—Board Representation” and “—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities” for a discussion of certain approval and board representation rights of the Class B shareholders and the proxy granted to the Class B shareholders committee.

Distribution Rights.    Holders of Class A shares will share ratably (based on the number of Class A shares held) in any distribution declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. See “Cash Distribution Policy.” Distributions consisting of Class A shares may be paid only as follows: (i) Class A shares may be paid only to holders of Class A shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights.    Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments.

Other Matters.    In the event of our merger or consolidation with or into another entity in connection with which our Class A shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief each holder of our Class A shares also is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Class B shares

All of the outstanding Class B shares have been duly issued. Upon payment in full of the consideration payable with respect to the Class B shares, as determined by our Board of Directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of Delaware LLC Act). No holder of Class B shares is entitled to preemptive, redemption or conversion rights.

Voting Rights.    The holders of our Class B shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Class B Shareholder Committee; Proxy and Approval Rights,” “—Board Representation” and “—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities” for a discussion of certain approval and board representation rights of the Class B shareholders and the proxy granted by the Class B shareholders to the Class B Shareholder Committee.

Distribution Rights.    Holders of our Class B shares do not have any right to receive distributions with respect to such Class B shares other than distributions consisting of Class B shares paid proportionally with respect to each outstanding Class B share.

Liquidation Rights.    Upon our liquidation, dissolution or winding up, no holder of Class B shares will have any right to receive distributions with respect to such Class B shares.

Preferred Shares

Our operating agreement authorizes our Board of Directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A shareholders. Our Board of Directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our Board of Directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class (other than Class B shares) or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A shares might believe to be in their best interests or in which holders of Class A shares might receive a premium for their Class A shares over the market price of the Class A shares.

Listing

Our Class A shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol “OZM”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A shares and our Class B shares is American Stock Transfer & Trust Company.

Och-Ziff Capital Management Group LLC Limited Liability Company Agreement

Organization and Duration

Our limited liability company was formed on June 6, 2007 as Och-Ziff Capital Management Group LLC and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our Board of Directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our Board of Directors determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Relationship with Och-Ziff Operating Group Entities

Under our operating agreement, we must receive the consent of the Class B Shareholder Committee, which initially consists solely of Mr. Och, before we or our subsidiaries, as applicable, engage in the following actions:

(i)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) directly or indirectly entering into or conducting any business or holding any assets other than (a) business conducted and assets held by the Och-Ziff Operating Group and its subsidiaries, (b) ownership, acquisition and disposition of equity interests in our subsidiaries, (c) the management of the business of the Och-Ziff Operating Group, (d) making loans and incurring indebtedness that is otherwise not prohibited under our operating agreement, (e) the offering, sale, syndication, private placement or public offering of securities or other interests in compliance with our operating agreement, (f) any financing or refinancing related to the Och-Ziff Operating Group and its subsidiaries, (g) any activity or transaction contemplated by the shareholders’ agreement or the Exchange Agreement, and (h) any activities incidental to the foregoing;

(ii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) incurring or guaranteeing any indebtedness other than that incurred in connection with an exchange under the Exchange Agreement and indebtedness to the company or any of its subsidiaries;

(iii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) owning any assets other than permitted equity interests, permitted indebtedness, and such cash and cash equivalents as the Board of Directors deems reasonably necessary for us and our subsidiaries to carry out our respective responsibilities contemplated under our operating agreement;

(iv)	we or any of our subsidiaries disposing of any interest in Och-Ziff Corp, Och-Ziff Holding or the Och-Ziff Operating Group, or owning any interest in any person other than the Och-Ziff Operating Group entities or a wholly owned subsidiary that directly or indirectly owns an interest in the Och-Ziff Operating Group entities;

(v)	our issuing equity securities unless the proceeds of the issuance are contributed to the Och-Ziff Operating Group entities in exchange for equity securities of the Och-Ziff Operating Group entities with preferences, rights, terms and provisions that are substantially the same as those of such company equity securities and equal in number to the number of company equity securities issued;

(vi)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) contributing cash or other assets to the Och-Ziff Operating Group entities other than proceeds from the issuance of equity securities;

(vii)	our effecting or permitting any share split, subdivision, reverse share split, combination, pro rata distribution or any other recapitalization or reclassification of the Class A or Class B shares of the company or any Och-Ziff Operating Group entity units, unless similar transactions are effected concurrently such that (a) the ratio of outstanding Class A shares to outstanding Och-Ziff Operating Group B Units owned by the intermediate holding companies is maintained and (b) all Och-Ziff Operating Group entities have the same number of units outstanding;

(viii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) making any capital contribution to any Och-Ziff Operating Group entity unless a capital contribution is concurrently made to all of the Och-Ziff Operating Group entities and the values of the capital contributions to all Och-Ziff Operating Group entities are proportional to their relative equity values at the time;

(ix)	our permitting any Och-Ziff Operating Group entity to issue any equity securities to the company or any of its subsidiaries unless each other Och-Ziff Operating Group entity concurrently issues equity securities that are equal in number to and have substantially the same provisions as the equity securities issued by such Och-Ziff Operating Group entity;

(x)	our causing the Och-Ziff Operating Group entity to establish record dates for distribution payments unless they coincide with the record dates for distribution payments paid by the company;

(xi)	we or any of our subsidiaries preventing any Och-Ziff Operating Group A Units from being converted into an equal number of Och-Ziff Operating Group B Units by the Och-Ziff Operating Group entities if, as a result of an exchange pursuant to the exchange agreement, we or our subsidiaries acquire any Och-Ziff Operating Group A Units issued by the Och-Ziff Operating Group, unless otherwise determined or cancelled; and

(xii)	our permitting the repurchase or redemption of any equity securities from us or any of our subsidiaries (excluding the Och-Ziff Operating Group and their subsidiaries) except pursuant to our operating agreement.

Your Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a Class A share, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement, a form of which is included as Appendix A to this prospectus. Pursuant to our operating agreement, each shareholder and each person who acquires a Class A share or a Class B share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants to certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.

Duties of Officers and Directors; Limitations on Liability and Indemnification

Our operating agreement provides that our business and affairs shall be managed under the direction of our Board of Directors, which shall have the power to appoint our officers. Our operating agreement further provides that the authority and function of our Board of Directors and officers shall be identical to the authority and functions of a Board of Directors and officers of a corporation organized under the DGCL except as expressly modified by the terms of the operating agreement. Finally, our operating agreement provides the following with respect to the fiduciary duties and obligations owed to us and to our members, which will differ from the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively.

Our operating agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us, other than in instances of fraud, gross negligence and willful misconduct. Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our shareholders may not have remedies available against such individuals under applicable law. Under the DGCL, in contrast, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders; (ii) intentional misconduct or knowing violations of the law that are not done in good faith; (iii) improper redemption of stock or declaration of a dividend; or (iv) a transaction from which the director derived an improper personal benefit.

Second, our operating agreement provides that we will indemnify our directors and officers for acts or omissions to the fullest extent permitted by law other than in instances of fraud, gross negligence and willful misconduct, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and counsel fees and disbursements on a solicitor and investor basis) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been one of our directors or officers.

Under the DGCL, in contrast, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Third, our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our partners, our officers, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our Board of Directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by our nominating, corporate governance and conflicts committee, which is composed of independent directors, (ii) approved by shareholders holding a majority of our shares that are disinterested parties, (iii) on terms no less favorable than those generally provided to or available from unrelated third parties, or (iv) fair and reasonable to us. Accordingly, if such a resolution or course of action is approved by our nominating, corporate governance and conflicts committee or otherwise meets one or more of the above criteria, you will not be able to successfully assert a claim that such resolution or course of action constituted a breach of fiduciary duties owed to you by our officers, directors and their respective affiliates. Under the DGCL, in contrast, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.

Our operating agreement does not limit our liability under the U.S. federal securities laws.

Election and Removal of Members of Our Board of Directors

Our operating agreement will provide that our Board of Directors will initially consist of seven directors at the time of this offering. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II, and Class III directors will expire in 2008, 2009 and 2010, respectively. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors. Any vacancy on the Board of Directors, including any vacancy caused by any such removal, will be filled by a vote of the majority of directors then in office, subject to the terms of our shareholders’ agreement pursuant to which our Class B Shareholder Committee has certain rights to designate nominees for election to our Board of Directors and fill vacancies of such designees. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement—Board Representation” for a discussion of our obligations under the shareholders’ agreement to nominate directors designated by the Class B Shareholder Committee.

Expansion of Board of Directors

Our operating agreement provides that after the consummation of this offering we may not expand the size of our Board of Directors without the approval of the Class B Shareholder Committee.

Investments by Our Intermediate Holding Companies

Our operating agreement provides that we may not allow Och-Ziff Corp, Och-Ziff Holding, or any future intermediate holding company to make any investment, directly or indirectly, without the unanimous approval of all holders of Class B shares when such Class B shareholders would be required to contribute funds in order for such shareholders to maintain their respective ownership percentages in such entity.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Board of Directors. To adopt a proposed amendment, our Board of Directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total combined voting power of our outstanding Class A shares and Class B shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments.    No amendment may be made that would:

•

adversely affect the rights or preferences of any shares in a manner that is disproportionate to all other outstanding shares of the same class or series, without the consent of each shareholder holding any such disproportionately affected shares;

•

provide that we are not dissolved upon an election to dissolve our limited liability company by our Board of Directors that is approved by holders of a majority of the total combined voting power of our outstanding Class A shares and Class B shares;

•	change the term of existence of our company; or

•

give any person the right to dissolve our limited liability company other than our Board of Directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total combined voting power of our outstanding Class A shares and Class B shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total combined voting power of our outstanding Class A shares and Class B shares, voting together as a single class.

No Shareholder Approval.    Our Board of Directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;

•

the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•

a change that our Board of Directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as we specifically so designate;

•

an amendment that our Board of Directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our Board of Directors, or our officers, agents or trustees from in any manner being subjected to the provisions of the 1940 Act, or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our Board of Directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our operating agreement to be made by our Board of Directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

•

any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our Board of Directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our Board of Directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our Board of Directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of shares under the provisions of our operating agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our Board of Directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our Board of Directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in our operating agreement are satisfied, our Board of Directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our shareholders. The shareholders are not entitled to dissenters’ rights of appraisal under the operating agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Grantor Trust

In the future, our Board of Directors may consider implementing a reorganization without the consent of shareholders whereby a Delaware statutory trust (the “Trust”) would hold all of our outstanding Class A shares and each holder of Class A shares would receive common shares of the Trust in exchange for its shares. The board will have the power to decide, in its sole discretion, to implement such a trust structure. Our Trust would be treated as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each investor would be treated as the beneficial owner of a pro rata portion of the shares held by the Trust and shareholders would receive annual tax information relating to their investment on IRS Forms 1099 (or substantially similar forms as required by law), rather than on IRS Schedules K-1. Our board will not implement such a trust structure if, in its sole discretion, the reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A shares, including, without limitation, a shareholder’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. Our Board of Directors will also be required to implement the reorganization in such a manner that does not have a material effect on the voting and economic rights of Class A shares and Class B shares.

The IRS could challenge the Trust’s manner of reporting to investors (for example, if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable reporting requirements.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon (1) the election of our Board of Directors to dissolve us, if approved by holders of a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares; (2) the sale, exchange or other disposition (which shall not include merger, consolidation or other similar transaction) of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the Board of Directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the company as a partnership for federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities, to preserve the status of the company as a partnership.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting purposes, our fiscal year is the calendar year. For tax purposes, our fiscal year end is December 31. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.

Anti-Takeover Effects, Our Operating Agreement

The following is a summary of certain provisions of our operating agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the interests held by shareholders.

Authorized but Unissued Shares

Our operating agreement authorizes us to issue one billion Class A shares, 750 million Class B shares and 250 million preferred shares for the consideration and on the terms and conditions established by our Board of Directors without the approval of any holders of our shares. However, the listing requirements of the NYSE, which would apply so long as the Class A shares remain listed on the NYSE, require approval by shareholders of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of Class A shares. These additional Class A shares or equity securities may be utilized for a variety of purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Our ability to issue additional Class A shares and other equity securities could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested stockholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Och-Ziff has not elected to have Section 203 of the DGCL apply to it. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Operating Agreement

Certain provisions of our operating agreement may make a change in control of our company more difficult to effect. Our operating agreement provides for a staggered Board of Directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. The terms of the first, second and third classes will expire in 2008, 2009 and 2010, respectively. We believe that classification of our Board of Directors will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors. Additionally, there is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding Class A shares and Class B shares can elect all of the directors then standing for election currently, and the holders of the Class A shares will not be able to elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, generally will be required to effect a change in a majority of our Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our shareholders. In addition, our operating agreement provides that directors may be removed with or without cause by holders of a majority of the total voting power of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors.

Our operating agreement also provides that our shareholders (with the exception of our partners if they collectively own shares representing at least 50% of the total combined voting power of all of our Class A shares and Class B shares) are specifically denied the ability to call a special meeting of the shareholders. Advance notice must be provided by our shareholders to nominate persons for election to our Board of Directors as well as to propose actions to be taken at an annual meeting.

Interests in Our Operating Group

The Och-Ziff Operating Group consists of the entities owned by the existing owners immediately prior to the consummation of this offering. Each such entity has an identical number of limited partner interests outstanding, which consist of Class A common units, Class B common units and Class C Non-Equity Interest, as described above under “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities.” Thus, the terms “Och-Ziff Operating Group A Units,” “Och-Ziff Operating Group B Units” and “Class C Non-Equity Interests” refer to the aggregate of interests consisting of one Class A or Class B, as applicable, common unit, or one Class C Non-Equity Interest, in each Och-Ziff Operating Group entity, and “Och-Ziff Operating Group unit” refers generally to the aggregate of interests consisting of one common unit or Non-Equity Interest, as applicable, of any or all of the Class A or Class B common units or Class C Non-Equity Interest in each Och-Ziff Operating Group entity.

Upon consummation of this offering and the sale of Class A shares to DIC Sahir, there will be 385,238,113 interests in the Och-Ziff Operating Group issued and outstanding, 311,099,524 of which will be Och-Ziff Operating Group A Units, which will represent non-voting limited partner interests beneficially owned by our existing owners in the aggregate, 74,138,571 of which will be Och-Ziff Operating Group B Units, which will represent voting limited partner interest beneficially owned by our intermediate holding companies, and 18 of which will be Class C Non-Equity Interests, which will represent non-voting, non-equity interests in our business pursuant to which the Chairman of the Partner Management Committee in conjunction with our compensation committee may from time to time determine to make discretionary income allocations to our partners, including new partners, in the future, and will not represent a common equity interest in the Och-Ziff Operating Group entities. We currently do not intend to make any such distributions on our Class C Non-Equity Interest. The Och-Ziff Operating Group B Units owned by our intermediate holding companies will represent 100% of the voting interests in the Och-Ziff Operating Group. The net cash proceeds received by us from any issuance of Class A shares will be concurrently transferred to our intermediate holding companies which will, in turn, then contribute the cash proceeds to the Och-Ziff Operating Group entities in exchange for Och-Ziff Operating Group B Units which collectively equal a number of units equal to such number of Class A shares issued by us.

The Och-Ziff Operating Group B Units held by the intermediate holding companies will have certain voting rights associated with them, including the exclusive right to elect, remove and replace the general partner of each of the Och-Ziff Operating Group entities and to dissolve any of the Och-Ziff Operating Group entities, and other traditional voting rights. The Och-Ziff Operating Group A Units are non-voting limited partnership interests held by the existing owners and will only have certain negative rights enumerated in the operating group limited partnership agreements, such as protection against passage of amendments to the operating group limited partnership agreements that would adversely affect the holders of non-voting limited partner interests without their consent. The Class C Non-Equity Interests have no voting rights, except as required by law.

Pursuant to the terms of the Exchange Agreement each Och-Ziff Operating Group Class A Unit is effectively exchangeable with the Och-Ziff Operating Group entities on a one-for-one basis for Class A shares (or, at our option, a cash equivalent). See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

Shareholders’ Agreement

Upon consummation of this offering, we will enter into a shareholders’ agreement with our partners, in their capacity as the Class B shareholders, regarding voting, transfer and registration rights, among other things. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the completion of this offering, there has not been a public market for our Class A shares. Future sales of substantial amounts of our Class A shares in the public market, or the possibility of these sales, could materially adversely affect the trading price of our Class A shares and could impair our future ability to raise capital through the sale of our equity at a time and price we deem appropriate.

The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. After the consummation of this offering and the sale of Class A shares to DIC Sahir, we will have 74,138,571 outstanding Class A shares (or 79,538,571 outstanding Class A shares assuming the underwriters exercise their option to purchase additional Class A shares in full), 14,761,905 Class A restricted share units granted to employees (but not to partners) and 43,023,809 Class A shares will remain available for future grant under our 2007 equity incentive plan. Beginning in 2008, the Class A shares reserved under our 2007 equity incentive plan will be increased on the first day of each fiscal year during the plan’s term by the positive difference, if any, of (i) 15% of the number of outstanding Class A shares of the company (assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A shares) on the last day of the immediately preceding fiscal year over (ii) the number of shares reserved and available for issuance under our 2007 equity incentive plan as of such date.

Upon consummation of this offering, we will have outstanding 36,000,000 Class A shares (or 41,400,000 Class A shares if the underwriters exercise their option to purchase 5,400,000 additional Class A shares in full) that will have been sold in this offering. The Class A shares sold in this offering will be freely tradeable by non-affiliates upon issuance and by affiliates under Rule 144 without regard to holding period limitations.

We have also entered into an agreement with DIC Sahir pursuant to which we will sell to it 38,138,571 Class A shares, such that DIC Sahir will beneficially own 9.9% of our outstanding Class A shares on the closing date of this offering (calculated as if our existing owners had exchanged all of their Och-Ziff Operating Group A Units for Class A shares but disregarding any Class A restricted share units). DIC Sahir will be able to sell these Class A shares subject to the transfer restrictions set forth in the agreement described under “Our Structure—The Transactions—Offering Transactions and Sale to DIC Sahir—Sale of Class A Shares to DIC Sahir.” We have agreed to provide DIC Sahir with registration rights to effect certain sales. See “Our Structure—The Transactions—Exchange and Registration Rights.”

In addition, upon consummation of this offering and the sale of Class A shares to DIC Sahir, our existing owners will beneficially own 311,099,524 Och-Ziff Operating Group A Units (or 305,699,524 Och-Ziff Operating Group A Units if the underwriters exercise their option to purchase additional Class A shares in full). Subject to vesting, minimum retained ownership requirements and transfer restrictions, our existing owners may from time to time exchange their Och-Ziff Operating Group A Units for our Class A shares on a one-for-one basis (or, at our option, a cash equivalent). These Class A shares would be “restricted securities,” as defined in Rule 144. Upon expiration of the lock-up agreements described in “Underwriting” and the applicable holding period under Rule 144, the Class A shares issued in exchange for Och-Ziff Operating Group A Units would be eligible for sale in the public market pursuant to Rule 144, subject to vesting, minimum retained ownership requirements and transfer restrictions. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement” and “Certain Relationships and Related Party Transactions—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Vesting; Forfeiture.” In addition, pursuant to the registration rights’ agreement, the Chairman of the demand committee, or in the event there is no Chairman the full committee acting by majority vote, will have the right under certain circumstances to request prior to the fifth anniversary of this offering that we register under the Securities Act the resale of the Class A shares received by the existing owners in exchange for Och-Ziff Operating Group A Units. We will also grant to the Chairman of the demand committee (or the full committee as described above) the right to exercise “piggyback” registration rights under the registration rights agreement. In addition to certain demand rights and piggyback registration rights, we will be required to file a shelf registration statement on or prior to the fifth anniversary of this offering covering the resale of all Class A shares held by our existing owners or issuable upon exchange of their Och-Ziff Operating Group A Units. Upon completion of this offering, there would be 311,099,524 Class A shares subject to issuance upon exchange of Och-Ziff Operating Group A Units (or 305,699,524 Class A shares if the underwriters exercise their option to purchase additional Class A shares in full), all of which will be subject to the registration rights agreement. See “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

At the time of this offering, we intend to grant to all of our managing directors and other employees 14,761,905 Class A restricted share units in the aggregate under our 2007 equity incentive plan, which units may be settled at the election of the majority of our Board of Directors in Class A shares or cash. These units will vest, subject to an employee’s continued employment, in equal installments over a four-year period beginning on the first anniversary of this offering. If an employee leaves or is terminated for any reason other than as a result of death or disability or in the event of a termination without cause within the one-year period following a change in control of us, such employee will forfeit all unvested units. Upon an employee’s termination of employment as a result of death or disability, all restricted share units will vest. Upon an employee’s termination without cause within the one-year period following a change in control of us, all restricted share units will vest and be settled in Class A shares or cash on the first business day following the date such restricted share units would have otherwise become vested. We intend to file a registration statement on Form S-8 to register an aggregate of 57,785,714 Class A shares reserved for issuance under our 2007 equity incentive plan (not including automatic annual increases thereto). To the extent that Class A restricted share units are settled in Class A shares, we expect to issue registered Class A shares in respect of such units upon vesting. As a result, such Class A shares will be freely transferable by non-affiliates upon issuance and by affiliates under Rule 144, without regard to holding period limitations.

In addition, the operating group limited partnership agreements authorize the Och-Ziff Operating Group entities to issue an unlimited number of additional partnership interests and authorize the general partner to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of interests; (b) the right of holders of each such class or series of interests to share (on a pari passu, junior or preferred basis) in partnership distributions; (c) the rights of holders of each such class or series of interests upon dissolution and liquidation of the limited partnership; (d) the voting rights, if any, of holders of each such class or series of interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of units, including exchanges in Class A shares. The total number of interests that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited.

Lock-Up of Our Class A Shares

We and our partners, directors, executive officers, managing directors and participants in our directed share program have agreed with the underwriters, subject to certain exceptions described below, that they will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Class A shares (including, without limitation, Class A shares that may be deemed to be beneficially owned by such partners, directors, executive officers, managing directors and participants in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of a share option or warrant), or Class B shares or any securities convertible into or exercisable or exchangeable for our Class A shares (including the Och-Ziff Operating Group A Units) or Class B shares, whether any such transaction is to be settled by delivery of Class A shares, Class B shares or other such securities, in cash or otherwise during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. The underwriters may waive these restrictions in their discretion. Goldman, Sachs & Co. and Lehman Brothers Inc. have no current intention to release shares from the lock-up agreements. We have been advised by Goldman, Sachs & Co. and Lehman Brothers Inc. that there are no specific criteria for the waiver of lock-up restrictions and that they cannot in advance determine the circumstances under which a waiver may be granted, but that any waiver will depend on the facts and circumstances existing at the time and will be subject to their sole discretion.

The 180-day restricted period described in the preceding paragraph will be automatically extended if (i) during the last 17 days of the 180-day restricted period we issue earnings results or announce material news or a material event relating to us occurs or (ii) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 15-day period beginning on the last day of the 180-day restricted period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings results or the announcement of the material news or material event.

Our lock-up agreement will provide exceptions for:

•	the grant of awards pursuant to existing employee benefit plans or arrangements, including in connection with the settlement of restricted share units;

•	the exercise of an option or upon conversion or exchange of convertible or exchangeable securities outstanding; and

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the issuance of up to 10% of our outstanding Class A shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with, another entity.

The shareholder lock-up agreements will provide exceptions for:

•	any bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the shareholder lock-up agreement;

•	transfers by will or by intestacy, provided that such transferee agrees to be bound in writing by the restrictions set forth in the shareholder lock-up agreement;

•

transfer to any trust for the direct or indirect benefit of the shareholder or the immediate family of the shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the shareholder lock-up agreement, and provided, further, that any such transfer shall not involve a disposition for value;

•

any distribution to partners or members of the shareholder (including upon any liquidation and dissolution of the shareholder pursuant to a plan of liquidation approved by the shareholder’s partners or members), provided that the partners or members of the shareholder agree to be bound in writing by the restrictions set forth in the shareholder lock-up agreement;

•

transfers in connection with a sale of 100% of the outstanding shares of our Class A shares or by way of merger of us with another person to a third party or group of third parties that are not affiliates of us;

•

transfer to the shareholder’s affiliates or to any investment fund or other entity controlled or managed by the shareholder, provided that such affiliate, investment fund or other entity controlled or managed by the shareholder agrees to be bound in writing by the restrictions set forth in the shareholder lock-up agreement; or

•	transactions by our non-managing director employees relating to Class A shares or other securities acquired in open market transactions after the completion of this offering.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after this offering, a person (or persons whose Class A shares are required to be aggregated), including an affiliate, who has beneficially owned our Class A shares for at least one year following the acquisition of such Class A shares from us or any of our affiliates is entitled to sell in any three-month period a number of shares that does not exceed the greater of:

•	1% of then outstanding Class A shares, which will equal 741,385 Class A shares immediately after consummation of this offering; or

•	the average weekly trading volume in the Class A shares on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of sale is filed, subject to restrictions.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. An “affiliate” is a person that directly, or indirectly though one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Rule 144(k)

Under Rule 144(k) as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner other than an affiliate), would be entitled to sell those shares without regard to the manner of sale, public information, volume limitation or notice requirements of Rule 144. To the extent that our affiliates sell their Class A shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income, withholding, and estate tax considerations relating to an investment in Class A shares. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to “Och-Ziff,” “we,” “our,” and “us” mean only Och-Ziff Capital Management Group LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion does not purport to be a comprehensive discussion of all of the U.S. federal tax considerations applicable to us or that may be relevant to a particular holder of our Class A shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of our Class A shares subject to special treatment under the U.S. federal tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, REITs, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of our Class A shares will hold their Class A shares as capital assets within the meaning of Section 1221 of the Code. No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A shares or instruments similar to the shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been or will be sought from the IRS regarding any matter discussed in this prospectus. Accordingly, prospective holders of our Class A shares are urged to consult their own tax advisors to determine the U.S. federal tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of the state, local and non-U.S. tax laws.

For purposes of the following discussion, a U.S. person is a person that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership holds Class A shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and is not specifically addressed herein. If you are a partner of a partnership holding Class A shares, you should consult your tax advisors.

Taxation of Our Company

Federal Income Tax Opinion Regarding Partnership Status.    Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion that at the closing of this offering we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions and representations relating to our organization, operation, assets, activities and income, including that all factual representations set forth in the relevant documents, records and instruments are true and correct, all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering, and such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete.

Taxation of Och-Ziff Capital Management Group LLC.    An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the 1940 Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We estimate that our investments will earn interest and dividends (including dividends from Och-Ziff Corp, capital gains, and other types of qualifying income, such as income from notional principal contracts, securities loans, options, forward contracts and futures contracts. No assurance can be given as to the types of income that will be earned in any given year.

While we believe that under existing law we will be treated as a publicly traded partnership, we intend to manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. There can be no assurance, however, that we will do so or that the IRS would not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our Class A shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of our Class A shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the Class A shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if we elect to be treated as a corporation based upon a determination by our Board of Directors, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception, in return for stock of the corporation, and then distributed to the holders of Class A shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC as discussed below in “—Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception or a determination by our Board of Directors to elect to be treated as a corporation), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby materially reducing the amount of any cash available for distribution to holders. The net effect of such treatment would be, among other things, to subject the income from Och-Ziff Holding to corporate level taxation. In such case, distributions made to holders of our Class A shares would be treated as taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, then as non-taxable return of capital to the extent of the shareholder’s tax basis in the Class A shares and thereafter as capital gain.

While we are organized as a limited liability company and intend to operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our Class A shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. As described above, our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception,” the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Taxation of Och-Ziff Corp.    Och-Ziff Corp, our wholly owned subsidiary, is taxable as a corporation for U.S. federal income tax purposes and therefore we, as the holder of Och-Ziff Corp’s common stock, will not be taxed directly on the earnings of the operating entities. Distributions of cash or other property that Och-Ziff Corp pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Och-Ziff Corp exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Och-Ziff Corp’s common stock, and thereafter will be treated as a capital gain.

As general partner of certain Och-Ziff Operating Group entities (other than OZ Advisors II), Och-Ziff Corp will incur U.S. federal income taxes on its proportionate share of any net taxable income of such entities. In accordance with the operating group limited partnership agreements, we will cause the applicable Och-Ziff Operating Group entities to distribute cash on a pro rata basis to direct holders of Operating Group Equity Units (that is, Och-Ziff Corp and our partners) in an amount at least equal to the presumed maximum tax liabilities arising from their ownership of such units, if any.

Taxation of Och-Ziff Holding.    Och-Ziff Holding is our wholly owned limited liability company. Single member limited liability companies that have not elected to be treated as corporations for U.S. federal income tax purposes are disregarded as separate entities for U.S. federal income tax purposes. Och-Ziff Holding will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities, and items of income, deduction, and credit of Och-Ziff Holding will be treated as our assets, liabilities, and items of income, deduction, and credit.

Taxation of Och-Ziff Operating Group entities.    Each Och-Ziff Operating Group entity will be treated as a partnership for U.S. federal income tax purposes and accordingly will not incur any U.S. federal income tax liability on its income. Rather, each partner of an Och-Ziff Operating Group entity will be required to take into account the partner’s allocable share of items of income, gain, loss and deduction of the entity in computing the partner’s U.S. federal income tax liability, regardless of whether distributions are made. Och Ziff Capital Management Group LLC will take into account its allocable share of such items of OZ Advisors II (derived through Och-Ziff Holding) in computing its items of income, gain, loss and deduction allocable to the holders of Class A shares.

Nature of Och-Ziff Holding’s Business Activities.    Och-Ziff Holding will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the qualifying income exception discussed above.

Personal Holding Company Status.    Och-Ziff Corp could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Five or fewer individuals or tax-exempt organizations will be treated as owning more than 50% of the value of our Class A shares. Consequently, Och-Ziff Corp could be or become a PHC, depending on whether it fails the PHC gross income test. If as a factual matter, Och-Ziff Corp’s income fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that Och-Ziff Corp will not become a PHC following this offering or in the future.

If Och-Ziff Corp is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). If Och-Ziff Corp were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material; in that event, distribution of such income would generally cause the PHC tax not to apply.

Certain State, Local and Non-U.S. Tax Matters.    We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liabilities in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our Class A shares as a credit against their federal income tax liability.

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses.    As a partnership for U.S. federal income tax purposes, we are not a taxable entity and incur no U.S federal income tax liability. Instead, each holder in computing such holder’s U.S. federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of Och-Ziff Holding as an entity disregarded as a separate entity from us for U.S. federal income tax purposes) for each of our taxable years ending with or within the taxable year of such holder, regardless whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Distributions we receive from Och-Ziff Corp that are taxable as dividend income to the extent of Och-Ziff Corp’s current and accumulated earnings and profits that are allocable to individual holders of Class A shares who are U.S. persons will be eligible for a reduced rate of tax of 15% on such dividend income or qualified dividend income through 2010, provided that certain holding period requirements are satisfied.

Allocation of Profits and Losses.    For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us (including those items of Och-Ziff Holding as an entity disregarded as a separate entity from us for U.S. federal income tax purposes) will be allocated among the holders of Class A shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. A holder’s allocable share of such items will be determined by the operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the holder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our agreement.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. Some of the investment practices authorized by our operating agreement could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the holder for the year, thus giving rise to an out-of-pocket payment by the holder.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of Class A shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of Class A shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, you may be allocated income even if you do not receive any distributions.

If our conventions are not allowed by the Regulations (or only apply to transfers of less than all of a holder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our income or losses must be reallocated among the holders of Class A shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The Board of Directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Class A Shares.    A holder’s adjusted tax basis in its Class A shares will equal the amount paid for the shares and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by (i) distributions from us, (ii) the holder’s allocable share of items of our deductions and losses, and (iii) the holder’s allocable share of the reduction in our liabilities, if any.

A holder is allowed to deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such holder’s adjusted tax basis in the Class A shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A share below zero, the recognition of such losses by such holder would be deferred to subsequent taxable years and will be allowed if and when such holder had sufficient tax basis so that such losses would not reduce such holder’s adjusted tax basis below zero.

Holders who purchase Class A shares in separate transactions must combine the basis of those Class A shares and maintain a single adjusted tax basis for all of those Class A shares. Upon a sale or other disposition of less than all of the Class A shares, a portion of that tax basis must be allocated to the Class A shares sold.

Treatment of Distributions.    Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A shares (as described below). Such amount would be treated as gain from the sale or exchange of its interest in us. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its interest exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. federal income tax purposes.

Disposition of Class A Shares.    A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including actual and deemed cash distributions from us, as described above) and the holder’s adjusted tax basis in its Class A shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the holder’s allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code.

Holders who purchase Class A shares at different times and intend to sell all or a portion of the shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling holder may use the actual holding period of the portion of his transferred shares, provided his shares are divided into identifiable shares with ascertainable holding periods, the selling holder can identify the portion of the shares transferred, and the selling holder elects to use the identification method for all sales or exchanges of our shares.

Holders should review carefully the discussions below under the subheadings titled “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.” Non-U.S. Persons should review carefully the discussion below under the subheading titled “—Taxation of Non-U.S. Persons” regarding the tax treatment of interests in REITs or U.S. Real Property Holding Corporations (as defined below).

Limitation on Deductibility of Capital Losses.    Any capital losses generated by us will be deductible for U.S. federal income tax purposes by holders who are individuals only to the extent of such holders’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely for U.S. federal income tax purposes. Any capital losses generated by us will be deductible for U.S. federal income tax purposes by corporate holders to the extent of such holders’ capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years for U.S. federal income tax purposes. Prospective holders should consult their tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Our Losses.    A holder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such holder’s Class A shares. In addition, the Code restricts individuals, certain non-corporate taxpayers and certain closely held corporations from taking into account for U.S. federal income tax purposes any of our net losses in excess of the amounts for which such holder is “at risk” with respect to its interest as of the end of our taxable year in which such loss occurred. The amount for which a holder is “at risk” with respect to its interest is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

We will not generate income or losses from “passive activities” for purposes of Section 469 of the Code that would be eligible to be offset by the passive losses or passive income of such holder from other passive activities. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A shares or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Code. Holders should consult with their tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitation on Interest Deductions.    The deductibility of an individual’s and other non-corporate holder’s “investment interest expense” for U.S. federal income tax purposes is limited to the amount of that holder’s “net investment income.” Investment interest expense would generally include the holder’s allocable share of interest expense incurred by us, if any, and investment interest expense incurred by the holder on any loan incurred to purchase or carry Class A shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income of a holder that is a U.S. person that is taxable at long-term capital gains rates is excluded from net investment income, unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitation on Deduction of Certain Other Expenses.    For individuals, estates and trusts, certain miscellaneous itemized deductions are deductible for U.S. federal income tax purposes only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions. In addition, miscellaneous itemized deductions are not deductible for purposes of computing a taxpayer’s alternative minimum tax liability. See “—Alternative Minimum Tax” for a discussion of potential alternative minimum tax liability.

In general, neither we nor any holder may deduct organizational or syndication expenses for U.S. federal income tax purposes. While an election may be made by a partnership to amortize organizational expenses over a 15-year period, we will not make such an election. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the Class A shares) must be capitalized and cannot be amortized or otherwise deducted.

Prospective holders are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.

Foreign Tax Credit Limitation.    You will generally be entitled to a foreign tax credit for U.S. federal income tax purposes with respect to your allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Foreign Currency Gain or Loss.    Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. You should consult your tax adviser with respect to the tax treatment of foreign currency gain or loss.

Mutual Fund Holders.    U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. federal income tax status. The treatment of an investment by a RIC in Class A shares for purposes of these tests will depend on whether our partnership will be treated as a “qualified publicly traded partnership.” If our partnership is so treated, then the Class A shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from the Class A shares is relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualified publicly traded partnership” depends on the exact nature of its future investments, but we believe our partnership will not initially be treated as a “qualified publicly traded partnership.” Furthermore, we do not believe that the income from our intended operations will allow us to qualify as a “qualified publicly traded partnership” under the rules described above. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in Class A shares.

Tax-Exempt Holders.    A holder of our Class A shares that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of “unrelated business taxable income” (“UBTI”). A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business.

Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership is, directly or through a flow-through entity, engaged in a trade or business or derives income from “debt-financed property,” or from such trade or business, as applicable, or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property). Due to ownership interests we will hold in entities that are treated as partnerships, or are otherwise subject to tax on a flow-through basis, which will incur indebtedness, we will derive income from “debt-financed” property and, thus, an investment in Class A shares will give rise to UBTI to certain tax-exempt holders of Class A shares. In addition, Och-Ziff Holding may borrow funds from Och-Ziff Corp or third parties from time to time to make investments. These investments will give rise to UBTI from “debt-financed” property.

Prospective tax-exempt holders are urged to consult their tax advisors regarding the tax consequences of an investment in Class A shares.

Passive Foreign Investment Companies.    A non-U.S. entity will be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes if (i) such entity is treated as a corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. holder will be subject to the PFIC rules for an investment in a PFIC without regard to its percentage ownership. When making investment or other decisions, we will consider whether an investment will be a PFIC and the tax consequences related thereto. It is possible, however, that we, through Och-Ziff Holding, will acquire or otherwise own interests in PFICs.

Except as described below, we will make, where possible, an election (a “QEF Election”) with respect to each entity treated as a PFIC to treat such non-U.S. entity as a qualified electing fund (“QEF”) in the first year we hold shares in such entity. A QEF Election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

As a result of a QEF Election, we will be required to include in our gross income each year our pro rata share of such non-U.S. entity’s ordinary earnings and net capital gains (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. entity owned directly or indirectly by us is a PFIC, whether or not we receive cash in respect of its income. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. A holder may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a non-U.S. entity owned through Och-Ziff Holding that is treated as a PFIC will not, however, pass through to us or to holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, holders may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder’s basis in our Class A shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed.

Alternatively, in the case of a PFIC that is a publicly-traded foreign corporation, an election may be made to “mark to market” the stock of such foreign corporation on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

In certain cases, we may be unable to make a QEF Election or mark to market election with respect to a PFIC. This could occur if we are unable to obtain the information necessary to make a QEF Election because, for example, such entity is not an affiliate of ours or because such entity itself invests in underlying investment vehicles over which we have no control. If we do not make a QEF Election or mark to market election with respect to a PFIC, Section 1291 of the Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of the Class A shares by a holder who is a U.S. person at a time when we own shares of such entity, as well as certain other defined “excess distributions,” as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its Class A shares or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. Such holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable 15% tax rate applicable to “qualified dividend income” for individual U.S. persons.

Controlled Foreign Corporations.    A non-U.S. entity will be treated as a controlled foreign corporation (“CFC”) if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

When making investment or other decisions, we will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each holder of our Class A shares generally may be required to include in income its allocable share of the CFC’s “Subpart F” income reported by us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a holder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC.

The tax basis of our shares of such non-U.S. entity, and a holder’s tax basis in its Class A shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the favorable 15% tax rate applicable to “qualified dividend income” for individual holders who are U.S. persons. See “—Taxation of Holders of Class A shares on Our Profits and Losses.” Amounts included as such income with respect to direct and indirect investments will not be taxable again when actually distributed.

Regardless of whether any CFC has Subpart F income, any gain allocated to a holder of our Class A shares from our disposition of stock in a CFC will be treated as ordinary income to the extent of the holder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to our holders.

If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, a holder will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under the subheading “—Passive Foreign Investment Companies” above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then holders of our Class A shares may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

Alternative Minimum Tax.    Individual and corporate taxpayers have potential liability for alternative minimum tax. Since such liability is dependent upon each holder’s particular circumstances, holders of Class A shares should consult their tax advisors concerning the alternative minimum tax consequences of being a holder of Class A shares.

U.S. Federal Estate Taxes for U.S. Persons.    If Class A shares are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then U.S. federal estate tax may be payable in connection with the death of such person. Prospective individual holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A shares.

Taxation of Non-U.S. Persons

Non-U.S. Persons.    Special rules apply to a holder of our Class A shares that is a non-U.S. person. Non-U.S. persons are subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S persons generally are not subject to U.S. federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our method of operation through Och-Ziff Holding will not result in a determination that we are engaged in a U.S. trade or business, there can be no assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in our Class A shares in such year, such holder generally would be (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain U.S. source income not effectively connected with such trade or business, and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income (state and local income taxes and filings may also apply in that event). Any amount so withheld would be creditable against such non-U.S. person’s U.S. federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A shares could be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments through Och-Ziff Holding that could constitute investments in U.S. real property or USRPHCs, including dividends from REIT investments that are attributable to gains from the sale of U.S. real property. If we make such investments, each non-U.S. person will be subject to U.S. tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the filing requirements discussed above.

Although each non-U.S. holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to our subsidiaries for purposes of obtaining reduced rates of withholding on behalf of our investors. Accordingly, to the extent we receive dividends from a U.S. corporation through our non-corporate subsidiaries and their investment vehicles, your allocable share of distributions of such dividends will be subject to U.S. withholding tax at a rate of 30% unless relevant tax status information is provided. If such information is not provided and you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat us as a pass-through entity, you may not be eligible to receive a credit or refund of any excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

U.S. Federal Estate Taxes for Non-U.S. Persons.    Holders who are individual non-U.S. persons will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the Class A shares) will be considered U.S.-situs property. Accordingly, holders who are non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the Class A shares owned at the time of their death. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A shares.

Administrative Matters

Tax Matters Partner.    One of our partners will act as our “tax matters partner.” Our Board of Directors will have the authority, subject to certain restrictions, to appoint another principal or Class A shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections.    Under Section 754 of the Code, we may elect to have the basis of our assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of a Class A share by sale or exchange, or as a result of the death of a holder. Pursuant to the terms of the operating agreement, the Board of Directors (and the general partner, in the case of each Och-Ziff Operating Group entity), in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS.

We currently do not intend to make the election permitted by Section 754 of the Code with respect to us. OZ Management and OZ Advisors I currently intend to make such an election. The election, if made, would generally require us to adjust the tax basis in our assets, or ‘‘inside basis,’’

attributable to a transferee of Class A shares under Section 743(b) of the Internal Revenue Code to reflect the purchase price of the shares paid by the transferee. However, this election does not apply to a person who purchases Class A shares directly from us, including in this offering, but would apply, if made, to our acquisition of interests in OZ Advisors II pursuant to the transactions contemplated by this offering and possibly in connection with our subsequent acquisition of interests in OZ Advisors II pursuant to the exchange agreement. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets, or ‘‘common basis,’’ and (2) the Section 743(b) adjustment to that basis.

If no Section 754 election is made, there will be no adjustment for the transferee of Class A shares, or for us upon our acquisition of interests in OZ Advisors II, even if the purchase price of those shares, or interests, as applicable, is higher than the shares’ or interests’ share of the aggregate tax basis of our assets or the assets of OZ Advisors II immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

Even assuming no Section 754 election is made, if Class A shares or interests in OZ Advisors II were transferred at a time when we or OZ Advisors II had a ‘‘substantial built-in loss’’ inherent in our or OZ Advisors II’s assets, we or OZ Advisors II, as applicable, would be obligated to reduce the tax basis in the portion of such assets attributable to such shares or interests.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, if we make the election, we will apply certain conventions in determining and allocating basis adjustments. For example, if we make the election, we may apply a convention in which we deem the price paid by a holder of Class A shares to be the lowest quoted trading price of the Class A shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the Class A shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that any conventions we utilize do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A shares may have adverse tax consequences. Moreover, the full benefits of a Section 754 election, if made, may not be realized with respect to an Och-Ziff entity in which we may invest that does not have in effect a Section 754 election. You should consult your tax advisor as to the effects of the Section 754 election.

Constructive Termination.    Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

Our termination would result in the closing of our taxable year for all holders of Class A shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns.    We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year’s tax liability, and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns. Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief each holder of our Class A shares is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Nominee Reporting.    Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished to us.

Taxable Year.    We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Elective Procedures for Large Partnerships.    The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedule K-1 that are issued to the holders of the Class A shares, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow-through to the holders of the Class A shares for the year in which the adjustments take effect, rather than the holders of the Class A shares in the year to which the adjustment relates. In addition, we, rather than the holders of the Class A shares individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Treatment of Amounts Withheld.    If we are required to withhold any U.S. tax on distributions made to any holder of Class A shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of Class A shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Backup Withholding; Certain Other Withholding Matters.    For each calendar year, we will report to you and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless (i) you are a corporation or fall within another exempt category and demonstrate this fact when required or (ii) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-8BEN or Form W-9, as applicable. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Code section 1441 (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of shareholders at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular Class A shareholder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

Tax Shelter Regulations.    If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A shares should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the holding or disposition of Class A shares.

Taxes in Other State, Local, and Non-U.S. Jurisdictions

While it is expected that our method of operation will not result in a determination that the holders of our Class A shares, solely on account of their ownership of Class A shares, are engaged in trade or business so as to be taxed on any part of their allocable shares of our income or subjected to tax return filing requirements in any jurisdiction in which we conduct activities or own property, there can be no assurance that the Class A shareholders, on account of owning Class A shares, will not be subject to certain taxes, including foreign, state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes, imposed by the various jurisdictions in which we conduct activities or own property now or in the future, even if the Class A shareholders do not reside, or are not otherwise subject to such taxes, in any of those jurisdictions. Consequently, Class A shareholders also may be required to file foreign, state and local income tax returns in some or all of these jurisdictions. Furthermore, Class A shareholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each Class A shareholder to file all United States federal, foreign, state and local tax returns that may be required of such Class A shareholder.

New Legislation or Administrative or Judicial Action

The U.S. federal income tax treatment of holders of the Class A shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS, and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the Class A shares may be modified by administrative, legislative or judicial interpretation at any time, possibly on a retroactive basis, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our investments and commitments, change the character or treatment of portions of our income (including, for instance, treating carried interest income as entirely ordinary income, affect the tax considerations of an investment in us and adversely affect an investment in our Class A shares.

On June 14, 2007, the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance introduced legislation that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services. In addition, the Chairman and the Ranking Republican Member concurrently issued a press release stating that they do not believe that proposed public offerings of private equity and hedge fund management firms are consistent with the intent of the existing rules regarding publicly traded partnerships because the majority of their income is from the active provision of services to investment funds and limited partner investors in such funds. Further, they have sent letters to the Secretary of the Treasury and the Chairman of the U.S. Securities and Exchange Commission regarding these tax issues in which they express a view that recent initial public offerings of firms that manage private equity and hedge funds “raise serious tax questions that if left unaddressed have the potential to jeopardize the integrity of the tax code and the corporate tax base over the long-term.” As explained in the technical explanation accompanying the proposed legislation:

Under the bill, the exception from corporate treatment for a publicly traded partnership does not apply to any partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from services provided by any person as an investment adviser, as defined in the Investment Advisers Act of 1940, or as a person associated with an investment adviser, as defined in that Act. Further, the exception from corporate treatment does not apply to a partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from asset management services provided by an investment adviser, a person associated with an investment adviser, or any person related to either, in connection with the management of assets with respect to which investment adviser services were provided. For purposes of the bill, these determinations are made without regard to whether the person is required to register as an investment adviser under the Investment Advisers Act of 1940.

If enacted in its proposed form, the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance would be applicable to taxable years of a partnership beginning on or after June 14, 2007. On June 20, 2007, a Congressman from Vermont introduced legislation in the House of Representatives that is substantially similar to the proposed legislation introduced by the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance. In addition, on June 22, 2007, a Congressman from Michigan, joined by the Chairmen and other members of the United States House of Representatives Committee on Ways and Means, introduced legislation in the House of Representatives that would have the effect of treating publicly traded partnerships that derive income directly or indirectly from investment management services as corporations for U.S. federal income tax purposes (although the effective date of such legislation, if enacted, has not been determined).

On October 25, 2007, the Chairman of the United States House of Representatives Committee on Ways and Means introduced comprehensive tax legislation that includes provisions that, if enacted in their proposed form, would have the effect of causing publicly traded partnerships that derive income from investment management services to be treated as corporations for U.S. federal income tax purposes, similar to the proposal introduced on June 22, 2007, and would increase the amortization period for assets such as goodwill from 15 to 20 years.

If any version of these legislative proposals survives the legislative and executive process in its proposed form and were to be enacted into law, or if other similar legislation were to be enacted or any other change in the tax laws, rules, regulations or interpretations were to preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules, Class A shareholders would be negatively impacted because we would incur a material increase in our tax liability as a public company from the date any such changes became applicable to us (which could include periods from and after the date of this offering and prior to the date of enactment of such legislation), which could result in a reduction in the value of our Class A shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE COMPANY AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the Class A shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Class A shares indicated in the following table. Goldman, Sachs & Co. and Lehman Brothers Inc. are the representatives of the underwriters.

Underwriters	Number of Class A shares
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Bear, Stearns & Co. Inc.
Macquarie Securities (USA) Inc.
Nomura Securities International, Inc.
Keefe, Bruyette & Woods, Inc.
BOCI Asia Limited
Samuel A. Ramirez & Company, Inc.
Utendahl Capital Partners, L.P.

Total	36,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 5,400,000 shares from the company to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 5,400,000 additional shares.

Paid by Och-Ziff	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

We and our partners, directors, executive officers, managing directors and participants in our directed share program have agreed with the underwriters, subject to certain exceptions described below, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Class A shares (including, without limitation, Class A shares that may be deemed to be beneficially owned by such partners, directors, executive officers, managing directors and participants in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of a share option or warrant), Class B shares or any securities convertible into or exercisable or exchangeable for our Class A shares (including Och-Ziff Operating Group A Units) or Class B shares, whether any such transaction is to be settled by delivery of Class A shares, Class B shares or other such securities, in cash or otherwise during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. The underwriters may waive these restrictions in their discretion. This agreement does not apply to existing employee benefit plans. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.

The 180-day restricted period described in the preceding paragraph will be automatically extended if (i) during the last 17 days of the 180-day restricted period we issue earnings results or announce material news or a material event relating to us occurs or (ii) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 15-day period beginning on the last day of the 180-day restricted period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings results or the announcement of the material news or material event.

At our request, the underwriters have reserved for sale, at the initial public offering price, up to three percent of the shares offered hereby to be sold to certain persons having relationships with us pursuant to a directed share program. The number of Class A shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares under this program. Any reserved shares which are not confirmed for purchase will be sold by the underwriters to the general public on the same basis as the other Class A shares offered hereby.

Prior to the offering, there has been no public market for the Class A shares. The initial public offering price has been negotiated among the company and the representatives. The factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be the company’s historical performance, estimates of the business potential and earnings prospects of the company, an assessment of the company’s management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Our Class A shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol “OZM”. In order to meet one of the requirements for listing the Class A shares on the NYSE, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial holders.

In connection with the offering, the underwriters may purchase and sell Class A shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Class A shares from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Class A shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Class A shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A shares. As a result, the price of the Class A shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Member States of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any Class A shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any Class A shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the placement agent for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class A shares shall result in a requirement for the publication by us or any Manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A shares to be offered so as to enable an investor to decide to purchase any Class A shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Argentina

No authorization before the Argentine Commission Nacional de Valores to publicly offer Class A shares in Argentina was requested. Therefore, Class A shares cannot be publicly offered in Argentina.

Australia

This document does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”) and does not include the information required for a disclosure document under the Corporations Act. This document has not been lodged with the Australian Securities and Investments Commission (“ASIC”) and no steps have been taken to lodge it with ASIC. Any offer in Australia of the Class A shares under this prospectus may only be made to persons who come within one of the categories set out in sections 708(8), 708(10), 708(11) of the Corporations Act, or otherwise pursuant to one or more exemptions in section 708 of the Corporations Act so that it is lawful to offer the Class A shares without disclosure to investors under Part 6D.2 of the Corporations Act (collectively referred to as “Sophisticated and Professional Investors”). As no formal disclosure document (such as a prospectus) will be lodged with ASIC, the Class A shares will only be offered and issued in Australia to one of the categories of Sophisticated or Professional Investors. If a person to whom Class A shares are issued (called an “Investor”) on-sells the Class A shares in Australia within 12 months from their issue, the Investor may need to lodge a prospectus with ASIC unless that sale is to another Sophisticated or Professional Investor or otherwise in reliance on a disclosure exemption under the Corporations Act. Any person acquiring Class A shares should observe such Australian on-sale restrictions.

Bahrain

This prospectus has not been reviewed by the Central Bank of Bahrain (“CBB”). This prospectus may not be circulated within the Kingdom of Bahrain nor may any Class A shares or interests in our partnership be offered for subscription or sold, directly or indirectly, nor may any invitation or offer to subscribe for any Class A shares or interests in our partnership be made to persons in the Kingdom of Bahrain. The CBB is not responsible for our performance.

Belgium

This offer is exclusively conducted under applicable private placement exemptions and therefore neither this prospectus nor any other offering material related to our Class A shares has been or will be notified to, and neither this prospectus nor any other offering material relating to our Class A shares has been or will be approved or reviewed by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financiere et des assurances/Commissie voor het Bank, Financie en Assurantiewezen or the “CBFA”), nor has the CBFA commented as to their accuracy or adequacy or recommended the purchase of our Class A shares. Nor will the CBFA so comment or recommend.

Neither this prospectus nor any other offering material relating to our Class A shares may be distributed, directly or indirectly, to any investors in circumstances which would require the publication by Och-Ziff Capital Management Group LLC of a prospectus, information circular, brochure or similar document pursuant to article 3 of the Belgian Law of 16 June 2006 on public offerings of investment instruments and the admission of investment instruments to trading on a regulated market.

Furthermore, none of our Class A shares may be sold or offered for sale to consumers as such term is defined in the Belgian Law dated July 14, 1991 on commercial practices and the information and protection of consumers.

This prospectus and any other offering material relating to our Class A shares that you may receive is intended for your confidential use only, and may not be reproduced or used for any other purpose. Any action contrary to these restrictions may cause you and us to be in violation of the Belgian securities laws.

Bermuda

The securities being offered hereby are being offered to investors who satisfy criteria outlined in this prospectus. This prospectus is not subject to and has not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorised to be made in this regard. The securities being offered hereby may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda. Additionally, non-Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorised to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the offered securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

Brazil

For purposes of Brazilian securities law, this offer of securities is addressed to you personally upon your request and for your sole benefit, and it is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent. This offer of securities is not to be deemed a public offer in Brazil under any circumstances.

Cayman Islands

Class A shares will not be offered to the general public of the Cayman Islands. However, non-resident or exempted companies (and other non-resident or exempted entities) established in the Cayman Islands may subscribe for Class A shares.

Chile

Class A shares have not been registered in the Securities Registry (Registro de Valores) of the Chilean Superintendency of Securities and Insurance (Superintendencia de Valores y Seguros) and, therefore, Class A shares may not be publicly offered or sold in Chile.

Denmark

This offering document does not constitute a prospectus under any Danish laws or regulations and has not been filed with or approved by the Danish Financial Supervisory Authority (Finanstilsynet) or any other Danish regulatory authority, as this prospectus has not been prepared in the context of either a public or other offering of our Class A shares in Denmark. This offering document may not be made available to entities or persons in Denmark nor may our Class A shares otherwise be marketed or offered for sale in Denmark in any manner which could constitute (i) an offering of securities in Denmark within the meaning of the Danish Securities Trading Act as amended from time to time or any Executive Orders issued in connection thereto or (ii) an offering of a collective investment scheme comprised by the Danish Investment Association Act as amended from time to time or any Executive Orders issued in connection thereto. This offering document is only directed to persons or entities in Denmark who acquire the Class A shares in circumstances which will not result in the offering becoming subject to Danish Prospectus requirements pursuant of the Danish Securities Trading Act as amended from time to time or any Executive Orders issued in connection thereto.

Federal Republic of Germany

We will comply with the following selling restrictions applicable to the Federal Republic of Germany. We will not offer or sell Class A shares in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), the German Investment Act (Investmentgesetz), respectively, and any other laws and regulations applicable in the Federal Republic of Germany governing the issue, the offering and the sale of securities.

Class A shares may neither be nor intended to be distributed by way of public offering, public advertisement or in a similar manner within the meaning of sections 2 (4), 3 (1) of the German Securities Prospectus Act (Wertpapierprospektgesetz), section 8f (1) of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) and sections 1, 2 (11), 101 (1) and (2) of the German Investment Act (Investmentgesetz) nor shall the distribution of this prospectus or any other document relating to Class A shares constitute such public offer.

The distribution of Class A shares has not been notified and Class A shares are not registered or authorized for public distribution in the Federal Republic of Germany under the German Securities Prospectus Act (Wertpapierprospektgesetz) or the German Investment Act (lnvestmentgesetz). Accordingly, this prospectus has not been filed or deposited with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht—BaFin).

Prospective German investors in Class A shares are urged to seek independent tax advice and to consult their professional advisors as to the legal and tax consequences that may arise from the application of the German Investment Tax Act (Investmentsteuergesetz) to the shares and we do not accept any responsibility in respect of the German tax position of the common shares.

Greece

This prospectus and the investment activity to which it relates and any other material related thereto may not be advertised, distributed, offered or otherwise made available to any person in the Hellenic Republic in such manner as it may constitute an offer to the public within the meaning of any applicable Greek law or regulation. The Hellenic Capital Market Commission has not authorised any offer to the public or otherwise of the shares to which this private placement memorandum relates, and accordingly this private placement memorandum and the shares to which it relates may not be advertised, distributed or in any way offered or sold in the Hellenic Republic except as may be permitted under Greek law.

Hong Kong

Class A shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to Class A shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Ireland

We will not place Class A shares otherwise than in conformity than with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998.

Israel

No action has been or will be taken in Israel that would permit an offering of Class A shares or a distribution of this offering document to the public in Israel.

Japan

The Class A shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 as amended, the FIEL) and we will not offer or sell any Class A shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Luxembourg

Class A shares may not be offered or sold in the Grand Duchy of Luxembourg, except for Class A shares which are offered in circumstances that do not require the approval of a prospectus by the Luxembourg financial regulatory authority and the publication of such prospectus pursuant to the law of July 10, 2005 on prospectuses for securities. Class A shares are offered to a limited number of investors or to institutional investors, in all cases under circumstances designed to preclude a distribution that would be other than a private placement. This document may not be reproduced or used for any purposes, or furnished to any persons other than those to whom copies have been sent.

Panama

None of the Class A shares, nor their offer, or the transactions related to them, have been registered with the National Securities Commission. The exemption of registration is made based on numeral 3 of Article 83 of Decree-Law 1 of 1999 (institutional investors). In consequence, the fiscal system provided in Articles 269 to 271 of Decree-Law 1 of 1999 is not applicable to them. Class A shares do not fall under the supervision of the National Securities Commission.

Paraguay

Each Investor represents and acknowledges that Class A shares hereby offered, have not been and will not be registered with the Paraguayan Securities and Exchange Commission (Comisión Nacional de Valores (the “CNV”)). Subsequent trading of Class A shares in Paraguay in private transactions is not subject to registration with the CNV to the extent that it does not qualify as a public offering or distribution.

Qatar

This prospectus does not constitute an invitation or a public offer of securities in the State of Qatar and should not be considered as such. This prospectus is intended only for the original recipient and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any purpose.

Singapore

This offering document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares may not be circulated or distributed, nor may Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Class A shares are subscribed or purchased under Section 275 by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Spain

Class A shares may not be offered, sold or distributed in the Kingdom of Spain except in accordance with the requirements of Law 24/1988, of 28 July, on the Securities Market (Ley 24/1988, de 28 de julio, del Mercado de Valores) as amended and restated, and Royal Decree 1310/2005, of 4 November 2005, partially developing Law 24/1988, of 28 July, on the Securities Market in connection with listing of securities in secondary official markets, initial purchase offers, rights issues and the prospectus required in these cases (Real Decreto 1310/2005, de 4 de noviembre, por el que se desarrolla parcialmente Ia Ley 24/1988, de 28 Julio, del Mercado de Valores, en material de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos) and the decrees and regulations made thereunder. Neither Class A shares nor this prospectus has been verified or registered in the administrative registries of the National Stock Exchange Commission (Comisión Nacional de Mercado de Valores).

Switzerland

This prospectus is being communicated in or from Switzerland to a small number of selected investors only. Each copy of this prospectus is addressed to a specifically named recipient and may not be passed on to third parties. Class A shares are not being offered to the public in or from Switzerland, and neither this prospectus, nor any other offering materials relating to Class A shares may be distributed in connection with any such public offering.

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates (the “UAE”). Class A shares have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities market or with any other UAE exchange.

The prospectus, Class A shares and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

This prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in Class A shares may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A shares in, from or otherwise involving the United Kingdom.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $20.4 million.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses. In particular, affiliates of Goldman, Sachs & Co. and Lehman Brothers Inc. received certain fees and expenses for acting as joint lead arrangers and bookrunners for the company’s $750 million term loan described under “Description of New Term Loan.” In connection with the separate sale of Class A shares to DIC Sahir, J.P. Morgan Securities Inc. acted as lead financial advisor to us, Goldman, Sachs & Co. acted as financial advisor to us, and affiliates of Merrill Lynch & Co. acted as sole financial advisor to DIC and DIC Sahir and may provide financing and other related investment banking services to DIC. These firms received customary fees and expenses in connection with these services.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The validity of the Class A shares will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The balance sheet of Och-Ziff Capital Management Group LLC at June 28, 2007 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Och-Ziff Operating Group and subsidiaries (collectively the “Company”) at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You may read and copy the registration statement, the related exhibits and other material we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 9 West 57th Street, New York, New York 10019 or telephoning us at (212) 790-0041.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We will report our financial statements on a year ended December 31. We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

Report of Independent Registered Public Accounting Firm

To the Members of

OZ Management, L.L.C., Och-Ziff Associates, L.L.C., OZ 2004 GP, L.L.C. and OZ 2004 Investment Partners, L.L.C. (collectively the “Och-Ziff Operating Group”)

We have audited the accompanying combined balance sheets of the Och-Ziff Operating Group and subsidiaries (collectively, the “Company”), as of December 31, 2006 and 2005, and the related combined statements of income, changes in member’s equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Och-Ziff Operating Group and subsidiaries at December 31, 2006 and 2005, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

September 17, 2007

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

COMBINED BALANCE SHEETS

	As of December 31,
	2006	2005
	(dollars in thousands)
Assets
Cash and cash equivalents	$23,590	$69,550
Income and fees receivable	16,091	9,921
Due from affiliates	22,475	11,003
Other assets, net	45,869	30,499
Och-Ziff funds assets:
Securities owned, at fair value	25,128,120	16,934,403
Due from brokers	7,825,482	5,113,418
Securities purchased under agreement to resell	2,153,230	1,327,812
Derivative assets, at fair value	558,669	633,095
Other investments, at fair value	200,092	109,186
Interest and dividends receivable	99,291	64,034
Other Och-Ziff funds assets	2,140	2,421

Total Assets	$36,075,049	$24,305,342

Liabilities and Member’s Equity
Compensation payable	$575,842	$336,391
Profit sharing payable	140,690	86,980
Other liabilities	73,414	54,498
Och-Ziff funds liabilities:
Securities sold, not yet purchased, at fair value	10,417,702	7,019,573
Securities sold under agreements to repurchase	1,215,711	845,013
Payable upon return of securities loaned	817,239	566,500
Redemptions payable	744,664	425,324
Contributions and subscriptions received in advance	526,218	233,120
Derivative liabilities, at fair value	237,212	119,331
Due to brokers	203,237	297,005
Other Och-Ziff funds liabilities	98,159	37,946

Total Liabilities	15,050,088	10,021,681

Commitments and Contingencies (Note 13)

Non-controlling Interests in Consolidated Subsidiaries	19,777,297	13,544,966
Total Member’s Equity	1,247,664	738,695

Total Liabilities and Member’s Equity	$36,075,049	$24,305,342

See notes to combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

COMBINED STATEMENTS OF INCOME

	Year Ended December 31,
	2006	2005	2004
	(dollars in thousands)
Revenues
Management fees	$13,739	$11,861	$7,005
Incentive income	15,851	9,414	11,044
Other revenues	3,801	1,181	231
Och-Ziff funds income:
Interest income	768,503	350,196	207,511
Dividend income	154,963	118,556	51,665
Other Och-Ziff funds revenues	48,976	20,600	8,470

Total Revenues	1,005,833	511,808	285,926

Expenses
Compensation and benefits	446,672	239,466	153,503
Profit sharing	97,977	48,281	36,926
Professional services	12,522	8,228	4,767
Occupancy and equipment	13,443	10,257	8,034
Business development	7,696	5,374	4,257
Information processing and communications	5,463	4,053	2,268
Other expenses	10,574	12,769	4,573
Och-Ziff funds expenses:
Interest expense	210,919	164,408	96,262
Dividend expense	139,245	149,796	55,018
Other Och-Ziff funds expenses	145,457	104,501	48,502

Total Expenses	1,089,968	747,133	414,110

Other Income
Och-Ziff funds net gains (losses):
Net realized gains on investments	3,294,632	1,293,792	1,257,665
Net unrealized gains (losses) on investments	442,148	(310,402)	416,851
Net realized and unrealized foreign currency (losses) gains	(50,079)	84,404	(37,003)
Net realized and unrealized (losses) gains on derivative contracts	(396,526)	573,189	(469,757)

Total Other Income	3,290,175	1,640,983	1,167,756

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	3,206,040	1,405,658	1,039,572

Non-controlling interests in income of consolidated subsidiaries	(2,594,706)	(1,134,869)	(836,007)

Income Before Income Taxes	611,334	270,789	203,565
Income taxes	23,327	9,898	9,785

Net Income	$588,007	$260,891	$193,780

See notes to combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

COMBINED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

(dollars in thousands)
Member’s Equity—December 31, 2003	$362,178
Capital distributions	(60,444)
Net income	193,780

Member’s Equity—December 31, 2004	495,514
Capital distributions	(17,710)
Net income	260,891

Member’s Equity—December 31, 2005	738,695
Capital distributions	(79,038)
Net income	588,007

Member’s Equity—December 31, 2006	$1,247,664

See notes to combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005	2004
	(dollars in thousands)
Cash Flows From Operating Activities
Net income	$588,007	$260,891	$193,780

Adjustments to reconcile net income to net cash used in operating activities:
Amortization of deferred compensation	17,978	9,846	7,353
Depreciation and amortization	3,262	2,605	2,402
Non-controlling interests in income of consolidated subsidiaries	2,594,706	1,134,869	836,007
Deferred income taxes	14,100	4,637	5,726
Operating cash flows due to changes in:
Income and fees receivable	(6,170)	1,940	(1,336)
Due from affiliates	(11,472)	(5,852)	(3,813)
Other assets, net	(5,120)	(2,375)	(1,885)
Securities owned, at fair value	(8,193,717)	(4,681,162)	(4,861,744)
Due from brokers	(2,712,064)	(1,699,257)	(1,791,776)
Securities purchased under agreement to resell	(825,418)	(1,201,129)	(126,683)
Derivative assets, at fair value	74,426	(539,435)	(12,845)
Other investments, at fair value	(90,906)	(44,855)	45,382
Interest and dividends receivable	(35,257)	(26,941)	(3,535)
Other Och-Ziff funds assets	281	11,344	(12,734)
Compensation payable	221,473	95,790	53,824
Profit sharing payable	53,710	17,972	2,827
Other liabilities	5,695	6,547	661
Securities sold, not yet purchased, at fair value	3,398,129	2,410,272	1,560,371
Securities sold under agreements to repurchase	370,698	833,988	11,026
Payable upon return of securities loaned	250,739	555,106	11,394
Derivative liabilities, at fair value	117,881	(142,136)	187,721
Due to brokers	(93,768)	119,721	(108,051)
Other Och-Ziff funds liabilities	60,213	10,331	12,083

Net cash used in operating activities	(4,202,594)	(2,867,283)	(3,993,845)

Cash Flows From Investing Activities
Purchase of fixed assets	(13,513)	(2,280)	(3,371)

Cash Flows From Financing Activities
Repayments of debt obligations	(878)	(878)	(878)
Capital distributions	(79,038)	(17,710)	(60,444)
Non-controlling interests in consolidated subsidiaries contributions	6,982,580	3,714,297	5,198,266
Non-controlling interests in consolidated subsidiaries distributions	(2,732,517)	(784,396)	(1,124,608)

Net cash provided by financing activities	4,170,147	2,911,313	4,012,336

Net (Decrease) Increase in Cash and Cash Equivalents	(45,960)	41,750	15,120
Cash and Cash Equivalents, Beginning of Year	69,550	27,800	12,680

Cash and Cash Equivalents, End of Year	$23,590	$69,550	$27,800

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$185,307	$96,343	$72,546

Income taxes	$11,701	$6,579	$3,511

See notes to combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2006

1.    BUSINESS AND BASIS OF PRESENTATION

Business

Och-Ziff Operating Group is a global institutional alternative asset management firm headquartered in New York. Its primary business is to sponsor the formation of, and provide investment management services to, various investment funds (the “Och-Ziff funds”) and certain managed accounts.

The combined financial statements include the accounts of affiliated operating entities under common control and management and certain consolidated Och-Ziff funds (collectively, “Och-Ziff Operating Group” or the “Company”). Substantially all of the consolidated Och-Ziff funds’ net assets, after deducting the portion attributable to non-controlling interests, are comprised of the Company’s investments in, and receivables from, the Och-Ziff funds.

The business is presently conducted by the Och-Ziff Operating Group, which consists primarily of OZ Management, L.L.C., Och-Ziff Associates, L.L.C. through its principal operating subsidiary OZ Advisors, L.L.C., OZ 2004 GP, L.L.C. and OZ 2004 Investment Partners L.L.C., all of which are Delaware limited liability companies. The “members” refers to the Company’s founder and equity member, Daniel Och, and 17 other existing non-equity members. The liability of the members is limited to the extent of their contributions to the operating entities of the Company. The Company is preparing for a reorganization of its capital structure and initial public offering in 2007. See Note 15.

The Company manages and provides advisory services for its funds, which invest in equity securities, convertible securities and debt instruments, including bank debt and high-yield debt, options, futures, forwards, swaps, other derivatives, private securities and assets, real estate entities and other investments. The Company seeks to deliver consistent, positive risk-adjusted returns throughout market cycles, with a focus on risk management and capital preservation. The Company’s diversified, multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, real estate and private equity. The Company transacts its business primarily in the United States and substantially all of its revenues are generated domestically.

Basis of Presentation

The combined financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

As described below, certain Och-Ziff funds in which the Company has only a minor economic interest are consolidated into the Company’s combined financial statements. Consequently, the Company’s financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the consolidated Och-Ziff funds. The majority ownership interests in these funds, which are not held by the Company, are reflected as non-controlling interests in consolidated subsidiaries in the combined financial statements. The management fees and incentive income from the consolidated Och-Ziff funds are eliminated in consolidation; however, the Company’s allocated share of the net income from these funds is increased by the amount of these eliminated fees and incentive income. Accordingly, the consolidation of these Och-Ziff funds has no net effect on the Company’s net income or member’s equity.

The combined entities are under the common ownership and control of the equity member. All significant intercompany transactions and balances have been eliminated in consolidation.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

The combined financial statements include the accounts of the Och-Ziff Operating Group and its consolidated subsidiaries, which are comprised of (i) those entities in which it has an investment of greater than 50% and has control over significant operating, financial and investing decisions of the entity; (ii) the consolidated Och-Ziff funds, which are those entities in which the Company is a substantive, controlling general partner or investment manager with decision making rights and the limited partners or shareholders have no substantive rights to impact ongoing governance and operating activities; and (iii) those entities in which it is the primary beneficiary of a variable interest entity (“VIE”).

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (“FIN 46(R)”) effective January 1, 2004, and as a result of being the primary beneficiary of certain VIEs, was required to consolidate them in accordance with GAAP. FIN 46(R) defines a VIE as an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, absorbs a majority of the VIE’s expected losses or receives a majority of the expected residual returns as a result of holding variable interests.

Non-controlling interests in consolidated subsidiaries represent the ownership interests in certain consolidated subsidiaries, including the consolidated Och-Ziff funds, held by entities or persons other than the Company. Non-controlling interest holders in consolidated Och-Ziff funds owned approximately 94.1% and 94.8% of the Company’s consolidated net assets as of December 31, 2006 and 2005, respectively. Non-controlling interests related to consolidated Och-Ziff funds are redeemable quarterly or annually at the request of the investor, subject to an initial 12 to 36 month lock-up period provided that, in certain cases, distributions with respect to such redemptions are subject to the liquidation of the assets underlying such interests.

Each of the Och-Ziff funds is, for GAAP purposes, an investment company under the AICPA Audit and Accounting Guide—Investment Companies (the “AICPA Guide”). The Company has retained the specialized accounting of these funds in accordance with Emerging Issues Task Force Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation. The Och-Ziff funds are generally structured through master-feeder arrangements, whereby the feeder funds make their investments primarily in master funds. In instances where consolidated Och-Ziff funds own all of the outstanding equity shares of an affiliated master fund, the Company consolidates such master fund. Pursuant to the AICPA Guide, the consolidated Och-Ziff fund investments are reflected in the combined financial statements at their estimated fair values with changes in unrealized gains and losses included as a component of net income.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements. Management believes that the estimates utilized in preparing its combined financial statements are reasonable and prudent; however, actual results could differ from those estimates.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Management Fees

Management fees are determined by applying a percentage to unaffiliated net assets or committed capital under management. Management fees are recognized in the periods during which the related services are performed and the amounts have been contractually earned.

Incentive Income

Och-Ziff Funds (Excluding Real Estate Funds) and Managed Accounts

Incentive income from the Och-Ziff funds, excluding the Och-Ziff real estate funds, and the managed accounts is calculated as a percentage of the net realized and unrealized profits attributable to each unaffiliated investor for which all contingencies have been resolved. In the year following a year of a net loss attributable to an unaffiliated investor, the Company does not earn incentive income on any net profits attributable to such investor until the net loss of the prior year is recovered. Incentive income is not subject to any other performance criteria and, once earned, is not subject to repayment. The Company recognizes incentive income at the end of the measurement period, which coincides with the end of the fiscal year or the withdrawal of investor capital during an interim period. Incentive income is payable shortly after the end of the fiscal year, except when an election is made to defer payment of certain incentive income for a period of two to ten years. See Note 3.

Och-Ziff Real Estate Funds

Incentive income from the Och-Ziff real estate funds is based on profits realized from investments in those funds. If, upon the disposition of an investment, the aggregate incentive income paid to the Company exceeds the amount due based on the aggregate performance of the fund, the excess is required to be paid back to the fund (“clawback”). The Company recognizes incentive income at the time all clawback contingencies have been resolved.

Other Revenues

The Company’s other revenues consist primarily of interest income earned on the Company’s cash and cash equivalents and revenue related to non-business use of the corporate aircraft by existing members. Interest income is recognized on an accrual basis when earned. Revenues earned from non-business use of the corporate aircraft are recognized on an accrual basis. See Note 12.

Compensation

The Company recognizes compensation expenses over the related service period. Compensation expense that is determined based on incentive income is not recognized before the related income is recognized as described above. Certain discretionary incentive awards are deferred as described further in Note 8. Distributions to non-equity members are treated as compensation expenses in the combined financial statements.

Och-Ziff Funds Income and Expenses

Interest income and interest expense are recorded on an accrual basis using the effective interest method. The Company may place debt obligations, including bank debt and other participation

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

interests, on non-accrual status and, when necessary, reduce current interest income by charging off any interest receivable when collection of all or a portion of such accrued interest has become doubtful. The balance of non-accrual investments as of December 31, 2006 and 2005 and the impact of such investments for the years ended December 31, 2006, 2005 and 2004 were not significant. Dividend income and dividend expense are recorded on the ex-dividend date, net of any applicable tax withholdings.

Ziffs’ Profit Sharing Agreement

In exchange for having provided the initial funding for the Och-Ziff funds, Ziff Brothers Investments, L.L.C. and certain of its affiliates (“Ziffs”) are entitled to 12.5% of management fees and incentive income, net of certain expenses, earned by the Company (“Ziffs’ Profit Sharing Agreement”) for as long as Dan Och is actively involved in the management of the Company. Amounts payable under the agreement are accrued when the underlying management fees and incentive income are earned by the Company. The payment of these amounts can be deferred in the Och-Ziff funds, at the election of the Ziffs, for a period of up to ten years. Deferred amounts and earnings on the deferred amounts are included in profit sharing payable on the combined balance sheets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. Cash equivalents, which consist primarily of money market investments, are held with one major financial institution and expose the Company to a certain degree of credit risk. Cash equivalents are recorded at cost plus accrued interest. Substantially all amounts on deposit with major financial institutions exceed insured limits. The Company records cash equivalents held at prime brokers within due from brokers in the combined balance sheets.

Securities Owned, at Fair Value and Securities Sold, Not Yet Purchased, at Fair Value

Securities owned, at fair value and securities sold, not yet purchased, at fair value by consolidated Och-Ziff funds are stated at estimated fair value. The resulting realized and unrealized gains and losses are included within Och-Ziff funds net gains (losses) in the combined statements of income.

Securities listed on one or more national securities exchanges are stated at the closing price on the date of determination. Investments that are not exchange traded or for which exchange quotations are not readily available are valued at the latest price obtained from one or more dealers making a market for such securities or at estimated fair values as determined in good faith, using observable market data where applicable. Investments for which exchange quotations are not readily available may include specific classes or series of an issuer’s equity or debt securities and securities traded over-the-counter (“OTC”).

The combined financial statements include investments, such as investments in equity and debt of private and closely held companies whose estimated fair values, in the absence of readily ascertainable market values, are determined by methods and procedures including but not limited to: (i) performing comparisons with prices of comparable or similar securities; (ii) obtaining valuation-related information from issuers; and/or (iii) consulting other analytical data and indicators of value. In addition, for certain investments for which observable market prices do not exist, the following additional information may be used by the Company to estimate their fair values: (i) amounts invested

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

in these investments; (ii) financial information provided by the management of these investees; (iii) observable market data for similar assets and liabilities; and (iv) related transactions subsequent to the acquisition of the investment.

Investment transactions are recorded on a trade date basis. Realized gains and losses on sales of investments are determined on a specific identification basis.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Securities purchased under agreements to resell (“reverse repurchase agreements”) and securities sold under agreements to repurchase (“repurchase agreements”), comprised principally of corporate bonds, represent short-term collateralized financing transactions and are recorded in the combined balance sheets at their contractual amounts plus accrued interest.

The Company receives securities to collateralize amounts furnished under reverse repurchase agreements on terms that permit the Company to re-pledge or resell the securities to others. Interest earned on these transactions is recorded within interest income in the combined statements of income.

The Company provides securities to counterparties to collateralize amounts borrowed under repurchase agreements on terms which permit the counterparties to re-pledge or resell the securities to others. Securities transferred to counterparties under such agreements are included in securities owned, at fair value in the combined balance sheets. Interest expense incurred on these transactions is recorded within interest expense in the combined statements of income.

The Company’s reverse repurchase agreements may result in credit exposure if the counterparty to the transaction is unable to fulfill its contractual obligations. The Company minimizes credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral where appropriate.

Securities Lending

In the normal course of business, the Company, through its consolidated funds, loans certain of its securities to its clearing brokers. The Company generally receives cash collateral equal to or greater than the market value of the securities owned. The securities are valued on a daily basis and additional collateral is received as needed. Securities furnished are treated as financing transactions and remain recorded within securities owned, at fair value in the combined balance sheets. The amount of cash collateral received is recorded as a liability as amounts payable upon return of securities loaned. Income and expenses associated with securities lending transactions are recorded within interest income and interest expense in the combined statements of income.

Derivatives

In the normal course of business, the Company, through the consolidated Och-Ziff funds, uses derivative contracts primarily to structure investments to attain certain objectives, as well as to limit certain types of risk. Derivative contracts include futures, forward foreign currency contracts, OTC options, exchange traded options, warrants, rights, contracts for differences and total return, asset, credit default and interest rate swaps. All derivatives are recorded in the combined balance sheets at fair value.

Swaps, other than credit default swaps, represent agreements between two parties to make payments based upon the performance of certain underlying assets. The Company is obligated to pay,

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

or entitled to receive, the net difference in the value determined at the onset of the swap versus the value determined at the termination or reset date of the swap. The ultimate gain or loss is dependent upon the prices of the underlying financial instruments at the settlement date.

Credit default swaps entitle the Company to receive periodic payments as the provider of credit protection or obligate the Company to make periodic payments as the receiver of credit protection based upon a specific credit event occurring.

Futures contracts entered into by the Company represent firm commitments to buy or sell an agreed quantity of an underlying asset at a specified value and date. Initial margin is paid upon entering into the contract and variation margin is paid or received by the Company each day, depending on the daily fluctuations in the fair value of the contract. The change in fair value is recorded as an unrealized gain or loss in the combined statements of income. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

The Company uses forward foreign currency contracts to reduce exposures to fluctuations in foreign exchange rates. Forward foreign currency contracts entered into by the Company represent agreements with counterparties to exchange currencies at agreed-upon rates based upon predetermined notional amounts. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date, or the date on which the Company enters into an offsetting contract.

The Company purchases and writes put and call options through listed exchanges and in the OTC market. Purchased options provide the Company with the opportunity to purchase (call option) or to sell (put option) an underlying asset at an agreed-upon value either on or before the expiration of the option. Options written by the Company provide the purchaser of the option the opportunity to purchase from or sell to the Company an underlying asset at an agreed-upon value either on or before the expiration of the option.

The Company’s swaps, futures and forward foreign currency contracts provide for netting of payments between the Company and each counterparty. Therefore, derivative assets represent the Company’s net unrealized gains with counterparties and derivative liabilities represent net unrealized losses with counterparties.

The Company determines the fair values of derivative contracts by using quoted market prices when available; otherwise, they are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments.

Generally, option pricing methodology is dependent on the geographic market in which the individual option trades and whether the option is exchange-traded or OTC. The methodologies used include: (i) obtaining the midpoint between the last “bid” and “asked” prices; (ii) determining the last reported sales prices; or (iii) obtaining a broker quote on the date of determination. The net fair value of derivatives determined using quoted market prices was $142.5 million and $219.6 million as of December 31, 2006 and 2005, respectively. The net fair value of derivatives determined using pricing models was $179.0 million and $294.2 million as of December 31, 2006 and 2005, respectively.

Other Investments, at Fair Value

Other investments consist primarily of the Company’s interests held by the Och-Ziff funds in other investment companies and are recorded at fair value based upon information provided by the

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

management of the underlying investment companies. The Och-Ziff funds are considered investment companies pursuant to the AICPA Audit and Accounting Guide for Investment Companies and hence, carry their investments in other investment companies at fair value. In accordance with EITF 85-12, Retention of Specialized Accounting for Investments in Consolidation, the Company continues to carry these investments in other investment companies at fair value in the combined financial statements. In addition, various real estate equity interests, which may be in a variety of vehicles, including general and limited partnerships, private REITs and limited liability companies are also included in other investments, at fair value.

For the Company’s equity interests in real estate funds, the funds’ investments are initially carried at cost, which approximates fair value. These values are adjusted for any distributed and undistributed results of operations of the fund’s investment vehicles plus, if appropriate, an estimate of any unrealized appreciation or depreciation. These estimates are often based upon discounting the expected cash flows from the investments or a multiple of earnings. In addition, the Company considers recent sales as well as offers on investments that it deems likely to close in the near future. In reaching its determination of fair value, the Company considers many factors including, but not limited to, the operating cash flows and financial performance of the properties relative to budgets or projections, property types and geographic locations, expected exit timing and strategy and any specific rights or terms associated with the investment.

Fixed Assets

Fixed assets consist primarily of a corporate aircraft, leasehold improvements, computer hardware and software, furniture, fixtures and office equipment. Fixed assets are recorded in other assets in the combined balance sheets at cost less accumulated depreciation and amortization. The Company capitalizes certain costs associated with the acquisition or development of internal-use software. Once the software is ready for its intended use, these costs are amortized and reviewed periodically for impairment. Depreciation and amortization of fixed assets are calculated using the straight-line method over depreciable lives of: fifteen years for the corporate aircraft, the related lease term for leasehold improvements and five to seven years for all other fixed assets.

Income Taxes

Each consolidated entity of the Company domiciled in the U.S. is either a partnership or a limited liability company treated as a partnership, and is not subject to federal income taxes. Accordingly, no provision for U.S. federal income taxes has been recorded. Certain of the Company’s consolidated subsidiaries are subject to the 4% City of New York Unincorporated Business Tax (“UBT”) on their trade and business income activities conducted in New York City. Additionally, certain of the Company’s wholly-owned subsidiaries are subject to income taxes in foreign jurisdictions.

The Company uses the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted. A valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized. The Company records net deferred tax assets with respect to each individual taxing authority within other assets and records net deferred tax liabilities with respect to each individual taxing authority within other liabilities.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Foreign Currency Transactions

The functional currency of the Och-Ziff Operating Group and each of its consolidated subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange on the date of the combined balance sheets. These transaction gains and losses are included in other expenses in the combined statements of income. Transaction gains or losses arising from changes in exchange rates related to investments held by the consolidated funds are recorded in the combined statements of income within net realized and unrealized foreign currency (losses) gains.

Recently Adopted Accounting Pronouncements

In September 2006, the Staff of the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s combined financial statements.

Future Adoption of New Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants issued Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 clarifies the definition of an investment company and whether the specialized accounting model of an investment company may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 will be effective for reporting periods beginning on or after December 15, 2007. The Company is currently evaluating the potential impact SOP 07-1 may have on equity method investments in Och-Ziff funds that are no longer consolidated at the date of adoption and is not yet able to determine such impact. If the Company does not, as a result of the adoption of SOP 07-1, retain investment company accounting for any or all Och-Ziff funds that continue to be consolidated at the date of adoption, it would not expect the impact of such change to be significant to its financial condition. The Company expects to complete its analysis in the fourth quarter of 2007.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits an entity to elect to measure certain financial instruments and certain other items at fair value with changes in fair value recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS 159 on its combined financial statements and is not yet able to determine such impact. The determination of whether the Company will elect the fair value option for certain assets and liabilities is largely dependent on the outcome of the adoption of SOP 07-1 and the composition of the balance sheet at the date of adoption. The Company expects to complete its analysis in the fourth quarter of 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. SFAS 157 is effective for reporting periods beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS 157 on its combined financial statements and is not yet able to determine such impact. To the extent that changes are required in the methodology used to measure the fair values of investments in the Och-Ziff funds, such changes may have an impact on management fees, incentive income, the carrying values of its investments in and deferred income receivable from the Och-Ziff funds,

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

compensation payable and profit sharing payable, all of which are impacted by the fair values of such investments. The Company expects to complete its analysis in the fourth quarter of 2007.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 permits an entity to recognize the benefits of uncertain tax positions only where the position is “more likely than not” to be sustained in the event of examination by tax authorities. The maximum tax benefit recognized is limited to the amount that is more than 50% likely to be realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 will not have a material impact on the Company’s combined financial statements upon adoption.

3.    MANAGEMENT AGREEMENTS WITH OCH-ZIFF FUNDS AND MANAGED ACCOUNTS

The Company has two principal sources of revenue from its agreements with Och-Ziff funds and managed accounts: management fees, which are typically 1.5% to 2.5% of net assets and committed capital under management, and incentive income, which is typically 20% of the profits of the Och-Ziff funds and the managed accounts. The agreements are automatically renewed on an annual basis unless the agreements are terminated by the general partner or directors of the Och-Ziff funds or the managed account holder. Certain investments held by employees, members and other affiliates of the Company in the Och-Ziff funds are not subject to management fees or incentive income charges. See Note 12.

Pursuant to the provisions of arrangements between the Company and certain of the Och-Ziff funds, the Company has elected to defer payment of all or a portion of incentive income earned, over two to ten years. During the deferral period, the Company has elected to have a portion or all of the deferred amounts indexed to the performance of either an Och-Ziff fund or another approved asset determined by the Company. These deferred incentive income receivables from the Och-Ziff funds are recorded as liabilities of the applicable Och-Ziff fund and have been eliminated in consolidation. Any capital invested by the Och-Ziff funds pursuant to these deferred fee arrangements are part of the general assets of the Och-Ziff funds, and the Company has no proprietary claim on or interest in any of those assets. Amounts deferred as of December 31, 2006 and 2005 were $1.4 billion and $822.0 million, respectively.

4.    DUE FROM BROKERS AND DUE TO BROKERS

Due from brokers and due to brokers consist primarily of short-term, highly liquid investments that have original maturities of less than three months and short-term payables, including amounts denominated in foreign currencies, margin deposits on futures contracts, cash collateral with clearing brokers and various counterparties, margin debt, and amounts receivable or payable for securities transactions that have not yet settled as of the date of the combined balance sheets.

Certain of the Och-Ziff funds’ securities owned and held by clearing brokers may be sold or re-pledged by the clearing brokers to other parties, subject to certain limitations. The clearing brokers had sold or re-pledged approximately $87.4 million and $411.6 million of Och-Ziff funds’ securities and available cash to collateralize margin debt as of December 31, 2006 and 2005, respectively. Certain clearing brokers may restrict cash proceeds received upon entering into transactions for securities sold, not yet purchased (“short sales”) until such time as these short sales have been closed. The Company is charged interest on amounts borrowed at rates agreed-upon with its clearing brokers.

Where a legal right of offset exists with respect to amounts due from and due to each broker, the Company presents such amounts on a net basis in the combined balance sheets.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

The Och-Ziff funds clear substantially all of their securities transactions through major international securities firms pursuant to clearance agreements.

The following table presents the components of the amounts due from brokers:

	As of December 31,
	2006	2005
	(dollars in thousands)
Cash and cash equivalents at prime brokers(A)	$4,150,233	$3,550,317
Cash collateral held for swap transactions	2,380,915	934,410
Cash collateral held for securities transactions(B)	687,326	385,962
Cash from fund contributions and subscriptions received in advance	526,218	233,120
Amounts due from swap counterparties(C)	80,790	9,609

Total due from brokers	$7,825,482	$5,113,418

(A)	Although not legally restricted, these amounts are not available for general obligations of the Och-Ziff Operating Group. Included in these amounts are unsettled trades and securities lending collateral.
(B)	Amounts include collateral held for futures and collateral on financing transactions handled by intermediaries.
(C)	Includes net realized gains and financing costs due from swap counterparties.

5.    INVESTMENTS

Och-Ziff Funds Holdings

The following table presents the Och-Ziff funds financial instrument holdings:

	Carrying Value		Percent of Och-Ziff Funds Holdings
	As of December 31,		As of December 31,
	2006	2005	2006	2005
	(dollars in thousands)
ASSETS
Securities owned, at fair value(A)	$25,128,120	$16,934,403	89.61%	89.11%
Securities purchased under agreement to resell	$2,153,230	$1,327,812	7.68%	6.99%
Derivative assets, at fair value(A)	$558,669	$633,095	1.99%	3.33%
Other investments, at fair value	$200,092	$109,186	0.72%	0.57%

LIABILITIES
Securities sold, not yet purchased, at fair value(A)	$10,417,702	$7,019,573	87.76%	87.92%
Securities sold under agreements to repurchase	$1,215,711	$845,013	10.24%	10.59%
Derivative liabilities, at fair value(A)	$237,212	$119,331	2.00%	1.49%

(A)	OTC and exchange-traded options and warrants are recorded within securities owned, at fair value and securities sold, not yet purchased, at fair value.

The Company believes that the carrying amounts of investments in the combined balance sheets approximate fair value. The inherent uncertainties of valuation methodologies involve a significant degree of management judgments, and the estimated fair values may differ materially from the amounts that may ultimately be realized. Investments for which readily ascertainable market values were not readily available were approximately $2.9 billion and $1.6 billion at December 31, 2006 and 2005, respectively.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Condensed Schedule of Investments

The following tables present a summary of the Company’s investments held by consolidated Och-Ziff funds.

Securities Owned, at Fair Value

The following tables present the Company’s securities owned, at fair value held through consolidated Och-Ziff funds:

	Fair Value		Percent of Och-Ziff Funds Assets
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Owned
Equities
Americas
Biotechnology	$237,587	$204,325	0.85%	1.08%
Consumer / Retail	793,045	740,130	2.83%	3.89%
Energy and Natural Resources	929,215	556,243	3.31%	2.93%
Financial Services	1,680,585	1,792,085	5.98%	9.42%
Healthcare	389,320	457,038	1.39%	2.40%
Indexes	485,409	—	1.73%	0.00%
Industrials and Cyclicals	787,952	754,704	2.81%	3.97%
Real Estate	77,398	18,162	0.28%	0.10%
Technology	416,796	416,213	1.49%	2.19%
Telecom and Media	1,126,308	620,908	4.02%	3.27%
Utilities	169,359	160,904	0.60%	0.85%
Other	333,308	—	1.19%	0.00%

Total Americas (cost $6,786,023 and $5,275,551, respectively)	7,426,282	5,720,712	26.48%	30.10%

Europe
Consumer / Retail	436,812	276,770	1.56%	1.46%
Energy and Natural Resources	504,228	218,751	1.80%	1.15%
Financial Services	1,977,525	633,890	7.05%	3.33%
Healthcare	190,708	252,118	0.68%	1.33%
Industrials and Cyclicals	1,327,768	591,865	4.74%	3.11%
Real Estate	158,489	150,956	0.57%	0.79%
Technology	264,304	53,133	0.94%	0.28%
Telecom and Media	640,559	404,783	2.28%	2.13%
Utilities	135,263	77,284	0.48%	0.41%
Other	118,213	20,317	0.42%	0.11%

Total Europe (cost $5,260,097 and $2,410,394, respectively)	5,753,869	2,679,867	20.52%	14.10%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

	Fair Value		Percent of Och-Ziff Funds Assets
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Owned
Asia
Biotechnology	$111,176	$31,709	0.40%	0.17%
Consumer / Retail	905,341	270,580	3.23%	1.42%
Energy and Natural Resources	562,094	126,485	2.00%	0.67%
Financial Services	1,374,397	337,021	4.90%	1.77%
Healthcare	200,294	214,398	0.71%	1.13%
Industrials and Cyclicals	447,544	379,468	1.61%	1.99%
Real Estate	346,740	102,633	1.24%	0.54%
Technology	239,248	90,820	0.85%	0.48%
Telecom and Media	267,007	45,731	0.95%	0.24%
Other	35,699	30,048	0.13%	0.16%

Total Asia (cost $3,839,433 and $1,524,974 respectively)	4,489,540	1,628,893	16.02%	8.57%

Total Equities (cost $15,885,553 and $9,210,919, respectively)	$17,669,691	$10,029,472	63.02%	52.77%

Debt Securities
Americas
Asset-Backed Securities	$181,572	$—	0.65%	0.00%
Biotechnology	456,299	210,100	1.63%	1.11%
Consumer / Retail	242,863	202,094	0.87%	1.06%
Energy and Natural Resources	142,992	153,137	0.51%	0.81%
Financial Services	304,005	616,525	1.08%	3.24%
Healthcare	293,209	216,821	1.05%	1.14%
Industrials and Cyclical	767,012	521,405	2.73%	2.74%
Technology	358,168	411,755	1.28%	2.17%
Telecom and Media	879,436	909,373	3.13%	4.78%
Utilities	52,843	61,789	0.19%	0.33%
Other	164,737	154,863	0.59%	0.81%

Total Americas (cost $3,703,660 and $3,469,360, respectively)	3,843,136	3,457,862	13.71%	18.19%

Asia
Consumer / Retail	273,534	151,021	0.98%	0.79%
Financial Services	56,206	300,290	0.20%	1.58%
Industrials and Cyclicals	574,765	158,326	2.05%	0.83%
Technology	321,055	212,581	1.14%	1.12%
Telecom and Media	266,002	71,158	0.95%	0.37%
Other	112,556	533,465	0.40%	2.82%

Total Asia (cost $1,517,331 and $1,224,108, respectively)	1,604,118	1,426,841	5.72%	7.51%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

	Fair Value		Percent of Och-Ziff Funds Assets
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Owned
Europe
Consumer / Retail	$432,652	$220,713	1.54%	1.16%
Financial Services	146,192	93,270	0.52%	0.49%
Healthcare	123,313	—	0.44%	0.00%
Industrials and Cyclicals	237,792	335,938	0.85%	1.77%
Telecom and Media	361,581	210,447	1.29%	1.11%
Other	209,947	806,614	0.75%	4.24%

Total Europe (cost $1,367,166 and $1,457,174, respectively)	1,511,477	1,666,982	5.39%	8.77%

Total Debt Securities ($6,588,157 and $6,150,642, respectively)	$6,958,731	$6,551,685	24.82%	34.47%

Warrants and Options
Americas
Consumer / Retail	$52,966	$13,053	0.19%	0.07%
Financial Services	69,025	40,686	0.25%	0.21%
Telecom and Media	100,334	56,492	0.36%	0.30%
Other	148,457	154,663	0.52%	0.81%

Total Americas (cost $403,438 and $256,617, respectively)	370,782	264,894	1.32%	1.39%

Europe (cost $105,521 and $88,744, respectively)	76,467	52,047	0.26%	0.28%

Asia (cost $106,599 and $25,863, respectively)	52,449	36,305	0.19%	0.20%

Total Warrants and Options (cost $615,558 and $371,224, respectively)	$499,698	$353,246	1.77%	1.87%

Total Securities Owned (cost $23,089,268 and $15,732,785, respectively)	$25,128,120	$16,934,403	89.61%	89.11%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Securities Sold, Not Yet Purchased, at Fair Value

The following table presents the Company’s securities sold, not yet purchased, at fair value held through consolidated Och-Ziff funds:

	Fair Value		Percent of Och-Ziff Funds Liabilities
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Sold, Not Yet Purchased
Equities
Americas
Biotechnology	$102,669	$150,934	0.86%	1.89%
Consumer / Retail	354,422	260,131	2.99%	3.26%
Energy and Natural Resources	427,400	380,482	3.60%	4.77%
Financial Services	1,295,130	1,103,079	10.91%	13.81%
Healthcare	217,362	165,641	1.83%	2.07%
Indexes	1,663,930	697,466	14.02%	8.74%
Industrials and Cyclicals	494,814	294,374	4.17%	3.69%
Real Estate	79,818	83,068	0.67%	1.04%
Technology	286,694	311,682	2.42%	3.90%
Telecom and Media	232,949	267,984	1.96%	3.36%
Other	141,673	25,926	1.19%	0.32%

Total Americas (proceeds $4,965,277 and $3,625,966, respectively)	5,296,861	3,740,767	44.62%	46.85%

Asia
Consumer / Retail	239,478	89,500	2.02%	1.12%
Financial Services	666,255	334,834	5.61%	4.18%
Industrials and Cyclicals	504,658	318,195	4.25%	3.99%
Real Estate	131,712	204,027	1.11%	2.56%
Telecom and Media	115,826	24,606	0.98%	0.31%
Other	46,156	256,824	0.39%	3.22%

Total Asia (proceeds $1,615,055 and $1,096,485, respectively)	1,704,085	1,227,986	14.36%	15.38%

Europe
Consumer / Retail	125,419	26,568	1.06%	0.33%
Energy and Natural Resources	390,868	68,734	3.29%	0.86%
Financial Services	471,849	78,580	3.98%	0.99%
Healthcare	115,175	69,313	0.97%	0.87%
Industrials and Cyclicals	349,381	166,911	2.94%	2.09%
Telecom and Media	64,120	44,125	0.54%	0.55%
Other	89,277	6,116	0.75%	0.08%

Total Europe (proceeds $1,427,009 and $432,779, respectively)	1,606,089	460,347	13.53%	5.77%

Total Equities (proceeds $8,007,341 and $5,155,230, respectively)	$8,607,035	$5,429,100	72.51%	68.00%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

	Fair Value		Percent of Och-Ziff Funds Liabilities
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Sold, Not Yet Purchased
Debt Securities
Americas
Energy and Natural Resources	$74,088	$88,922	0.62%	1.11%
Healthcare	67,769	49,429	0.57%	0.62%
Industrials and Cyclicals	322,304	360,802	2.72%	4.53%
Telecom and Media	147,267	223,742	1.24%	2.80%
Other	202,282	164,624	1.70%	2.06%

Total Americas (proceeds $808,700 and $921,166, respectively)	813,710	887,519	6.85%	11.12%

Asia
Consumer / Retail	82,707	4,385	0.70%	0.05%
Other	38,982	165,521	0.33%	2.08%

Total Asia (proceeds $116,618 and $161,136, respectively)	121,689	169,906	1.03%	2.13%

Europe
Financial Services	51,921	48,062	0.44%	0.60%
Telecom and Media	62,292	123,442	0.52%	1.55%
Government	276,791	—	2.33%	0.00%
Other	90,261	106,456	0.76%	1.33%

Total Europe (proceeds $465,287 and $285,171, respectively)	481,265	277,960	4.05%	3.48%

Total Debt Securities (proceeds $1,390,605 and $1,367,473, respectively)	$1,416,664	$1,335,385	11.93%	16.73%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

	Fair Value		Percent of Och-Ziff Funds Liabilities
	As of December 31,
Region / Industry Description	2006	2005	2006	2005
	(dollars in thousands)
Securities Sold, Not Yet Purchased
Options Written
Americas
Indexes	$156,385	$25,927	1.31%	0.32%
Industrials and Cyclicals	61,759	40,562	0.52%	0.51%
Other	153,937	140,400	1.30%	1.75%

Total Americas (proceeds $288,129 and $166,500, respectively)	372,081	206,889	3.13%	2.58%

Europe (proceeds $14,198 and $33,469, respectively)	12,690	48,114	0.11%	0.61%

Asia (proceeds $9,287 and $2,492, respectively)	9,232	85	0.08%	0.00%

Total Options Written (proceeds $311,614 and $202,461, respectively)	$394,003	$255,088	3.32%	3.19%

Total Securities Sold, Not Yet Purchased (proceeds $9,709,560 and $6,725,164, respectively)	$10,417,702	$7,019,573	87.76%	87.92%

Derivative Contracts, at Fair Value

The following table presents the Company’s derivative contracts, at fair value held through consolidated Och-Ziff funds:

	Fair Value		Percent of Och-Ziff Funds Assets
	As of December 31,
Description	2006	2005	2006	2005
	(dollars in thousands)
Derivative Contracts
Unrealized Appreciation
Total Return Swap Contracts	$500,321	$577,309	1.79%	3.04%
Credit Default Swap Contracts	47,548	39,661	0.17%	0.21%
Forward Foreign Currency Contracts	6,728	16,125	0.02%	0.08%
Interest Rate Swap and Futures Contracts	4,072	—	0.01%	0.00%

Total Unrealized Appreciation	$558,669	$633,095	1.99%	3.33%

	Fair Value		Percent of Och-Ziff Funds Liabilities
Unrealized Depreciation
Total Return Swap Contracts	$122,789	$35,635	1.04%	0.45%
Interest Rate Swap and Futures Contracts	45,575	41,037	0.38%	0.51%
Credit Default Swap Contracts	38,635	40,834	0.33%	0.51%
Forward Foreign Currency Contracts	30,213	1,825	0.25%	0.02%

Total Unrealized Depreciation	$237,212	$119,331	2.00%	1.49%

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

The Company’s derivatives are held by consolidated Och-Ziff funds and are recorded at fair value. Excluding OTC and exchange-traded options and warrants, which are recorded within securities owned, at fair value, the following table presents the fair value of the Company’s derivatives. The values shown are after taking into effect the offsetting permitted under FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts, and do not include the effects of collateral held or pledged.

	As of December 31,
	2006	2005
	(dollars in thousands)
ASSETS
Swaps	$543,280	$616,970
Futures	8,661	—
Forward foreign currency contracts	6,728	16,125

Total derivative assets, at fair value	$558,669	$633,095

LIABILITIES
Swaps	$178,183	$101,171
Futures	28,816	16,335
Forward foreign currency contracts	30,213	1,825

Total derivative liabilities, at fair value	$237,212	$119,331

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

As of December 31, 2006 and 2005, the Company held securities under reverse repurchase agreements with fair values of $2.1 billion and $1.3 billion, respectively, had been transferred to others primarily to satisfy the Company’s commitments under proprietary short sales, with the remainder being held by the Company’s clearing brokers on behalf of the Company. The Company has provided cash collateral under reverse repurchase agreements of $2.2 billion and $1.3 billion as of December 31, 2006 and 2005, respectively.

The Company held cash collateral under repurchase agreements of $1.2 billion and $845.0 million as of December 31, 2006 and 2005, respectively. All securities sold under agreements to repurchase as of December 31, 2006 were corporate bonds and each agreement was terminable on demand. The Company has provided securities under agreements to repurchase with carrying amounts and fair values of $1.3 billion and $875.0 million as of December 31, 2006 and 2005, respectively.

Securities Loaned

The Company loaned securities with a fair value of $882.0 million and $611.4 million as of December 31, 2006 and 2005, respectively. These securities loaned are included in securities owned, at fair value in the combined balance sheets. The Company held cash collateral for securities loaned of $817.2 million and $566.5 million as of December 31, 2006 and 2005, respectively.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Investments in Variable Interest Entities

The Company consolidates certain VIEs when it is determined to be the primary beneficiary, either directly or indirectly through its consolidated subsidiaries. The assets of the consolidated VIEs are primarily classified within Och-Ziff funds assets. The liabilities of the consolidated VIEs are primarily classified within Och-Ziff funds liabilities and are non-recourse to the Company’s general credit.

The consolidated VIEs are primarily Och-Ziff funds that are privately held investment companies whose purpose and activities are further described in Note 1. The Company sponsored the formation of and manages each of these VIEs and, in some cases, has a principal investment therein as described in Note 1.

The Company had no interests in VIEs of which it was not determined to be the primary beneficiary.

The following table presents information regarding interests in VIEs for which the Company is deemed to be the primary beneficiary as of December 31, 2006:

	Net Assets	The Company’s Interests	Pledged Collateral (A)
	(dollars in thousands)
Och-Ziff funds	$21,452,960	$1,811,170	$12,450,003

(A)	Includes collateral pledged in connection with securities sold under agreements to repurchase, securities sold, not yet purchased and collateral held for securities loaned.

6.    FAIR VALUE OF FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair Value of Financial Instruments

The Company’s financial instruments are recorded at fair value or at amounts that approximate fair value in the combined financial statements. See Note 2 for information regarding the assumptions and methodologies for determining the fair values of the Company’s financial instruments.

Due to the inherent uncertainty of valuations of investments that are illiquid and/or do not have readily ascertainable market values, the estimates of fair value may differ from the values ultimately realized by the Company, and those differences could be material.

Risk Management

In the ordinary course of business, the Company manages a variety of risks including market risk, credit risk, liquidity risk, foreign currency exchange risk and risks associated with investing in foreign markets. The Company identifies, measures and monitors risk through various control mechanisms, including, but not limited to, trading limits and diversifying exposures and activities across a variety of instruments, markets and counterparties.

Market risk is the risk of potential adverse changes to the value of financial instruments and their derivatives due to changes in market conditions such as interest and currency rate movements and volatility in commodity or security prices. The Company identifies the potential exposure by employing

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

quantitative and qualitative analyses and manages this exposure through the implementation of economic hedging techniques.

Credit risk is the risk that counterparties or debt issuers may fail to fulfill their obligations or that the collateral value may become inadequate. The Company attempts to reduce its credit risk by monitoring its credit exposure to and the creditworthiness of counterparties, requiring additional collateral where appropriate, and using master netting agreements whenever possible. The Company attempts to minimize credit risk from debt issuers by entering into asset and credit default swaps. The Company’s exposure with respect to credit risk for derivative instruments is represented by the fair value of the derivative contracts reported as assets.

Liquidity risk arises in the general funding of the Company’s trading activities. It includes the risks of not being able to fund trading activities at settlement dates and liquidate positions in a timely manner at a reasonable price. The Company manages its liquidity risk by investing primarily in marketable securities and financing its trading activities using traditional margin arrangements.

Investing in foreign markets may involve special risks and considerations not typically associated with investing in the United States. These risks include revaluations of foreign currencies, high rates of inflation, repatriation restrictions on income and capital, and adverse political and economic developments. Securities issued in these markets may be less liquid, subject to government ownership control, delayed settlements and their prices may be more volatile than those of comparable securities in the United States. The Company identifies the potential foreign market exposure by using quantitative and qualitative analyses and attempts to manage this exposure through the implementation of economic hedging techniques.

7.    OTHER ASSETS AND OTHER LIABILITIES

Other Assets

Included in other assets are the Company’s fixed assets, which are carried at cost less accumulated depreciation and amortization. The following table presents the items included within other assets:

	As of December 31,
	2006	2005
	(dollars in thousands)
Fixed Assets:
Corporate aircraft	$22,600	$22,600
Leasehold improvements	14,794	6,578
Computer hardware and software	8,831	3,760
Furniture, fixtures and equipment	2,731	2,505
Accumulated depreciation and amortization	(11,050)	(7,788)

Fixed assets, net	37,906	27,655
Taxes receivable(A)	6,658	2,392
Refundable security deposits	538	285
Other	767	167

Total other assets, net	$45,869	$30,499

(A)	Includes deferred tax assets of $26 thousand and $23 thousand as of December 31, 2006 and 2005, respectively, related to foreign taxing authorities.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

The Company recorded depreciation and amortization expenses of $3.3 million, $2.6 million and $2.4 million within the appropriate related expense lines in the combined statements of income for the years ended December 31, 2006, 2005 and 2004, respectively.

Other Liabilities

The following table presents the items included within other liabilities:

	As of December 31,
	2006	2005
	(dollars in thousands)
Taxes payable–deferred (net)	$40,554	$26,454
Taxes payable–current	2,360	1,161
Note payable	17,862	18,740
Accrued expenses	7,846	2,174
Other	4,792	5,969

Total other liabilities	$73,414	$54,498

8.    COMPENSATION AND BENEFITS

The Company has entered into agreements with certain employees and members, whereby a certain portion of their total income is deferred for a period of two years, and is subject to forfeiture during this service period. The Company indexes deferred amounts to an Och-Ziff fund and the net returns are credited to the deferred amounts. Employees and members vest in these awards and related net returns from the fund over the service period, and the related liabilities, included in compensation payable, are payable immediately upon the termination of a non-equity member’s employment either involuntarily by the equity member or voluntarily with six months’ notice. Compensation charges arising from these deferral arrangements are recognized in the Company’s combined financial statements over the service period. Accordingly, unvested balances of deferred incentive income allocations are not reflected in the combined financial statements. Deferred amounts not yet recognized as compensation expenses within the combined statements of income were $138.8 million and $52.1 million as of December 31, 2006 and 2005, respectively.

The Company offers defined contribution retirement plans in the U.S. and in certain non-U.S. locations, all of which are administered in accordance with applicable local laws and regulations. The most significant of these plans is the OZ Management, L.L.C. 401(k) Plan (the “Plan”) created in 2005, which covers substantially all U.S. employees. The Plan allows employees to make pre-tax contributions to tax-deferred investment portfolios. The Company matches eligible employee contributions up to a certain percentage of eligible compensation, subject to plan and legal limits. Employees begin to receive matching contributions, which are not subject to forfeiture, after completing six months of service. The Company contributed $239 thousand and $147 thousand for the years ended December 31, 2006 and 2005, respectively.

Prior to the creation of the Plan, the Company sponsored a profit sharing plan covering all eligible employees through 2004. The profit sharing plan permitted participants to defer a portion of their compensation and allowed the Company to make discretionary contributions, as defined in the profit-sharing plan. The Company contributed $781 thousand to the profit sharing plan for the year ended December 31, 2004.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

9.    DEBT OBLIGATIONS AND CREDIT FACILITY

Note Payable

The Company has an outstanding note payable, secured by its corporate aircraft, to a bank that bears interest at LIBOR plus 1.35%. The outstanding balance payable under the note was $17.9 million as of December 31, 2006, and is recorded within other liabilities in the combined balance sheets. This note expires on May 31, 2008. Principal payments due under the note are $878 thousand and $17.0 million for the years ended December 31, 2007 and 2008, respectively.

Credit Facility

On July 31, 2006, certain Och-Ziff real estate funds entered into a $125.0 million syndicated credit facility (the “Credit Facility”), replacing a previously existing $35.0 million credit facility. These real estate funds are jointly and severally liable for the indebtedness. The outstanding loans of the Credit Facility are secured by the unfunded capital commitments to the funds by the Company and the fund investors. The Credit Facility terminates on July 31, 2009, or earlier based on invested capital and the fund investors’ obligation to fund committed capital.

For each borrowing, the funds have the option of borrowing at an interest rate equal to LIBOR plus 0.70% or the greater of prime rate and 0.50% above the federal funds rate. For each letter of credit drawn under the Credit Facility, the funds pay interest at a rate equal to 0.825%. In addition, there is a minimum usage fee of 0.15% on the average daily amount of the unused portion of the Credit Facility.

For the year ended December 31, 2006, the average interest rate of the outstanding borrowings and letters of credit was 6.05% and 0.825%, respectively. As of December 31, 2006, total outstanding borrowings and total outstanding letters of credit drawn were $200 thousand and $900 thousand, respectively.

10.    GUARANTEES

Derivative Contracts

The Company enters into various derivative contracts that meet the definition of a guarantee under FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Such derivative contracts include credit default swaps and written put options, with terms generally ranging from one to eleven years.

Under the credit default swaps, the Company provides credit protection on underlying instruments and the Company would be required to perform under the guarantee in the event of a payout event under the terms of the credit default swap. As of December 31, 2006 and 2005, the maximum payout amounts relating to credit default swaps were $1.9 billion and $1.1 billion, respectively. As of December 31, 2006 and 2005, the carrying amounts of the liability under credit default swaps recorded within derivative liabilities, at fair value were $47.5 million and $33.7 million, respectively. The maximum payout amounts could be offset by subsequent sales of assets obtained in connection with such payout events, if any. As of December 31, 2006 and 2005, the Company held offsetting credit default swaps with notional amounts of approximately $736.9 million and $495.4 million, respectively.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

With written put options, the Company is obligated to purchase a specified security at a specified price when the option is exercised by the counterparty. As of December 31, 2006 and 2005, the maximum payout amounts relating to written put options were $1.7 billion and $79.9 million, respectively. As of December 31, 2006 and 2005, the carrying amounts of the liability under written put options recorded within securities sold, not yet purchased, at fair value were $37.8 million and $3.4 million, respectively. The maximum payout amounts could be offset if the Company had offsetting positions of the same issuer. As of December 31, 2006, the Company held offsetting long put options, recorded within securities owned, at fair value and short common stock positions, recorded within securities sold, not yet purchased, with a net fair value of approximately $794.7 million in the combined balance sheets. There were no offsetting long put options and short common stock positions as of December 31, 2005.

Member Payments

The Company has provided a guarantee related to certain payments to one of the Company’s non-equity members. In the event of the member’s death, disability or certain other events, the Company will continue to make payments equal to 50% of the member’s profit sharing allocation percentage at the time of his withdrawal for two calendar years beyond the year of his separation from the Company. As of December 31, 2006, such member’s profit sharing allocation percentage was 23.1% of the equity member’s interest. As the Company is unable to reasonably estimate amounts that may become payable under the guarantee and due to the uncertainty regarding the timing and probability of payment, no liability has been recognized in the Company’s combined financial statements.

11.    INCOME TAXES

As discussed in Note 2, the Company’s subsidiaries that are domiciled in the United States are either partnerships or limited liability companies treated as partnerships that are not subject to federal income taxes. As a result, the Company has recorded no provisions for U.S. federal income taxes. However, the Company is subject to City of New York UBT at the statutory rate of 4% for certain of its operating entities. Additionally, certain of the Company’s subsidiaries are subject to income tax in foreign jurisdictions.

The Company’s provision for income taxes is as follows:

	Year Ended December 31,
	2006	2005	2004
	(dollars in thousands)
Current:
State and local income taxes	$6,984	$3,898	$3,376
Foreign income taxes	2,243	1,363	683

	9,227	5,261	4,059

Deferred:
State and local income taxes	14,100	4,660	5,726
Foreign income taxes	—	(23)	—

	14,100	4,637	5,726

Total provision for income taxes	$23,327	$9,898	$9,785

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Deferred income tax assets and liabilities represent the tax effects of the temporary differences between the GAAP and tax bases for the Company’s assets and liabilities. The Company’s deferred income tax assets and liabilities are as follows:

	As of December 31,
	2006	2005
	(dollars in thousands)
Deferred income tax assets:
Employee compensation	$949	$254
Other accrued expenses	331	223
Depreciation	26	23

Total deferred income tax assets	1,306	500

Deferred income tax liabilities:
Deferred incentive income	41,414	26,542
Depreciation	420	389

Total deferred income tax liabilities	41,834	26,931

Net deferred income tax liabilities	$40,528	$26,431

The following is a reconciliation of the U.S. federal statutory rate to the Company’s effective income tax rate for net income before taxes:

	Year Ended December 31,
	2006	2005	2004
Statutory U.S. federal income tax rate	35.00%	35.00%	35.00%
Income passed through to members	(35.00)%	(35.00)%	(35.00)%
Foreign taxes	0.37%	0.49%	0.34%
State and local income taxes	3.45%	3.16%	4.47%

Effective income tax rate	3.82%	3.65%	4.81%

12.    RELATED PARTY TRANSACTIONS

The Company’s corporate aircraft is used primarily for business purposes. Occasionally, existing members and their families have used the aircraft for personal use. Prior to 2006, the Company bore all costs of operating the aircraft; however, starting in 2006, the Company began to charge for such use based on market rates. Such revenues of $985 thousand were recorded within other revenues in the combined statements of income for the year ended December 31, 2006.

From time to time, the Company pays certain expenses on behalf of members, employees and other related parties in the form of non-interest bearing advances for which the Company is subsequently reimbursed, including in the form of non-interest bearing advances to employees. Advances to related parties were $117.4 million and $74.7 million for the years ended December 31, 2006 and 2005, respectively. Subsequent repayments of advances to related parties were $105.1 million and $67.0 million for the years ended December 31, 2006 and 2005, respectively. These advances and subsequent repayments are recorded within due from affiliates in the combined balance sheets.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

As of December 31, 2005, the Company had investments of $25.6 million in a fund managed by the equity member’s brother, included within other investments, at fair value in the combined balance sheets. The Company earned approximately $648 thousand and $650 thousand, included within Och-Ziff funds net gains (losses), on these investments during the years ended December 31, 2006 and 2005, respectively. The Company entered into these investments in 2005 and liquidated them in 2006.

As discussed in Note 3, the Company waives management fees and incentive income charges for certain investments in Och-Ziff funds by employees, members and other affiliates. Management fees of $17.3 million, $15.6 million and $3.9 million and incentive income charges of $48.9 million, $17.7 million and $25.4 million were waived during the years ended December 31, 2006, 2005 and 2004, respectively.

13.    COMMITMENTS AND CONTINGENCIES

Investment Commitments

As of December 31, 2006, the Company, through the consolidated Och-Ziff funds, had commitments to fund new investments of approximately $664.8 million, which are primarily payable on demand.

Office Facilities

The Company has non-cancelable operating leases for its headquarters in New York and its offices in London, Hong Kong, Tokyo, and Bangalore. As of December 31, 2006, future minimum rental commitments under these leases are:

Minimum Annual Rental Commitments
(dollars in thousands)
2007	$8,188
2008	8,578
2009	7,906
2010	6,304
2011	6,252
Thereafter	20,319

$57,547

Rent expense recognized on a straight-line basis during the years ended December 31, 2006, 2005 and 2004 was $7.6 million, $5.7 million and $4.1 million, respectively, and was included within occupancy and equipment in the combined statements of income.

As of December 31, 2006 and 2005, the Company provided collateral of $6.2 million, included within cash and cash equivalents in the combined balance sheets, for a letter of credit related to the lease of the New York office.

Securities Sold, Not Yet Purchased

Securities sold, not yet purchased represent obligations of the Company, through the consolidated Och-Ziff funds, to purchase securities at prevailing market prices. As such, the amounts

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

required to satisfy these obligations in the future may be greater than the amounts recorded in the combined balance sheets. The amount of any losses is dependent upon the prices at which the underlying financial instruments are purchased to settle these obligations. To the extent that these may be losses, these are not subject to an upper limit.

Litigation

From time to time, the Company is involved in litigation and claims incidental to the conduct of the Company’s business. The Company is also subject, from time to time, to reviews, inquiries and investigations by regulatory agencies that have regulatory authority over the Company’s business activities. The Company is currently not subject to any pending judicial, administrative or arbitration proceedings that are expected to have a material impact on the Company’s results of operations or financial condition.

Ziffs’ Profit Sharing Agreement

As described in Note 2, the Company is obligated under the Ziffs’ Profit Sharing Agreement to pay to the Ziffs 12.5% of management fees and incentive income earned by the Company, net of certain expenses. See Note 15.

Other Contingencies

In the normal course of business, the Company has entered into contracts that provide a variety of general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to the Company under these arrangements would involve future claims that may be made against the Company. No such claims are expected to occur and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

14.    OPERATING SEGMENT ANALYSIS

The Company conducts business primarily through one reportable segment: “Institutional Investment Funds.” The Institutional Investment Funds segment consists of the Company’s management and advisory services for the Och-Ziff funds and managed accounts, excluding the real estate funds. Other operations consist primarily of real estate management and real estate funds that do not meet the thresholds of a reportable segment under GAAP. The chief operating decision maker (“CODM”) does not regularly review assets by segment in assessing segment performance and allocation of company resources. As such, the Company does not present total assets by operating segment.

The CODM uses “Economic Income” from the Institutional Investment Funds segment as the measure of the segment’s overall performance. Certain payments, such as discretionary incentive income allocations to employees and members and the Ziffs’ Profit Sharing payments are derived from components of Economic Income.

Economic Income is a pre-tax measure that (i) presents the segment’s results of operations without the impact of eliminations during the consolidation of any of the Och-Ziff funds; (ii) recognizes full cash compensation expense on the date it is granted irrespective of any requisite service period or

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

deferral; (iii) excludes earnings on deferred income allocations; and (iv) excludes discretionary incentive income allocations to the existing members, profit sharing expense, interest expense, interest income and depreciation. The CODM uses Economic Income to measure performance and allocate resources, as the amount of management fees and incentive income received are indicative of the performance of the Och-Ziff funds and managed accounts. The measure is also consistent with the basis upon which the main portion of income allocations to the Company’s existing members and profit sharing expenses to the Ziffs are determined. The Company seeks to align the interests of its members and other key employees with those of the investors in the Och-Ziff funds and the Company’s performance. To achieve that objective, virtually all income allocations made to the members and other key employees are based on the Company’s performance and growth for the year.

The following tables set forth operating results for the Company’s Institutional Investment Funds segment and other operations and related adjustments necessary to the Institutional Investment Funds Economic Income measure to arrive at the Company’s combined income before income taxes:

For the Year Ended December 31, 2006	Institutional Investment Funds Economic Income	Other Operations	Reconciling Adjustments			GAAP Reported Income
			Funds Eliminations	Other Adjustments
	(dollars in thousands)
Revenues:
Management fees	$302,835	$5,245	$(294,341)	$—		$13,739
Incentive income	651,498	—	(635,647)	—		15,851
Other revenues	1,031	41	(2,028)	4,757	(a)	3,801
Och-Ziff funds income	—	8,476	963,966	—		972,442

Total Revenues	955,364	13,762	31,950	4,757		1,005,833

Expenses:
Compensation and benefits	184,962	4,341	—	257,369	(b)(c)	446,672
Non-compensation expenses	44,991	329	—	102,355	(a)(d)	147,675
Och-Ziff funds expenses	—	1,587	494,034	—		495,621

Total Expenses	229,953	6,257	494,034	359,724		1,089,968

Other Income:
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(240,372)	240,372	(e)	—
Och-Ziff funds net gains on investments	—	37,430	3,252,745	—		3,290,175

Total Other Income	—	37,430	3,012,373	240,372		3,290,175

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	725,411	44,935	2,550,289	(114,595)		3,206,040
Non-controlling interests in income of consolidated subsidiaries	—	(44,417)	(2,550,289)	—		(2,594,706)

Income Before Income Taxes	$725,411	$518	$—	$(114,595)		$611,334

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

For the Year Ended December 31, 2005	Institutional Investment Funds Economic Income	Other Operations	Reconciling Adjustments			GAAP Reported Income
			Funds Eliminations	Other Adjustments
	(dollars in thousands)
Revenues:
Management fees	$204,331	$5,245	$(197,715)	$—		$11,861
Incentive income	289,934	—	(280,520)	—		9,414
Other revenues	—	9	—	1,172	(a)	1,181
Och-Ziff funds income	—	4,460	484,892	—		489,352

Total Revenues	494,265	9,714	6,657	1,172		511,808

Expenses:
Compensation and benefits	103,040	3,360	—	133,066	(b)(c)	239,466
Non-compensation expenses	35,957	1,201	—	51,804	(a)(d)	88,962
Och-Ziff funds expenses	—	560	418,145	—		418,705

Total Expenses	138,997	5,121	418,145	184,870		747,133

Other Income:
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(98,979)	98,979	(e)	—
Och-Ziff funds net gains on investments	—	—	1,640,983	—		1,640,983

Total Other Income	—	—	1,542,004	98,979		1,640,983

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	355,268	4,593	1,130,516	(84,719)		1,405,658
Non-controlling interests in income of consolidated subsidiaries	—	(4,353)	(1,130,516)	—		(1,134,869)

Income Before Income Taxes	$355,268	$240	$—	$(84,719)		$270,789

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

For the Year Ended December 31, 2004	Institutional Investment Funds Economic Income	Other Operations	Reconciling Adjustments			GAAP Reported Income
			Funds Eliminations	Other Adjustments
	(dollars in thousands)
Revenues:
Management fees	$132,762	$—	$(125,757)	$—		$7,005
Incentive income	217,244	—	(206,200)	—		11,044
Other revenues	—	—	—	231	(a)	231
Och-Ziff funds income	—	—	267,646	—		267,646

Total Revenues	350,006	—	(64,311)	231		285,926

Expenses:
Compensation and benefits	45,922	2,309	—	105,272	(b)(c)	153,503
Non-compensation expenses	20,644	68	—	40,113	(a)(d)	60,825
Och-Ziff funds expenses	—	—	199,782	—		199,782

Total Expenses	66,566	2,377	199,782	145,385		414,110

Other Income:
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(66,061)	66,061	(e)	—
Och-Ziff funds net gains on investments	—	—	1,167,756	—		1,167,756

Total Other Income	—	—	1,101,695	66,061		1,167,756

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	283,440	(2,377)	837,602	(79,093)		1,039,572
Non-controlling interests in income of consolidated subsidiaries	—	1,595	(837,602)	—		(836,007)

Income Before Income Taxes	$283,440	$(782)	$—	$(79,093)		$203,565

The following adjustments to Economic Income are necessary to arrive at the Company’s combined net income:

Funds Eliminations

•

Reflects incentive income, management fees and other revenues eliminated under GAAP in the consolidation of the Och-Ziff funds. The CODM views the business as an institutional alternative asset management firm. As such, the CODM views performance using the combined total of incentive income and management fees from each of the Company’s funds, excluding real estate, and from the managed accounts. Incentive income and management fees not eliminated in consolidation are related to the Company’s managed accounts, which are not consolidated by the Company.

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

Other Adjustments

(a)	Other Revenues/Expenses. Excluded from Economic Income are interest expense, interest income and depreciation as the CODM does not consider those items when determining income allocations to members and compensation for employees or evaluating the Company’s performance.

(b)	Members’ income allocations. Excluded from Economic Income are the members’ income allocations. The CODM makes all determinations regarding the amount of annual discretionary incentive income allocations awarded and distributed to members by looking at Economic Income to measure performance for the year.

(c)	Non-members compensation. Non-members cash compensation expense is included in the period in which the compensation was determined rather than when the compensation may be recognized for GAAP purposes, which is affected by the vesting terms of the Company’s compensation plans.

(d)	Ziff profit sharing. Excluded from Economic Income is the Ziff profit sharing expense, which is determined as a fixed percentage of management fees and incentive income, net of certain expenses, on an unconsolidated basis. The CODM assesses the Company’s performance, excluding the Ziff profit sharing expense, and determines the amount of profit sharing expense based on the profits generated.

(e)	Earnings on investments in and deferred income receivable from Och-Ziff funds. Earnings associated with investments in and deferred income receivable from Och-Ziff funds are excluded from Economic Income.

15.    SUBSEQUENT EVENTS

Reorganization

The Company is in the process of preparing for an initial public offering. Immediately prior to the consummation of this offering, the Company will reorganize its capital structure and equity interests. As part of the reorganization, the Company is establishing various holding entities and will exchange the existing equity and non-equity members’ interests into equity interests in the reorganized Och-Ziff Operating Group which will include a newly formed entity, OZ Advisors II LP. In addition, as part of the reorganization, OZ Management, L.L.C. and OZ Advisors, L.L.C. changed their names to OZ Management LP and OZ Advisors LP, respectively, upon their conversions from Delaware limited liability companies into Delaware limited partnerships on June 25, 2007.

OZ Advisors II LP

OZ Advisors II LP was formed as a Delaware limited partnership on June 13, 2007 in connection with the reorganization. OZ Advisors II LP will become part of the Och-Ziff Operating Group in connection with the reorganization.

Credit Agreement

The Company has entered into a commitment letter regarding a new $750.0 million term loan. The Company presently intends to use the full amount of the proceeds to make a pro rata distribution to its existing members prior to the initial public offering described above. The new credit facility will

OCH-ZIFF OPERATING GROUP

(Limited Liability Companies)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2006

have a term of six years and bear interest at an annual rate of LIBOR plus 0.75%. The full principal amount of the term loan will be due at maturity. The new credit facility will require the Company to comply with covenants as stated in the agreement. The Company will account for the amount distributed to its equity member as an equity distribution and amounts distributed to its non-equity members as an expense.

Deconsolidation of Certain Och-Ziff Funds

In 2007, the Company amended the operating agreements of certain funds granting rights to the investors which enable a simple majority of the funds’ unrelated limited partners or shareholders to remove the Company, as general partner or investment manager with decision making rights, without cause, in accordance with certain procedures. The granting of these rights will lead to the deconsolidation of these funds and their respective master funds during the first and second quarters of 2007. The deconsolidation of these Och-Ziff funds will have a material effect on many of the items within the combined financial statements but will have no net effect on the Company’s net income or equity.

Ziffs’ Profit Sharing Agreement

Pursuant to an agreement dated April 15, 1999, between Ziff Brothers Investments, L.L.C. and Daniel Och, the Ziffs are entitled to the 12.5% Ziff profit sharing interest only if Daniel Och remains an active participant in the day to day business of the Company or an “OZ Management Affiliate” as defined in the agreement. On June 29, 2007, the Company entered into a new agreement with the Ziffs under which, in the event that the offering has not been consummated on or before December 31, 2007, the Ziffs will be entitled, effective as of such date, to receive from the Company the Ziff profit sharing interest, even if Mr. Och ceases to actively manage the day to day business of the Company, but such interest will be reduced from 12.5% to 10.0%, effective as of such date. In the event the initial public offering has been consummated on or before December 31, 2007, the Ziffs’ interest will be reclassified into Och-Ziff Operating Group A Units only, representing an approximately 10% interest in the equity of our business immediately prior to the offering. The new agreement also provides that the Ziffs shall (a) be entitled to a 10% pro rata portion of distributions to existing owners, if any, from the proceeds of the $750 million term loan that the Company expects to enter into prior to this offering; (b) invest in certain Och-Ziff funds 50% of its after-tax proceeds received (1) from any such distribution and (2) in connection with the use of proceeds from this offering; and (c) be entitled to participate in the benefits of a tax receivable agreement to be entered into between the Company and its existing owners in connection with this offering. Until such time, the Ziff profit sharing interest shall remain unchanged. As a result of the reclassification of the Ziffs’ profit sharing interest, the Company will incur a one-time charge in the amount of the fair value of the Och-Ziff Operating Group A Units issued to the Ziffs in the period in which the reclassification is completed, as the Ziffs will not be subject to any service or performance conditions.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

UNAUDITED INTERIM COMBINED BALANCE SHEETS

	As of September 30, 2007	As of December 31, 2006	Pro-Forma as of September 30, 2007 (Note 11)
	(dollars in thousands)
Assets
Cash and cash equivalents	$205,107	$23,590	$205,107
Income and fees receivable	45,829	16,091	45,829
Due from affiliates	5,272	22,475	5,272
Deferred income receivable, at fair value	1,521,577	—	1,521,577
Investments in Och-Ziff funds	333,147	—	333,147
Other assets, net	66,800	45,869	66,800
Och-Ziff funds assets:
Securities owned, at fair value	—	25,128,120	—
Due from brokers	4,602	7,825,482	4,602
Securities purchased under agreements to resell	—	2,153,230	—
Derivative assets, at fair value	—	558,669	—
Other investments, at fair value	133,173	200,092	133,173
Interest and dividends receivable	—	99,291	—
Other Och-Ziff funds assets	1,226	2,140	1,226

Total Assets	$2,316,733	$36,075,049	$2,316,733

Liabilities and Partner’s Equity
Debt obligations	$767,203	$17,862	$767,203
Compensation payable	606,406	575,842	606,406
Profit sharing payable	84,245	140,690	84,245
Other liabilities	82,438	55,552	82,438
Distributions payable	—	—	1,309,704
Och-Ziff funds liabilities:
Securities sold, not yet purchased, at fair value	—	10,417,702	—
Securities sold under agreements to repurchase	—	1,215,711	—
Payable upon return of securities loaned	—	817,239	—
Redemptions payable	20	744,664	20
Contributions and subscriptions received in advance	—	526,218	—
Derivative liabilities, at fair value	—	237,212	—
Due to brokers	—	203,237	—
Other Och-Ziff funds liabilities	35	98,159	35

Total Liabilities	1,540,347	15,050,088	2,850,051

Commitments and Contingencies (Note 8)
Non-controlling Interests in Consolidated Subsidiaries	137,725	19,777,297	137,725
Total Partner’s Equity (Deficit)	638,661	1,247,664	(671,043)

Total Liabilities and Partner’s Equity	$2,316,733	$36,075,049	$2,316,733

See notes to unaudited interim combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

UNAUDITED INTERIM COMBINED STATEMENTS OF INCOME

	Nine Months Ended September 30,
	2007	2006
	(dollars in thousands)
Revenues
Management fees	$181,337	$10,287
Incentive income	7,415	—
Other revenues	8,296	2,733
Och-Ziff funds income:
Interest income	416,040	520,182
Dividend income	78,437	99,973
Other Och-Ziff funds revenues	40,259	28,322

Total Revenues	731,784	661,497

Expenses
Compensation and benefits	550,772	186,718
Profit sharing	104,412	26,772
Professional services	29,049	6,097
Occupancy and equipment	11,765	9,784
Business development	6,467	5,835
Information processing and communications	7,988	4,109
Interest expense	12,810	876
Other expenses	4,254	8,456
Och-Ziff funds expenses:
Interest expense	152,104	163,029
Dividend expense	102,291	113,128
Other Och-Ziff funds expenses	87,539	95,094

Total Expenses	1,069,451	619,898

Other Income
Earnings on deferred income receivable from Och-Ziff funds	8,465	—
Equity in earnings on investments in Och-Ziff funds	42,750	—
Och-Ziff funds net gains (losses):
Net realized gains on investments	1,755,140	2,469,122
Net unrealized gains on investments	554,643	19,370
Net realized and unrealized foreign currency losses	(24,407)	(39,831)
Net realized and unrealized gains (losses) on derivative contracts	50,713	(305,881)

Total Other Income	2,387,304	2,142,780

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	2,049,637	2,184,379
Non-controlling interests in income of consolidated subsidiaries	(2,174,762)	(2,043,159)

(Loss) Income Before Income Taxes	(125,125)	141,220
Income taxes	15,349	6,230

Net (Loss) Income	$(140,474)	$134,990

See notes to unaudited interim combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

UNAUDITED INTERIM COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2007	2006
	(dollars in thousands)
Cash Flows From Operating Activities
Net (loss) income	$(140,474)	$134,990

Adjustments to reconcile net income to net cash used in operating activities:
Amortization of deferred compensation	28,655	13,484
Depreciation and amortization	3,014	2,306
Non-controlling interests in income of consolidated subsidiaries	2,174,762	2,043,159
Deferred income taxes	448	1,074
Operating cash flows due to changes in:
Income and fees receivable	(15,506)	9,553
Due from affiliates	32,537	(19,391)
Deferred income receivable, at fair value	(1,372)	—
Investments in Och-Ziff funds	91,714	—
Other assets, net	(19,135)	(1,063)
Securities owned, at fair value	(1,083,082)	(4,594,138)
Due from brokers	438,764	(2,100,160)
Securities purchased under agreements to resell	(119,281)	(871,890)
Derivative assets, at fair value	(71,412)	91,769
Other investments, at fair value	(4,672,095)	(68,542)
Interest and dividends receivable	(7,517)	(36,200)
Other Och-Ziff funds assets	230,157	(681)
Compensation payable	1,909	74,926
Profit sharing payable	(56,445)	(17,833)
Other liabilities	26,438	(5,911)
Securities sold, not yet purchased, at fair value	252,288	2,909,447
Securities sold under agreements to repurchase	56,343	(48,011)
Payable upon return of securities loaned	(41,765)	(148,678)
Derivative liabilities, at fair value	16,975	80,758
Due to brokers	235,703	(128,735)
Other Och-Ziff funds liabilities	22,964	30,670

Net cash used in operating activities	(2,615,413)	(2,649,097)

Cash Flows From Investing Activities
Purchases of fixed assets	(4,810)	(8,798)

Cash Flows From Financing Activities
Proceeds from term loan	750,000	—
Repayments of debt obligations	(659)	(659)
Capital distributions	(468,529)	(37,680)
Non-controlling interests in consolidated subsidiaries contributions	3,567,087	4,587,700
Non-controlling interests in consolidated subsidiaries distributions	(1,046,159)	(1,927,961)

Net cash provided by financing activities	2,801,740	2,621,400

Net Increase (Decrease) in Cash and Cash Equivalents	181,517	(36,495)
Cash and Cash Equivalents, Beginning of Period	23,590	69,550

Cash and Cash Equivalents, End of Period	$205,107	$33,055

Supplemental Disclosure of Cash Flow Information
Cash paid during the period:
Interest	$67,912	$162,762

Income taxes	$6,866	$8,712

See Note 2 for non-cash items related to the deconsolidation of certain entities.

See notes to unaudited interim combined financial statements.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

1.    BUSINESS, BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

Business

Och-Ziff Operating Group is a global institutional alternative asset management firm headquartered in New York. Its primary business is to sponsor the formation of, and provide investment management services to, various investment funds (the “Och-Ziff funds”) and certain managed accounts.

The combined financial statements include the accounts of affiliated operating entities under common control and management and certain consolidated Och-Ziff funds (collectively, “Och-Ziff Operating Group” or the “Company”). Substantially all of the consolidated Och-Ziff funds’ net assets, after deducting the portion attributable to non-controlling interests, are comprised of the Company’s investments in, and receivables from, the Och-Ziff funds.

Business is presently conducted by the Och-Ziff Operating Group, which consists primarily of OZ Management LP (formerly OZ Management, L.L.C.) (“OZ Management”), Och-Ziff Associates, L.L.C. through its principal operating subsidiary OZ Advisors LP (formerly OZ Advisors, L.L.C.) (“OZ Advisors I”), OZ 2004 GP, L.L.C., OZ 2004 Investment Partners, L.L.C. and OZ Advisors II LP (“OZ Advisors II”), all of which are Delaware limited partnerships or limited liability companies. The Company is preparing for a reorganization of its capital structure and an initial public offering in 2007. In anticipation of the reorganization, the Company converted OZ Management and OZ Advisors I from Delaware limited liability companies to Delaware limited partnerships. See Note 10.

The “partners” refers to the Company’s founder and equity partner, Daniel Och, and 17 other existing non-equity partners. The liability of the partners is limited to the extent of their contributions to the operating entities of the Company. As a result of the reorganization discussed above, any references to “members,” as used in the Company’s audited combined financial statements for the three years ended December 31, 2006 and notes thereto are now referred to as partners.

The Company manages and provides advisory services to the Och-Ziff funds and managed accounts, which invest in equity securities, convertible securities and debt instruments, including bank debt and high-yield debt, options, futures, forwards, swaps, other derivatives, private securities and assets, real estate and other investments. The Company seeks to deliver consistent, positive risk-adjusted returns throughout market cycles, with a focus on risk management and capital preservation. The Company’s diversified, multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, real estate and private equity. The Company transacts its business primarily in the United States and substantially all of its revenues are generated domestically.

Basis of Presentation

The unaudited interim combined financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared under GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s unaudited interim combined financial statements have been included and are of a normal and recurring

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

nature. The operating results presented for the interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the Company’s audited combined financial statements for the three years ended December 31, 2006 and notes thereto. The December 31, 2006 combined balance sheet data was derived from the audited combined financial statements at that date.

The combined financial statements include the accounts of Och-Ziff Operating Group and its consolidated subsidiaries, which are comprised of (i) those entities in which it has an investment of greater than 50% and has control over significant operating, financial and investing decisions of the entity; (ii) the consolidated Och-Ziff funds in which the Company is a substantive, controlling general partner or investment manager with decision making rights and the limited partners or shareholders have no substantive rights to impact ongoing governance and operating activities; and (iii) other entities in which it is the primary beneficiary of a variable interest entity (“VIE”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements. Management believes that the estimates utilized in preparing its combined financial statements are reasonable and prudent; however, actual results could differ from those estimates. All significant intercompany transactions and balances have been eliminated in consolidation.

Certain amounts in the prior year period’s unaudited interim combined financial statements have been reclassified to conform to the 2007 presentation.

As of January 1, 2007, the Company no longer consolidates most of its Och-Ziff domestic funds due to substantive rights afforded to the unaffiliated limited partners of those funds. In addition, as of June 30, 2007, the Company no longer consolidates the Och-Ziff offshore funds into its combined financial statements due to similar changes made to the rights afforded to the unaffiliated shareholders of these funds. Accordingly, activity through June 30, 2007 related to the Och-Ziff offshore funds is included in the Company’s combined statement of income and combined statement of cash flows for the nine months ended September 30, 2007. See Note 2 for additional details of the impacts of deconsolidation on the Company’s combined balance sheet.

Updates to Significant Accounting Policies

Investments in Och-Ziff Funds

As a result of the deconsolidation of most of the Och-Ziff domestic funds described above, the Company’s investments in these funds, which primarily result from the reinvestment of incentive income earned from these funds, are no longer eliminated in consolidation. These investments are accounted for using the equity method of accounting with the Company’s share of earnings from these funds recorded within earnings on investments in Och-Ziff funds in the combined statements of income. The carrying value of these investments approximates fair value, as the net assets of the underlying funds are recorded at their estimated fair value.

Deferred Income Receivable, at Fair Value

As a result of the deconsolidation of the Och-Ziff offshore funds described above, as of June 30, 2007, the Company’s deferred income receivable is no longer eliminated in consolidation. The deferred income receivable represents amounts owed by the Och-Ziff offshore funds to the Company for earned

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

but unpaid incentive income. These amounts will be distributed to OZ Management and be used to make distributions to our existing partners and the Ziffs for amounts previously deferred under deferral agreements between OZ Management and such persons. During the deferral period, the Company has elected to have a portion or all of these deferred amounts indexed to the performance of either an Och-Ziff fund or another approved asset determined by the Company.

The Company elected, upon the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), to record this hybrid financial instrument at fair value in the Company’s combined balance sheet with all changes in fair value recognized in current earnings. Changes in fair value through June 30, 2007 have been eliminated in consolidation.

Recently Adopted Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 permits an entity to recognize the benefits of uncertain tax positions only where the position is “more likely than not” to be sustained in the event of examination by tax authorities. The maximum tax benefit recognized is limited to the amount that is more than 50% likely to be realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s combined financial statements.

In February 2006, the FASB issued SFAS 155, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 provides, among other things, that (i) for embedded derivatives that would otherwise be required to be bifurcated from their host contracts and accounted for at fair value in accordance with SFAS 133, an entity may make an irrevocable election, on an instrument-by-instrument basis, to measure the hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings and (ii) concentrations of credit risk in the form of subordination are not considered embedded derivatives. SFAS 155 is effective for all financial instruments acquired, issued or subject to re-measurement after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS 155 did not have a material impact on the Company’s combined financial statements.

Future Adoption of New Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants issued Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 clarifies the definition of an investment company and whether the specialized accounting model of an investment company may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 will be effective for reporting periods beginning on or after December 15, 2007. The Company is currently evaluating the potential impact SOP 07-1 may have on equity method investments in Och-Ziff funds that are no longer consolidated at the date of adoption and is not yet able to determine such impact. If the Company does not, as a result of the adoption of SOP 07-1, retain investment company accounting

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

for any or all Och-Ziff funds that continue to be consolidated at the date of adoption, it would not expect the impact of such change to be significant to its financial condition. The Company expects to complete its analysis in the fourth quarter of 2007. On October 17, 2007, the FASB agreed to issue an exposure draft that would indefinitely delay the effective date of SOP 07-1 until the FASB can reassess SOP 07-1’s provisions.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits an entity to elect to measure certain financial instruments and other items at fair value with changes in fair value recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS 159 on its combined financial statements and is not yet able to determine such impact. The determination of whether the Company will elect the fair value option for certain assets and liabilities is largely dependent on the outcome of the adoption of SOP 07-1 and the composition of the balance sheet at the date of adoption. The Company expects to complete its analysis in the fourth quarter of 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. SFAS 157 is effective for reporting periods beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS 157 on its combined financial statements, and is not yet able to determine such impact. To the extent that changes are required in the methodology used to measure the fair values of investments in the Och-Ziff funds, such changes may have an impact on management fees, incentive income, the carrying values of investments in and deferred income receivable from the Och-Ziff funds, compensation payable and profit sharing payable, all of which are impacted by the fair values of such investments. The Company expects to complete its analysis in the fourth quarter of 2007.

2.    DECONSOLIDATION OF CERTAIN OCH-ZIFF FUNDS

Deconsolidation of Certain Och-Ziff Domestic Funds

As of January 1, 2007, the Company, as general partner, is no longer required to consolidate the majority of the Och-Ziff domestic funds, since as of such date, the unrelated limited partners had the substantive ability to remove the general partner by simple majority vote.

In addition, it is the Company’s policy that in instances where consolidated Och-Ziff feeder funds own all of the outstanding equity shares of an affiliated master fund, the Company consolidates such master fund. As a result of the deconsolidation of certain Och-Ziff domestic feeder funds described above, certain master funds are no longer wholly-owned by funds consolidated by the Company. Accordingly, the Company deconsolidated such master funds as of January 1, 2007.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

The deconsolidation of these Och-Ziff domestic funds resulted in the following non-cash adjustments to the Company’s combined balance sheet as of January 1, 2007:

Impact of Deconsolidation
(dollars in thousands)
Assets
Income and fees receivable	$(296)
Due from affiliates	15,334
Investments in Och-Ziff funds	407,096
Och-Ziff funds assets:
Securities owned, at fair value	(23,022,580)
Due from brokers	(7,221,321)
Securities purchased under agreements to resell	(1,351,431)
Derivative assets, at fair value	(487,283)
Other investments, at fair value	16,220,324
Interest and dividends receivable	(59,807)
Other Och-Ziff funds assets	419,692

Total Assets	$(15,080,272)

Liabilities and Partner’s Equity
Och-Ziff funds liabilities:
Securities sold, not yet purchased, at fair value	(9,569,218)
Securities sold under agreements to repurchase	(112,065)
Payable upon return of securities loaned	(690,301)
Redemptions payable	(118,031)
Contributions and subscriptions received in advance	(79,235)
Derivative liabilities, at fair value	(199,880)
Due to brokers	(203,237)
Other Och-Ziff funds liabilities	(32,041)

Total Liabilities	(11,004,008)
Non-controlling Interests in Consolidated Subsidiaries	(4,076,264)
Total Partner’s Equity	—

Total Liabilities and Partner’s Equity	$(15,080,272)

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

Deconsolidation of Certain Och-Ziff Offshore Funds

As of June 30, 2007, the Company, as the investment manager with decision making rights, is no longer required to consolidate the Och-Ziff offshore funds, since as of such date, the unrelated investors have the substantive ability to remove the investment manager by simple majority vote. In addition, as a result of the deconsolidation of the Och-Ziff offshore feeder funds, one additional master fund is no longer consolidated by the Company as of June 30, 2007.

The deconsolidation of the Och-Ziff offshore funds resulted in the following non-cash adjustments to the Company’s combined balance sheet as of June 30, 2007:

Impact of Deconsolidation
(dollars in thousands)
Assets
Income and fees receivable	$14,528
Deferred income receivable, at fair value	1,520,205
Investments in Och-Ziff funds	17,765
Och-Ziff funds assets:
Securities owned, at fair value	(3,188,622)
Due from brokers	(160,795)
Securities purchased under agreements to resell	(921,080)
Derivative assets, at fair value	(142,798)
Other investments, at fair value	(20,959,338)
Interest and dividends receivable	(47,001)
Other Och-Ziff funds assets	(190,449)

Total Assets	$(24,057,585)

Liabilities and Partner’s Equity
Och-Ziff funds liabilities:
Securities sold, not yet purchased, at fair value	(1,100,772)
Securities sold under agreements to repurchase	(1,159,989)
Payable upon return of securities loaned	(85,173)
Redemptions payable	(205,228)
Derivative liabilities, at fair value	(54,307)
Due to brokers	(235,703)
Other Och-Ziff funds liabilities	(89,047)

Total Liabilities	(2,930,219)
Non-controlling Interests in Consolidated Subsidiaries	(21,127,366)
Total Partner’s Equity	—

Total Liabilities and Partner’s Equity	$(24,057,585)

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

3.    DUE FROM BROKERS

As a result of the deconsolidation of the Och-Ziff funds discussed in Note 2, the amounts due from brokers decreased significantly from December 31, 2006 to September 30, 2007.

The following table presents the components of the amounts due from brokers as of:

	September 30, 2007	December 31, 2006
	(dollars in thousands)
Cash and cash equivalents at prime brokers(A)	$4,602	$4,150,233
Cash collateral held for swap transactions	—	2,380,915
Cash collateral held for securities transactions(B)	—	687,326
Cash from fund contributions and subscriptions received in advance	—	526,218
Amounts due from swap counterparties(C)	—	80,790

Total due from brokers	$4,602	$7,825,482

(A)	Although not legally restricted, these amounts are not available for general obligations of the Och-Ziff Operating Group. Included in these amounts are unsettled trades and securities lending collateral.
(B)	Amounts include collateral held for futures and collateral on financing transactions handled by intermediaries.
(C)	Includes net realized gains and financing costs due from swap counterparties.

Certain of the Och-Ziff funds’ securities owned and held by clearing brokers may be sold or re-pledged by the clearing brokers to other parties, subject to certain limitations. The clearing brokers sold or re-pledged approximately $87.4 million of the Och-Ziff funds’ securities and available cash to collateralize margin debt as of December 31, 2006. There were no amounts sold or re-pledged in the combined financial statements as of September 30, 2007. Certain clearing brokers may restrict cash proceeds received upon entering into transactions for securities sold, not yet purchased (“short sales”) until such time as short sales have been closed. The Company is charged interest on amounts borrowed at rates agreed-upon with its clearing brokers.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

4.    INVESTMENTS

Och-Ziff Funds Holdings

As a result of the deconsolidation of the Och-Ziff funds described in Note 2, the Company’s consolidated Och-Ziff funds financial instrument holdings decreased significantly. The following table presents summarized Och-Ziff funds’ holdings as of:

	Fair Value
	September 30, 2007	December 31, 2006
	(dollars in thousands)
ASSETS
Equities	$—	$17,669,691
Debt securities	—	6,958,731
Warrants and options	—	499,698

Total securities owned, at fair value	$—	$25,128,120

Swaps	$—	$543,280
Futures	—	8,661
Forward foreign currency contracts	—	6,728

Total derivative assets, at fair value	$—	$558,669

Unconsolidated Och-Ziff master funds	$780	$—
Other investment companies	15	129,837
Real estate partnerships	132,378	70,255

Total other investments, at fair value	$133,173	$200,092

LIABILITIES
Equities	$—	$8,607,035
Debt securities	—	1,416,664
Options written	—	394,003

Total securities sold, not yet purchased, at fair value	$—	$10,417,702

Swaps	$—	$178,183
Futures	—	28,816
Forward foreign currency contracts	—	30,213

Total derivative liabilities, at fair value	$—	$237,212

As a result of the deconsolidation of the Och-Ziff funds described in Note 2, the estimated fair values of investments for which readily ascertainable market values are not readily available decreased to $132.4 million as of September 30, 2007 from $2.9 billion as of December 31, 2006.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

As a result of the deconsolidation of the Och-Ziff funds described in Note 2, as of September 30, 2007, the Company no longer held securities purchased under agreements to resell. As of December 31, 2006, the Company provided cash of $2.2 billion and held securities with fair values of

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

$2.1 billion under agreements to resell. These securities had been transferred to others primarily to satisfy the Company’s commitments under proprietary short sales, with the remainder being held by the Company’s clearing brokers on behalf of the Company.

As a result of the deconsolidation of the Och-Ziff funds described in Note 2, as of September 30, 2007, the Company no longer had securities sold under agreements to repurchase. As of December 31, 2006, the Company held cash of $1.2 billion and provided securities with fair values of $1.3 billion under agreements to repurchase. These securities were primarily corporate bonds and each agreement was terminable on demand.

Securities Loaned

As a result of the deconsolidation of the Och-Ziff funds described in Note 2, as of September 30, 2007, the Company no longer had any securities loaned. As of December 31, 2006, the Company loaned securities with a fair value of $882.0 million and held cash collateral of $817.2 million. Securities loaned are included in securities owned, at fair value in the combined balance sheets.

Investments in Variable Interest Entities

The Company consolidates certain VIEs when it is determined to be the primary beneficiary of such entities. The consolidated VIEs are primarily Och-Ziff funds that are privately held investment companies whose purpose and activities are described in Note 1. The Company sponsored the formation of and manages each of these VIEs and, in some cases, has an investment therein. As a result of the rights granted to the unrelated limited partners and shareholders of such entities as discussed in Note 2, substantially all of the VIEs were re-evaluated and are no longer considered to be VIEs.

The assets and liabilities of the consolidated VIEs are primarily classified within Och-Ziff funds assets and Och-Ziff funds liabilities, respectively, and non-controlling interests in consolidated subsidiaries. The liabilities of these VIEs are generally non-recourse to the Company’s general credit. There were no significant VIE assets consolidated by the Company provided as collateral for the obligations of the consolidated VIEs.

As of September 30, 2007, the Company consolidates VIEs with net assets of $17.8 million and holds investments of $178 thousand in such entities, which would not have been consolidated as a result of holding a majority voting interest.

In September 2007, the Company created various intermediate funds that were determined to be VIEs. All of the limited partnership interests in each intermediate fund are owned by an Och-Ziff offshore fund, and its primary purpose is to invest in the Och-Ziff master funds. The Company holds significant interests in such entities, but is not considered to be the primary beneficiary. The Company receives incentive income allocations as general partner of such entities and is not exposed to any losses as a result of its involvement with the intermediate funds. As of September 30, 2007, the net assets of such funds were $22.2 billion in the aggregate.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

5.    DEBT OBLIGATIONS

Term Loan

The Company entered into a new $750.0 million term loan agreement on July 2, 2007, which it has signed a letter of intent to amend prior to the closing of the initial public offering described in Note 10. The following description gives effect to such amendment. The new credit facility has a term of five years and bears interest at an annual rate of LIBOR plus 0.75%. Commencing on December 31, 2008, the term loan will be payable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount, and the balance will be payable at maturity. In the event that any or a portion of the loan remains outstanding as of December 31, 2007, the term loan will be secured by a first priority lien on substantially all of the assets of OZ Management, OZ Advisors I and OZ Advisors II. The term loan includes covenants and events of acceleration and default, including payment defaults, failure to comply with term loan covenants, cross-acceleration to other material indebtedness, bankruptcy, insolvency and change in control.

The Company intends to use the proceeds from the term loan to make distributions to its existing partners and the Ziffs prior to the initial public offering and for general corporate purposes to acquire interests in our real estate business from one of our joint venture partners. Distributions to our existing partners and the Ziffs are treated as compensation expense and profit sharing expense to the non-equity partners and the Ziffs, respectively, and are not deductible for tax purposes. Such distributions resulted in the Company incurring income tax expense despite reporting a loss before income taxes. Distributions to Mr. Och are treated as equity distributions in the combined financial statements.

6.    GUARANTEES

Derivative Contracts

The Company enters into various derivative contracts that meet the definition of a guarantee under FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Such derivative contracts include credit default swaps and written put options, with terms generally ranging from one to eleven years. As a result of the deconsolidation of the Och-Ziff funds described in Note 2, as of September 30, 2007, the Company no longer was party to any derivative transactions as described above.

Under the credit default swaps, the Company provides credit protection on underlying instruments and would be required to perform under the guarantee in the event of a payout event under the terms of the credit default swap. As of December 31, 2006, the maximum payout amount relating to credit default swaps was $1.9 billion and the carrying amount of the liability, recorded within derivative liabilities, at fair value, was $47.5 million. The maximum payout amounts could be offset by subsequent sales of assets obtained in connection with such payout events, if any. As of December 31, 2006, the Company held offsetting credit default swaps with notional amounts of approximately $736.9 million.

With written put options, the Company is obligated to purchase a specified security at a specified price when the option is exercised by the counterparty. As of December 31, 2006, the maximum payout amount relating to written put options was $1.7 billion and the carrying amount of the liability, recorded within securities sold, not yet purchased, at fair value was $37.8 million. The maximum payout amounts could be offset if the Company had offsetting positions of the same issuer. As of December 31, 2006, the Company held offsetting long put options, recorded within securities owned, at

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

fair value and short common stock positions, recorded within securities sold, not yet purchased, with a net fair value of approximately $794.7 million.

Payments to a Certain Partner

The Company has provided a profit sharing payment guarantee to one of the Company’s non-equity partners. In the event of the partner’s death, disability or certain other events, the Company will continue to make payments equal to 50% of the partner’s profit sharing allocations percentage at the time of his withdrawal for two calendar years beyond the year of such event occurring. As of September 30, 2007, such partner’s profit sharing allocation percentage was 23.1% of the equity partner’s interest. As the Company is unable to reasonably estimate amounts that may become payable under the guarantee and due to the uncertainty regarding the timing and probability of payment, no liability has been recognized in the Company’s combined financial statements.

7.    RELATED PARTY TRANSACTIONS

The Company earned management fees and incentive income from Och-Ziff funds not consolidated by the Company of $168.3 million and $7.4 million, respectively, for the nine months ended September 30, 2007. Substantially all management fees and incentive income from affiliates were eliminated in consolidation for the nine months ended September 30, 2006, as substantially all of the Och-Ziff funds were consolidated by the Company in 2006.

Historically, the Company paid certain expenses on behalf of partners, employees and other related parties in the form of non-interest bearing advances for which the Company was subsequently reimbursed. Advances to related parties were $247.0 million and $75.6 million for the nine months ended September 30, 2007 and 2006, respectively. Subsequent repayments of advances to related parties were $270.4 million and $57.4 million for the nine months ended September 30, 2007 and 2006, respectively. Amounts arising from these advances and subsequent repayments are recorded within due from affiliates in the combined balance sheets. The Company has implemented a policy prohibiting advances to its partners, employees and other related parties for non-business related expenses.

The Company’s corporate aircraft is used primarily for business purposes. Occasionally, existing partners and their families have used the aircraft for personal use. Starting in 2006, the Company began to charge for such use based on market rates. Revenues recorded within other revenues in the combined statements of income for such use were $506 thousand and $851 thousand for the nine months ended September 30, 2007 and 2006, respectively.

The Company waives management fees and incentive income charges for certain investments in Och-Ziff funds by employees, partners and other affiliates. Management fees of $20.4 million and $12.2 million were waived during the nine months ended September 30, 2007 and 2006, respectively. There were no incentive income charges waived as a result of redemptions from the funds for the nine months ended September 30, 2007 and 2006.

8.     COMMITMENTS AND CONTINGENCIES

Investment Commitments

Commitments to fund new investments of $664.8 million as of December 31, 2006 were made by certain Och-Ziff funds no longer consolidated by the Company. See Note 2.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

Office Facilities

The Company has non-cancelable operating leases for its headquarters in New York and its offices in London, Hong Kong, Tokyo, Bangalore and Beijing. The related lease commitments and letters of credit have not changed materially since December 31, 2006.

Securities Sold, Not Yet Purchased

Securities sold, not yet purchased represent obligations of the Company, through the consolidated Och-Ziff funds, to purchase securities at prevailing market prices. As such, the amounts required to satisfy these obligations in the future may be greater than the amounts recorded in the combined balance sheets. The amount of any losses is dependent upon the prices at which the underlying financial instruments are purchased to settle these obligations. To the extent that these may be losses, these are not subject to an upper limit. As a result of the deconsolidation of the Och-Ziff funds described in Note 2, as of September 30, 2007, the Company no longer had securities sold, not yet purchased.

Litigation

From time to time, the Company is involved in litigation and claims incidental to the conduct of the Company’s business. The Company is also subject, from time to time, to reviews, inquiries and investigations by regulatory agencies that have regulatory authority over the Company’s business activities. The Company is currently not subject to any pending judicial, administrative or arbitration proceedings that are expected to have a material impact on the Company’s results of operations or financial condition.

Ziffs’ Profit Sharing Agreement

Pursuant to an agreement dated April 15, 1999, between Ziff Brothers Investments, L.L.C. (“Ziffs”) and Daniel Och, the Ziffs are entitled to a 12.5% profit sharing interest in the Company for as long as Daniel Och remains an active participant in the day to day business of the Company or an “OZ Management Affiliate” as defined in the agreement. On June 29, 2007, the Company entered into a new agreement with the Ziffs under which, in the event that the initial public offering, described in Note 10, has not been consummated on or before December 31, 2007, the Ziffs will be entitled to receive a reduced profit sharing interest of 10%, effective December 31, 2007, and would continue even if Daniel Och ceases to actively manage the day to day business of the Company. If an initial public offering has been consummated on or before December 31, 2007, the Ziffs’ profit sharing interest will become a 10% equity interest in the Company immediately prior to the offering. Until such time, the Ziffs’ profit sharing interest shall remain unchanged.

Other Contingencies

In the normal course of business, the Company has entered into contracts with certain service providers, brokers and trading counterparties that provide a variety of general indemnifications. Any exposure to the Company under these arrangements would involve future claims that may be made against the Company. No such claims are expected to occur; therefore, the Company has not accrued any liability in connection with such indemnifications.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

9.    OPERATING SEGMENT ANALYSIS

The Company conducts business primarily through one reportable segment: “Institutional Investment Funds.” The Institutional Investment Funds segment consists of the Company’s management and advisory services for the Och-Ziff funds and managed accounts, excluding the real estate funds. Other operations consist primarily of real estate management and real estate funds that do not meet the thresholds of a reportable segment under GAAP. The chief operating decision maker (“CODM”) does not regularly review assets by segment in assessing segment performance and allocation of company resources; therefore, the Company does not present total assets by operating segment.

The CODM uses “Economic Income” as the measure of overall performance of the Institutional Investment Funds segment. Certain payments, such as discretionary incentive income allocations to employees and partners and the Ziff profit sharing payments are derived from components of Economic Income.

Economic Income is a pre-tax measure that (i) presents the segment’s results of operations without the impact of eliminations during the consolidation of any of the Och-Ziff funds; (ii) recognizes full cash compensation expense on the date it is granted irrespective of any requisite service period or deferral; (iii) excludes earnings on deferred income allocations; and (iv) excludes discretionary incentive income allocations to our existing partners, profit sharing expense and depreciation. Historically, interest income and interest expense were excluded from Economic Income as these amounts were not material. As a result of the significant increase in interest expense related to the new term loan discussed in Note 5, interest income and interest expense are now included in Economic Income. Amounts in the prior periods have been restated to provide Economic Income on a comparable basis.

The CODM uses Economic Income to measure performance and allocate resources, as the amount of management fees and incentive income received are indicative of the performance of the Och-Ziff funds and managed accounts. The measure is also consistent with the basis upon which the main portion of income allocations to the Company’s existing partners and profit sharing expenses to the Ziffs are determined. The Company seeks to align the interests of its partners and other key employees with those of the investors in the Och-Ziff funds and the Company’s performance. To achieve that objective, virtually all income allocations paid to the partners and other key employees are based on the Company’s performance and growth for the year. The following tables set forth operating results for the Institutional Investment Funds segment and other operations and the related adjustments necessary to the Institutional Investment Funds Economic Income to arrive at the Company’s combined income before income taxes:

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

For the Nine Months Ended September 30, 2007	Institutional Investment Funds Economic Income	Other Operations	Reconciling Adjustments			GAAP Reported Income
			Funds Eliminations	Other Adjustments
	(dollars in thousands)
Revenues:
Management fees	$341,799	$3,934	$(164,396)	$—		$ 181,337
Incentive income	11,968	—	(4,553)	—		7,415
Other revenues	8,087	209	—	—		8,296
Och-Ziff funds income	—	6,355	528,381	—		534,736

Total Revenues	361,854	10,498	359,432	—		731,784

Expenses:
Compensation and benefits	47,550	1,580	—	501,642	(a)(b)	550,772
Interest expense	12,810	—	—	—		12,810
Other operating expenses	56,023	691	—	107,221	(c)(d)	163,935
Och-Ziff funds expenses	—	1,526	340,408	—		341,934

Total Expenses	116,383	3,797	340,408	608,863		1,069,451

Other Income:
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(186,580)	237,795	(e)	51,215
Och-Ziff funds net (losses) gains on investments	—	(1,289)	2,337,378	—		2,336,089

Total Other Income	—	(1,289)	2,150,798	237,795		2,387,304

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	245,471	5,412	2,169,822	(371,068)		2,049,637
Non-controlling interests in income of consolidated subsidiaries	—	(4,940)	(2,169,822)	—		(2,174,762)

Income (Loss) Before Income Taxes	$245,471	$472	$—	$(371,068)		$(125,125)

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

For the Nine Months Ended September 30, 2006	Institutional Investment Funds Economic Income	Other Operations	Reconciling Adjustments			GAAP Reported Income
			Funds Eliminations	Other Adjustments
	(dollars in thousands)
Revenues:
Management fees	$214,730	3,934	$(208,377)	$—		$10,287
Incentive income	9,203	—	(9,203)	—		—
Other revenues	2,715	18	—	—		2,733
Och-Ziff funds income	—	5,685	642,792	—		648,477

Total Revenues	226,648	9,637	425,212			661,497

Expenses:
Compensation and benefits	38,743	2,870	—	145,105	(a)(b)	186,718
Interest expense	876	—	—	—		876
Other operating expenses	31,822	215	—	29,016	(c)(d)	61,053
Och-Ziff funds expenses	—	433	370,818	—		371,251

Total Expenses	71,441	3,518	370,818	174,121		619,898

Other Income:
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(159,762)	159,762	(e)	—
Och-Ziff funds net gains on investments	—	—	2,142,780	—		2,142,780

Total Other Income	—	—	1,983,018	159,762		2,142,780

Income Before Non-controlling Interests in Income of Consolidated Subsidiaries and Income Taxes	155,207	6,119	2,037,412	(14,359)		2,184,379
Non-controlling interests in income of consolidated subsidiaries	—	(5,747)	(2,037,412)	—		(2,043,159)

Income Before Income Taxes	$155,207	$372	$—	$(14,359)		$141,220

The following adjustments to Economic Income are necessary to arrive at the Company’s combined net income:

Funds Eliminations

•

Reflects incentive income, management fees and other revenues eliminated under GAAP in the consolidation of the Och-Ziff funds. The CODM views the business as an institutional alternative asset management firm. As such, the CODM views performance using the combined total of incentive income and management fees from each of the Company’s funds, excluding real estate, and from the managed accounts. Incentive income and management fees not eliminated in consolidation, prior to January 1, 2007, are related to the Company’s managed accounts, which are not consolidated by the Company.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

Other Adjustments

(a)	Partners’ income allocations. Excluded from Economic Income are the partners’ income allocations. The CODM makes all determinations regarding the amount of annual discretionary incentive income allocations awarded and distributed to partners by looking at Economic Income to measure performance for the year.

(b)	Non-partners compensation. Non-partners cash compensation expense is included in the period in which the compensation was determined rather than when the compensation may be recognized for GAAP purposes, which is affected by the vesting terms of the Company’s compensation plans.

(c)	Ziff profit sharing. Excluded from Economic Income is the Ziff profit sharing expense, which is determined as a fixed percentage of management fees and incentive income, net of certain expenses, on an unconsolidated basis. The CODM assesses the Company’s performance, excluding the Ziff profit sharing expense, and determines the amount of profit sharing expense based on the profits generated.

(d)	Depreciation. Excluded from Economic Income is depreciation, as the CODM does not consider depreciation when determining income allocations to partners and compensation for employees or evaluating the Company’s performance.

(e)	Earnings on investments in and deferred income receivable from Och-Ziff funds. Earnings associated with investments in and deferred income receivable from Och-Ziff funds are excluded from Economic Income.

10.    SUBSEQUENT EVENTS

Reorganization

The Company is in the process of preparing for an initial public offering. Immediately prior to the consummation of this offering, the Company plans to reorganize its capital structure and equity interests. As part of the reorganization, the Company has established various holding entities and plans to exchange the existing equity and non-equity partners’ interests into equity interests in the reorganized Och-Ziff Operating Group.

OCH-ZIFF OPERATING GROUP

(Limited Partnerships and Limited Liability Companies)

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2007

11.    PRO FORMA INFORMATION

In accordance with SEC Staff Accounting Bulletin Topic 1.B.3, a pro forma unaudited combined balance sheet as of September 30, 2007 has been presented to show the effect on the Company’s financial condition of planned distributions of $1.3 billion to the equity partner that will be made subsequent to September 30, 2007. The distributions are presented as if they had been declared on September 30, 2007 through an increase in distributions payable and a decrease in partner’s equity in the pro forma combined balance sheet. Distributions to non-equity partners are treated as compensation expense in the Company’s combined financial statements, and accordingly, are not included as equity distribution adjustments to the pro forma balance sheet. In addition, distributions to the Ziffs are treated as profit sharing expense in the Company’s combined financial statements, and accordingly, are also not included in the equity distribution adjustments to the pro forma balance sheet. Such planned payments are comprised of the following:

	Equity Distributions	Compensation Expense	Profit Sharing Expense
	(dollars in thousands)
Deferred income allocations	$1,011,290	$465,763	$44,524
Investments in Och-Ziff funds (distributions in-kind)	216,238	76,540	—
Current year income allocation payments	71,867	80,659	25,000
Remaining term loan proceeds plus accrued interest	10,309	8,814	2,125

	$1,309,704	$631,776	$71,649

Report of Independent Registered Public Accounting Firm

To the Member of Och-Ziff Capital Management Group LLC

We have audited the accompanying balance sheet of Och-Ziff Capital Management Group LLC (the “Company”) as of June 28, 2007. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Och-Ziff Capital Management Group LLC at June 28, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

July 1, 2007

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

BALANCE SHEET

June 28, 2007

(Date of Capitalization)

Assets
Cash	$200

Total Assets	$200

Member’s Interests
Common interests, no par value	$200

Total Member’s Interests	$200

See note to balance sheet.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Balance Sheet June 28, 2007

1. ORGANIZATION AND PURPOSE

Och-Ziff Capital Management Group LLC (the “Holding Company”) was formed on June 6, 2007 as a Delaware limited liability company. The Holding Company consists of one class of limited liability company interests, all of which are held by the Holding Company’s sole member, Daniel Och. The sole member’s liability is limited to his contributed capital. Under the terms of the limited liability company agreement, the Holding Company shall have perpetual existence, unless the member votes for dissolution or dissolution is required by law.

The Holding Company was formed for the purpose of completing a public offering and related transactions in order to carry on the business of Och-Ziff Operating Group as a publicly traded entity. Och-Ziff Operating Group is comprised of limited partnerships through which Daniel Och and other partners and principals currently operate the business.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

UNAUDITED INTERIM BALANCE SHEETS

	As of September 30, 2007	As of June 28, 2007
Assets
Cash	$64,157	$200
Deferred offering costs	136,900	—

Total Assets	$201,057	$200

Liabilities and Member’s Interests
Payable to affiliate	$200,000	$—

Total Liabilities	200,000	—

Common interests, no par value	200	200
Retained earnings	857	—

Total Member’s Interests	1,057	200

Total Liabilities and Member’s Interests	$201,057	$200

See notes to unaudited interim financial statements.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

UNAUDITED INTERIM STATEMENT OF INCOME

June 29, 2007 to September 30, 2007
(Unaudited)
Revenues
Interest income	$857

Total Revenues	857

Net Income	$857

See notes to unaudited interim financial statements.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

UNAUDITED INTERIM STATEMENT OF CASH FLOWS

June 29, 2007 to September 30, 2007
(Unaudited)
Cash Flows From Operating Activities

Net income	$857
Operating cash flows due to changes in:
Deferred offering costs	(136,900)
Due to affiliates	200,000

Net cash used in operating activities	63,957

Net Increase in Cash	63,957
Cash, Beginning of Period	200

Cash, End of Period	$64,157

See notes to unaudited interim financial statements.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND PURPOSE

Och-Ziff Capital Management Group LLC (the “Holding Company”) was formed on June 6, 2007 as a Delaware limited liability company. The Holding Company consists of one class of limited liability company interests, all of which are held by the Holding Company’s sole member, Daniel Och. The sole member’s liability is limited to his contributed capital. Under the terms of the limited liability company agreement, the Holding Company shall have perpetual existence, unless the member votes for dissolution or dissolution is required by law.

The Holding Company was formed for the purpose of completing a public offering and related transactions in order to carry on the business of Och-Ziff Operating Group as a publicly traded entity. Och-Ziff Operating Group is comprised of limited partnerships through which Daniel Och and other partners and principals currently operate the business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interest Income

Interest income is recognized on an accrual basis when earned.

Deferred Offering Costs

Costs incurred in connection with the anticipated public offering have been deferred. Such amounts will be netted against the offering proceeds upon completion of the public offering.

3. RELATED PARTY TRANSACTIONS

Amounts payable to an affiliate represents a non-interest bearing advance from OZ Management LP.

Appendix A

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(i)

(ii)

(iii)

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC, is dated as of [    ], 2007. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on June 6, 2007, a Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007 (the “Original LLC Agreement”);

WHEREAS, the Original LLC Agreement was amended by an Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of October [    ], 2007 (the “First Amended and Restated LLC Agreement”);

WHEREAS, pursuant to Section 4.3 of the First Amended and Restated LLC Agreement, upon the execution of this Agreement in connection with the IPO, all of the outstanding membership interests in the Company held by the Initial Members will be automatically reclassified into Class B Shares, with such rights and privileges as set forth herein;

WHEREAS, in connection with the IPO, the Company intends to issue Class A Shares, with such rights and privileges as set forth herein;

WHEREAS, the Board of Directors and Daniel S. Och, who was the sole managing member of the Company prior to the date hereof, have authorized and approved this amendment and restatement of the First Amended and Restated LLC Agreement on the terms set forth herein.

NOW THEREFORE, the Amended and Restated LLC Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares to such Person by the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(c)(i) or Section 4.1(c)(ii)). The foregoing definition of Adjusted Capital

Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.6(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 4.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, as it may be amended, supplemented or restated from time to time.

“Authorized Signatories” shall mean the Chief Executive Officer, the Chief Financial Officer, and any other Person authorized by resolution adopted by a majority of the Board of Directors to act on behalf of and in the name of the Company.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board of Directors” has the meaning assigned to such term in Section 5.1.

“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.6.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted to equal its respective gross fair market value (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members in accordance with Section 3.6(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, in the sole discretion of the Board of Directors.

“Certificate” means a certificate (i) substantially in the form of Exhibit A or Exhibit B to this Agreement, (ii) in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.21, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 5.1.

“Class A Share” means a Common Share in the Company designated as a “Class A Share.”

“Class A Unit” means a unit of equity interest in an Och-Ziff Operating Group Entity denominated as a “Class A Common Unit,” and may consist of interests in a limited partnership, limited liability company or other entity.

“Class B Share” means a Common Share in the Company designated as a “Class B Share.”

“Class B Shareholder” shall mean the record owner of any Class B Shares, including any Person who becomes the record owner of any Class B Shares through an original issuance effected in compliance with this Agreement and any Person who becomes the record owner of any Class B Shares pursuant to a Permitted Transfer, but shall not include any other Person who may otherwise acquire or possess Class B Shares or rights with respect to Class B Shares or other interests in Class B Shares. As of the Closing Date, all of the Class B Shareholders are Initial Members.

“Class B Shareholder Committee” shall mean the Class B Shareholders Committee established pursuant to the Class B Shareholders Agreement.

“Class B Shareholders Agreement” means the Class B Shareholders Agreement to be entered into by and among the holders of Class B Shares and the Company on or prior to the Closing Date in connection with the IPO.

“Class B Unit” means a unit of equity interest in an Och-Ziff Operating Group Entity denominated as a “Class B Common Unit,” and may consist of interests in a limited partnership, limited liability company or other entity.

“Closing Date” means the first date on which Class A Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” means Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and any successors thereto.

“Company Convertible Securities” shall have the meaning set forth in Section 2.9(e).

“Company Exercisable Securities” shall have the meaning set forth in Section 2.9(e).

“Company Fund” means, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries of the Company, (ii) for which any of the Subsidiaries of the Company acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries of the Company acts as an investment adviser or investment manager.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Conflicts Committee” means the Nominating, Corporate Governance and Conflicts Committee, which is a committee of the Board of Directors composed entirely of two or more Independent Directors who also are not (a) officers or employees of the Company or any Subsidiary of the Company, (b) directors, officers or employees of any Affiliate of the Company or its Subsidiaries or (c) holders of any ownership interest in the Company Group other than Shares; provided, however, for purposes of clause (c) of this definition, “Company Group” shall not be deemed to include any Company Fund or any Subsidiary of any Company Fund.

“Consent of the Class B Shareholder Committee” shall mean the prior written consent (or prior written waiver, as the case may be) of the Class B Shareholder Committee acting pursuant to and in accordance with its authority under the Class B Shareholders Agreement.

“Consent Termination Date” shall mean the date on which no Class B Shares remain Outstanding.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company. If the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.6(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the purpose of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(c)(ix).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“Disinterested Parties” means any Person with no material pecuniary or other interest in the proposed transaction that differs from that of the other Members generally.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Electronic transmission” shall have the meaning set forth in Section 12.10.

“Equity Proceeds” shall have the meaning set forth in Section 2.9(e)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Och-Ziff Operating Group Units (or other securities issued by members of the Och-Ziff Operating Group) for cash or Class A Shares, and the corresponding cancellation of applicable Class B Shares, if any, as contemplated by the Registration Statement, as such agreements are amended, modified, supplemented or restated from time to time.

“Fund” means any separately managed account or collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnified Person” means (a) any Person who is or was a Director, Officer or tax matters partner of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then-current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which Shares are listed for trading.

“Initial Members” means the Persons identified on the books and records of the Company as such. As of the Closing Date, the Initial Members will constitute all of the Class B Shareholders.

“Initial Shares” means the Class A Shares to be sold in the IPO.

“IPO” means the initial offering and sale of Class A Shares to the public, as described in the Registration Statement.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means each member of the Company, including, unless the context otherwise requires, each Initial Member, each Substitute Member, and each Additional Member.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the fair market value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(c).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(c).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Och-Ziff Corp.” means Och-Ziff Holding Corporation, a corporation formed under the laws of the State of Delaware and the general partner of the Operating Entities, and any successor general partner thereof.

“Och-Ziff Holding” means Och-Ziff Holding LLC, a limited liability company formed under the laws of the State of Delaware and the general partner of the Principal Entities, and any successor general partner thereof.

“Och-Ziff Operating Group” means the Persons directly Controlled by either Och-Ziff Corp. or Och-Ziff Holding.

“Och-Ziff Operating Group Entity” shall mean any Person that is included in the Och-Ziff Operating Group and shall include any Operating Entity or Principal Entity.

“Och-Ziff Operating Group Units” means, collectively, a unit or units of interest representing limited partnership interests or other similar interests in each of the entities within the Och-Ziff Operating Group (including without limitation, the Class A Units in each such entity issued under the applicable Group Member Agreement on or prior to the date hereof).

“Officers” has the meaning assigned to such term in Section 5.22(a).

“Operating Entities” means the Persons directly Controlled by Och-Ziff Corp.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

“Option Closing Date” means the date or dates on which any Class A Shares are sold by the Company to the Underwriters upon exercise of the Underwriters’ Option.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means, as of any date of determination, (i) as to any Class A Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Shares by (y) the total number of all Outstanding Class A Shares, (ii) as to any Class B Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Board of Directors in the relevant Share Designation as a part of the issuance of such Shares.

“Permitted Transfer” means a transfer of Class B Shares in connection with a transfer of Och-Ziff Operating Group Units that is permitted under (and effected in compliance with) the Group Member Agreements and is otherwise made in compliance with applicable securities laws, including the Securities Act; provided, that such transfer of Class B Shares is made to the same transferee as the transferee of the Och-Ziff Operating Group Units; and provided, further, that the number of Class B Shares transferred is equal to the number of Och-Ziff Operating Group Units transferred to such transferee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), Governmental Entity or other entity (or series thereof).

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to share profits or losses or items thereof, (ii) the right to share in Company distributions, or (iii) rights upon dissolution or liquidation of the Company.

“Prime Rate” means the prime rate of interest as quoted from time to time by Bloomberg, The Wall Street Journal or another source reasonably selected by the Company from time to time.

“Principal Entities” means the Persons directly Controlled by Och-Ziff Holding.

“Principal Entities Portion” means, with respect to any Equity Proceeds, a portion of such Equity Proceeds determined by multiplying such Equity Proceeds by a fraction that is equal to the ratio of (i) the aggregate equity value of the Principal Entities at the time such Equity Proceeds are received, to (ii) the aggregate equity value of the Och-Ziff Operating Group Entities at such time, in each case, as determined by the Board of Directors.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Company or the Transfer Agent, as applicable, as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company or the Transfer Agent, as applicable, has caused to be kept as of the opening of business on such Business Day.

“Registration Rights Agreement” means one or more Registration Rights Agreements providing for the registration of Class A Shares to be entered into among the Company and certain holders of Och-Ziff Operating Group Units on or prior to the Closing Date.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-144256) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Class A Shares in the IPO.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Loss under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(c)(i)-(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(c).

“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

“Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that (i) it has been specifically approved by a majority of the members of the Conflicts Committee acting in good faith, or (ii) it complies, as determined by the Conflicts Committee, with any rules or guidelines established by the Conflicts Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by the Conflicts Committee.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(c) as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

“Tax Matters Partner” means the “tax matters partner” as defined in the Code.

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into in connection with the IPO, by and among the Och-Ziff Operating Group Entities and each partner of any Och-Ziff Operating Group Entity.

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trust” has the meaning assigned to such term in Section 12.6(f).

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

“Underwriters’ Option” means the option to purchase additional Class A Shares granted to the Underwriters by the Company pursuant to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by the Company and the Underwriters providing for the sale of Class A Shares in the IPO.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Voting Shares” means the Class A Shares, the Class B Shares and any other class of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2 Name. The name of the Company shall be “Och-Ziff Capital Management Group LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 9 West 57th Street, New York, New York 10019 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, including Och-Ziff Holding and Och-Ziff Corp., and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes; provided, however, that, except pursuant to Section 11.1, the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4, subject to the limitations set forth in Section 2.9.

Section 2.6 Power of Attorney. Each Member hereby constitutes and appoints each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Chief Executive Officer, the Chief Financial Officer or Secretary of the Company, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles III or VIII;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, taken in good faith under such power of attorney in accordance with Section 2.6. Each Member shall execute and deliver to the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.9 Relationship With Och-Ziff Operating Group. At all times prior to the Consent Termination Date, notwithstanding anything in this Agreement to the contrary, unless the Company receives the Consent of the Class B Shareholder Committee, the Company shall adhere to the following:

(a) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not, directly or indirectly, enter into or conduct any business activity or transaction, or hold any assets other than (i) business conducted and assets held by the Och-Ziff Operating Group and its Subsidiaries, (ii) the ownership, acquisition and disposition of equity interests in Subsidiaries of the Company, (iii) the management of the business of the Och-Ziff Operating Group, either directly or through Subsidiaries, (iv) making loans and incurring indebtedness that is not prohibited under this Section 2.9, (v) the offering, sale, syndication, private placement or public offering of shares, bonds, other securities or other interests in compliance with this Section 2.9, (vi) subject to Section 2.9(b), any financing or refinancing of any type related to the Och-Ziff Operating Group, its Subsidiaries or any of their assets or activities, (vii) any activity or transaction contemplated by the Class B Shareholders Agreement, any Registration Rights Agreements, the Underwriting Agreement, the Tax Receivable Agreement or the Exchange Agreement, and (viii) such activities as are incidental to the foregoing.

(b) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not incur or guarantee any indebtedness other than (i) indebtedness incurred in connection with an exchange under the Exchange Agreement, and (ii) indebtedness to the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Och-Ziff Operating Group) other than equity interests in Subsidiaries permitted under this Section 2.9, loans, debt securities or other evidence of indebtedness permitted under this Section 2.9, and such cash and cash equivalents, bank accounts or similar instruments or accounts as the Board of Directors deems reasonably necessary for the Company and its Subsidiaries to pay their expenses and other liabilities, and carry out their respective responsibilities contemplated under this Agreement.

(d) The Company shall, directly or indirectly through any combination of direct or indirect wholly owned Subsidiaries, maintain at all times ownership of 100% of the outstanding equity interests in Och-Ziff Corp. and Och-Ziff Holding and shall not dispose of any interest in Och-Ziff Corp., Och-Ziff Holding or the Och-Ziff Operating Group. The Company and its Subsidiaries shall cause Och-Ziff Corp. and Och-Ziff Holding to maintain at all times ownership of, and control the voting of, all outstanding Class B Units in the Och-Ziff Operating Group Entities, and shall not permit any Person (other than Och-Ziff Corp., Och-Ziff Holding or another direct or indirect wholly owned Subsidiary of the Company) to possess or exercise a right or ability to remove, replace, appoint or elect the general partner, managing member or similar Person of any Och-Ziff Operating Group Entity. The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries), including Och-Ziff Corp. and Och-Ziff Holding, shall not own any interest in any Person other than (i) the Och-Ziff Operating Group Entities or (ii) a wholly owned Subsidiary that, directly or indirectly through other wholly owned Subsidiaries, owns an interest in the Och-Ziff Operating Group Entities.

(e) If the Company issues any equity securities, including, without limitation, Shares, options, rights, warrants or other securities exercisable to purchase Shares or other equity securities of the Company

(“Company Exercisable Securities”) or securities convertible into or exchangeable for Shares or other equity securities of the Company (“Company Convertible Securities”), after the date of this Agreement:

(i) The Company shall immediately (x) contribute to Och-Ziff Holding a portion of any cash proceeds, assets or other consideration received from the issuance of such securities, if any, and from the exercise of any Company Exercisable Securities, if any, but excluding any Company Convertible Securities surrendered for conversion or exchange (collectively, the “Equity Proceeds”), at least equal to the Principal Entities Portion, and (y) contribute to Och-Ziff Corp. the remaining portion of such Equity Proceeds;

(ii) The Company and its Subsidiaries shall cause Och-Ziff Holding to immediately (x) contribute to the Principal Entities (allocated among them in accordance with their relative equity values at the time, as reasonably determined by the Board of Directors) the Principal Entities Portion of the Equity Proceeds received by Och-Ziff Holding, and (y) loan to Och-Ziff Corp. the remaining portion (if any) of the Equity Proceeds received by Och-Ziff Holding;

(iii) The Company and its Subsidiaries shall cause Och-Ziff Corp. to immediately contribute to the Operating Entities (x) the portion of the Equity Proceeds received by Och-Ziff Corp., and (y) the portion of the Equity Proceeds loaned to Och-Ziff Corp. by Och-Ziff Holding (allocated among the Operating Entities in accordance with their relative equity values at the time, as reasonably determined by the Board of Directors);

(iv) The Company and its Subsidiaries shall cause each Och-Ziff Operating Group Entity to issue to Och-Ziff Corp. and Och-Ziff Holding, in exchange for the portion of the Equity Proceeds contributed to them, if any (it being understood that such issuance shall occur even if there are no Equity Proceeds), (x) in the case of an issuance of Class A Shares, a number of Class B Units equal to the number of Class A Shares issued, and (y) in the case of an issuance of any other equity securities by the Company, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such other equity securities issued by the Company (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds, assets or other consideration received by the Company that is contributed to such Och-Ziff Operating Group Entity) equal in number to the number of such other equity securities issued by the Company;

(v) If the Company issues any Company Exercisable Securities, then upon the exercise of any such Company Exercisable Securities, the Company shall cause Och-Ziff Corp. and Och-Ziff Holding to exercise an equal number of the equivalent equity securities that were issued by each of the Och-Ziff Operating Group Entities to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company Exercisable Securities (on the same basis);

(vi) If the Company issues any Company Convertible Securities, then upon the conversion or exchange of such Company Convertible Securities, the Company shall cause Och-Ziff Corp. and Och-Ziff Holding to convert or exchange (as the case may be) an equal number of the equivalent equity securities that were issued by each of the Och-Ziff Operating Group Entities to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company Convertible Securities (on the same basis);

(vii) If the Company issues any equity securities that are subject to vesting or forfeiture provisions, then the equivalent equity securities that are issued by the Och-Ziff Operating Group Entities to Och-Ziff Corp. and Och-Ziff Holding in connection with the issuance of such Company equity securities shall be subject to vesting or forfeiture on the same basis, and if any of the Company equity securities vest or are forfeited, an equal number of the equivalent equity securities issued by each of the Och-Ziff Operating Group Entities shall automatically vest or be forfeited; and

(viii) If the Company issues any equity securities that, in accordance with their terms, are subject to redemption, then upon the redemption of such Company equity securities, the Company shall cause each of the Och-Ziff Operating Group Entities to redeem an equal number of the equivalent equity securities that were issued to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company equity securities (on the same basis).

(f) The Company and its Subsidiaries (other than an Och-Ziff Operating Group Entity or one of its Subsidiaries) shall not contribute cash or other assets to the Och-Ziff Operating Group Entities that are not Equity Proceeds; provided, however, that if the Consent of the Class B Shareholder Committee has been obtained with respect to such a contribution, unless such Consent of the Class B Shareholder Committee specifies an alternative structure, (i) such contribution shall be made concurrently with a contribution to each of the other Och-Ziff Operating Group Entities in accordance with Section 2.9(h), (ii) in lieu of the Och-Ziff Operating Group Entities issuing any equity securities in exchange for such contribution, the Company and its Subsidiaries shall cause each of such Och-Ziff Operating Group Entities to concurrently effect a combination of their outstanding Class A Units such that, after giving effect to such combination, the aggregate number of outstanding Class A Units is equal to the product of (1) the number of Class A Units outstanding immediately prior to giving effect to such combination and (2) a fraction, (x) the numerator of which is the number of Class B Units that such Och-Ziff Operating Group Entity has outstanding immediately prior to such contribution, and (y) the denominator of which is the sum of (1) the number of Class B Units outstanding immediately prior to such contribution, and (2) a number of Class B Units that have an aggregate value equal to the aggregate value of the cash or other assets contributed, and (iii) concurrently with the combination of Class A Units described in clause (ii), the Company shall effect a combination of Class B Shares in the same ratio as such combination of Class A Units; provided, further, that, for purposes of determining the value of Class B Units, the aggregate value of one Class B Unit in each of the Och-Ziff Operating Group Entities shall be deemed to equal the fair market value of a Class A Share on the date of such contribution, which shall be (i) the closing price of a Class A Share on the New York Stock Exchange on the trading day immediately prior to the date of such contribution, or (ii) if the Board of Directors determines otherwise, another value reasonably determined by the Board of Directors.

(g) Except as provided in Section 2.9(f), (i) the Company shall not (w) effect a split or subdivision of its Class A Shares or Class B Shares, (x) effect a reverse share split or combination of its Class A Shares or Class B Shares, (y) make a pro rata distribution of its Class A Shares or Class B Shares to the respective holders of such class of shares, or (z) effect any other recapitalization or reclassification of its Class A Shares or Class B Shares, and (ii) the Company shall not permit any Och-Ziff Operating Group Entity to (w) effect a split or subdivision of its Class A Units or Class B Units, (x) effect a reverse share split or combination of its Class A Units or Class B Units, (y) make a pro rata distribution of its Class A Units or Class B Units to the respective holders of such class of units, or (z) effect any other recapitalization or reclassification of its Class A Units or Class B Units, unless, in each case, similar transactions are effected concurrently with respect to both the Class A Shares and Class B Shares of the Company, and the Class A Units and Class B Units of each Och-Ziff Operating Group Entity such that, after giving effect to such transactions, (1) the ratio of outstanding Class A Shares to outstanding Class B Shares is maintained, (2) the ratio of outstanding Class A Units to outstanding Class B Units is maintained for each Och-Ziff Operating Group Entity and (3) the Company has the same number of Class A Shares outstanding as each Och-Ziff Operating Group Entity has Class B Units outstanding.

(h) The Company and its Subsidiaries (other than the Och-Ziff Operating Group Entities and their Subsidiaries) shall not make any capital contribution to any Och-Ziff Operating Group Entity unless a capital contribution is concurrently made to all of the Och-Ziff Operating Group Entities and the values of the capital contributions to all Och-Ziff Operating Group Entities are proportional to their relative equity values at the time, as reasonably determined by the Board of Directors; provided, however, that the contribution to each Och-Ziff Operating Group Entity may consist of a different type of asset.

(i) The Company shall not permit any Och-Ziff Operating Group Entity to issue any equity securities to the Company or any of its Subsidiaries (other than the Och-Ziff Operating Group Entities and their Subsidiaries) unless each other Och-Ziff Operating Group Entity concurrently issues to the Company and its

Subsidiaries (excluding the Och-Ziff Operating Group Entities and their Subsidiaries) equity securities that are equal in number to, and have substantially the same terms and provisions as, the equity securities issued by such Och-Ziff Operating Group Entity. Nothing in this Section shall preclude the issuance of units by any Och-Ziff Operating Group Entity or its Subsidiary to another Och-Ziff Operating Group Entity or its Subsidiary in exchange for cash or other assets.

(j) The Company shall not cause the Och-Ziff Operating Group Entities to establish record dates for the payment of distributions unless they coincide with the Record Dates for distributions paid by the Company.

(k) If, as a result of an exchange pursuant to the Exchange Agreement, the Company or any of its Subsidiaries acquires any Class A Units issued by the Och-Ziff Operating Group Entities, the Company and its Subsidiaries shall cause all such Class A Units to be converted into an equal number of Class B Units issued by the Och-Ziff Operating Group Entities, unless otherwise determined or cancelled.

(l) The Company shall not permit the Och-Ziff Operating Group Entities to repurchase or redeem any equity securities from the Company or any of its Subsidiaries (excluding the Och-Ziff Operating Group Entities and their Subsidiaries) except pursuant to Section 2.9(e)(viii).

(m) For the avoidance of doubt, nothing in this Section 2.9 shall be interpreted in a manner that would reduce, diminish or supersedes any of the rights or privileges of the Class B Shareholder Committee under the Class B Shareholders Agreement.

ARTICLE III

MEMBERS AND SHARES

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by, and shall be deemed to have agreed to be bound by, the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share, and such Person shall become the Record Holder of such Share, in accordance with the provisions of this Article III and the other terms of this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members and without execution of this Agreement. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Member or such Member’s representative shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d) Subject to Articles X and XII, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation, as such term is defined in Section 3.2(c)): (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Authorization to Issue Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares or other Share-based awards, for any purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members, notwithstanding any provision of Section 9.1 or Section 9.2. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, two classes of Shares have been designated: Class A Shares and Class B Shares. Pursuant to Section 4.3 of the First Amended and Restated LLC Agreement, the Initial Members’ membership interests in the Company were automatically reclassified as Class B Shares upon the execution of this Agreement. As a result, as of the date of this Agreement, the Initial Members constitute all of the Class B Shareholders and hold an aggregate of [            ] Class B Shares, and no Class A Shares have been issued. The Class A Shares and the Class B Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally. The Company and the Class B Shareholders are expected to enter into the Class B Shareholders Agreement, which is expected to set forth certain agreements among them, including with respect to the establishment of and delegation of authority to the Class B Shareholder Committee, the grant by the Class B Shareholders of a voting proxy in favor of the Class B Shareholder Committee, the grant of certain approval rights to the Class B Shareholder Committee, the selection by the Class B Shareholder Committee of nominees for the Board of Directors and limitations on the transfer of the Class B Shares, in each case as contemplated by the Registration Statement. The Class B Shareholders, Och-Ziff Corp., Och-Ziff Holding, the Company, each Och-Ziff Operating Group Entity and certain other holders of Och-Ziff Operating Group Units are expected to enter into an Exchange Agreement which is expected to provide for the exchange by the Class B Shareholders of their Class A Units with the Och-Ziff Operating Group Entities, for cash or Class A Shares and the corresponding cancellation of an equal number of Class B Shares held by such Class B Shareholders, as contemplated by a Registration Statement. The holders of the Och-Ziff Operating Group Units are expected to enter into the Registration Rights Agreement with the Company pursuant to which they will be granted certain registration rights with respect to Class A Shares that may be delivered to them in exchange for their Och-Ziff Operating Group Units and any other Class A Shares they may otherwise hold from time to time.

(c) In addition to the Class A Shares and the Class B Shares, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”), including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such

Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of such Shares; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(d) The Company is authorized to issue up to one billion Class A Shares, 750 million Class B Shares, and 250 million Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued, fully paid and nonassessable Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

(e) The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(d).

Section 3.3 Certificates.

(a) Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of one or more classes of Shares or as may be required by the Depository with respect to any specific class of Shares, Shares shall not be evidenced by physical Certificates. No Member shall have the right to require the Company to issue physical Certificates representing Shares for any reason, except as may be required by applicable law. If the Board of Directors authorizes the issuance of Shares to any Person in the form of physical Certificates, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by any two Authorized Signatories. If and to the extent a Transfer Agent has been appointed with respect to any class or series of Shares, no Certificate representing such class or series of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for any class or series of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Company or the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5 Registration and Transfer of Shares.

(a) The Company shall keep or cause to be kept on behalf of the Company a register (which may be in electronic form) that will provide for the registration and transfer of Shares. The Board of Directors may appoint a Transfer Agent to act as registrar and transfer agent for the purpose of registering any class of Shares and transfers of such class of Shares as herein provided. For Shares represented by Certificates, upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case of Shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 13.1.

(b) The Company shall not recognize any transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of Shares, whether or not such Shares are evidenced by Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company or the Transfer Agent, as applicable, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) Nothing contained in this Agreement shall preclude electronic book-entry only transfer of Shares or the settlement of any transactions involving Shares entered into through the facilities of the Depository or any National Securities Exchange on which such Shares are listed for trading.

(e) No Class B Shareholder may, directly or indirectly, transfer any Class B Shares, except pursuant to a Permitted Transfer or as otherwise permitted by the Class B Shareholder Committee as provided in the Class B Shareholders Agreement.

Section 3.6 Capital Accounts.

(a) The Company shall maintain for each Member (or a Beneficial Owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning Shares a separate Capital Account with respect to such Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to the corresponding Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.6(b) and allocated with respect to the corresponding Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to the corresponding Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.6(b) and allocated with respect to the corresponding Shares pursuant to Section 4.1. Except as otherwise indicated in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.

(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(c) A transferee of Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of Shares so transferred.

(d) The Capital Account balance of each Member shall be adjusted in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the Member’s allocable share (as determined under Article IV) of the items of Net Income or Net Loss that would be realized by the Company if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on (a) the date of the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date any interest in the Company is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if the Board of Directors, in its sole discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

(e) Notwithstanding anything expressed or implied to the contrary in this Agreement, the Capital Account of each holder of Class B Shares shall at all times be zero, except to the extent such holder also holds Class A Shares or other Shares in addition to Class B Shares.

(f) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board of Directors shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Board of Directors may make such modification.

(g) Notwithstanding anything expressed or implied to the contrary in this Agreement, no Member shall have the right to request, demand, or receive any distribution in respect of such Member’s Capital Account from the Company (other than distributions made in accordance with, and subject to the terms and conditions of, Section 8.3(a)-(c)).

Section 3.7 Splits and Combinations.

(a) Subject to paragraph (d) of this Section and Section 2.9, the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate that was held by such Record Holder immediately prior to the applicable Record Date.

(d) The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.6(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

(a) Net Income. After giving effect to the special allocations set forth in Section 4.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.

(b) Net Loss. After giving effect to the special allocations set forth in Section 4.1(c), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Loss would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.

(c) Special Allocations. Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(c)(iii) and 4.1(c)(vi)). This Section 4.1(c)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(c), other than Section 4.1(c)(i) and other than an allocation pursuant to Sections 4.1(c)(v) and 4.1(c)(vi), with respect to such taxable period. This Section 4.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or

(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(c)(i) or (ii). This Section 4.1(c)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(c)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board of Directors and consistent with such Treasury Regulation.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(c)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

(B) The Board of Directors shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(c)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

Section 4.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, each item of income, gain, loss and deduction shall be allocated, for U.S. federal income tax purposes, among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Members as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the variation between the adjusted basis of such property for U.S. federal income tax purposes and its Carrying Value, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(iii) The Board of Directors may cause the Company to eliminate Book-Tax Disparities using any method or methods described in Treasury Regulation Section 1.704-3, or that it otherwise determines is appropriate in its sole discretion.

(c) For the proper administration of the Company and for the preservation of uniformity of the Shares (or any class or classes thereof), the Board of Directors, as it determines in its sole discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any class or classes thereof); and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments, if any, under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares, and (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies.

(d) All items of income, gain, loss, deduction and credit recognized by the Company for U.S. federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board of Directors) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(e) For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, quarterly or other basis, as determined by the Board of Directors in its sole discretion, using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

(f) Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the Beneficial Owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

Section 4.3 Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act, the Board of Directors may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Board of Directors. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or pay any distributions of cash or other assets with respect to the Class B Shares except for distributions consisting only of additional Class B Shares paid proportionally with respect to each outstanding Class B Share.

(b) Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(c) Pursuant to Section 7.4, the Company or its authorized agent is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other law. All amounts withheld with respect to any payment or other distribution by the Company to the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 4.3(c) or Section 8.3 for all purposes under this Agreement.

(d) Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) The Board of Directors may cause the Company to make distributions of assets in kind in its sole and absolute discretion. Whenever the distributions provided for in Section 4.3 shall be distributable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Board of Directors in good faith, and in the event of such a distribution there shall be allocated to the Members in accordance with Article IV the amount of Net Income or Net Loss that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution. No Member shall have the right to demand that the Company distribute any assets in kind to such Member.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Section 5.22, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors and Officers shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, subject to any required approvals pursuant to this Agreement, the Class B Shareholders Agreement or otherwise, including the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any of its Subsidiaries;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(f) the declaration and payment of distributions of cash or other assets to Members;

(g) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(m) the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(n) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(o) the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders); and

(p) the execution and delivery of agreements with Affiliates of the Company, including to render services to a Group Member.

In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it.

Section 5.2 Number, Qualification and Term of Office of Directors. The number of Directors which shall constitute the whole Board of Directors shall be three at the time of the execution of this Agreement and shall be increased to seven within one year of completion of the IPO. The vacancies on the Board of Directors that result from the increase in the authorized number of Directors following completion of the IPO shall, subject to the Class B Shareholders Agreement, be filled by individuals selected by a majority of the Directors then in office, who shall also specify the class to which each newly appointed Director belongs. After completion of the IPO, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the Board of Directors then in office, provided that for so long as the Class B Shareholder Committee shall have the right to designate nominees to the Board of Directors under the Class B Shareholders Agreement, the number of Directors may not be increased beyond seven without the Consent of the Class B Shareholder Committee. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the whole Board of Directors. At the time of the execution of this Agreement, the Class I Director shall be Joel Frank, the Class II Director shall be David Windreich, and the Class III Director shall be Daniel Och. At the time of the execution of this Agreement, the Class I Directors shall have a term expiring at the 2008 annual meeting of Members, the Class II Directors shall have a term expiring at the 2009 annual meeting of Members, and the Class III Directors shall have a term expiring at the 2010 annual meeting of Members. Each Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 5.3 Election of Directors. At each succeeding annual meeting of Members beginning in 2008, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three (3)-year term and until their successors are duly elected or appointed and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Directors need not be Members. The Directors shall be elected at the annual meeting of Members, except as provided in Section 5.6 and each Director elected shall hold office until the third succeeding meeting next after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided.

Section 5.4 Removal. Any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of holders of a Share Majority, given at an annual meeting or at a special meeting of Members called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.5 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman of the Board, if there be one, the Chief Executive Officer and the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.6 Vacancies. Unless otherwise required by law and subject to Section 5.2 and the Class B Shareholders Agreement, any vacancy on the Board of Directors that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the Delaware Act.

Section 5.7 Nomination of Directors. Subject to the rights of the Class B Shareholder Committee to nominate Persons for election to the Board of Directors, only Persons who are nominated in accordance with the procedures set forth in Section 12.11(a) and (b) shall be eligible for election as Directors of the Company, except as may be otherwise provided in any Share Designation with respect to the right of Members of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.

Section 5.8 Chairman of Meetings. The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”). Daniel Och shall initially serve as Chairman of the Board. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 5.9 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.10 Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice (including any notice to Members) than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary or Assistant Secretary shall be appointed by the chairman of the meeting.

Section 5.11 Special Meetings; Notice. Special meetings of the Board of Directors may be called by any member of the Board of Directors, the Chief Executive Officer or, upon a resolution adopted by the Board of Directors, by the Secretary or Assistant Secretary on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two (2) Directors. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by telegraph, telex, cable, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 5.12 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.13 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.14 Quorum. At all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or Members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 5.15 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one (1) or more committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the Members, any action or matter, other than the election or removal of Directors, expressly required by this Agreement to be submitted to Members for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions, (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee.

Section 5.16 Alternate Members of Committees. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.17 Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 5.18 Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the Directors shall, as such, receive any stated remuneration for such Director’s services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as such Director or member of any special or standing committee of the Board of Directors or as remuneration for such Director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 5.18 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 5.19 Exculpation, Indemnification, Advances and Insurance.

(a) Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any Director of the Company, any Member or any holder of any equity interest in any Subsidiary of the Company for any acts or omissions by any of the Indemnified Persons arising from the performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan, if such Indemnified Person acted in a manner not constituting fraud, gross negligence or willful misconduct. The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by law (except in instances of fraud, gross negligence or willful misconduct), against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company or any of its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a Director or Officer of the Company or any Subsidiary of the Company, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this

Section 5.19 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.19(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law if such Indemnified Person acted in a manner not constituting fraud, gross negligence or willful misconduct. The termination of any action, suit or proceeding relating to or involving an Indemnified Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person committed an act or omission that constitutes fraud, gross negligence or willful misconduct.

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.23, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c) Any indemnification under this Section 5.19 (unless ordered by a court) shall be made by the Company unless the Board of Directors determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.19(a). Such determination shall be made by a majority vote of the Directors who are not parties to the applicable suit, action or proceeding. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnified Person had not met the applicable standard of conduct set forth in Section 5.19(a).

(d) Notwithstanding any contrary determination in the specific case under Section 5.19(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware or the State of New York for indemnification to the extent otherwise permissible under Section 5.19(a). The basis of a court’s decision to provide indemnification shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.19(a). Neither a contrary determination in the specific case under Section 5.19(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.19(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.19.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.19(a) shall be made to the fullest extent permitted by law, subject to the standard of conduct set forth in such Section 5.19(a). The provisions of this Section 5.19 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.19(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.19 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.19.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.19 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.19.

(i) The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Section 5.19 to Indemnified Persons.

(j) If this Section 5.19 or any portion of this Section 5.19 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.19 that shall not have been invalidated.

(k) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.19 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.19, to the maximum extent permitted by law.

(n) A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence.

(o) Any amendment, modification or repeal of this Section 5.19 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any indemnitee under this

Section 5.19 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.20 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Class B Shareholders, one or more Directors, Officers or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than an Initial Member, on the other, any resolution or course of action by the Board of Directors or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors that are held by Disinterested Parties, (iii) on terms no less favorable to the Company, Group Member or Member other than an Initial Member, as applicable, than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company, Group Member or Member other than an Initial Member, as applicable). The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.

(b) The Members hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the board of directors, general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 5.20.

Section 5.21 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 5.22 Officers.

(a) The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.22.

(b) The Officers of the Company may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, one or more Executive Managing Directors, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of Members and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors, a committee thereof or by such Officers as may be designated by resolution of the Board of Directors.

(c) Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time, subject to the approval rights granted to the Class B Shareholders pursuant to the Class B Shareholders Agreement. The Board of Directors may delegate the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d) The Chairman of the Board shall be the Chief Executive Officer of the Company unless the Board of Directors elects another Officer as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(e) If elected, the Chairman of the Board shall preside at all meetings of the Members and of the Board of Directors; and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(f) Unless the Board of Directors otherwise determines, the Chief Operating Officer, the Chief Financial Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, subject to the limitations set forth herein. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board or if there be no Chairman of the Board, the Board of Directors may designate the Chief Financial Officer, the Chief Operating Officer, a President or a Co-President to preside at all meetings of the Members and (should he or she be a Director) of the Board of Directors. The Chief Operating Officer, Chief Financial Officer and each President and Co-President shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(g) In the absence of a Chief Financial Officer, Chief Operating Officer, President or Co-President, or in the event of an inability or refusal of the Chief Financial Officer, Chief Operating Officer and all Presidents and Co-Presidents to act, an Executive Managing Director or a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of an Executive Managing Director or a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Executive Managing Director or Vice President who is present and who is senior in terms of uninterrupted time as an Executive Managing Director or Vice President of the Company shall so act. An Executive Managing Director or Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Executive Managing Director or Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

(h) The Chief Legal Officer and the Chief Compliance Officer shall have responsibility for the legal affairs and compliance matters, respectively, of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Chief Legal Officer or Chief Compliance Officer, respectively, by the Board of Directors. The Chief Legal Officer and the Chief Compliance Officer shall perform all acts incident to their positions, subject to the control of the Chief Executive Officer and the Board of Directors.

(i) The Treasurer (or Chief Financial Officer in the absence of a Treasurer) shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in this Agreement and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

(j) The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

(k) The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(l) Unless otherwise directed by the Board of Directors, the Chief Executive Officer and the Chief Financial Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 5.23 Duties of Officers and Directors.

(a) Except as otherwise expressly set forth in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers and Directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively, and (ii) the duties and obligations owed to the Members by the Officers and Directors shall be the same as the duties and obligations owed to the shareholders of a corporation under the DGCL by its officers and directors, respectively.

(b) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the duly authorized Officers of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

Section 5.24 Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Director or Affiliates of such Director (other than any express obligation contained in any agreement to which such Person and the Company or any of its Subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such Director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such Director; provided, further, that a Person shall not be deemed to be in direct competition with the Company solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own 5% or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of such Director. None of any Group Member, any Member or any other Person shall have any rights by virtue of a Director’s duties as a Director, this Agreement or any Group Member Agreement in any business ventures of any Director.

Section 5.25 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer expressly authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.26 Acquisitions by Och-Ziff Holding or Och-Ziff Corp. The Company shall not allow Och-Ziff Holding or Och-Ziff Corp to acquire an interest, directly or indirectly, in any entity without the prior written approval of the Class B Shareholder Committee if Class B Shareholders would be required to contribute funds in order for such Persons to maintain their respective ownership percentages in such entity.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1 Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information expressly required to be provided pursuant to this Agreement or under applicable law. Although Members may request access to such information with respect to the Company for any legitimate purpose, the Board of Directors, in its sole discretion, shall determine the time, place and manner upon which information shall be made available to Members. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

Section 6.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or determined by the Board of Directors as permitted by law.

Section 6.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns and Information. The Company shall use commercially reasonable efforts to timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes. The Officers shall use commercially reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. Each Member agrees to file all U.S. federal, state and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal, state and local income tax purposes.

Section 7.2 Tax Elections. Except as otherwise provided herein, the Board of Directors, in its sole and absolute discretion, shall determine whether the Company should make any elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

Section 7.3 Tax Controversies. The Board of Directors shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 7.4 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold or otherwise pays over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board of Directors in its sole determination may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from or with respect to such Member or the amounts paid over as an expense to be borne by Members generally.

Section 7.5 Class B Shares. For U.S. federal (and applicable state) income tax purposes, the Class B Shares shall not be treated as outstanding limited liability company membership interests and holders that own only Class B Shares shall not be treated as Members.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b) the sale, exchange or other disposition (which, for the avoidance of doubt, shall not include any merger, consolidation or similar transaction effected in accordance with Article X or otherwise) of all or substantially all of the assets and properties of the Company;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2 Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator

(who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members other than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board of Directors, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

(d) Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this Section 8.3(d) were not in this Agreement, either (i) the positive Capital Account balance attributable to one or more Shares having a liquidation preference is not equal to such liquidation preference, or (ii) the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to Common Shares by the aggregate of all Members’ Capital Account balances with respect to Common Shares at such time would differ from such Member’s Percentage Interest, then the Board of Directors, in its sole discretion, may decide that Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members (x) first, to the extent necessary to ensure that the Capital Account balance attributable to a Share having a liquidation preference is equal to such liquidation preference, and (y) second, in a manner such that the positive balance in the Capital Account of each Member with respect to Common Shares, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest. The Board of Directors, in its sole discretion, may apply the principles of this Section 8.3(d) to any Fiscal Year preceding the Fiscal Year in which the Company dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 8.3(d) would likely result in Capital Account balances that are materially different from the Capital Account balances set forth in clauses (x) and (y) of the preceding sentence.

Section 8.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5 Return of Contributions. None of any member of the Board of Directors or any Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 8.7 Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1 General. Except as provided in Section 9.2, Section 9.3 and Section 9.4, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 9.1. If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 9.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Article XII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2 Super-Majority Amendments. Notwithstanding Section 9.1, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 9.2 or Section 9.4(b).

Section 9.3 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as the Company specifically so designates;

(d) a change that the Board of Directors determines in its sole discretion to be necessary or appropriate to address changes, proposed changes or differing interpretations with respect to any of the Code, Treasury Regulations promulgated thereunder, administrative rulings or pronouncements of the Internal Revenue Service and judicial decisions;

(e) a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares (including, without limitation, the division of any class or classes or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.7, (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement, or (vii) is required to comply with the Class B Shareholders Agreement, the Tax Receivable Agreement, the Exchange Agreement or the Registration Rights Agreement, in each case, as in effect on the Closing Date;

(f) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(g) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2 and the admission of Additional Members;

(i) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(k) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(l) a merger, conversion or conveyance pursuant to Section 10.3(d); or

(m) any other amendments substantially similar to the foregoing.

Section 9.4 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 9.1 and 9.3, no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 9.1 and 9.3, but subject to the provisions of Section 9.2, no amendment to this Agreement may (i) adversely affect the rights or preferences of any Shares in a manner that is disproportionate to all other outstanding Shares of the same class or series, without the consent of each Member holding any such disproportionately affected Share or Shares (provided, however, nothing in this Section 9.4(b)(i) shall be interpreted to require the consent of any holder that may be adversely affected by any amendment for reasons other than such holder’s ownership of Shares or such holder’s rights or obligations as Members hereunder) or (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1, give any Person the right to dissolve the Company.

(c) Except as provided in Section 10.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 9.1, notwithstanding the provisions of Section 9.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected (provided, however, nothing in this Section 9.4(c)(i) shall be interpreted to require the consent of the holders of any class or series of Shares that may be adversely affected by any amendment for reasons other than such holders’ ownership of Shares or such holders’ rights or obligations as Members hereunder), and (ii) any amendment of this Agreement affecting the rights of the Class B Shareholder Committee shall require the Consent of the Class B Shareholder Committee.

ARTICLE X

MERGER, CONSOLIDATION OR CONVERSION

Section 10.1 Authority. The Company may merge or consolidate or otherwise combine with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other jurisdiction (including any foreign country or other foreign jurisdiction) or any combination thereof, pursuant to a written agreement of merger or consolidation or similar agreement (“Merger Agreement”) or a written plan of conversion (or similar plan) (“Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2 Procedure for Merger, Consolidation or Conversion. Any merger, consolidation, conversion or similar transaction (which, for purposes of this Article X, shall not include a sale of all or substantially all of the Company’s assets as provided in Section 8.1(b)) of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a) If the Board of Directors shall determine to consent to the merger, consolidation or similar transaction, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or otherwise combine;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or similar transaction (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger, consolidation or similar transaction;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(b) If the Board of Directors shall determine to consent to the conversion or similar transaction, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 10.3 Approval by Members of Merger, Consolidation or Conversion.

(a) Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article IX. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority unless the Merger Agreement or Plan of Conversion, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Voting Shares or of any class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or Plan of Conversion, as applicable.

(c) Except as provided in Section 10.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation, conversion or similar transaction may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) except as provided in Section 11.1, the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, should not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity or a form of entity required to effectuate the provisions of Section 11.1 and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f) Each Merger, consolidation or conversion approved pursuant to this Article X shall provide that all holders of Class A Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Shares.

Section 10.4 Certificate of Merger or Conversion. Upon the required approval by the Board of Directors and the Member of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or similar document, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger, consolidation or similar transaction shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or similar transaction;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation or similar transaction effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XI

CORPORATE TREATMENT

Section 11.1 Corporate Treatment. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a partnership for U.S. federal (and applicable state and local) income tax purposes. If, however, the Board of Directors determines, in its sole discretion, for any reason (including the proposal, formally or informally, of legislation that could affect the Company’s status as a partnership for U.S. federal and/or applicable state and local income tax purposes) that it is not in the best interests of the Company to be characterized as a partnership, the Board of Directors may take whatever steps, if any, are needed to cause the Company to be or confirm that the Company will be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes. Notwithstanding anything in this Agreement to the contrary, in the event U.S. federal (and/or applicable state and local) income tax laws, rules or regulations are enacted, amended, modified or applied after the date hereof in such a manner as to require or necessitate that the Company no longer be treated as a partnership for U.S. federal (and/or applicable state and local) income tax purposes, then the first sentence of this Section 11.1 shall no longer apply.

Section 11.2 Section 7704(e) Relief. In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

ARTICLE XII

MEMBER MEETINGS

Section 12.1 Member Meetings.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XII. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting.

(b) A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or result in a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. A majority of the Outstanding Voting Shares present at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

(c) All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(d) Special meetings of the Members may be called only by a majority of the Board of Directors. No Members or group of Members, acting in its or their capacity as Members, shall have the right to call a special meeting of the Members, except that if any Class B Shareholders collectively own a majority of Outstanding Voting Shares, such Class B Shareholders (or their designee, including the Class B Shareholder Committee) may call a special meeting of the Members.

Section 12.2 Notice of Meetings of Members.

(a) Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, and (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or by any of the Class B Shareholders as contemplated by Section 12.1(d), if applicable, or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 13.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware or applicable federal law or any exchange on which any Shares are then listed. The notice of any meeting of the Members at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b) The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 12.3 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5 Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 12.6 Quorum; Required Vote for Member Action; Voting for Directors and Specified Actions.

(a) At any meeting of the Members, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval and the election of Directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b) Each Outstanding Class A Share and each Outstanding Class B Share shall be entitled to one vote per Share on all matters submitted to Members for approval and in the election of Directors.

(c) All matters (other than the election of Directors) submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required.

(d) Directors will be elected by a plurality of the votes cast for a particular position at any duly convened meeting at which a quorum is present.

(e) The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(f) Without the approval of any Member, the Board of Directors may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “Trust”) would hold all Outstanding Class A Shares and the holder of each Class A Share would receive, in exchange for such Class A Share, a common share of the Trust which would represent one undivided beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Share; provided, however, that the Board of Directors will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Board of Directors will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Shares and Class B Shares.

Section 12.7 Conduct of a Meeting; Member Lists.

(a) The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(b) A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Shares and showing the address of each such Member and the number of Outstanding Voting Shares registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 12.8 Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. The provisions of this Section 12.8 shall no longer be effective following the five-year anniversary of the IPO and, following such date, no matter that is to be voted on, consented to or approved by Members hereunder may be taken without a meeting.

Section 12.9 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

(b) With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c) Neither the holders of Class A Shares nor the holders of Class B Shares shall have cumulative voting rights.

Section 12.10 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be delivered in accordance with the procedure established for the relevant meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were shareholders of a Delaware corporation.

(d) Pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, the Company may, but is not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in such rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to Members pursuant to Regulation 14A under the Exchange Act.

Section 12.11 Notice of Member Business and Nominations.

(a) Subject to Article V of this Agreement and the nominating rights of the Class B Shareholder Committee under the Class B Shareholders Agreement, nominations of Persons for election to the Board of Directors of the Company and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 12.2 of this Agreement, (ii) by or at the direction of the Board of Directors, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (b) (or (b) and (c)), as applicable, of this Section and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Company.

(b) For nominations or other business to be properly brought before an annual meeting by a Member pursuant to Section 12.11(a), the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members; provided, however, that, in the case of the Company’s annual meeting to be held in 2008, or if any future annual meeting is to be held on a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed). In no event shall the public announcement or postponement of an annual meeting commence a new time period for the giving of a Member’s notice as described in this Section 12.11(b). Such Member’s notice shall set forth: (A) with respect to nominations for election or reelection of Directors, as to each Person whom the Member proposes to nominate, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder and including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the Beneficial Owner, if any, on whose behalf the proposal is made and (C) as to the Member giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, the name and address of such Member and of any such Beneficial Owner, as they appear on the Company’s books, and the class or series and number of Shares of the Company which are owned beneficially and of record by such Member and any such Beneficial Owner. Proposals for actions must be a proper matter for Member action under this Agreement and the Delaware Act.

(c) Notwithstanding anything in the second sentence of Section 12.11(b) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members, then a Member’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which a public announcement regarding such increase is first made by the Company.

(d) Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 12.2 of this Agreement. Subject to Section 5.7 of this Agreement, nominations of Persons for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or ((b) and (c)), as applicable, of this Section 12.11 and has otherwise complied with Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder. Nominations by Members of Persons for election to the Board of Directors may be made at such a special meeting of Members if the Member’s notice as required by Section 12.11(b) shall be delivered to the Secretary of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 70th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e) Except to the extent otherwise provided in Article V with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this Section, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 13.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 13.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.4 Integration. Except as expressly contemplated herein, this Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon accepting the Certificate evidencing such Share.

Section 13.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Prior to the IPO, each Member

(i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 13.9 Conflict with Class B Shareholders Agreement. Unless otherwise expressly provided in this Agreement, if any provision of this Agreement conflicts with the provisions of the Class B Shareholders Agreement, as it exists on the Closing Date, the terms of the Class B Shareholders Agreement shall govern over such provision and shall not constitute a breach of this Agreement.

Section 13.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.11 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 13.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Members

All members now and hereafter admitted as Members of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Board of Directors or without execution hereof or thereof by purchasing or otherwise lawfully acquiring any Share pursuant to Section 3.1 hereof.

Daniel Och
Chairman of the Board of Directors

Joel Frank
Director

David Windreich
Director

Signature Page to Amended and Restated

Limited Liability Company Agreement

36,000,000 Class A Shares

Representing Class A Limited

Liability Company Interests

PROSPECTUS

Goldman, Sachs & Co.

Lehman Brothers

Merrill Lynch & Co.

Morgan Stanley

Citi

Deutsche Bank Securities

JPMorgan

Credit Suisse

Bear, Stearns & Co. Inc.

Macquarie Securities (USA) Inc.

Nomura Securities International, Inc.

Keefe, Bruyette & Woods

BOC International

Ramirez & Co., Inc.

Utendahl Capital Partners, L.P.

Through and including                     , 2007 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the sale of Class A shares being registered. All amounts are estimated except the SEC registration fee, the FINRA filing fees and the NYSE listing fee.

Amount To Be Paid
SEC registration fee	$61,400
FINRA filing fee	75,500
NYSE listing fee	250,000
Printing and engraving costs	1,500,000
Legal fees and expenses	14,000,000
Accountants’ fees and expenses	4,000,000
Blue sky qualification fees and expenses	7,500
Transfer agent fees	3,500
Miscellaneous	500,000

Total	$20,397,900

Item 14.	Indemnification of Directors and Officers.

Our operating agreement provides that we will indemnify, to the fullest extent permitted by the Delaware Limited Liability Company Act, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our or our subsidiary’s director or officer (other than in instances of fraud, gross negligence and willful misconduct). Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our shareholders may not have remedies available against such individuals under applicable law. Indemnification is authorized on a case-by-case basis by (1) our Board of Directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the shareholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Prior to completion of this offering, we intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) See the “Exhibit Index” following the signature page hereto.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th of November, 2007.

Och-Ziff Capital Management Group LLC

By:	*
Name:	Daniel Och
Title:	Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th of November, 2007.

Signature	Title
*	Chief Executive Officer, Executive Managing Director and
Daniel Och	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Joel Frank	Chief Financial Officer, Executive Managing Director and Director (Principal Financial and
Joel Frank	Accounting Officer)

*	Executive Managing Director and Director
David Windreich

*By:	/s/ Joel Frank
Name: Joel Frank Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement†

1.2	Form of Side Letter Regarding Reserved Share Program†

3.1	Certificate of Formation of Och-Ziff Capital Management Group LLC†

3.2	Form of Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC†

4.1	Specimen Certificate evidencing the Class A shares (included in Exhibit 3.2)†

4.2	Form of Class B Shareholders’ Agreement†

4.3	Form of Registration Rights Agreement among Och-Ziff Capital Management Group LLC and the covered persons named therein†

4.4	Form of Registration Rights Agreement between Och-Ziff Capital Management Group LLC and DIC Sahir Limited†

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP†

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP†

10.1	Form of Managing Director Agreement†

10.2	Form of Indemnification Agreement†

10.3	Form of Tax Receivable Agreement†

10.4	Form of Exchange Agreement†

10.5	Form of Och-Ziff Capital Management Group LLC 2007 Equity Incentive Plan†

10.6	Form of Deferred Fee Agreement and Deferred Income Allocation Plan†

10.7	Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2007, between OZ Management LP, the guarantors named therein and various lenders†

10.8	Certificate of Incorporation of Och-Ziff Holding Corporation†

10.9	Bylaws of Och-Ziff Holding Corporation†

10.10	Certificate of Formation of Och-Ziff Holding LLC†

10.11	Form of Second Amended and Restated Operating Agreement of Och-Ziff Holding LLC†

10.12	Form of Amended and Restated Limited Partnership Agreement of OZ Advisors LP†

10.13	Form of Amended and Restated Limited Partnership Agreement of OZ Advisors II LP (filed under Exhibit 10.12)†

10.14	Form of Amended and Restated Limited Partnership Agreement of OZ Management LP (filed under Exhibit 10.12)†

10.15	Employment Agreement by and between Zoltan Varga and a subsidiary of the Registrant†

10.16	Securities Purchase and Investment Agreement, dated as of October 29, 2007, by and among Och-Ziff Capital Management Group LLC, DIC Sahir Limited and Dubai International Capital LLC†

21.1	Subsidiaries of the Registrant†

23.1	Consent of Ernst & Young LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)†

23.3	Consent of Allan S. Bufferd to be named as director nominee†

23.4	Consent of Jerome P. Kenney to be named as director nominee†

23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)†

24.1	Power of Attorney†

*	To be filed by amendment.
†	Previously Filed.